As filed with the Securities and Exchange Commission on October 29, 2001
                                                  Registration No. 333-________
                                                  Registration No. 333-_____-01


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

      Northwest Bancorp, Inc.                        Northwest Capital Trust I
(Exact Name of Co-Registrant as                  (Exact Name of Co-Registrant as
     specified in Charter)                              Specified in Charter)

                    Federal                                   Delaware
 (State or Other Jurisdiction                     (State or Other Jurisdiction
 of Incorporation or Organization)             of Incorporation or Organization)

             23-2900888                                  Applied For
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

                                301 Second Avenue
                                Warren, PA 16365
                                 (814) 726-2140
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                of Co-Registrants' Principal Executive Offices)

                                William J. Wagner
                      President and Chief Executive Officer
                                301 Second Avenue
                                Warren, PA 16365
                                 (814) 726-2140
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                 Copies to:
          Kenneth R. Lehman, Esq.                           Robert C. Azarow
             Andrew Horn, Esq.                            Stephanie G. Munroe
 Luse Lehman Gorman Pomerenk & Schick, P.C.             Thacher Proffitt & Wood
   5335 Wisconsin Avenue, N.W., Suite 400                 11 West 42nd Street
           Washington, D.C. 20015                       New York, New York 10036

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 9

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. | |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering:| |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |


                         CALCULATION OF REGISTRATION FEE

====================================== ============= ============== ============= ====================
                                                       Proposed       Proposed
                                        Amount to       maximum       maximum          Amount of
Title of each class of                      be         offering      aggregate     registration fee
Securities to be registered             registered       price        offering            (2)
                                           (1)         per unit        price
-------------------------------------- ------------- -------------- ------------- --------------------

__% Cumulative Trust Preferred
Securities of Northwest Capital
Trust I                                 2,300,000       $25.00      $57,500,000         $14,375
-------------------------------------- ------------- -------------- ------------- --------------------

__% Subordinated Debentures due 2031
of Northwest Bancorp Inc. (3) (4)          --             --            --                --
-------------------------------------- ------------- -------------- ------------- --------------------

Guarantee of Preferred Securities          --             --            --                --
(3) (5)
====================================== ============= ============== ============= ====================

(1) Includes 300,000 __% Cumulative Trust Preferred Securities which may be sold by Second Bancorp Capital Trust I to cover over-allotments, if any.
(2) The registration fee is calculated in accordance with the Rule 457(a), (i) and (n).
(3) This Registration Statement is deemed to cover the ___% Subordinated Debentures due 2031 of Northwest Bancorp, Inc. the rights of holders of the ___% Subordinated Debentures of Northwest Bancorp Inc. under the Indenture, and the rights of holders of the __% Cumulative Trust Preferred Securities under the Amended and Restated Trust Agreement, the Preferred Securities Guarantee Agreement and the Agreement as to Expenses and Liabilities entered into by Northwest Bancorp Inc.
(4) The __% Subordinated Debentures due 2031 will be purchased by Northwest Capital Trust I with the proceeds of the sale of the __% Cumulative Trust Preferred Securities. Such securities may later be distributed for no additional consideration to the holders of the __% Cumulative Trust Preferred Securities of Northwest Capital Trust I upon its dissolution and the distribution of its assets.
(5) No separate consideration will be received for the Guarantee.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                         Subject to Completion, Dated November ___, 2001

PROSPECTUS


                         2,000,000 Preferred Securities

                            Northwest Capital Trust I

                     % Cumulative Trust Preferred Securities
                         (Liquidation Amount $25 Per Preferred Security)

                        Fully, irrevocably and unconditionally guaranteed
                  on a subordinated basis, as described in this prospectus, by

                                 [Northwest Bancorp, Inc. Logo]



        Northwest Capital Trust I is offering 2,000,000 preferred securities at $25 per security. The preferred securities represent an indirect interest in our __% subordinated debentures. The debentures have the same payment terms as the preferred securities and will be purchased by the trust using the proceeds from its offering of the preferred securities.

        We have applied to have the preferred securities designated for inclusion in the Nasdaq National Market under the symbol "NWSBP." Trading is expected to commence on or prior to delivery of the preferred securities.

        Investing in the preferred securities involves risks. See "Risk Factors" beginning on page __.

        The preferred securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.


                                                   Per Preferred
                                                  -------------
                                                    Security           Total
Public offering price.....................            $25.00        $50,000,000
Proceeds to the trust.....................            $25.00        $50,000,000

--------------------------------------------------------------------------------

        This is a firm commitment underwriting. We will pay underwriting commissions of $____ per preferred security, or a total of $___, to the underwriters for arranging the investment in our subordinated debentures. The underwriters have been granted a 30-day option to purchase up to an additional 300,000 preferred securities to cover over-allotments, if any.

--------------------------------------------------------------------------------
        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------



Ryan, Beck & Co., LLC                              Janney Montgomery Scott LLC

                                                        ________________, 2001

                            [Northwest Bancorp LOGO]
                          Offices of Northwest Bancorp

The following table shows the full-services branches that Northwest Bancorp operates as of the date of this prospectus, or that it has agreed to acquire. See "Prospectus Summary--Pending Acquisitions" on page ___ for a description of the pending acquisition. The pending acquisitions are subject to conditions, and the acquisition of Leeds Federal Bankshares, Inc. is subject to the approval of Leeds Federal Bankshares' stockholders, Leeds Federal Savings Bank's depositors, and applicable regulatory authorities. We cannot assure you that such approvals will be received.

                                Pennsylvania    New York   Ohio    Maryland     Total
Community banking offices.          113             5         4       --          122
Consumer lending offices..           44             1        --       --           45
Pending acquisitions......            4            --        --        2            6
    Total offices.........          161             6         4        2          173



                                     [MAP GOES ON THIS PAGE]

                               PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus. Because this is a summary, it may not contain all of the information that is important to you. Therefore, you should also read the more detailed information set forth in this prospectus, our financial statements and the other information that is incorporated by reference in this prospectus before making a decision to invest in the preferred securities. The words "we," "our" and "us" refer to Northwest Bancorp, Inc. and its wholly-owned subsidiaries, Northwest Savings Bank and Jamestown Savings Bank, unless we indicate otherwise. Unless otherwise indicated, the information in this prospectus assumes that the underwriters will not exercise their option to purchase additional preferred securities to cover over-allotments.

Northwest Bancorp, Inc.

        Northwest Bancorp, Inc. is a federal corporation headquartered in Warren, Pennsylvania and the holding company of Northwest Savings Bank and Jamestown Savings Bank. Northwest Bancorp has the seventh largest deposit share of bank and thrift holding companies headquartered in Pennsylvania. We are in the mutual holding company corporate structure, and our mutual holding company, Northwest Bancorp, MHC, owns 74.6% of the common stock of Northwest Bancorp, Inc., and other stockholders own 25.4%.

        Through our subsidiaries, Northwest Savings Bank and Jamestown Savings Bank, we operate 119 community banking offices throughout our market area in western and central Pennsylvania, southwestern New York, and northeastern Ohio. Through our subsidiary Northwest Consumer Discount Company, we also operate 44 consumer lending offices throughout Pennsylvania and one in New York. We conduct most of our Pennsylvania and Ohio operations through Northwest Savings Bank, a Pennsylvania savings bank headquartered in Warren, which is located in northwestern Pennsylvania. We conduct most of our New York operations through Jamestown Savings Bank, a New York savings bank located in Jamestown, New York, which is located in southwestern New York. We conduct most of our consumer finance-related business through Northwest Consumer Discount Company.

        We focus our lending activities primarily on originating loans secured by first mortgages on owner-occupied, one- to four-family residences. We also emphasize consumer loans, including home equity, second mortgage, education and other consumer loans, as well as multifamily residential and commercial real estate loans and commercial business loans. We retain in our portfolio almost all of the loans that we originate.

Pending Acquisitions

        We have entered into agreements to purchase four branch offices in western Pennsylvania. These branch purchases had not been completed as of September 30, 2001, although one has been completed since that date. These branch purchases would increase the number of community banking offices that we operate to 122. At the time we announced these transactions, these four branches had approximately $87.7 million of aggregate deposits. We are also purchasing fixed assets and $21.0 million of loans as part of these transactions. We believe that the remaining three branch purchases will be completed in the December 31, 2001 fiscal quarter.

        On August 16, 2001 we entered into a definitive agreement to acquire Leeds Federal Bankshares, Inc. of Baltimore, Maryland. As of September 30, 2001, Leeds Federal Bankshares had total assets of $395.2 million, deposits of $338.2 million and shareholders equity of $51.4 million. The Leeds acquisition must be approved by Leeds Federal Bankshares' stockholders and Leeds Federal Savings Bank depositors, as well as applicable regulatory authorities. We cannot assure you that such approvals will be received. We believe that this transaction will be completed in the March 31, 2002 fiscal quarter.

Core Business Lines

        We specialize in providing personal service to our customers and in building lasting relationships in all aspects of our business. To achieve this, we concentrate on cross selling among our business lines to ensure our customers have access to all of the products and services that we offer. We focus on four lines of business: Community Banking, Business Banking, Consumer Finance and Asset Management and Trust Services.

        Community Banking. Our Community Banking division operates 119 community banking offices in Pennsylvania, New York, and Ohio. We offer a full range of deposit and mortgage, home equity, and personal loan products. Our Community Banking franchise has grown significantly over recent years as we have made strategic acquisitions and opened offices in new areas. We originate mortgage and consumer loans primarily through our community banking offices. To a lesser degree, we also originate mortgage loans using correspondent third-party lenders and automobile loans through independent auto dealerships. We retain in our portfolio almost all of the loans we originate.

        Business Banking. Our Business Banking division focuses on commercial real estate and commercial business lending products for small- to medium-sized businesses within our primary market areas. Collateral for our commercial real estate loans includes various non-residential properties such as hotels, church property and retail establishments. Most of our commercial business loans are collateralized in part by real estate. We also provide a wide variety of FDIC-insured deposit products to our business customers.

        Consumer Finance. Through our subsidiary, Northwest Consumer Discount Company, we operate 44 consumer finance offices in Pennsylvania and one office in New York. These offices specialize in originating consumer loans, including primarily first mortgage home equity and automobile loans. We plan to continue to grow our Consumer Finance division as opportunities arise. The yield on our portfolio of consumer loans is higher than the yields on our residential loans, and although these loans generally involve greater credit risk than one- to four-family residential real estate loans, we believe that we can minimize this credit risk through our comprehensive underwriting standards. The shorter durations of our consumer loans are also an important component of our interest rate risk management strategy.

        Asset Management & Trust Services. We offer a diverse line of services ranging from investment management and trust to custody and employee benefit accounts. Total assets under management were approximately $350 million as of September 30, 2001.

Operating Strategy

        The primary components of our operating strategy are as follows:

        Continued controlled growth within our market. We have grown internally and through acquisitions of other financial institutions and branch offices. Our assets have grown to almost $4.0 billion at September 30, 2001 from less than $1.0 billion at June 30, 1989, and our deposits have grown to $3.4 billion from $760.0 million over that same period. Our market area includes western and central Pennsylvania, northeastern Ohio and southwestern New York. We intend to enter the Baltimore, Maryland market with our acquisition of Leeds Federal Bankshares. We also intend to continue to grow within our market through acquisitions and de novo branching, and we will continue to consider expanding into contiguous markets as strategic opportunities arise. We measure our operating efficiency by comparing our noninterest expenses to average assets, and we believe we can reduce our expenses under this measure by continuing our controlled growth within our market.

        Maintain strong credit quality. We believe that we have a conservative and consistent credit philosophy. We focus on originating loans collateralized primarily or secondarily by real estate. As of September 30, 2001, 77.2% of our total loans were collateralized primarily by real estate, and most of our consumer and commercial business loans were collateralized, in part, by real estate. We believe this strategy of real estate-collateralized lending within our market area minimizes our credit risk. In addition, we seek to maintain a high-quality loan portfolio by using written loan policies that establish comprehensive underwriting standards, lending limits, loan approval authority levels and procedures, and other prudent standards and limits. We believe that the success of our loan underwriting policies and procedures can be found in the quality of our loan portfolio. During the past five years our net charge-offs to total average loans has averaged only 0.09% per year, and our nonperforming loans to net loans receivable totaled 0.59% as of September 30, 2001.

        Expand our range of products and services. We intend to increase our noninterest income by offering new fee related services and expanding our existing services. We recently began to offer investment management and trust services, and brokerage services. In June 2001 we completed our second full year of operations of our Asset Management and Trust Services division. We have grown this business line primarily through the acquisition of Heritage Trust Company in April 2001, as well as through internal growth. Total assets under management were approximately $350 million as of September 30, 2001. Our trust offices are located in Warren, Erie and State College, Pennsylvania, and we intend to expand this division throughout our market area. We also plan to offer insurance and financial planning products and services in the future.

        Strengthen and expand customer relationships. Our business depends on building relationships by providing quality customer service. We believe one of our competitive advantages is that our size allows us to offer a full range of products and services typically offered by regional banks while, at the same time, allowing us to maintain the close customer relationships that are typical of a community bank. We have also recently emphasized enhanced training of our employees located in our community offices to better enable them to develop and expand customer relationships. This approach enables us to provide quality customer service and allows us to respond quickly to customer needs.

        Improve customer access. In order to capitalize on the competitive edge that our size gives us, we must be able to offer the full range of products and services that are typically offered by larger regional banks. We offer a full range of products that includes or will include not only the trust and brokerage services described above, but also retail products and services such as voice response, Internet banking and expanded ATM access. We intend to continue to focus on improving customer access.

        Expand our business banking business. Our Business Banking division has typically focused on commercial real estate and commercial business lending in northwestern Pennsylvania. We intend to grow this division by hiring commercial lenders throughout our community banking office network in other parts of our market area. Commercial real estate and commercial business loans typically have higher yields than residential loans, and we believe that we can improve our profitability by prudently expanding our Business Banking division.

Northwest Capital Trust I

        The trust is a newly created Delaware business trust. We created the trust to offer the preferred securities and to purchase the debentures. The trust has a term of 31 years, but may be dissolved earlier as provided in the trust agreement. Upon issuance of the preferred securities offered by this prospectus, the purchasers in this offering will own all of the issued and outstanding preferred securities of the trust. In exchange for our capital contribution to the trust, we will own all of the common securities of the trust.

        Our principal executive offices, as well as those of the trust, are located at 301 Second Avenue, Warren, Pennsylvania 16365, and our telephone number is (814) 726-2140.

                                  The Offering

The issuer..........................    Northwest Capital Trust I

Securities being offered............    2,000,000 preferred securities, which
                                        represent preferred undivided interests
                                        in the assets of the trust. Those assets will consist solely of the debentures and payments received on the debentures.

                                        The trust will sell the preferred
                                        securities to the public for cash. The
                                        trust will use that cash to buy the
                                        debentures from us.

Offering price......................    $25 per preferred security.

When the trust will pay
   distributions to you.............    Your purchase of the preferred
                                        securities entitles you to receive
                                        cumulative cash distributions at a ___%
                                        annual rate.  Distributions will
                                        accumulate from the date the trust
                                        issues the preferred securities and are
                                        to be paid quarterly on March 31, June
                                        30, September 30 and December 31 of each
                                        year, beginning December 31, 2001.   As
                                        long as the preferred securities are
                                        represented  by a global  security, the
                                        record date for distributions  on the
                                        preferred securities will be the
                                        business day prior to the distribution
                                        date.  We may defer the payment of cash
                                        distributions, as described below.

When the trust must redeem
   the preferred securities.........    The debentures will mature and the trust
                                        must redeem the preferred securities on
                                        December 31, 2031. We have the option,
                                        however, to shorten the maturity date as described below, subject to any required regulatory approval.

Redemption of the preferred
   securities before
   December 31, 2031 is possible....    The trust must redeem the preferred
                                        securities when the debentures are paid
                                        at maturity or upon any earlier
                                        redemption of the debentures to the
                                        extent the debentures are redeemed.  We
                                        may redeem all or part of the debentures at any time on or after December 31, 2006. In addition, we may redeem all or part of the debentures at any time on or after December 31, 2003 and prior to December 31, 2006 in the event of a mutual-to-stock conversion of Northwest
                                        Bancorp,  MHC. In addition, we may
                                        redeem, at any time, all of the
                                        debentures if:

                                        o  existing laws or regulations, or the
                                           interpretation or application of
                                           these laws or regulations, change,
                                           causing the interest we pay on the
                                           debentures to no longer be deductible
                                           by us for federal income tax
                                           purposes;

                                       o   existing laws or regulations, or the
                                           interpretation or application of
                                           these laws or regulations, change,
                                           causing the trust to become subject
                                           to federal income tax or to certain
                                           other taxes or governmental charges;

                                       o   existing laws or regulations, or the
                                           interpretation or application of
                                           these laws or regulations, changes,
                                           requiring the trust to register as
                                           an investment company; or

                                       o   the capital adequacy guidelines of
                                           the applicable regulatory agencies
                                           change so that Northwest Bancorp
                                           becomes subject to capital
                                           requirements and the preferred
                                           securities do not qualify as Tier 1
                                           capital.

                                        We may also redeem the debentures at any time, and from time to time, in an amount equal to the liquidation amount of any preferred securities we purchase, plus a proportionate amount of common securities, but only in exchange for a like amount of the preferred securities and common securities that we then own, which trust securities would then be redeemed by the trust. We may have to obtain regulatory approvals, including the approval of the Office of Thrift Supervision, before we redeem any debentures prior to maturity.

                                        Other than as described in the next
                                        sentence, if your preferred securities
                                        are redeemed by the trust, you will
                                        receive the liquidation amount of $25
                                        per preferred security, plus any accrued and unpaid distributions to the date of redemption.

Redemption of the preferred securities
   upon the mutual-to-stock conversion
   of Northwest Bancorp, MHC..........  We may redeem the debentures and the trust may redeem the preferred
                                        securities in whole or in part at any
                                        time on or after December 31, 2003 and
                                        prior to December 31, 2006 at such time
                                        as Northwest Bancorp, MHC completes a
                                        mutual-to-stock conversion.  Under such
                                        circumstances the debentures may be
                                        redeemed at a price equal to the accrued and unpaid interest to the date fixed for redemption plus 107% of the principal amount thereof, and holders of the preferred securities will receive 107% of the liquidation amount of $25 per preferred security plus any accrued and unpaid distributions to the date of redemption.

We have the option to extend the
   interest payment period..........    The trust will rely solely on  payments
                                        made by us under the debentures to pay distributions on the preferred securities. As long as we are not in default under the indenture relating to the debentures, we may, at one or more times, defer interest payments on the debentures for up to 20 consecutive quarters, but not beyond December 31, 2031. If we defer interest payments on the debentures:

                                        o  The trust will also defer
                                           distributions on the preferred
                                           securities;

                                        o  the distributions you are entitled to
                                           will accumulate; and

                                        o  these accumulated distributions will
                                           earn interest at an annual rate of
                                           _%, compounded quarterly, until paid.

                                        At the end of any deferral period, we
                                        will pay to the trust all accrued and
                                        unpaid interest under the debentures.
                                        The trust will then pay all accumulated
                                        and unpaid distributions to you. During
                                        an extension period, we are restricted
                                        from paying dividends or distributions
                                        on our capital stock or redeeming,
                                        repurchasing, acquiring or making
                                        liquidation payments with respect to our capital stock, except in certain circumstances.

You will still be taxed if
   distributions on the
   preferred securities
   are deferred....................     If a deferral of payment occurs, you
                                        must recognize the amount of the
                                        deferred distributions as income for
                                        United States federal income tax
                                        purposes in advance of receiving the
                                        actual cash distributions, even if you
                                        are a cash-basis taxpayer.

Our full and unconditional guarantee
   of payment.......................    Our  obligations  described  in this
                                        prospectus, in the aggregate, constitute a full, irrevocable and unconditional guarantee on a subordinated basis by us of the obligations of the trust under the preferred securities. Under the guarantee agreement, we guarantee that the trust will use its assets to pay the distributions on the preferred securities and the liquidation amount upon liquidation of the trust. However, the guarantee does not apply when the trust does not have sufficient funds to make the payments. If we do not make payments on the debentures, the trust will not have sufficient funds to make payments on the preferred securities.
                                        In this event, your remedy is to
                                        institute a legal proceeding directly
                                        against  us for enforcement of payments
                                        under the debentures.

We may distribute the debentures
   directly to you..................    We may, at any time, dissolve  the trust
                                        and distribute the debentures to you, subject to receipt of any required regulatory approval. If we distribute the debentures, we will use our best efforts to list them on a national securities exchange or comparable automated quotation system.

How the securities will rank in right of
   payment..........................    Our obligations under the preferred
                                        securities, debentures  and guarantee
                                        are unsecured and subordinated and will
                                        rank as follows with regard to right of
                                        payment:

                                        o   the preferred  securities will rank
                                            equally with the common  securities
                                            of the trust. The trust  will pay
                                            distributions   on  the  preferred
                                            securities and the common securities
                                            pro rata.  However, if we default
                                            with respect to the debentures,
                                            then no distributions on the common
                                            securities of the trust or our
                                            common stock will be paid until all
                                            accumulated and unpaid distributions
                                            on the preferred securities have
                                            been paid;

                                        o   our obligations under the debentures
                                            and the guarantee are unsecured and
                                            generally will rank junior in
                                            priority to our senior indebtedness
                                            to the extent and in the manner set
                                            forth in the indenture;

                                        o   we may participate in a trust
                                            preferred pooled transaction during
                                            the fiscal quarter ended December
                                            31, 2001. If we do so, we anticipate
                                            that our net proceeds from issuing
                                            the debenture relating  to that
                                            transaction  would  be up to $20.0
                                            million, and we would become
                                            obligated on the debenture  and
                                            guarantee in a like amount.   Our
                                            obligations under that debenture and
                                            guarantee may rank pari passu to our
                                            obligations under the debenture and
                                            guarantee relating to the issuance
                                            described in this prospectus; and

                                        o   because we are a holding company,
                                            the debentures and the guarantee
                                            will effectively be subordinated to
                                            all the claims of our subsidiaries'
                                            creditors, as well as existing and
                                            future liabilities of our
                                            subsidiaries.

Voting rights of the
   preferred securities.............    Except in limited circumstances, holders
                                        of the preferred securities will have no voting rights.

Proposed Nasdaq National Market symbol  NWSBP.

You will not receive certificates...    The  preferred   securities  will  be
                                        represented by  a global  security that
                                        will be deposited  with and registered
                                        in the name of The Depository Trust
                                        Company, New York, New York, or its
                                        nominee.  As a result,  you will  not
                                        receive a certificate for the preferred
                                        securities, and your beneficial
                                        ownership interests will be recorded
                                        through the DTC book-entry system.

How the proceeds of this offering
   will be used.....................    The trust will invest the  proceeds from
                                        the sale of the preferred securities in
                                        the debentures. We estimate that the net
                                        proceeds to us  from  the  sale  of  the
                                        debentures to the trust, after deducting
                                        underwriting expenses and  commissions,
                                        will be  approximately  $47.9 million.
                                        We expect to use the net proceeds from
                                        the sale of the  debentures for general
                                        corporate  purposes, including   capital
                                        contributions to our banking
                                        subsidiaries to support their growth
                                        strategies, for working capital and for dividends on and repurchases of our common stock. We may also use a portion of the net proceeds to fund the approximately $44 million acquisition of
                                        Leeds Federal Bankshares, and possible
                                        future acquisitions, although we do not
                                        presently have any understandings with respect to any such future acquisitions.
                                        Pending such use, we may use the net
                                        proceeds to make short-term  marketable
                                        investment grade investments. See "Use
                                        of Proceeds" on page __.

        Before purchasing the preferred securities being offered, you should carefully consider the "Risk Factors" beginning on page ___.

                      SELECTED CONSOLIDATED FINANCIAL DATA

        The following table summarizes our selected consolidated financial information and other financial data. The selected balance sheet and income statement data relating to the years ended June 30, 2001, 2000, 1999, 1998, and 1997 are derived from our audited consolidated financial statements. The selected consolidated financial data at and for the three-month periods ended September 30, 2001 and 2000 are derived from unaudited consolidated financial statements. In our opinion, all adjustments, consisting solely of normal recurring adjustments, necessary for a fair presentation of results at and for the three-month periods ended September 30, 2001 and 2000 have been included. This information should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended June 30, 2001. Results for past periods are not necessarily indicative of results that may be expected for any future period, and results for the three-month period ended September 30, 2001, are not necessarily indicative of results that may be expected for the full year ending June 30, 2002.


                                                At                                      At June 30,
                                             September      -------------------------------------------------------------------
                                             30, 2001         2001            2000          1999           1998          1997
                                            ----------      -------         -------        -------        -------       -------
Selected Consolidated Financial                                                         (In Thousands)

Condition Data:

Total assets..................              $3,972,425    $ 3,852,831     $3,407,292     $3,078,832    $2,562,584   $ 2,091,363
Investment securities held-to-maturity         120,482        129,991         97,590        118,307        83,021        43,419
Investment securities available-for-sale       119,867         96,645        107,972        121,923       121,192        76,684
Mortgage-backed securities held-to-maturity    215,908        209,340        140,166        135,557       110,241       110,561
Mortgage-backed securities available-for-sale  301,550        294,934        280,011        212,700       195,523       181,036
Loans receivable net:
  Real estate.................               2,231,348      2,200,115      1,990,622      1,835,870     1,449,428     1,156,160
  Consumer....................                 582,344        568,661        504,966        410,165       348,096       306,228
  Commercial..................                  77,674         87,805         49,042         39,203       109,765        74,110
  Total loans receivable, net.               2,891,366      2,856,581      2,544,630      2,285,238     1,907,289     1,536,498
Deposits......................               3,394,292      3,264,940      2,886,509      2,463,711     2,022,503     1,640,815
Advances from FHLB and other
  borrowed funds..............                 266,415        276,212        239,941        348,915       289,706       223,458
Shareholders' equity..........                 287,669        275,713        247,888        233,657       217,879       198,494

_____________________________
Footnotes follow next page.

                                      At or For the
Selected Consolidated               Three Months Ended                                 At or For the
Operating Data, Key                   September 30,                                  Years Ended June 30,
Financial Ratios,                   -------------------         -------------------------------------------------------------------
and Other Data:                     2001(2)     2000(2)           2001           2000           1999           1998           1997
                                    -------     -------          ------         ------         ------         ------         ------

Selected consolidated             (Dollars In Thousands, Except Per Share Amounts)
operating data(1):
Total interest income.             $69,657      $64,266        $269,430       $239,724      $ 206,593        $175,762      $154,227
Total interest expense              41,202       36,435         157,322        132,099        114,911         95,203         81,424
  Net interest income.              28,455       27,831         112,108        107,625         91,682         80,559         72,803
Provision for loan losses            1,418        1,295           5,347          4,149          3,629          4,072          2,491
  Net interest income after
    provision for loan losses       27,037       26,536         106,761        103,476         88,053         76,487         70,312
Noninterest income....               4,663        3,198          15,054         11,271          6,010          7,947          6,027
Noninterest expense...              19,790       19,415          82,339         73,634         63,110         50,318         54,203
Income before income tax
  expense and cumulative effect
  of accounting change              11,910       10,319          39,476         41,113         30,953         34,116         22,136
Income tax expense....               3,708        3,529          12,699         13,910         10,914         12,995          8,472
Income before cumulative
  effect of accounting change        8,202        6,790          26,777         27,203         20,039         21,121         13,664
Cumulative effect of
  accounting change...               2,237           --              --             --             --             --             --
Minority interest in net loss of
   subsidiary.........                  --           --              --             --              3            201             --
  Net income..........             $10,439      $ 6,790        $ 26,777       $ 27,203      $  20,042       $ 21,322       $ 13,664
Basic earnings per share before
  cumulative effect of
  accounting change...             $  0.17      $  0.14        $   0.57       $   0.58      $    0.42       $   0.46       $   0.30
Diluted earnings per share before
  cumulative effect of
  accounting change...             $  0.17      $  0.14        $   0.56       $   0.57      $    0.42       $   0.45       $   0.30
Cumulative effect of
  accounting change...             $  0.05      $    --        $     --      $     --       $      --       $     --       $     --
Basic earnings per share           $  0.22      $   0.14       $   0.57      $    0.58      $   0.42        $   0.46       $   0.30
Diluted earnings per share         $  0.22      $   0.14       $   0.56      $    0.57      $   0.42        $   0.45       $   0.30

Performance ratios:
Return on average assets (3)          1.07%         0.79%          0.75%          0.83%         0.71%           0.94%          0.70%
Return on average equity (3)         14.89         10.85          10.25          11.39          8.86           10.29           7.12
Net interest rate spread              2.83          3.10           2.97           3.26          3.20            3.34           3.53
Net interest margin ..                3.17          3.48           3.35           3.54          3.49            3.72           3.87
Noninterest expense to
  average assets .....                2.03          2.28           2.29           2.25          2.23            2.22           2.78
General and administrative
  expenses to average assets (4)      2.03          2.09           2.09           2.07          2.11            2.14           2.71
Net interest income to
  noninterest expense (3)             1.44x         1.43x          1.36x          1.46x         1.45x           1.60x          1.34x
Efficiency ratio......                0.60          0.58           0.59           0.57          0.61            0.55           0.67

Asset quality ratios:
Nonperforming loans to
  net loans receivable                0.59          0.42           0.62           0.40          0.71            0.45           0.68
Nonperforming assets to
  total assets........                0.52          0.41           0.55           0.36          0.63            0.47           0.72
Allowance for loan losses to
  nonperforming loans.              121.42        155.09         115.06         177.97        104.08          183.10         130.50
Allowance for loan losses to
  net loans receivable                0.72          0.72           0.71           0.72          0.73           0.83            0.89
Shareholders' equity ratios:
Capital ratios:
Average shareholders' equity
  to average assets...               7.21           7.37           7.27           7.29          8.01           9.14            9.84
Total shareholders' equity to
  total assets........               7.24           7.32           7.16           7.28          7.59           8.50            9.49

Ratio of Earnings to
Fixed Charges(5):
Including interest on deposits       1.27x          1.27x          1.24x          1.29x         1.25x          1.34x           1.26x
Excluding interest on deposits       2.85           2.60           2.46           2.59          2.29           3.13            2.59

Other Data:
Number of full-service offices        119            107            118            106            94             71              57
Number of consumer finance
  offices.............                 45             43             45             43            36             34              30

_________________________
Footnotes on following page.

(1)Effective July 1, 2001, Northwest Bancorp adopted Statement of Financial Accounting Standards No. 142 ("SFAS 142"), "Goodwill and Other Intangible Assets." The adoption of SFAS 142 affected Northwest Bancorp's net income for the September 2001 quarter in two ways. First, under SFAS 142, Northwest Bancorp's $2.2 million of negative goodwill was recognized into income as a one-time cumulative change in accounting principle. Second, under SFAS 142, amounts identified as goodwill were not amortized as an expense as they formerly were, and such amounts will not be amortized in future periods. The following selected pro forma operating data and selected pro forma key financial ratios are presented assuming that Northwest Bancorp's goodwill at the beginning of each period was unchanged from the amount actually reported, and that goodwill expense was not recognized during that period.

                                      At or For the
Selected Consolidated               Three Months Ended                                 At or For the
Operating Data, Key                   September 30,                                  Years Ended June 30,
Financial Ratios,                   -------------------         -------------------------------------------------------------------
and Other Data:                     2001(2)     2000(2)           2001           2000           1999           1998           1997
                                    -------     -------          ------         ------         ------         ------         ------

Selected consolidated                                       (Dollars In Thousands, Except Per Share Amounts)
operating data(1):
   Net income.........             $8,202         $7,832        $31,588        $31,116       $22,625        $22,847         $15,006
   Basic earnings per share           .17            .17            .67            .66           .48            .49             .33
   Diluted earnings per share         .17            .16            .66            .65           .48            .48             .32

   Pro Forma Key Financial
     Ratios:
   Return on average assets           .84%           .92%           .88%           .95%          .80%          1.01%            .77%
   Return on average equity         11.70          12.45          11.98          12.92          9.94          10.99            7.80

(2)Annualized where appropriate.
(3)For the year ended June 30, 1997, return on average assets, return on average equity, and net interest income to noninterest expense would have been .96%, 9.80%, and 1.58x without the one-time charge of $8.6 million, $5.1 million after-tax, to recapitalize the Savings Association Insurance Fund.
(4)Represents noninterest expense except amortization of intangibles.
(5)For purposes of computing the ratios of earnings to combined fixed charges, earnings represents net income plus applicable income taxes and fixed charges. Fixed charges include gross interest expense and occupancy expense.

                                  RISK FACTORS

        An investment in the preferred securities involves a number of risks. Some of these risks relate to the preferred securities and others relate to us and the financial services industry, generally. We urge you to read all of the information contained in this prospectus. In addition, we urge you to consider carefully the following factors in evaluating an investment in the trust before you purchase the preferred securities offered by this prospectus.

        Because the trust will rely on the payments it receives on the debentures from us to fund all payments on the preferred securities, and because the trust may distribute the debentures in exchange for the preferred securities, purchasers of the preferred securities are making an investment decision that relates to the debentures being issued by us as well as the preferred securities. Purchasers should carefully review the information in this prospectus about the preferred securities, the debentures and the guarantee.

Risks Related to an Investment in Northwest Bancorp, Inc.

If economic conditions in general or in our primary market areas in particular deteriorate, our results of operations and financial condition, as well as our ability to timely pay the debentures, could be adversely impacted.

        Our financial results may be adversely affected by changes in prevailing economic conditions, including declines in real estate values, changes in interest rates that cause a decrease in interest rate spreads, adverse employment conditions, the monetary and fiscal policies of the federal government and other significant external events.

        As of September 30, 2001, 77.2% of our total loans were collateralized primarily by real estate, and most of our consumer and commercial business loans were collateralized, in part, by real estate. Because a significant amount of loans are collateralized by real estate, adverse developments affecting commerce or real estate values in the local economies in our market areas could increase the credit risk associated with our loan portfolio. If the loans are not repaid according to their terms, the real estate collateralizing the loans, in those cases where real estate serves as the primary collateral, may not have a value equal to the amounts owed under the loan. In addition, substantially all of our loans are to individuals and businesses in central and western Pennsylvania, southwestern New York and northeastern Ohio. Our business customers may not have customer bases that are as diverse as businesses serving regional or national markets. Consequently, any decline in the economy of these market areas could have an adverse impact on our revenues and financial condition. In particular, we may experience increased loan delinquencies, which could result in a higher provision for loan losses and increased charge-offs.

        We do not know how the events of September 11, 2001 in New York and Washington, D.C., or more recent terrorist activities and threats, will affect economic conditions in general or in our primary market areas. If those events and other related events cause either a decline in the economy in general or in our primary market areas in particular, then, for the reasons described in the previous paragraph, our results of operations and financial condition, as well as our ability to timely pay the principal of or interest on the debentures could be adversely affected. There can be no assurance that positive trends or developments discussed in this prospectus will continue or that negative trends or developments will not have significant downward effects on our results of operations or financial condition.

Our loan portfolio includes a large amount of consumer loans, which are often considered to involve more risk than loans secured by single-family residences.

        As of September 30, 2001, consumer loans represented 20.1% of our total loans. Consumer loans are often considered to involve greater credit risk than residential mortgage loans, particularly in the case of loans that are unsecured or secured by assets that depreciate rapidly, such as automobiles, mobile homes, boats, recreation vehicles, appliances and furniture. In such cases, repossessed collateral for a defaulted consumer loan may not have sufficient value to provide an adequate source of repayment for the outstanding loan. For example, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the lack of demand for used automobiles. Moreover, when the value of collateral is insufficient, the remaining deficiency often does not warrant further substantial collection efforts against the borrower.

Our commercial real estate loans involve higher principal amounts than our consumer and residential mortgage loans, and repayment of these loans may be dependent on factors outside our control or the control of our borrowers.

        As part of our operating strategy, we intend to increase our commercial real estate and commercial business lending. Commercial real estate lending typically involves higher loan principal amounts to a single borrower or group of related borrowers, and the repayment of these loans generally is dependent, in large part, on sufficient income from the properties securing the loans to cover operating expenses and debt service. Because payments on loans secured by commercial real estate often depend upon the successful operation and management of the properties, repayment of these loans may be affected by factors outside the borrower's control, including adverse conditions in the real estate market or the economy or changes in government regulation. If the cash flow from the property is reduced, the borrower's ability to repay the loan and the value of the security for the loan may be impaired. At September 30, 2001, commercial real estate loans totaled $253.6 million, or 8.8% of our total loan portfolio, and commercial business loans totaled $77.7 million, or 2.7% of our total loan portfolio

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

        Our loan customers may not repay their loans according to the terms of these loans, and the collateral securing the payment of these loans may be insufficient to assure repayment. We may experience significant credit losses that could have a material adverse effect on our operating results. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. In determining the size of the allowance for loan losses, we rely on our experience and our evaluation of economic conditions. If our assumptions prove to be incorrect, our current allowance for loan losses may not be sufficient to cover losses inherent in our loan portfolio and adjustments may be necessary to allow for different economic conditions or adverse developments in our loan portfolio. Material additions to our allowance would materially decrease our net income.

        In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs. Any increase in our allowance for loan losses or loan charge-offs as required by these regulatory agencies could have a material adverse effect on our results of operations and financial condition.

Fluctuations in interest rates could reduce our profitability.

        We realize income primarily from the difference between the interest we earn on loans and investments and the interest we pay on deposits and borrowings. We expect that we will periodically experience "gaps" in the interest rate sensitivities of our assets and liabilities, meaning that either our interest-bearing liabilities will be more sensitive to changes in market interest rates than our interest-earning assets, or vice versa. In either event, if market interest rates should move contrary to our position, this "gap" will work against us, and our earnings may be negatively affected.

        We are unable to predict fluctuations of market interest rates, which are affected by, among other factors, changes in the following:

o       inflation rates;

o       business activity levels;

o       unemployment levels;

o       money supply; and

o       domestic and foreign financial markets.

        The value of our investment portfolio also is influenced by prevailing market conditions and interest rates. Our asset-liability management strategy, which is designed to mitigate our risk from changes in market interest rates, may not be able to prevent changes in interest rates, or securities market downturns, from having a material adverse effect on our results of operations, our financial condition or the value of our investments.

Competition with other financial institutions could adversely affect our profitability.

        We face vigorous competition from banks and other financial institutions, including savings and loan associations, savings banks, finance companies and credit unions. A number of these banks and other financial institutions have substantially greater resources and lending limits, larger branch systems and a wider array of banking services. This competition may reduce or limit our margins on banking services, reduce our market share and adversely affect our results of operations and financial condition. To a limited extent, we also compete with other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies. Some of the financial institutions with which we compete are not subject to the same degree of regulation that is imposed on savings association holding companies, such as Northwest Bancorp, and federally-insured state-chartered savings banks, such as Northwest Savings Bank and Jamestown Savings Bank. As a result, these nonbank competitors may have certain advantages over us in accessing funding and in providing various services.

We rely heavily on our management team, and the unexpected loss of key managers may adversely affect our operations.

        Our success to date has been influenced strongly by our ability to attract and to retain senior management experienced in banking and financial services. Our ability to retain executive officers and the current management teams of each of our lines of business will continue to be important to the successful implementation of our strategies. The unexpected loss of services of any key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on our business, financial condition and results of operations.

We operate in a highly regulated environment and may be adversely affected by changes in federal and local laws and regulations.

        We are subject to extensive regulation, supervision and examination by federal and state banking authorities. Any change in applicable regulations or federal or state legislation could have a substantial impact on us and our operations. Additional legislation and regulations may be enacted or adopted in the future that could significantly affect our powers, authority and operations, which could have a material adverse effect on our financial condition and results of operations. Further, regulators have significant discretion and power to prevent or remedy unsafe or unsound practices or violations of laws by savings banks and holding companies in the performance of their supervisory and enforcement duties. The exercise of regulatory power may have a negative impact on our results of operations and financial condition.

We cannot guarantee that we will receive the approvals necessary to complete our pending acquisitions.

        On August 16, 2001 we entered into a definitive agreement to acquire Leeds Federal Bankshares, Inc. of Baltimore, Maryland. As of September 30, 2001, Leeds Federal Bankshares had total assets of $395.2 million, deposits of $338.2 million and shareholders' equity of $51.4 million. We believe that this transaction will be immediately accretive to net earnings and shareholders' equity, and net earnings per share and shareholders' equity per share. Moreover, the Leeds acquisition will give us a strong management team and strong community banking franchise in Maryland. We believe that the Maryland market, which is contiguous to our southern Pennsylvania market, is an attractive strategic fit with our franchise in Pennsylvania, Ohio and New York. A portion of the net proceeds of the sale of the debentures may be used, in part, to fund the Leeds acquisition.

        The Leeds acquisition must be approved by Leeds Bankshares' stockholders, Leeds Federal Savings Bank's depositors, and applicable regulatory authorities. The Leeds acquisition is the first time that two publicly-traded companies in the mid-tier mutual holding company structure have agreed to a business combination, and, consequently, a transaction of this type has never been approved by regulatory authorities. We cannot assure you that the required regulatory, stockholder or depositor approvals will be obtained. If we do not receive the necessary approvals, we will not be able to complete the acquisition. The trust intends to complete the sale of the preferred securities whether or not the Leeds acquisition is completed.

Risks Related to an Investment in the Preferred Securities

If we do not make interest payments on the debentures, the trust will be unable to pay distributions and liquidation amounts. Our guarantee will not apply because the guarantee covers payments only if the trust has funds available.

        The trust will depend solely on our payments on the debentures to pay amounts due to you on the preferred securities. If we default on our obligation to pay the principal or interest on the debentures, the trust will not have sufficient funds to pay distributions or the liquidation amount on the preferred securities. In that case, you will not be able to rely on the guarantee for payment of these amounts because the guarantee only applies if the trust has sufficient funds to make distributions on or to pay the liquidation amount of the preferred securities. Instead, you or the property trustee will have to institute a direct action against us to enforce the property trustee's rights under the indenture relating to the debentures.

To the extent we must rely on dividends from our subsidiaries to make interest payments on the debentures to the trust, our available cash flow may be restricted and distributions may be deferred.

        We are a holding company and substantially all of our assets are held by our direct and indirect subsidiaries. Our ability to make payments on the debentures when due will depend primarily on available cash resources at our holding company, Northwest Bancorp, Inc., and dividends from our direct and indirect subsidiaries. Dividend payments or extensions of credit from our banking subsidiaries are subject to regulatory limitations, generally based on capital levels and current and retained earnings, imposed by the various banking regulatory agencies. The ability of our banking subsidiaries to pay dividends is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements. We cannot assure you that our direct and indirect subsidiaries will be able to pay dividends in the future.

The debentures and the guarantee will rank lower than most future indebtedness, and our holding company structure effectively subordinates any claims against us to those of our subsidiaries' creditors.

        Our obligations under the debentures and the guarantee are unsecured and subordinated and will rank junior in priority of payment to any future senior and subordinated indebtedness. The issuance of the debentures and the preferred securities does not limit our ability or the ability of our subsidiaries to incur additional indebtedness, guarantees or other liabilities.

        Because we are a holding company, the creditors of our subsidiaries, including depositors, also will have priority over you in any distribution of our subsidiaries' assets in liquidation, reorganization or otherwise. Accordingly, the debentures and the guarantee will be effectively subordinated to all existing and future liabilities of our direct and indirect subsidiaries, and you should look only to our assets for payments on the preferred securities and the debentures.

We may defer interest payments on the debentures for substantial periods, which could have adverse consequences for you.

        We may, at one or more times, defer interest payments on the debentures for up to 20 consecutive quarters. If we defer interest payments on the debentures, the trust will defer distributions on the preferred securities during any deferral period. During a deferral period, you will be required to recognize as income for federal income tax purposes the amount approximately equal to the interest that accrues on your proportionate share of the debentures held by the trust in the tax year in which that interest accrues, even though you will not receive these amounts until a later date.

        You will also not receive the cash related to any accrued and unpaid interest from the trust if you sell the preferred securities before the end of any deferral period. During a deferral period, accrued but unpaid distributions will increase your tax basis in the preferred securities. If you sell the preferred securities during a deferral period, your increased tax basis will decrease the amount of any capital gain or increase the amount of any capital loss that you may have otherwise realized on the sale. A capital loss, except in certain limited circumstances, cannot be applied to offset ordinary income. As a result, deferral of distributions could result in ordinary income, and a related tax liability for the holder, and a capital loss that may only be used to offset a capital gain.

        We do not currently intend to exercise our right to defer interest payments on the debentures. However, in the event of a deferral period, the market price of the preferred securities would likely be adversely affected. The preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the debentures. If you sell the preferred securities during a deferral period, you may not receive the same return on investment as someone who continues to hold the preferred securities. Due to our right to defer interest payments, the market price of the preferred securities may be more volatile than the market prices of other securities without the deferral feature.

Regulators may prevent us from making distributions on the debentures in the event our regulatory capital, liquidity or financial performance deteriorates.

        We and our subsidiaries are subject to extensive federal and state law, regulation and supervision. Our regulators monitor our financial condition on a periodic basis and may impose limitations on our operations and business activities under various circumstances. Our regulators may require us to obtain their consent prior to paying dividends on our capital stock or interest on the debentures. If our regulators withhold their consent to our payment of interest on the debentures, we would exercise our right to defer interest payments on the debentures, and the trust would not have funds available to make distributions on the preferred securities during the deferral period. This action by our regulators may or may not be taken in conjunction with similar restrictions on the ability of our subsidiaries to pay dividends to us. See "--To the extent we must rely on dividends from our subsidiaries to make interest payments on the debentures to the trust, our available cash flow may be restricted and distributions may be deferred." The commencement of a deferral period with respect to interest on the debentures and, accordingly, distributions on the preferred securities, would likely cause the market price of the preferred securities to decline. See "--We may defer interest payments on the debentures for substantial periods, which could have adverse consequences for you."

We have made only limited covenants in the indenture and the trust agreement, which may not protect your investment in the event we experience significant adverse changes in our financial condition or results of operations.

        The indenture governing the debentures and the trust agreement governing the trust do not require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and therefore do not protect holders of the debentures or the preferred securities in the event we experience significant adverse changes in our financial condition or results of operations. Neither the indenture nor the trust agreement limits our ability or the ability of any subsidiary to incur additional indebtedness that is senior or equal in right of payment to the debentures. Therefore, you should not consider the provisions of these governing instruments as a significant factor in evaluating whether we will be able to comply with our obligations under the debentures or the guarantee. We may we may participate in a trust preferred pooled transaction during the fiscal quarter ended December 31, 2001. If we do so, we anticipate that our net proceeds from issuing the debenture relating to that transaction would be up to $20.0 million, and we would become obligated on the debenture and guarantee in a like amount. Our obligations under that debenture and guarantee may rank senior to our obligations under the debenture and guarantee relating to the issuance described in this prospectus.

In the event we redeem the debentures before December 31, 2031, you may not be able to reinvest your principal at the same or a higher rate of return.

        Under the following circumstances, we may redeem the debentures before their stated maturity:

o We may redeem the debentures, in whole or in part, at any time on or after December 31, 2006.

o We may redeem the debentures, in whole or in part, at any time on or after December 31, 2003 and prior to December 31, 2006 at such time as Northwest Bancorp, MHC completes a mutual-to-stock conversion. Under such circumstances the debentures may be redeemed at a price equal to the accrued and unpaid interest to the date fixed for redemption plus 107% of the principal amount thereof, and holders of the preferred securities will receive 107% of the liquidation amount of $25 per preferred security plus any accrued and unpaid distributions to the date of redemption.

o We may redeem the debentures in whole, but not in part, within 180 days after certain occurrences at any time during the life of the trust. These occurrences may include adverse tax, investment company or bank regulatory developments. See "Description of the Debentures--Redemption."

        You should assume that we will exercise our redemption option if we are able to obtain capital at a lower cost than we must pay on the debentures or if it is otherwise in our interest to redeem the debentures. If the debentures are redeemed, the trust must redeem preferred securities having an aggregate liquidation amount equal to the aggregate principal amount of debentures redeemed, and you may be required to reinvest your principal at a time when you may not be able to earn a return that is as high as you were earning on the preferred securities.

We can distribute the debentures to you, which may have adverse tax consequences for you and which may adversely affect the market price of the preferred securities prior to such distribution.

        The trust may be dissolved at any time before maturity of the debentures on December 31, 2031. As a result, and subject to the terms of the trust agreement, the trustees may distribute the debentures to you. We cannot predict the market prices for the debentures that may be distributed in exchange for preferred securities upon liquidation of the trust. The preferred securities, or the debentures that you may receive if the trust is liquidated, may trade at a discount to the price that you paid to purchase the preferred securities. Because you may receive debentures, your investment decision with regard to the preferred securities will also be an investment decision with regard to the debentures. You should carefully review all of the information contained in this prospectus regarding the debentures.

        Under current interpretations of United States federal income tax laws supporting classification of the trust as a grantor trust for tax purposes, a distribution of the debentures to you upon the dissolution of the trust would not be a taxable event to you. Nevertheless, if the trust is classified for United States income tax purposes as an association taxable as a corporation at the time it is dissolved, the distribution of the debentures would be a taxable event to you. In addition, if there is a change in law, a distribution of debentures upon the dissolution of the trust could be a taxable event to you.

You are subject to repayment risk because possible tax law changes could result in a redemption of the trust preferred securities.

        Future legislation may be enacted that could adversely affect our ability to deduct our interest payments on the debentures for federal income tax purposes, making redemption of the debentures likely and resulting in a redemption of the trust preferred securities.

        From time to time, Congress has proposed federal income tax law changes that would, among other things, generally deny interest deductions to a corporate issuer if the debt instrument has a term exceeding 15 years and if the debt instrument is not reflected as indebtedness on the issuer's consolidated balance sheet. Other proposed tax law changes would have denied interest deductions if the debt instrument had a term exceeding 20 years. These proposals were not enacted into law. Although it is impossible to predict whether future proposals of this nature will be introduced and enacted with application to already issued and outstanding securities, in the future we could be precluded from deducting interest on the debentures in this event. Enactment of this type of proposal might in turn give rise to a tax event as described under "Description of the Preferred Securities--Redemption or Exchange--Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event" beginning on page ____.

Trading characteristics of the preferred securities may create adverse tax consequences for you.

        The trust preferred securities may trade at a price that does not reflect the value of accrued but unpaid interest on the underlying debentures. If you dispose of your trust preferred securities between record dates for payments on the trust preferred securities, you may have adverse tax consequences. Under these circumstances, you will be required to include accrued but unpaid interest on the debentures allocable to the trust preferred securities through the date of disposition in your income as ordinary income if you use the accrual method of accounting or if this interest represents original issue discount.

        If interest on the debentures is included in income under the original issue discount provisions, you would add this amount to your adjusted tax basis in your share of the underlying debentures deemed disposed. If your selling price is less than your adjusted tax basis, which will include all accrued but unpaid original issue discount interest included in your income, you could recognize a capital loss, which, subject to limited exceptions, cannot be applied to offset ordinary income for federal income tax purposes. See "Federal Income Tax Consequences" beginning on page ____ for more information on possible adverse tax consequences to you.

There is no current public market for the preferred securities, and their market price may decline after you invest.

        There is currently no public market for the preferred securities. Although we have applied to have the preferred securities designated for inclusion in the Nasdaq National Market, there is no guarantee that an active or liquid trading market will develop for the preferred securities or that the quotation of the preferred securities will continue in the Nasdaq National Market. If an active trading market does not develop, the market price and liquidity of the preferred securities will be adversely affected. Even if an active public market does develop, there is no guarantee that the market price for the preferred securities will equal or exceed the price you pay for the preferred securities.

        Future trading prices of the preferred securities may be subject to significant fluctuations in response to prevailing interest rates, our future operating results and financial condition, the market for similar securities and general economic and market conditions. The initial public offering price of the preferred securities has been set at the liquidation amount of the preferred securities and may be greater than the market price following the offering.

        The market price for the preferred securities, or the debentures that you may receive in a distribution, is also likely to decline during any period that we are deferring interest payments on the debentures.

You must rely on the property trustee to enforce your rights if there is an event of default under the indenture.

        You may not be able to directly enforce your rights against us if an event of default under the indenture occurs. If an event of default under the indenture occurs and is continuing, this event will also be an event of default under the trust agreement. In that case, you must rely on the enforcement by the property trustee of its rights as holder of the debentures against us. The holders of a majority in liquidation amount of the preferred securities will have the right to direct the property trustee to enforce its rights. If the property trustee does not enforce its rights following an event of default and a request by the record holders to do so, any record holder may, to the extent permitted by applicable law, take action directly against us to enforce the property trustee's rights. If an event of default occurs under the trust agreement that is attributable to our failure to pay interest or principal on the debentures, or if we default under the guarantee, you may proceed directly against us. You will not be able to exercise directly any other remedies available to the holders of the debentures unless the property trustee fails to do so.

As a holder of preferred securities you have limited voting rights, and we can amend the trust agreement to change the terms and conditions of the administration, operation and management of the trust without your consent.

        Holders of preferred securities have limited voting rights. We can, without your consent, make certain amendments to the trust agreement. Your voting rights pertain primarily to certain amendments to the trust agreement and not to the administration, operation or management of the trust. In general, only we can replace or remove any of the trustees. However, if an event of default under the trust agreement occurs and is continuing, the holders of at least a majority in aggregate liquidation amount of the preferred securities may replace the property trustee and the Delaware trustee. In certain circumstances, with the consent of the holders of a majority in the aggregate liquidation amount of the preferred securities, we may amend the trust agreement to ensure that the trust remains classified for federal income tax purposes as a grantor trust and to ensure that the trust retains its exemption from status as an "investment company" under the Investment Company Act, even if such amendment adversely affects your rights as a holder of preferred securities. For more information regarding limitation on your ability to control amendments to the trust agreement, see "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement" beginning on page ____.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We make certain forward-looking statements in this prospectus that are based upon our current expectations and projections about current events. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we are including this statement for purposes of these safe harbor provisions. You can identify these statements from our use of the words "estimate," "project," "believe," "intend," "anticipate," "plan, " "seek," "expect" and similar expressions. These forward-looking statements include:

        o       statements of our goals, intentions and expectations;

        o statements regarding our business plans and prospects and growth and operating strategies;

        o statements regarding the asset quality of our products and loan and investment portfolios; and

        o       estimates of our risks and future costs and benefits.

        These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

        o significantly increased competition among depository and other financial institutions;

        o inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;

        o general economic conditions, either nationally or in our market areas, that are worse than expected;

        o       adverse changes in the securities markets;

        o legislative or regulatory changes that adversely affect our business;

        o the ability to enter new markets successfully and capitalize on growth opportunities;

        o effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board;

        o timely development of and acceptance of new products and services;

        o       changes in consumer spending, borrowing and savings habits;

        o effect of changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board;

        o       changes in our organization, compensation and benefit plans;

        o costs and effects of litigation and unexpected or adverse outcomes in such litigation; and

        o       our success in managing risks involved in the foregoing.

        Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. In addition, our past results of operations do not necessarily indicate our future results. We discuss these uncertainties and others in the sections of this prospectus named "Risk Factors" beginning on page __.

                                 USE OF PROCEEDS

        The trust will invest all of the proceeds from the sale of the trust securities in the debentures. We anticipate that the net proceeds from the sale of the debentures will be approximately $47.9 million after deduction of offering expenses, estimated to be $250,000, and underwriting commissions. If the underwriters exercise the over-allotment option in full, we anticipate that the net proceeds from the sale of the debentures will be approximately $55.2 million after deduction of offering expenses and underwriting commissions.

        We expect to use the net proceeds from the sale of the debentures for general corporate purposes, including capital contributions to our banking subsidiaries to support their growth strategies, for working capital and for dividends on and repurchases of our common stock. We may also use a portion of the net proceeds to fund the approximately $44 million acquisition of Leeds Federal Bankshares, and possible future acquisitions, although we do not presently have any understandings with respect to any such future acquisition. Pending such use, we may use the net proceeds to make short-term marketable investment grade investments.

                                 CAPITALIZATION

        The following table sets forth our indebtedness and capitalization at September 30, 2001 on an actual basis and as adjusted for the offering, assuming no exercise of the underwriters' over-allotment option. These data should be read in conjunction with our consolidated financial statements and the related notes incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended June 30, 2001.

                                                                               At September 30,
                                                                                     2001
                                                                                              As
                                                                             Actual         Adjusted
                                                                            --------       ----------
                                                                             (Dollars in Thousands)
Indebtedness:
    Short-term borrowings (including securities sold under
      agreements to repurchase and federal funds purchased)......           $22,876          $22,876
    Federal Home Loan Bank advances..............................           243,539          243,539
        Total indebtedness.......................................          $266,415         $266,415

Guaranteed preferred beneficial interests in the Company's junior
  subordinated debentures........................................           $    --          $50,000

Stockholder' Equity:
    Preferred stock, $.10 par value per share; 5,000,000 shares authorized, none
      Outstanding................................................                --               --
    Common stock, $.10 par value per share; 100,000,000 shares authorized;
      47,434,402 shares issued and outstanding...................             4,743            4,743
    Paid-in capital..............................................            71,321           71,321
    Retained earnings............................................           206,280          206,280
    Accumulated other comprehensive income, net..................            5,382             5,382
    Unearned recognition and retention plan shares...............              (57)              (57)
        Total shareholders' equity...............................         $287,669          $287,669

                         Total capitalization....................         $287,669          $337,669

Total shareholders' equity to total assets.......................             7.24%             7.24%



                              ACCOUNTING TREATMENT

        The trust will be treated, for financial reporting purposes, as our finance subsidiary and, accordingly, the accounts of the trust will be included in our consolidated financial statements. The preferred securities will be presented as a separate line item in our consolidated balance sheet under the caption "Guaranteed preferred beneficial interests in the Company's junior subordinated debentures," or other similar caption. In addition, appropriate disclosures about the preferred securities, the guarantee and the debentures will be included in the notes to our consolidated financial statements. For financial reporting purposes, we will record distributions payable on the preferred securities in our consolidated statements of income.

        Our future reports filed under the Securities Exchange Act of 1934 will include a footnote to the audited consolidated financial statements stating that:

        o  the trust is wholly-owned;

        o the sole assets of the trust are the debentures, specifying the debentures' outstanding principal amount, interest rate and maturity date; and

        o our obligations described in this prospectus, in the aggregate, constitute a full, irrevocable and unconditional guarantee on a subordinated basis by us of the obligations of the trust under the preferred securities.

        Under the SEC's accounting rules, we are not required to include separate financial statements of the trust in this prospectus because we will own all of the trust's voting securities, the trust has no independent operations and we will guarantee the payments on the preferred securities to the extent described in the prospectus.


                            DESCRIPTION OF THE TRUST

        The trust is a statutory business trust formed pursuant to the Delaware Business Trust Act under a trust agreement executed by us, as depositor, and the trustees named in the trust agreement. A certificate of trust has been filed with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety in the form filed as an exhibit to the registration statement of which this prospectus is a part, as of the date the preferred securities are initially issued. The trust agreement will be qualified under the Trust Indenture Act of 1939.

        The following discussion contains a description of the material terms of the trust agreement of the trust and is subject to, and is qualified in its entirety by reference to, the amended and restated trust agreement and the Trust Indenture Act. We urge prospective investors to read the form of amended and restated trust agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

        The holders of the preferred securities issued pursuant to the offering described in this prospectus will own all of the issued and outstanding preferred securities of the trust, which have certain prior rights over the other securities of the trust. We will not initially own any of the preferred securities. We will acquire common securities in an amount equal to at least 3% of the total capital of the trust and will initially own, directly or indirectly, all of the issued and outstanding common securities. The common securities, together with the preferred securities, are called the trust securities.

        The trust exists exclusively for the purposes of:

        o  issuing and selling the preferred securities to the public for cash;

        o issuing and selling its common securities to us in exchange for our capitalization of the trust;

        o investing the proceeds from the sale of the trust securities in an equivalent amount of debentures; and

        o engaging in other activities that are incidental to those listed above, such as receiving payments on the debentures and making distributions to securities holders, furnishing notices and other administrative tasks.

        The trust will not have any independent business operations or any assets, revenues or cash flows other than those related to the issuance of the debentures and the administration of the trust securities.

        The rights of the holders of the trust securities are as set forth in the trust agreement, the Delaware Business Trust Act and the Trust Indenture Act. The trust agreement does not permit the trust to borrow money or make any investment other than in the debentures. Other than with respect to the trust securities, we have agreed to pay for all debts and obligations and all costs and expenses of the trust, including the fees and expenses of the trustees and any income taxes, duties and other governmental charges, and all costs and expenses related to these charges, to which the trust may become subject, except for United States withholding taxes that are properly withheld.

        Pursuant to the trust agreement, the number of trustees of the trust will initially be five. Three of the trustees will be persons who are employees or officers of or who are affiliated with us. They are the administrative trustees. The fourth trustee will be an entity that maintains its principal place of business in the State of Delaware. It is the Delaware trustee. Initially, Bankers Trust (Delaware) a Delaware banking corporation, will act as Delaware trustee. The fifth trustee, called the property trustee, will initially be Bankers Trust Company, a New York banking corporation. The property trustee is the institutional trustee under the trust agreement and acts as the indenture trustee called for under the applicable provisions of the Trust Indenture Act. Also for purposes of compliance with the Trust Indenture Act, Bankers Trust Company will act as guarantee trustee and indenture trustee under the guarantee agreement and the indenture. See "Description of the Debentures" beginning on page __ and "Description of the Guarantee" beginning on page __. We, as holder of all of the common securities, will have the right to appoint or remove any trustee unless an event of default under the indenture has occurred and is continuing, in which case only the holders of the preferred securities may remove the Delaware trustee or the property trustee. The trust has a term of approximately 31 years but may terminate earlier as provided in the trust agreement.

        The property trustee will hold the debentures for the benefit of the holders of the trust securities and will have the power to exercise all rights, powers and privileges under the indenture as the holder of the debentures. In addition, the property trustee will maintain exclusive control of a segregated non-interest-bearing "payment account" established with Bankers Trust Company to hold all payments made on the debentures for the benefit of the holders of the trust securities. The property trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the trust securities out of funds from the payment account. The guarantee trustee will hold the guarantee for the benefit of the holders of the preferred securities. We will pay all fees and expenses related to the trust and the offering of the preferred securities, including the fees and expenses of the trustees.

                     DESCRIPTION OF THE PREFERRED SECURITIES

        The preferred securities will be issued pursuant to the trust agreement. For more information about the trust agreement, see "Description of the Trust" beginning on page __. Bankers Trust Company will act as property trustee for the preferred securities under the trust agreement for purposes of complying with the provisions of the Trust Indenture Act. The terms of the preferred securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

        The following discussion contains a description of the material provisions of the preferred securities and is subject to, and is qualified in its entirety by reference to, the trust agreement and the Trust Indenture Act. We urge prospective investors to read the form of amended and restated trust agreement, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        The trust agreement authorizes the administrative trustees, on behalf of the trust, to issue the trust securities, which are comprised of 2,000,000 preferred securities to be sold to the public and 61,856 common securities, which we will acquire. In the event the underwriters exercise the over-allotment option, the trust agreement authorizes the administrative trustees, on behalf of the trust, to issue an additional 300,000 preferred securities to the public and 9,278 common securities to us. We will own all of the common securities issued by the trust. The trust is not permitted to issue any securities other than the trust securities or to incur any indebtedness.

        The preferred securities will represent preferred undivided beneficial interests in the assets of the trust, and the holders of the preferred securities will be entitled to a preference over the common securities upon an event of default under the indenture with respect to distributions and amounts payable on redemption or liquidation. The preferred securities will rank equally, and payments on the preferred securities will be made proportionally, with the common securities, except as described under "--Subordination of Common Securities" on page __.

        The property trustee will hold legal title to the debentures in trust for the benefit of the holders of the trust securities. We will guarantee the payment of distributions out of money held by the trust, and payments upon redemption of the preferred securities or liquidation of the trust, to the extent described under "Description of the Guarantee" beginning on page __. The guarantee does not cover the payment of any distribution or the liquidation amount when the trust does not have sufficient funds available to make these payments.

Distributions

        Source of Distributions. The funds of the trust available for distribution to the holders of the preferred securities will be limited to payments made under the debentures, which the trust will purchase with the proceeds from the sale of the trust securities. Distributions will be paid through the property trustee, which will hold the amounts received from our interest payments on the debentures in the payment account for the benefit of the holders of the trust securities. If we do not make interest payments on the debentures, the property trustee will not have funds available to pay distributions on the preferred securities.

        Payment of Distributions. Distributions on the preferred securities will be payable at the annual rate of % of the $25 stated liquidation amount per preferred security, payable quarterly on March 31, June 30, September 30 and December 31 of each year, to the holders of the preferred securities on the relevant record dates. So long as the preferred securities are represented by a global security, as described below, the record date will be the business day immediately preceding the relevant distribution date. The first distribution date for the preferred securities will be December 31, 2001.

        Distributions will accumulate from the date of issuance, will be cumulative and will be computed on the basis of a 360-day year of twelve 30-day months. If the distribution date is not a business day, then payment of the distributions will be made on the next day that is a business day, without any additional interest or other payment for the delay. However, if the next business day is in the next calendar year, payment of the distribution will be made on the business day immediately preceding the scheduled distribution date. When we use the term "business day," we mean any day other than a Saturday, a Sunday, a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to remain closed or a day on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

        Extension Period. As long as no event of default under the indenture has occurred and is continuing, we have the right to defer the payment of interest on the debentures at any time for a period not exceeding 20 consecutive quarters. We refer to this period of deferral as an "extension period." No extension period may extend beyond December 31, 2031 or end on a date other than an interest payment date, which dates are the same as the distribution dates. If we defer the payment of interest, quarterly distributions on the preferred securities will also be deferred during any such extension period. Any deferred distributions under the preferred securities will accumulate additional amounts at the annual rate of %, compounded quarterly from the relevant distribution date. The term "distributions" as used in this prospectus includes those accumulated amounts.

During an extension period, we may not:

        o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock, or allow any of our direct or indirect subsidiaries to do the same with respect to their capital stock other than the payment of dividends or distributions to us or to any of our direct or indirect subsidiaries;

        o make, or allow any of our direct or indirect subsidiaries to make, any payment of principal, interest or premium on or repay, repurchase or redeem any debt securities that rank equally with, or junior to, the debentures;

        o make, or allow any of our direct or indirect subsidiaries to make, any guarantee payments with respect to any guarantee by us of any debt securities if the guarantee ranks equally with, or junior to, the debentures, other than payments under the guarantee; or

        o redeem, purchase or acquire less than all of the debentures or any of the preferred securities.

    After the termination of any extension period and the payment of all amounts due, we may elect to begin a new extension period, subject to the above requirements.

    We do not currently intend to exercise our right to defer distributions on the preferred securities by deferring the payment of interest on the debentures.

Redemption or Exchange

        General. Subject to any required regulatory approval, we will have the right to redeem the debentures:

        o  in whole or in part at any time on or after December 31, 2006;

        o in whole or in part at any time on or after December 31, 2003 and prior to December 31, 2006 at such time as Northwest Bancorp, MHC completes a mutual-to-stock conversion. Under such circumstances the debentures may be redeemed at a price equal to the accrued and unpaid interest to the date fixed for redemption plus 107% of the principal amount thereof, and holders of the preferred securities will receive 107% of the liquidation amount of $25 per preferred security plus any accrued and unpaid distributions to the date of redemption;

        o at any time, in whole, within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms we define below; or

        o at any time, to the extent of any preferred securities we repurchase, plus a proportionate amount of the common securities we hold.

        Mandatory Redemption. Upon our repayment or redemption, in whole or in part, of any debentures, whether on December 31, 2031 or earlier, the property trustee will apply the proceeds to redeem the same amount of the trust securities, upon not less than 30 days' nor more than 60 days' notice, at the redemption price. The redemption price will equal 100% of the aggregate liquidation amount, or 107% of the aggregate liquidation amount in the case of redemption on or after December 31, 2003 and prior to December 31, 2006, of the trust securities plus accumulated but unpaid distributions to the date of redemption. If less than all of the debentures are to be repaid or redeemed on a date of redemption, then the proceeds from such repayment or redemption will be allocated to redemption of preferred securities and common securities proportionately.

        Distribution of Debentures in Exchange for Preferred Securities. Upon the receipt of any required regulatory approval, we will have the right at any time to dissolve, wind-up or terminate the trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, including, without limitation, amounts due and owing the trustees of the trust, cause the debentures to be distributed directly to the holders of trust securities in liquidation of the trust. See "--Liquidation Distribution Upon Termination" beginning on page __.

    After the liquidation date fixed for any distribution of debentures in exchange for preferred securities:

        o  those trust securities will no longer be deemed to be outstanding;

        o certificates representing debentures in a principal amount equal to the liquidation amount of those preferred securities will be issued in exchange for the preferred securities certificates;

        o we will use our best efforts to have the debentures designated for inclusion in the Nasdaq National Market or listed on a national securities exchange;

        o any certificates representing trust securities that are not surrendered for exchange will be deemed to represent debentures with a principal amount equal to the liquidation amount of those preferred securities, accruing interest at the rate provided for in the debentures from the last distribution date on the preferred securities; and

        o all rights of the trust security holders other than the right to receive debentures upon surrender of a certificate representing trust securities will terminate.

        We cannot assure you that the market prices for the preferred securities or the debentures that may be distributed if a dissolution and liquidation of the trust were to occur would be favorable. The preferred securities that an investor may purchase, or the debentures that an investor may receive on dissolution and liquidation of the trust, may trade at a discount to the price that the investor paid to purchase the preferred securities.

        Redemption upon a Tax Event, Investment Company Event or Capital Treatment Event. If a Tax Event, an Investment Company Event or a Capital Treatment Event occurs, we will have the right to redeem the debentures in whole, but not in part, and thereby cause a mandatory redemption of all of the trust securities at the redemption price. If one of these events occurs and we do not elect to redeem the debentures, or to dissolve the trust and cause the debentures to be distributed to holders of the trust securities, then the preferred securities will remain outstanding and additional interest may be payable on the debentures. See "Description of the Debentures--Redemption" on page __.

        "Tax Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters stating that, as a result of any change or prospective change in the laws or regulations of the United States or any political subdivision or taxing authority of the United States, or as a result of any official administrative pronouncement or judicial decision interpreting or applying the tax laws or regulations, there is more than an insubstantial risk that:

        o interest payable by us on the debentures is not, or within 90 days of the date of the opinion will not be, deductible by us, in whole or in part, for federal income tax purposes;

        o the trust is, or will be within 90 days after the date of the opinion, subject to federal income tax with respect to income received or accrued on the debentures; or

        o the trust is, or will be within 90 days after the date of the opinion, subject to more than an immaterial amount of other taxes, duties, assessments or other governmental charges.

        "Investment Company Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that the trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act as a result of a change in law or regulation or a change in interpretation or application of law or regulation.

        "Capital Treatment Event" means the receipt by the trust and us of an opinion of counsel experienced in such matters to the effect that there is more than an insubstantial risk of impairment of our ability to treat the preferred securities as Tier 1 capital for purposes of any applicable capital adequacy guidelines, as a result of a change in law or regulation or a change in interpretation or application of law or regulation.

        For all of the events described above, we or the trust must request and receive an opinion with regard to the event within a reasonable period of time after we become aware of the possible occurrence of an event of this kind.

        Redemption of Debentures in Exchange for Preferred Securities We Repurchase. Upon receipt of any required regulatory approval, we will also have the right at any time, and from time to time, to redeem debentures in exchange for any preferred securities we may have repurchased in the market. If we elect to surrender any preferred securities beneficially owned by us in exchange for redemption of a like amount of debentures, we will also surrender a proportionate amount of common securities in exchange for debentures.

        The common securities we surrender will be in the same proportion to the preferred securities we surrender as is the ratio of common securities purchased by us to the preferred securities issued by the trust. In exchange for the trust securities surrendered by us, the property trustee will cause to be released to us for cancellation debentures with a principal amount equal to the liquidation amount of the trust securities, plus any accumulated but unpaid distributions, if any, then held by the property trustee allocable to those trust securities. After the date of redemption involving an exchange by us, the trust securities we surrender will no longer be deemed outstanding and the debentures redeemed in exchange for the trust securities will be canceled.

Redemption Procedures

        Preferred securities will be redeemed at the redemption price with the applicable proceeds from our contemporaneous redemption of the debentures. Redemptions of the preferred securities will be made, and the redemption price will be payable, on each redemption date only to the extent that the trust has funds available for the payment of the redemption price.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the debentures, interest will cease to accumulate on the debentures called for redemption on and after the date of redemption.

        If the trust gives notice of redemption of its trust securities, then the property trustee, to the extent funds are available, will irrevocably deposit with the depositary for the trust securities funds sufficient to pay the aggregate redemption price and will give the depositary for the trust securities irrevocable instructions and authority to pay the redemption price to the holders of the trust securities. See "Book-Entry Issuance" beginning on page __. If the preferred securities are no longer in book-entry only form, the property trustee, to the extent funds are available, will deposit with the designated paying agent for such preferred securities funds sufficient to pay the aggregate redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the date of redemption for any trust securities called for redemption will be payable to the holders of the trust securities on the relevant record dates for the related distribution dates.

        If notice of redemption has been given and we have deposited funds as required, then on the date of the deposit all rights of the holders of the trust securities called for redemption will cease, except the right to receive the redemption price, but without interest on such redemption price after the date of redemption. The trust securities will also cease to be outstanding on the date of the deposit. If any date fixed for redemption of trust securities is not a business day, then payment of the redemption price payable on that date will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next succeeding calendar year, payment will be made on the immediately preceding business day.

        If payment of the redemption price in respect of trust securities called for redemption is improperly withheld or refused and not paid by the trust, or by us pursuant to the guarantee, distributions on the trust securities will continue to accumulate at the applicable rate from the date of redemption originally established by the trust for the trust securities to the date the redemption price is actually paid. In this case, the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price. See "Description of the Guarantee" beginning on page __.

        Payment of the redemption price on the preferred securities and any distribution of debentures to holders of preferred securities will be made to the applicable record holders as they appear on the register for the preferred securities on the relevant record date. As long as the preferred securities are represented by a global security, the record date will be the business day immediately preceding the date of redemption or liquidation date, as applicable.

        If less than all of the trust securities are to be redeemed, then the aggregate liquidation amount of the trust securities to be redeemed will be allocated proportionately to those trust securities based upon the relative liquidation amounts. The particular preferred securities to be redeemed will be selected by the property trustee from the outstanding preferred securities not previously called for redemption by a method the property trustee deems fair and appropriate. This method may provide for the redemption of portions equal to $25 or an integral multiple of $25 of the liquidation amount of the preferred securities. The property trustee will promptly notify the registrar for the preferred securities in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount to be redeemed. If the redemption relates only to preferred securities purchased by us and being exchanged for a like kind amount of debentures, then our preferred securities will be the ones selected for redemption.

        Subject to applicable law, and if we are not exercising our right to defer interest payments on the debentures, we may, at any time, purchase outstanding preferred securities.

Subordination of Common Securities

        Payment of distributions on, and the redemption price of, the preferred securities and common securities of the trust will be made based on the liquidation amount of these securities. However, if an event of default under the indenture has occurred and is continuing, no distributions on or redemption of the common securities may be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding preferred securities for all distribution periods terminating on or before that time, or in the case of payment of the redemption price, payment of the full amount of the redemption price on all of the outstanding preferred securities then called for redemption, has been made or provided for. All funds available to the property trustee will first be applied to the payment in full in cash of all distributions on, or the redemption price of, the preferred securities then due and payable.

        In the case of the occurrence and continuance of any event of default under the trust agreement resulting from an event of default under the indenture, we, as holder of the common securities, will be deemed to have waived any right to act with respect to that event of default under the trust agreement until the effect of the event of default has been cured, waived or otherwise eliminated. Until the event of default under the trust agreement has been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the preferred securities and not on our behalf, and only the holders of the preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Termination

        We will have the right at any time to dissolve, wind-up or terminate the trust and cause the debentures to be distributed to the holders of the preferred securities. This right is subject, however, to us receiving any required regulatory approval.

        In addition, the trust will automatically terminate upon expiration of its term and will terminate earlier on the first to occur of:

        o  our bankruptcy, dissolution or liquidation;

        o the distribution of a like amount of the debentures to the holders of trust securities, if we have given written direction to the property trustee to terminate the trust;

        o redemption of all of the preferred securities as described on page __ under "--Redemption or Exchange--Mandatory Redemption;" or

        o  the entry of a court order for the dissolution of the trust.

        With the exception of a redemption as described on page __ under "--Redemption or Exchange--Mandatory Redemption," if an early termination of the trust occurs, the trust will be liquidated by the administrative trustees as expeditiously as they determine to be possible. After satisfaction of liabilities to creditors of the trust as provided by applicable law, the trustees will distribute to the holders of trust securities, debentures:

        o in an aggregate stated principal amount equal to the aggregate stated liquidation amount of the trust securities;

        o with an interest rate identical to the distribution rate on the trust securities; and

        o with accrued and unpaid interest equal to accumulated and unpaid distributions on the trust securities.

        If the property trustee determines that the distribution of debentures is not practical, then the holders of trust securities will be entitled to receive, instead of debentures, a proportionate amount of the liquidation distribution. The liquidation distribution will be the amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions to the date of payment. If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the trust securities will be paid on a proportional basis, based on liquidation amounts, to us, as the holder of the common securities, and to the holders of the preferred securities. However, if an event of default under the indenture has occurred and is continuing, the preferred securities will have a priority over the common securities. See "--Subordination of Common Securities" on page
__.

        Under current United States federal income tax law and interpretations and assuming that the trust is treated as a grantor trust, as is expected, a distribution of the debentures should not be a taxable event to holders of the preferred securities. Should there be a change in law, a change in legal interpretation, a Tax Event or another circumstance, however, the distribution could be a taxable event to holders of the preferred securities. See "Federal Income Tax Consequences--Receipt of Debentures or Cash Upon Liquidation of the Trust" on page __ for more information regarding a taxable distribution.

        If we do not elect to redeem the debentures prior to maturity or to liquidate the trust and distribute the debentures to holders of the preferred securities, the preferred securities will remain outstanding until the repayment of the debentures. If we elect to dissolve the trust and thus cause the debentures to be distributed to holders of the preferred securities in liquidation of the trust, we will continue to have the right to shorten the maturity of the debentures. See "Description of the Debentures--General" beginning on page __.

Liquidation Value

        The amount of the liquidation distribution payable on the preferred securities in the event of any liquidation of the trust is $25 per preferred security plus accumulated and unpaid distributions to the date of payment, which may be in the form of a distribution of debentures having a liquidation value and accrued interest of an equal amount. See "--Liquidation Distribution upon Termination" beginning on page __.

Events of Default; Notice

        Any one of the following events constitutes an event of default under the trust agreement with respect to the preferred securities:

        o the occurrence of an event of default under the indenture, as described under "Description of the Debentures--Debenture Events of Default" on page __;

        o a default by the trust in the payment of any distribution when it becomes due and payable, and continuation of the default for a period of 30 days;

        o a default by the trust in the payment of the redemption price of any of the trust securities when it becomes due and payable;

        o a default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than those defaults covered in the previous two clauses of this section, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "Notice of Default" under the trust agreement; or

        o the occurrence of events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

        Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the preferred securities, the administrative trustees and to us, unless the event of default has been cured or waived. The administrative trustees and we are required to file annually with the property trustee a certificate as to whether or not they or we are in compliance with all the conditions and covenants applicable to them or us under the trust agreement.

        If an event of default under the indenture has occurred and is continuing, the preferred securities will have preference over the common securities upon termination of the trust. See "--Subordination of Common Securities" on page __ and "--Liquidation Distribution Upon Termination" beginning on page __. The existence of an event of default under the trust agreement does not entitle the holders of preferred securities to accelerate the maturity thereof, unless the event of default is caused by the occurrence of an event of default under the indenture and both the indenture trustee and holders of at least 25% in principal amount of the debentures fail to accelerate the maturity thereof.

Removal of the Trustees

        Unless an event of default under the indenture has occurred and is continuing, we may remove any trustee at any time. If an event of default under the indenture has occurred and is continuing, only the holders of a majority in liquidation amount of the outstanding preferred securities may remove the property trustee or the Delaware trustee. The holders of the preferred securities generally have no right to vote to appoint, remove or replace the administrative trustees. These rights are vested exclusively with us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the successor trustee accepts the appointment in accordance with the trust agreement.

Co-Trustees and Separate Property Trustee

        Unless an event of default under the indenture has occurred and is continuing, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we will have the power to appoint at any time or times, and upon written request of the property trustee will appoint, one or more persons or entities either (1) to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or (2) to act as separate trustee of any trust property. In either case, these persons or entities will have the powers that may be provided in the instrument of appointment, and will have vested in them any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case an event of default under the indenture has occurred and is continuing, the property trustee alone will have power to make the appointment.

Merger or Consolidation of Trustees

        Generally, any person or successor to any of the trustees may be a successor trustee to any of the trustees, including a successor resulting from a merger or consolidation. However, any successor trustee must meet all of the qualifications and eligibility standards to act as a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

        The trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. For these purposes, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, in some cases that transaction may be deemed to involve a replacement of the trust, and the conditions set forth below would apply to such transaction. The trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate or be replaced by another trust if the following conditions are met:

        o the successor entity either (a) expressly assumes all of the obligations of the trust with respect to the preferred securities, or
           (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities, referred to as "successor securities," so long as the successor securities rank the same in priority as the preferred securities with respect to distributions and payments upon liquidation, redemption and otherwise;

        o we appoint a trustee of the successor entity possessing substantially the same powers and duties as the property trustee in its capacity as the holder of the debentures;

        o the successor securities are included, listed or traded or will be included, listed or traded in or on any national securities exchange or other organization in or on which the preferred securities are then listed, if any;

        o the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences or privileges of the holders of the preferred securities, including any successor securities, in any material respect;

        o the successor entity has a purpose substantially identical to that of the trust;

        o prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel that (a) any transaction of this kind does not adversely affect the rights, preferences or privileges of the holders of the preferred securities, including any successor securities, in any material respect, and (b) following the transaction, neither the trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act; and

        o we own all of the common securities of the successor entity and guarantee the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee, the debentures, the trust agreement and the expense agreement.

        Notwithstanding the foregoing, the trust may not, except with the consent of every holder of the preferred securities, enter into any transaction of this kind if the transaction would cause the trust or the successor entity not to be classified as a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Trust Agreement

        Except as described below and under "Description of the Guarantee--Amendments" on page __ and as otherwise required by the Trust Indenture Act and the trust agreement, the holders of the preferred securities will have no voting rights.

        The trust agreement may be amended from time to time by us, as holders of the common securities, and the trustees, without the consent of the holders of the preferred securities, in the following circumstances:

        o  with respect to acceptance of appointment by a successor trustee;

        o to cure any ambiguity, to correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, as long as the amendment is not inconsistent with the other provisions of the trust agreement and does not have a material adverse effect on the interests of any holder of trust securities; or

        o to modify, eliminate or add to any provisions of the trust agreement if necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an "investment company" under the Investment Company Act.

        With the consent of the holders of a majority in aggregate liquidation amount of the outstanding trust securities, we and the trustees may amend the trust agreement if the trustees receive an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as a grantor trust for federal income tax purposes or the trust's exemption from status as an "investment company" under the Investment Company Act. However, without the consent of each holder of trust securities, the trust agreement may not be amended to (a) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date, or (b) restrict the right of a holder of trust securities to institute suit for the enforcement of the payment on or after that date.

        As long as the property trustee holds any debentures, the trustees will not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities:

        o direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the debentures;

        o  waive any past default that is waivable under the indenture;

        o exercise any right to rescind or annul a declaration that the principal of all the debentures will be due and payable; or

        o consent to any amendment or termination of the indenture or the debentures, where the property trustee's consent is required. However, where a consent under the indenture requires the consent of each holder of the affected debentures, no consent will be given by the property trustee without the prior consent of each holder of the preferred securities.

        The trustees may not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee will notify each holder of preferred securities of any notice of default with respect to the debentures. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the trust will continue to be classified as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes on account of the action.

        Any required approval of holders of trust securities may be given at a meeting or by written consent. The property trustee will cause a notice of any meeting at which holders of the trust securities are entitled to vote to be given to each holder of record of trust securities.

        No vote or consent of the holders of preferred securities will be required for the trust to redeem and cancel its preferred securities in accordance with the trust agreement.

        Notwithstanding the fact that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the trustees or any affiliate of ours or of any trustee, will, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

        The preferred securities will be represented by one or more global preferred securities registered in the name of The Depository Trust Company, New York, New York, referred to below as DTC, or its nominee. A global preferred security is a security representing interests of more than one beneficial holder. Ownership of beneficial interests in the global preferred securities will be reflected in DTC participant account records through DTC's book-entry transfer and registration system. Participants are brokers, dealers, or others having accounts with DTC. Indirect beneficial interests of other persons investing in the preferred securities will be shown on, and transfers will be effected only through, records maintained by DTC participants. Except as described below, preferred securities in definitive form will not be issued in exchange for the global preferred securities. See "Book-Entry Issuance" beginning on page __.

        No global preferred security may be exchanged for preferred securities registered in the names of persons other than DTC or its nominee unless:

        o DTC notifies the indenture trustee that it is unwilling or unable to continue as a depositary for the global preferred security and we are unable to locate a qualified successor depositary;

        o we execute and deliver to the indenture trustee a written order stating that we elect to terminate the book-entry system through DTC; or

        o there shall have occurred and be continuing an event of default under the indenture.

        Any global preferred security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in the names as DTC shall direct. It is expected that the instructions will be based upon directions received by DTC with respect to ownership of beneficial interests in the global preferred security. If preferred securities are issued in definitive form, the preferred securities will be in denominations of $25 and integral multiples of $25 and may be transferred or exchanged at the offices described below.

        Unless and until it is exchanged in whole or in part for the individual preferred securities represented thereby, a global preferred security may not be transferred, except as a whole, by DTC to a nominee of DTC, by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor depositary or any nominee of the successor.

        Payments on global preferred securities will be made to DTC, as the depositary for the global preferred securities. If the preferred securities are issued in definitive form, distributions will be payable by check mailed to the address of record of the persons entitled to the distribution, and the transfer of the preferred securities will be registrable, and preferred securities will be exchangeable for preferred securities of other denominations of a like aggregate liquidation amount, at the corporate office of the property trustee, or at the offices of any paying agent or transfer agent appointed by the administrative trustees. In addition, if the preferred securities are issued in definitive form, the record dates for payment of distributions will be the 15th day of the month in which the relevant distribution date occurs. For a description of the terms of DTC arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" beginning on page __.

        Upon the issuance of one or more global preferred securities, and the deposit of the global preferred security with or on behalf of DTC or its nominee, DTC or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by the global preferred security to the designated accounts of persons that participate in the DTC system. These participant accounts will be designated by the dealers, underwriters or agents selling the preferred securities. Ownership of beneficial interests in a global preferred security will be limited to persons or entities having an account with DTC or who may hold interests through participants. With respect to interests of any person or entity that is a DTC participant, ownership of beneficial interests in a global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee. With respect to persons or entities who hold interests in a global preferred security through a participant, the interest and any transfer of the interest will be shown only on the participant's records. The laws of some states require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global preferred security.

        So long as DTC or another depositary, or its nominee, is the registered owner of the global preferred security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as described in this prospectus, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by the global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any preferred securities in definitive form and will not be considered the owners or holders of the preferred securities under the trust agreement.

        None of us, the property trustee, any paying agent or the securities registrar for the preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing the preferred securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment of the liquidation amount or distributions in respect of a global preferred security, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of the global preferred security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." The payments will be the responsibility of the participants. See "Book-Entry Issuance" beginning on page __.

Payment and Paying Agency

        Payments in respect of the preferred securities will be made to DTC, which will credit the relevant accounts of participants on the applicable distribution dates, or, if any of the preferred securities are not held by DTC, the payments will be made by check mailed to the address of the holder as listed on the register of holders of the preferred securities. The paying agent for the preferred securities will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to us and the administrative trustees. The paying agent for the preferred securities may resign as paying agent upon 30 days written notice to the administrative trustees, the property trustee and us. If the property trustee no longer is the paying agent for the preferred securities, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to us and the property trustee.

Registrar and Transfer Agent

        The property trustee will act as the registrar and the transfer agent for the preferred securities. Registration of transfers of preferred securities will be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust and its registrar and transfer agent will not be required to register or cause to be registered the transfer of preferred securities after they have been called for redemption.

Information Concerning the Property Trustee

        The property trustee undertakes to perform only the duties set forth in the trust agreement. After the occurrence of an event of default that is continuing, the property trustee must exercise the same degree of care and skill as a prudent person exercises or uses in the conduct of its own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous or inconsistent provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of preferred securities are entitled to vote upon, then the property trustee will take the action directed in writing by us.

        If the property trustee is not so directed, then it will take the action it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

        The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust in such a way that:

        o the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act;

        o the trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes; and

        o the debentures will be treated as our indebtedness for federal income tax purposes.

        In this regard, we and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust or the trust agreement that we and the administrative trustees determine to be necessary or desirable for these purposes.

        The administrative trustees may assist in including or listing the preferred securities in the Nasdaq National Market or on a national securities exchange.

        Holders of the preferred securities have no preemptive or similar rights. The trust agreement and the trust securities will be governed by Delaware law.

                               BOOK-ENTRY ISSUANCE

General

        DTC will act as securities depositary for the preferred securities and may act as securities depositary for all of the debentures in the event of the distribution of the debentures to the holders of preferred securities. Except as described below, the preferred securities will be issued only as registered securities in the name of Cede & Co., as DTC's nominee. One or more global preferred securities will be issued for the preferred securities and will be deposited with DTC.

        DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of preferred securities within the DTC system must be made by or through direct participants, which will receive a credit for the preferred securities on DTC's records. The ownership interest of each actual purchaser of each preferred security is in turn to be recorded on the direct and indirect participants' records. These beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased preferred securities. Transfers of ownership interests in the preferred securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in preferred securities, except if use of the book-entry-only system for the preferred securities is discontinued.

        DTC will have no knowledge of the actual beneficial owners of the preferred securities; DTC's records reflect only the identity of the direct participants to whose accounts the preferred securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we and the trust assume no responsibility for the accuracy thereof. Neither we nor the trust have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices will be sent to Cede & Co. as the registered holder of the preferred securities. If less than all of the preferred securities are being redeemed, the amount to be redeemed will be determined in accordance with the trust agreement.

        Although voting with respect to the preferred securities is limited to the holders of record of the preferred securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to preferred securities. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the preferred securities are credited on the record date.

Distribution of Funds

        The property trustee will make distribution payments on the preferred securities to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the property trustee, the trust or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the property trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositaries and Termination of Book-Entry System

        DTC may discontinue providing its services with respect to any of the preferred securities at any time by giving reasonable notice to the property trustee or us. If no successor securities depositary is obtained, definitive certificates representing the preferred securities are required to be printed and delivered. We also have the option to discontinue use of the system of book-entry transfers through DTC or a successor depositary. After an event of default under the indenture, the holders of a majority in liquidation amount of preferred securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the preferred securities will be printed and delivered.

                          DESCRIPTION OF THE DEBENTURES

        Concurrently with the issuance of the preferred securities, the trust will invest the proceeds from the sale of the trust securities in the debentures issued by us. The debentures will be issued as unsecured debt under the indenture between us and Bankers Trust Company, as indenture trustee. The indenture will be qualified under the Trust Indenture Act.

        The following discussion contains a description of the material provisions of the debentures and is subject to, and is qualified in its entirety by reference to, the indenture and to the Trust Indenture Act. We urge prospective investors to read the form of the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        The debentures will be limited in aggregate principal amount to $51,546,400, or $59,278,350 if the underwriters' over-allotment option is exercised in full. This amount represents the sum of the aggregate stated liquidation amounts of the trust securities. The debentures will bear interest at the annual rate of % of the principal amount. The interest will be payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 2001, to the person in whose name each debenture is registered at the close of business on the 15th day of the last month of the calendar quarter. It is anticipated that, until the liquidation, if any, of the trust, the debentures will be held in the name of the property trustee in trust for the benefit of the holders of the trust securities.

        The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which interest is payable on the debentures is not a business day, then payment of interest will be made on the next day that is a business day without any additional interest or other payment in respect of the delay. However, if the next business day is in the next calendar year, payment of interest will be made on the immediately preceding business day. Accrued interest that is not paid on the applicable interest payment date will bear additional interest on the amount due at the annual rate of %, compounded quarterly.

        The debentures will mature on December 31, 2031, the stated maturity date. We may shorten this date once at any time to any date on or after December 31, 2006, subject to any required regulatory approval.

        We will give notice to the indenture trustee and the holders of the debentures no more than 180 days and no less than 30 days prior to the effectiveness of any change in the stated maturity date. We will not have the right to redeem the debentures from the trust until on or after December 31, 2006, except if (a) a Tax Event, an Investment Company Event or a Capital Treatment Event, which terms are defined on page __, has occurred, (b) Northwest Bancorp, MHC has converted to the capital stock form of organization, or (c) we repurchase preferred securities in the market, in which case we can elect to redeem debentures specifically in exchange for a like amount of preferred securities owned by us plus a proportionate amount of common securities.

        The debentures will be unsecured and will rank junior to any future senior and subordinated debt. Because we are a holding company, our right to participate in any distribution of assets of any of our subsidiaries, upon any subsidiary's liquidation or reorganization or otherwise, and thus the ability of holders of the debentures to benefit indirectly from any distribution by a subsidiary, is subject to the prior claim of creditors of the subsidiary, except to the extent that we may be recognized as a creditor of the subsidiary. The debentures will, therefore, be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of debentures should look only to our assets for payment. The indenture does not limit our ability to incur or issue secured or unsecured senior and junior debt, except in limited circumstances. See "--Subordination" beginning on page __ and "--Miscellaneous" on page __.

        The indenture does not contain provisions that afford holders of the debentures protection in the event of a highly leveraged transaction or other similar transaction involving us, nor does it require us to maintain or achieve any financial performance levels or to obtain or maintain any credit rating on the debentures.

Option to Extend Interest Payment Period

        As long as no event of default under the indenture has occurred and is continuing, we have the right under the indenture to defer the payment of interest on the debentures at any time for a period not exceeding 20 consecutive quarters. However, no extension period may extend beyond the stated maturity of the debentures or end on a date other than a date interest is normally due. At the end of an extension period, we must pay all interest then accrued and unpaid, together with interest thereon at the annual rate of %, compounded quarterly. During an extension period, interest will continue to accrue and holders of debentures, or the holders of preferred securities if they are then outstanding, will be required to accrue and recognize as income for federal income tax purposes the accrued but unpaid interest amounts in the year in which such amounts accrued. See "Federal Income Tax Consequences" beginning on page
__.

During an extension period, we may not:

        o declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock, or allow any of our direct or indirect subsidiaries to do the same with respect to their capital stock, other than payment of dividends or distributions to us or to any of our direct or indirect subsidiaries;

        o make, or allow any of our subsidiaries to make, any payment of principal, interest or premium on, or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the debentures;

        o make, or allow any of our subsidiaries to make, any guarantee payments with respect to any guarantee by us of any debt securities if the guarantee ranks equally with or junior to the debentures, other than payments under the guarantee relating to the preferred securities; or

        o redeem, purchase or acquire less than all of the debentures or any of the preferred securities.

        Prior to the termination of any extension period, so long as no event of default under the indenture is continuing, we may further defer the payment of interest subject to the above stated requirements. Upon the termination of any extension period and the payment of all amounts then due, we may elect to begin a new extension period at any time. We do not currently intend to exercise our right to defer payments of interest on the debentures.

        We must give the property trustee, the administrative trustees and the indenture trustee notice of our election of an extension period at least two business days prior to the earlier of (a) the next date on which distributions on the trust securities would have been payable except for the election to begin an extension period, or (b) the date we are required to give notice of the record date, or the date the distributions are payable, to the Nasdaq National Market, or other applicable self-regulatory organization, or to holders of the preferred securities, but in any event at least one business day prior to the record date. If the property trustee is not the only registered holder of the debentures, then this notice must also be given to the holders of the debentures.

        Other than as described above, there is no limitation on the number of times that we may elect to begin an extension period.

Additional Sums to be Paid as a Result of Additional Taxes

        If the trust or the property trustee is required to pay any additional taxes, duties, assessments or other governmental charges as a result of the occurrence of a Tax Event, we will pay as additional interest on the debentures any amounts that may be required so that the net amounts received and retained by the trust after paying any additional taxes, duties, assessments or other governmental charges will not be less than the amounts the trust and the property trustee would have received had the additional taxes, duties, assessments or other governmental charges not been imposed.

Redemption

        Subject to any required regulatory approval, we may redeem the debentures prior to maturity:

        o on or after December 31, 2006, in whole at any time or in part from time to time;

        o in whole or in part at any time on or after December 31, 2003 and prior to December 31, 2006 at such time as Northwest Bancorp, MHC completes a mutual-to-stock conversion. Under such circumstances the debentures may be redeemed at a price equal to the accrued and unpaid interest to the date fixed for redemption plus 107% of the principal amount thereof, and holders of the preferred securities will receive 107% of the liquidation amount of $25 per preferred security plus any accrued and unpaid distributions to the date of redemption; or

        o in whole at any time within 180 days following the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event.

        In each case we will pay a redemption price equal to the accrued and unpaid interest on the debentures so redeemed to the date fixed for redemption, plus 100% of the principal amount of the redeemed debentures or 107% of the principal amount of the redeemed debentures in the case of a redemption on or after December 31, 2006 and following the mutual-to-stock conversion of Northwest Bancorp, MHC.

        We may also redeem the debentures prior to maturity at any time, to the extent of any preferred securities we purchase, plus a proportionate amount of the common securities we hold.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debentures to be redeemed at its registered address. Redemption of less than all outstanding debentures must be effected proportionately, by lot or in any other manner deemed to be fair and appropriate by the indenture trustee. Unless we default in payment of the redemption price for the debentures, on and after the redemption date interest will no longer accrue on the debentures or the portions of the debentures called for redemption.

        The debentures will not be subject to any sinking fund.

Distribution Upon Liquidation

        As described beginning on page __ under "Description of the Preferred Securities--Liquidation Distribution Upon Termination," under certain circumstances and upon the receipt of any required regulatory approval, the debentures may be distributed to the holders of the preferred securities in liquidation of the trust after satisfaction of liabilities to creditors of the trust. If this distribution occurs, we will use our best efforts to include the debentures in the Nasdaq National Market or list them on a national securities exchange or national quotation system on which the preferred securities are then included or listed, if any. There can be no assurance as to the market price of any debentures that may be distributed to the holders of preferred securities.

Restrictions on Payments

        We are restricted from making certain payments, as described below, if we have chosen to defer payment of interest on the debentures, if an event of default has occurred and is continuing under the indenture, or if we are in default with respect to our obligations under the guarantee.

    If any of these events occur, we will not:

        o declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock, other than stock dividends, non-cash dividends in connection with the implementation of a shareholder rights plan, purchases of common stock in connection with employee benefit plans or in connection with the reclassification of any class of our capital stock into another class of capital stock, or allow any of our direct or indirect subsidiaries to do the same with respect to their capital stock other than payment of dividends or distributions to us or to any of our direct or indirect subsidiaries;

        o make, or allow any of our subsidiaries to make, any payment of principal, interest or premium on, or repay or repurchase or redeem any of our debt securities that rank equally with or junior to the debentures;

        o make, or allow any of our subsidiaries to make, any guarantee payments with respect to any guarantee by us of any debt securities if the guarantee ranks equally with or junior to the debentures, other than payments under the guarantee relating to the preferred securities; or

        o redeem, purchase or acquire less than all of the debentures or any of the preferred securities.

Subordination

        The debentures are subordinated and junior in right of payment to any future senior and subordinated debt, as defined below. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up or reorganization of our company, whether voluntary or involuntary in bankruptcy, insolvency, receivership or other proceedings in connection with any insolvency or bankruptcy proceedings, the holders of our senior and subordinated debt will first be entitled to receive payment in full of principal and interest before the holders of debentures will be entitled to receive or retain any payment in respect of the debentures.

        If the maturity of any debentures is accelerated and our senior and subordinated debt is also accelerated, the holders of all of our senior and subordinated debt outstanding at the time of the acceleration will also be entitled to first receive payment in full of all amounts due to them, including any amounts due upon acceleration, before the holders of the debentures will be entitled to receive or retain any principal or interest payments on the debentures.

        No payments of principal or interest on the debentures may be made if there has occurred and is continuing a default in any payment with respect to any of our senior or subordinated debt or an event of default with respect to any of our senior or subordinated debt resulting in the acceleration of the maturity of the senior or subordinated debt, or if any judicial proceeding is pending with respect to any default.

        The term "debt" means, with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

        o  every obligation of the person for money borrowed;

        o every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

        o every reimbursement obligation of the person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

        o every obligation of the person issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

        o  every capital lease obligation of the person; and

        o every obligation of the type referred to in the first five points of another person and all dividends of another person the payment of which, in either case, the first person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

        The term "senior debt" means the principal of, and premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, on, debt, whether incurred on or prior to the date of the indenture or incurred after that date. However, senior debt will not be deemed to include:

        o any debt where it is provided in the instrument creating the debt that the obligations are not superior in right of payment to the debentures or to other debt that is equal with, or subordinated to, the debentures;

        o any of our debt that when incurred and without regard to any election under the federal bankruptcy laws, was without recourse to us;

        o  any debt to any of our employees;

        o any debt that by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject;

        o any debt of ours under debt securities, and guarantees in respect of these debt securities, initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with us that is, directly or indirectly, our financing subsidiary in connection with the issuance by that entity of preferred securities or other securities that are intended to qualify for "Tier 1" capital treatment; and

        o  debt that constitutes subordinated debt.

        The term "subordinated debt" means the principal of, and premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us, on, debt. Subordinated debt includes debt incurred on or prior to the date of the indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other debt of ours, other than the debentures. However, subordinated debt will not be deemed to include:

        o any of our debt that when incurred and without regard to any election under the federal bankruptcy laws was without recourse to us;

        o  any debt to any of our employees;

        o any debt that by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the debentures as a result of the subordination provisions of the indenture would be greater than they otherwise would have been as a result of any obligation of the holders to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject; and

        o  debt that constitutes senior debt.

        We expect from time to time to incur additional indebtedness, and there is no limitation under the indenture on the amount we may incur.

Payment and Paying Agents

        Generally, payment of principal of and interest on the debentures will be made at the office of the indenture trustee in New York, New York. However, we have the option to make payment of any interest by (a) check mailed to the address of the person entitled to payment at the address listed in the register of holders of the debentures, or (b) wire transfer to an account maintained by the person entitled thereto as specified in the register of holders of the debentures, provided that proper transfer instructions have been received by the applicable record date. Payment of any interest on debentures will be made to the person in whose name the debenture is registered at the close of business on the regular record date for the interest payment, except in the case of defaulted interest.

        Any moneys deposited with the indenture trustee or any paying agent for the debentures, or then held by us in trust, for the payment of the principal of or interest on the debentures and remaining unclaimed for two years after the principal or interest has become due and payable, will be repaid to us on December 31 of each year. If we hold any of this money in trust, then it will be discharged from the trust to us and the holder of the debenture will thereafter look, as a general unsecured creditor, only to us for payment.

Registrar and Transfer Agent

        The indenture trustee will act as the registrar and the transfer agent for the debentures. Debentures may be presented for registration of transfer, with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed, at the office of the registrar. Provided that we maintain a transfer agent in New York, New York, we may rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. We may at any time designate additional transfer agents with respect to the debentures.

        If we redeem any of the debentures, neither we nor the indenture trustee will be required to (a) issue, register the transfer of or exchange any debentures during a period beginning at the opening of business 15 days before the day of the mailing of and ending at the close of business on the day of the mailing of the relevant notice of redemption, or (b) transfer or exchange any debentures so selected for redemption, except, in the case of any debentures being redeemed in part, any portion not to be redeemed.

Modification of Indenture

        We and the indenture trustee may, from time to time without the consent of the holders of the debentures, amend, waive our rights under or supplement the indenture for purposes that do not materially adversely affect the rights of the holders of the debentures. Other changes may be made by us and the indenture trustee with the consent of the holders of a majority in principal amount of the outstanding debentures. However, without the consent of the holder of each outstanding debenture affected by the proposed modification, no modification may:

        o  extend the maturity date of the debentures;

        o reduce the principal amount or the rate or extend the time of payment of interest; or

        o reduce the percentage of principal amount of debentures required to amend the indenture.

        As long as any of the preferred securities remain outstanding, no modification of the indenture may be made that requires the consent of the holders of the debentures, no termination of the indenture may occur, and no waiver of any event of default under the indenture may be effective, without the prior consent of the holders of a majority of the aggregate liquidation amount of the preferred securities.

Debenture Events of Default

        The indenture provides that any one or more of the following events with respect to the debentures that has occurred and is continuing constitutes an event of default under the indenture:

        o our failure to pay any interest on the debentures for 30 days after the due date, except where we have properly deferred the interest payment;

        o our failure to pay any principal on the debentures when due whether at maturity, upon redemption or otherwise;

        o our failure to observe or perform any other covenants or agreements contained in the indenture for 90 days after written notice to us from the indenture trustee or the holders of at least 25% in aggregate outstanding principal amount of the debentures; or

        o our bankruptcy, insolvency or similar reorganizations in bankruptcy or dissolution of the trust, except for certain transactions specifically permitted by the trust agreement.

        The holders of a majority of the aggregate outstanding principal amount of the debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee, or the holders of at least 25% in aggregate outstanding principal amount of the debentures, may declare the principal due and payable immediately upon an event of default under the indenture. The holders of a majority of the outstanding principal amount of the debentures may rescind and annul the declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the indenture trustee as long as the holders of a majority in liquidation amount of the preferred securities have consented to the waiver of default. The holders may not annul the declaration and waive a default if the default is the non-payment of the principal of the debentures that has become due solely by the acceleration.

        So long as the property trustee is the holder of the debentures, if an event of default under the indenture has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the debentures, and any other amounts payable under the indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the debentures.

        We are required to file annually with the indenture trustee a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the indenture.

Enforcement of Certain Rights by Holders of the Preferred Securities

        If an event of default under the indenture has occurred and is continuing and the event is attributable to the failure by us to pay interest on or principal of the debentures on the date on which the payment is due and payable, then a holder of preferred securities may institute a direct action against us to compel us to make the payment. We may not amend the indenture to remove the foregoing right to bring a direct action without the prior written consent of all of the holders of the preferred securities. If the right to bring a direct action is removed, the trust may become subject to the reporting obligations under the Securities Exchange Act of 1934.

        The holders of the preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the debentures unless there has been an event of default under the trust agreement. See "Description of the Preferred Securities--Events of Default; Notice" beginning on page ___.

Consolidation, Merger, Sale of Assets and Other Transactions

        We may not consolidate with or merge into any other entity or convey or transfer our properties and assets substantially as an entirety to any entity, and no entity may be consolidated with or merged into us or sell, convey, transfer or otherwise dispose of its properties and assets substantially as an entirety to us, unless:

        o if we consolidate with or merge into another entity or convey or transfer our properties and assets substantially as an entirety to any entity, the successor entity is organized under the laws of the United States or any state or the District of Columbia, and the successor entity expressly assumes by supplemental indenture our obligations on the debentures, and the ultimate parent entity of the successor entity expressly assumes our obligations under the guarantee, to the extent the preferred securities are then outstanding;

        o immediately after the transaction, no event of default under the indenture, and no event that, after notice or lapse of time, or both, would become an event of default under the indenture, has occurred and is continuing; and

        o  other conditions as prescribed in the indenture are met.

        Under certain circumstances, if we consolidate or merge with another entity, or transfer or sell substantially all of our assets to another entity, such transaction may be considered to involve a replacement of the trust, and the provisions of the trust agreement relating to a replacement of the trust would apply to such transaction. See "Description of the Preferred Securities--Mergers, Consolidations, Amalgamations or Replacements of the Trust" beginning on page ___.

Satisfaction and Discharge

        The indenture will cease to be of further effect and we will be deemed to have satisfied and discharged our obligations under the indenture when all debentures not previously delivered to the indenture trustee for cancellation:

        o  have become due and payable; or

        o will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we deposit or cause to be deposited with the indenture trustee funds, in trust, in an amount sufficient to pay and discharge the entire indebtedness on the debentures not previously delivered to the indenture trustee for cancellation, for the principal and interest due on the stated maturity or redemption date, as the case may be.

        We may still be required to provide officers' certificates and opinions of counsel and pay fees and expenses due after these events occur.

Governing Law

        The indenture and the debentures will be governed by and construed in accordance with New York law.

Information Concerning the Indenture Trustee

        The indenture trustee is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debentures, unless offered reasonable security or indemnity by the holder against the costs, expenses and liabilities that might be incurred. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Miscellaneous

        We have agreed, pursuant to the indenture, for so long as preferred securities remain outstanding:

        o to maintain directly or indirectly 100% ownership of the common securities of the trust, except that certain successors that are permitted pursuant to the indenture may succeed to our ownership of the common securities;

        o not to voluntarily terminate, wind up or liquidate the trust without any required regulatory approval;

        o to use our reasonable efforts to cause the trust (a) to remain a business trust and to avoid involuntary termination, winding up or liquidation, except in connection with a distribution of debentures, the redemption of all of the trust securities of the trust or mergers, consolidations or amalgamations, each as permitted by the trust agreement; and (b) to otherwise continue not to be treated as an association taxable as a corporation or partnership for federal income tax purposes;

        o to use our reasonable efforts to cause each holder of trust securities to be treated as owning an individual beneficial interest in the debentures;

        o to use our best efforts to maintain the eligibility of the preferred securities for inclusion, quotation or listing in the Nasdaq National Market or on any national securities exchange or other organization for as long as the preferred securities are outstanding; and

        o not to issue or incur, directly or indirectly, additional trust preferred securities that are senior in right of payment to the preferred securities.


                          DESCRIPTION OF THE GUARANTEE

        The preferred securities guarantee agreement will be executed and delivered by us concurrently with the issuance of the preferred securities for the benefit of the holders of the preferred securities. The guarantee agreement will be qualified as an indenture under the Trust Indenture Act. Bankers Trust Company, the guarantee trustee, will act as trustee for purposes of complying with the provisions of the Trust Indenture Act, and will also hold the guarantee for the benefit of the holders of the preferred securities.

        The following discussion contains a description of the material provisions of the guarantee and is subject to, and is qualified in its entirety by reference to, the guarantee agreement and the Trust Indenture Act. We urge prospective investors to read the form of the guarantee agreement, which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

        We agree to pay in full on a subordinated basis, to the extent described in the guarantee agreement, the guarantee payments, as defined below, to the holders of the preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

        The following payments with respect to the preferred securities are called the "guarantee payments" and, to the extent not paid or made by the trust and to the extent that the trust has funds available for those distributions, will be subject to the guarantee:

        o any accumulated and unpaid distributions required to be paid on the preferred securities;

        o with respect to any preferred securities called for redemption, the redemption price; and

        o upon a voluntary or involuntary dissolution, winding up or termination of the trust, other than in connection with the distribution of debentures to the holders of preferred securities in exchange for preferred securities, the lesser of:

           (a)  the amount of the liquidation distribution; and

           (b) the amount of assets of the trust remaining available for distribution to the holders of preferred securities in liquidation of the trust.

        We may satisfy our obligations to make a guarantee payment by making a direct payment of the required amounts to the holders of the preferred securities or by causing the trust to pay the amounts to the holders.

        The guarantee agreement is a guarantee, on a subordinated basis, of the guarantee payments, but the guarantee only applies to the extent the trust has funds available for those distributions. If we do not make interest payments on the debentures purchased by the trust, the trust will not have funds available to make the distributions and will not pay distributions on the preferred securities.

Status of the Guarantee

        The guarantee constitutes our unsecured obligation that ranks subordinate and junior in right of payment to any future senior and subordinated debt in the same manner as the debentures. We expect to incur additional indebtedness in the future, although we have no specific plans in this regard presently and, except in certain circumstances, neither the indenture nor the trust agreement limits the amounts of senior and subordinated debt that we may incur.

        The guarantee constitutes a guarantee of payment and not of collection. If we fail to make guarantee payments when required, holders of preferred securities may institute a legal proceeding directly against us to enforce their rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

        The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution of the debentures to the holders of the preferred securities. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent we may be recognized as a creditor of that subsidiary. Our obligations under the guarantee, therefore, will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments under the guarantee.

Amendments

        Except with respect to any changes that do not materially adversely affect the rights of holders of the preferred securities, in which case no vote will be required, the guarantee may be amended only with the prior approval of the holders of a majority of the aggregate liquidation amount of the outstanding preferred securities. See "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement" beginning on page __.

Events of Default; Remedies

        An event of default under the guarantee agreement will occur upon our failure to make any required guarantee payments or to perform any other obligations under the guarantee. If the guarantee trustee obtains actual knowledge that an event of default has occurred and is continuing, the guarantee trustee must enforce the guarantee for the benefit of the holders of the preferred securities. The holders of a majority in aggregate liquidation amount of the preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee and may direct the exercise of any power conferred upon the guarantee trustee under the guarantee.

        Any holder of preferred securities may institute and prosecute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

        We are required to provide to the guarantee trustee annually a certificate as to whether or not we are in compliance with all of the conditions and covenants applicable to us under the guarantee agreement.

Termination of the Guarantee

        The guarantee will terminate and be of no further force and effect upon:

        o  full payment of the redemption price of the preferred securities;

        o  full payment of the amounts payable upon liquidation of the trust; or

        o distribution of the debentures to the holders of the preferred securities.

        If at any time any holder of the preferred securities must restore payment of any sums paid under the preferred securities or the guarantee, the guarantee will continue to be effective or will be reinstated with respect to such amounts.

Information Concerning the Guarantee Trustee

        The guarantee trustee, other than during the occurrence and continuance of our default in performance of the guarantee, undertakes to perform only those duties as are specifically set forth in the guarantee. When an event of default has occurred and is continuing, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of any preferred securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby; but this does not relieve the guarantee trustee of its obligations to exercise the rights and powers under the guarantee in the event of a default.

Expense Agreement

        We will, pursuant to the agreement as to expenses and liabilities entered into by us and the trust, irrevocably and unconditionally guarantee to each person or entity to whom the trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of the preferred securities or other similar interests in the trust of the amounts due to the holders pursuant to the terms of the preferred securities or other similar interests, as the case may be. Third party creditors of the trust may proceed directly against us under the expense agreement, regardless of whether they had notice of the expense agreement.

Governing Law

        The guarantee will be governed by New York law.

  RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

        We irrevocably guarantee, as and to the extent described in this prospectus, payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of these amounts. We and the trust believe that, taken together, our obligations under the debentures, the indenture, the trust agreement, the expense agreement and the guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee, on a subordinated basis, of payment of distributions and other amounts due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities.

        If and to the extent that we do not make payments on the debentures, the trust will not pay distributions or other amounts due on the preferred securities. The guarantee does not cover payment of distributions when the trust does not have sufficient funds to pay the distributions. In this event, the remedy of a holder of preferred securities is to institute a legal proceeding directly against us for enforcement of payment of the distributions to the holder. Our obligations under the guarantee are subordinated and junior in right of payment to all of our other indebtedness.

Sufficiency of Payments

        As long as payments of interest and other payments are made when due on the debentures, these payments will be sufficient to cover distributions and other payments due on the preferred securities, primarily because:

        o the aggregate principal amount of the debentures will be equal to the sum of the stated liquidation amount of the trust securities;

        o the interest rate and interest and other payment dates on the debentures will match the distribution rate and distribution and other payment dates for the preferred securities;

        o we will pay for any and all costs, expenses and liabilities of the trust, except the obligations of the trust to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities; and

        o the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

Enforcement Rights of Holders of Preferred Securities

        A holder of any preferred security may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the guarantee trustee, the trust or any other person. A default or event of default under any of our senior or subordinated debt would not constitute a default or event of default under the trust agreement. In the event, however, of payment defaults under, or acceleration of, our senior or subordinated debt, the subordination provisions of the indenture provide that no payments may be made in respect of the debentures until the obligations have been paid in full or any payment default has been cured or waived. Failure to make required payments on the debentures would constitute an event of default under the trust agreement.

Limited Purpose of the Trust

        The preferred securities evidence preferred undivided beneficial interests in the assets of the trust. The trust exists for the exclusive purposes of issuing the trust securities, investing the proceeds thereof in debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of a preferred security and the rights of a holder of a debenture is that a holder of a debenture is entitled to receive from us the principal amount of and interest accrued on debentures held, while a holder of preferred securities is entitled to receive distributions from the trust, or from us under the guarantee agreement, if and to the extent the trust has funds available for the payment of the distributions.

Rights Upon Termination

        Upon any voluntary or involuntary termination, winding-up or liquidation of the trust involving the liquidation of the debentures, the holders of the preferred securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination" beginning on page __.

        Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the debentures, would be a subordinated creditor of ours. Therefore, the property trustee would be subordinated in right of payment to all of our senior and subordinated debt, but is entitled to receive payment in full of principal and interest before any of our shareholders receive payments or distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of the trust other than the obligations of the trust to pay to holders of the preferred securities the amounts due to the holders pursuant to the terms of the preferred securities, the positions of a holder of the preferred securities and a holder of the debentures relative to our other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.


                         FEDERAL INCOME TAX CONSEQUENCES

General

        The following discussion of the material United States federal income tax considerations that may be relevant to the purchasers of preferred securities, insofar as the discussion relates to matters of law and legal conclusions, represents the opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., counsel to Northwest Bancorp, Inc. and the trust.

        The conclusions expressed herein are based upon current provisions of the Internal Revenue Code of 1986, as amended, regulations thereunder and current administrative rulings and court decisions, all of which are subject to change at any time, with possible retroactive effect. Subsequent changes may cause tax consequences to vary substantially from the consequences described below. Furthermore, the authorities on which the following summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of preferred securities may differ from the treatment described below.

        No attempt has been made in the following discussion to comment on all federal income tax matters affecting purchasers of preferred securities. Moreover, the discussion generally focuses on holders of preferred securities who are individual citizens or residents of the United States and trusts and estates whose federal taxable income is taxed in the same manner as individual citizens or residents of the United States, and who acquire preferred securities on their original issue at their initial offering price and hold preferred securities as capital assets. The discussion has only limited application to dealers in securities, corporations, partnerships, or nonresident aliens and does not address all the tax consequences that may be relevant to holders who may be subject to special tax treatment, such as, for example, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors or persons that will hold the preferred securities as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. The following discussion also does not address the tax consequences to persons that have a functional currency other than the U.S. dollar or the tax consequences to shareholders, partners or beneficiaries of a holder of preferred securities. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the preferred securities. Accordingly, each prospective investor should consult, and should rely exclusively on, the investor's own tax advisors in analyzing the federal, state, local and foreign tax consequences of the purchase, ownership or disposition of preferred securities with regard to the particular tax consequences specific to that investor, which may vary for investors indifferent tax situations, and not addressed in this discussion.

Classification of the Debentures

        We intend to take the position that the debentures will be classified for federal income tax purposes as our indebtedness under current law, and, by acceptance of a preferred security, you, as a holder, covenant to treat the debentures as indebtedness and the preferred securities as evidence of an indirect beneficial ownership interest in the debentures. No assurance can be given, however, that this position will not be challenged by the Internal Revenue Service ("IRS") or, if challenged, that it will be successful. The remainder of this discussion assumes that the debentures will be classified for federal income tax purposes as indebtedness of Northwest Bancorp, Inc.

Classification of the Trust

        Under current law and assuming full compliance with the terms of the trust agreement and indenture, the trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for federal income tax purposes, you, as a holder of preferred securities will be treated as owning an undivided beneficial interest in the debentures, and you will be required to include in your gross income any interest with respect to the debentures at the time such interest is accrued or is received, in accordance with your method of accounting. If the debentures were determined to be subject to the original issue discount ("OID") rules, you, as a holder would instead be required to include in your gross income any OID accrued with respect to your allocable share of the debentures whether or not cash was actually distributed to you.

Interest Payment Period and Original Issue Discount

        Under applicable Treasury regulations, debt instruments such as the debentures, which are issued at face value will not be considered issued with OID, even if their issuer can defer payments of interest, if the likelihood of any deferral is remote. Assuming the accuracy of our conclusion as set forth below that the likelihood of exercising our option to defer payments is remote, the debentures will not be treated as issued with OID. Accordingly, except as set forth below, stated interest on the debentures generally will be included in your income as ordinary income at the time it is paid or accrued in accordance with your regular method of accounting.

        A debt instrument will generally be treated as issued with OID if the stated interest on the instrument does not constitute "qualified stated interest." Qualified stated interest is generally any one of a series of stated interest payments on an instrument that are unconditionally payable at least annually at a single fixed rate. In determining whether stated interest on an instrument is unconditionally payable and thus constitutes qualified stated interest, remote contingencies as to the timely payment of stated interest are ignored. In the case of the debentures, we have concluded that the likelihood of exercising our option to defer payments of interest is remote. This is in part because we have commenced paying dividends on our common stock and intend to continue to do so, and we would be unable to continue paying these dividends, which could adversely affect the market for our common stock, if we deferred our payments under the debentures.

        If the likelihood that we would exercise the option to defer any payment of interest was determined not to be "remote" then the debentures would be treated as issued with OID at the time of issuance. However, so long as payments of interest are timely made, the difference will be minimal since actual payments of interest will approximate OID inclusions.

        If we actually exercise our option to defer the payment of interest, the debentures would be treated as issued with OID at the time of such exercise and all stated interest would thereafter be treated as OID as long as the debentures remained outstanding. In such event, all of your taxable interest income in respect of the debentures would constitute OID that would have to be included in income on a constant yield method before the receipt of the cash attributable to such income, regardless of your method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. The amount of such includible OID under this scenario would be significant. Consequently, you, as a holder of preferred securities would be required to include such OID in gross income even though we would not make any actual cash payments during an extension period.

        The Treasury regulations referred to above have not been interpreted by any court decisions or addressed in any ruling or other pronouncements of the IRS, and it is possible that the IRS could take a position contrary to the conclusions herein.

        Because income on the preferred securities will constitute interest, corporate holders of preferred securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the preferred securities.

Market Discount and Acquisition Premium

        Holders of preferred securities other than a holder who purchased the preferred securities upon original issuance or who purchased for a price other than the first price at which a substantial amount of the preferred securities were sold for money other than to a bond house, broker or other person acting as an underwriter, placement agent or wholesaler may be considered to have acquired their undivided interests in the debentures with "market discount" or "acquisition premium" as these phrases are defined for federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the preferred securities.

Receipt of Debentures or Cash Upon Liquidation of the Trust

        Under the circumstances described under "Description of the Preferred Securities--Redemption or Exchange" and "Liquidation Distribution Upon Termination," the debentures may be distributed to holders of preferred securities upon a liquidation of the trust. Under current federal income tax law, such a distribution would be treated as a nontaxable event to the holder and would result in the holder having an aggregate tax basis in the debentures received in the liquidation equal to the holder's aggregate tax basis in the preferred securities immediately before the distribution. A holder's holding period in debentures received in liquidation of the trust would include the period for which the holder held the preferred securities. If, however, an event occurs that results in the trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the preferred securities. Under certain circumstances described herein, the debentures may be redeemed for cash and the proceeds of the redemption distributed to holders in redemption of their preferred securities. Under current law, such a redemption should, to the extent that it constitutes a complete redemption, constitute a taxable disposition of the redeemed preferred securities, and, for federal income tax purposes, a holder should therefore recognize gain or loss as if the holder sold the preferred securities for cash.

Disposition of Preferred Securities

        A holder that sells preferred securities will recognize gain or loss equal to the difference between the amount realized on the sale of the preferred securities and the holder's adjusted tax basis in the preferred securities. A holder's adjusted tax basis in the preferred securities generally will be its initial purchase price increased by OID, if any, previously includable in the holder's gross income to the date of disposition, and decreased by payments, if any, received on the preferred securities in respect of OID to the date of disposition. A gain or loss of this kind will generally be a capital gain or loss and will be a long-term capital gain or loss if the preferred securities have been held for more than one year at the time of sale. The preferred securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying debentures.

        A holder that disposes of its preferred securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the debentures through the date of disposition in income as ordinary income, and to add the amount to its adjusted tax basis in its proportionate share of the underlying debentures deemed disposed of. Any OID included in income will increase a holder's adjusted tax basis as discussed above. To the extent the selling price is less than the holder's adjusted tax basis a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for federal income tax purposes.

Effect of Possible Changes in Tax Laws

        Congress has considered certain proposed tax law changes in the past that would, among other things, generally deny corporate issuers a deduction for interest in respect of certain debt obligations if the debt obligations have a maximum term in excess of 15 years and are not shown as indebtedness on the issuer's applicable consolidated balance sheet. Other proposed tax law changes would have denied interest deductions if the term was in excess of 20 years. Although these proposed tax law changes have not been enacted into law, there can be no assurance that tax law changes will not be reintroduced into future legislation that, if enacted after the date hereof, may adversely affect the federal income tax deductibility of interest payable on the debentures. The IRS may also challenge the deductibility of interest paid on the debentures, which, if such challenge were litigated resulting in the IRS's position being sustained, would trigger a Tax Event and possibly a redemption of the preferred securities. Accordingly, there can be no assurance that a Tax Event will not occur. A Tax Event would permit us, upon receipt of any required regulatory approvals, to cause a redemption of the preferred securities before, as well as after, December 31, 2006.

Backup Withholding and Information Reporting

        Interest paid, or, if applicable, OID accrued, on the preferred securities held of record by individual citizens or residents of the United States, or certain trusts, estates and partnerships, will be reported to the IRS on Forms 1099-INT, or, where applicable, Forms 1099-OID, which forms should be mailed to the holders by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the preferred securities may be subject to a "backup" withholding tax (30.5% for calendar year 2001) unless the holder complies with certain identification and other requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's federal income tax liability, provided the required information is provided to the Internal Revenue Service.

        The federal income tax discussion set forth above is included for general information only and may not be applicable depending upon the particular situation of a holder of preferred securities. Holders of preferred securities should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the preferred securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws and particularly with regard to the tax consequences that vary for investors indifferent tax situations.

                              ERISA CONSIDERATIONS

        Employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, or Section 4975 of the Internal Revenue Code, generally may purchase preferred securities, subject to the investing fiduciary's determination that the investment in preferred securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the plan. In any case, we and/or any of our affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code) with respect to certain plans. These plans generally include plans maintained or sponsored by, or contributed to by, any such persons with respect to which we or any of our affiliates are a fiduciary or plans for which we or any of our affiliates provide services. The acquisition and ownership of preferred securities by a plan (or by an individual retirement arrangement or other plans described in Section 4975(e)(1) of the Internal Revenue Code) with respect to which we or any of our affiliates are considered a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code, unless the preferred securities are acquired pursuant to and in accordance with an applicable exemption. As a result, plans with respect to which we or any of our affiliates is a party in interest or a disqualified person should not acquire preferred securities unless the preferred securities are acquired pursuant to and in accordance with an applicable exemption. Any other plans or other entities whose assets include plan assets subject to ERISA or Section 4975 of the Internal Revenue Code proposing to acquire preferred securities should consult with their own counsel.


                                  UNDERWRITING

        Subject to the terms and conditions of the underwriting agreement among us, the trust and Ryan, Beck & Co., LLC and Janney Montgomery Scott, LLC, Ryan, Beck & Co., LLC and Janney Montgomery Scott, LLC have severally agreed to purchase from the trust, and the trust has agreed to sell to them, the number of preferred securities listed below opposite their names.

                                                 Number of
Underwriters                               Preferred Securities
------------                               --------------------

Ryan, Beck & Co., LLC...............
Janney Montgomery Scott, LLC........

Total...............................             2,000,000

        Under the terms and conditions of the underwriting agreement, the underwriters are committed to accept and pay for all of the preferred securities, if any are taken. In the underwriting agreement, the obligations of the underwriters are subject to approval of certain legal matters by their counsel, including the authorization and the validity of the preferred securities, and to other conditions contained in the underwriting agreement, such as receipt by the underwriters of officers' certificates and legal opinions.

        The underwriters propose to offer the preferred securities, in part, directly to the public at the public offering price set forth on the cover page of this prospectus, and, in part, to certain securities dealers (who may include the underwriters) at this price, less a concession not in excess of $ per preferred security. The underwriters may allow, and the selected dealers may reallow, a concession not in excess of $ per preferred security to certain brokers and dealers.

        The trust has granted to the underwriters an option, exercisable within 30 days after the date of this prospectus, to purchase up to 300,000 additional preferred securities at the same price per preferred security as set forth in the table below. If the underwriters purchase any of the additional preferred securities under this option, each underwriter will be committed to purchase the additional shares in approximately the same proportion allocated to them in the table above. The underwriters may exercise the option only for the purpose of covering over-allotments, if any, made in connection with the distribution of the preferred securities being offered.

        If the underwriters exercise their option to purchase additional preferred securities, the trust will issue and sell to us additional common securities, and we will issue and sell to the trust, debentures in an aggregate principal amount equal to the total aggregate liquidation amount of the additional preferred securities being purchased under the option and the additional common securities sold to us.

        The table below shows the price and proceeds on a per preferred security and aggregate basis. The proceeds to be received by the trust, as shown in the table below, do not reflect estimated expenses payable by us. See "Use of Proceeds" on page ________.

                          Per Preferred                      Total With Exercise
                          Security           Total           of Over allotment
                                                             Option
Public offering price     $25.00             $50,000,000     $57,500,000
Proceeds, before          $25.00             $50,000,000     $57,500,000
expenses, to the trust
Underwriting commission
Net proceeds to the
trust

        At our request, the underwriters have reserved up to approximately _______ preferred securities for sale to our directors and executive officers and certain preferred customers who have expressed an interest in purchasing the preferred securities in this offering. These preferred securities will be sold to such persons through brokerage accounts opened specifically for such purpose through the underwriters. The price for such preferred securities will be the initial public offering price. The number of shares available to the general public will be reduced to the extent such persons purchase these reserved preferred securities. Any preferred securities that are not so purchased by such persons at the initial closing of this offering will be sold by the underwriters to the general public on the same terms as the other preferred securities offered hereby.

        The offering of the preferred securities is made for delivery when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offering without notice. The underwriters reserve the right to reject any order for the purchase of the preferred securities. After the preferred securities are released for sale to the public, the underwriters may, from time to time, change the offering price and other selling terms.

        We and the trust have agreed to indemnify the underwriters against several liabilities, including liabilities under the Securities Act of 1933. We have also agreed to reimburse the underwriters for their out-of-pocket expenses, including their legal fees and expenses.

        We have applied to have the preferred securities included in the Nasdaq National Market under the symbol "NWSBP", and trading is expected to commence on or prior to delivery of the preferred securities. The representatives have advised the trust that they presently intend to make a market in the preferred securities after the commencement of trading on the Nasdaq National Market. However, we cannot assure you as to the liquidity of the preferred securities or that an active and liquid market will develop or, if developed, that the market will continue. The offering price and distribution rate have been determined by negotiations between the underwriters and us, and the offering price of the preferred securities may not be indicative of the market price following the offering. The representatives will have no obligation to make a market in the preferred securities, however, and may cease market-making activities, if commenced, at any time.

        In connection with the offering, the underwriters may engage in transactions that are intended to stabilize, maintain or otherwise affect the price of the preferred securities during and after the offering, such as the following:

        o the underwriters may over-allot or otherwise create a short position in the preferred securities for their own account by selling more preferred securities than have been sold to them;

        o the underwriters may elect to cover any short position by purchasing preferred securities in the open market or by exercising the over-allotment option;

        o the underwriters may stabilize or maintain the price of the preferred securities by bidding;

        o  the underwriters may engage in passive market making transactions;
           and

        o the underwriters may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in this offering are reclaimed if preferred securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise.

        The effect of these transactions may be to stabilize or maintain the market price at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the preferred securities to the extent that it discourages resales. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions may be effected in the Nasdaq National Market or otherwise and, if commenced, may be discontinued at any time.

        Because the National Association of Securities Dealers, Inc. may view the preferred securities as interests in a direct participation program, the offer and sale of the preferred securities is being made in compliance with the provisions of Rule 2810 under the NASD Conduct Rules.

        Certain of the underwriters and their affiliates have performed and may perform in the future, from time to time, investment banking and other services for us in the ordinary course of business and have received and may receive customary fees from us for their services.


                                  LEGAL MATTERS

        Certain legal matters, including matters relating to federal income tax considerations, for Northwest Bancorp, Inc. and the trust will be passed upon Luse Lehman Gorman Pomerenk & Schick, P.C., counsel to Northwest Bancorp, Inc. and the trust. Certain legal matters will be passed upon for the underwriters by Thacher Proffitt & Wood, New York, New York. Luse Lehman Gorman Pomerenk & Schick, P.C. and Thacher Proffitt & Wood will rely on the opinion of _____________________________ as to certain matters of Delaware law.

                         WHERE YOU CAN FIND INFORMATION

        This prospectus is a part of a Registration Statement on Form S-3 filed by us and the trust with the SEC under the Securities Act, with respect to the preferred securities, the debentures and the guarantee. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and documents incorporated by reference. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

        We file periodic reports, proxy statements and other information with the SEC. Our filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also inspect and copy these materials at the public reference facilities of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information.

        The trust is not currently subject to the information reporting requirements of the Securities Exchange Act of 1934 and, although the trust will become subject to such requirements upon the effectiveness of the registration statement, it is not expected that the trust will file separate reports under the Exchange Act.

        Each holder of the trust securities will receive a copy of our annual report at the same time as we furnish the annual report to the holders of our common stock.


                                     EXPERTS

        The consolidated financial statements of Northwest Bancorp, Inc. appearing in Northwest Bancorp, Inc.'s annual report (Form 10-K) for the year ended June 30, 2001, have been audited by KPMG LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


                       DOCUMENTS INCORPORATED BY REFERENCE

        We "incorporate by reference" into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you through those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference and some information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference our Annual Report on Form 10-K for the year ended June 30, 2001, filed with the SEC on September 28, 2001, and our Current Report on Form 8-K filed with the SEC on October 23, 2001.

        We also incorporate by reference any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and before the time that all of the securities offered in this prospectus are sold.

        You may request, and we will provide, a copy of these filings at no cost by contacting Gregory C. LaRocca, Corporate Secretary, at the following address and phone number:

                             Northwest Bancorp, Inc.
                                301 Second Avenue
                           Warren, Pennsylvania 16365
                                 (814) 726-2140

================================================================================

                                TABLE OF CONTENTS


                                                       Page
                                                       ----
Prospectus Summary...............................
Selected Consolidated Financial Data.............
Risk Factors.....................................
Special Note Regarding Forward-Looking...........
   Statements....................................
Use of Proceeds..................................
Capitalization...................................
Accounting Treatment.............................
Description of the Trust.........................
Description of the Preferred Securities..........
Book-Entry Issuance..............................
Description of the Debentures....................
Description of the Guarantee.....................
Relationship Among the Preferred Securities,
   the Debentures and the Guarantee..............
Federal Income Tax Consequences..................
ERISA Considerations.............................
Underwriting.....................................
Legal Matters....................................
Where You Can Find Information...................
Experts..........................................
Documents Incorporated by Reference.
                                      ____________________

o You should only rely on the information contained or incorporated by reference in this prospectus. We have not, and our underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

o We are not, and our underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

o You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only.

o This prospectus does not constitute an offer to sell, or the solicitation of any offer to buy, any securities other than the securities to which it relates.

================================================================================

================================================================================

                         2,000,000 Preferred Securities

                            Northwest Capital Trust I

                               % Cumulative Trust
                              Preferred Securities

                 (Liquidation Amount $25 per Preferred Security)

                     Fully, irrevocably and unconditionally
                     guaranteed on a subordinated basis, as
                        described in this prospectus, by

                             Northwest Bancorp, Inc.

                               ___________________

                                   $50,000,000
                          % Subordinated Debentures of

                             Northwest Bancorp, Inc.

                               __________________

                                   Prospectus
                                     , 2001
                               __________________


                              Ryan, Beck & Co., LLC

                           Janney Montgomery Scott LLC

================================================================================

PART II:       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.       Other Expenses of Issuance and Distribution

         The following table sets forth the estimated costs and expenses, other than the underwriting commissions, payable by Northwest Bancorp in connection with the sale of the securities being registered.

     SEC registration fee.............................$ 14,375
     NASD filing fee..................................$  5,100
     Nasdaq National Market listing fee...............$ 43,750
     Legal fees and expenses of Registrant's counsel..$ 85,000
     EDGAR expenses...................................$  7,000
     Accounting fees and expenses.....................$ 50,000
     Printing and engraving expenses..................$ 20,000
     Trustee fees and expenses........................$ 12,500
     Transfer agent fees and expenses.................$  2,000
     Blue Sky fees and expenses.......................$  5,000
     Miscellaneous....................................$  5,275
        Total.........................................$250,000

Item 15.       Indemnification of Directors and Officers

        Generally, federal regulations define areas for indemnity coverage for federal subsidiary holding companies as follows:

(a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

        (i) Any amount for which that person becomes liable under a judgment in such action; and

        (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgment in such enforcement action.

(b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

        (i)   Final judgment on the merits is in his or her favor; or

        (ii) In case of: (a) Settlement, (b) Final judgment against him or her, or (c) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

(c)   As used in this paragraph:

        (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

        (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

        (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

        (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 16.       Exhibits:

The exhibits filed as part of this registration statement are as follows:

1.1     Form of underwriting agreement
4.1     Trust Agreement.
4.2     Form of Amended and Restated Trust Agreement of Northwest Capital
        Trust I.
4.3     Form of Certificate of Trust (attached as exhibit A to exhibit 4.2).
4.4 Form of Common Stock Certificate of Northwest Capital Trust I (attached as exhibit B to exhibit 4.2).
4.5 Form of Agreement as to Expenses and Liabilities of Northwest Capital Trust (attached as exhibit C to exhibit 4.2).
4.6 Form of Preferred Stock Certificate of Northwest Capital Trust I (attached as exhibit D to exhibit 4.2).
4.7     Form of Certificate of Authentication (attached as exhibit E to exhibit
        4.2).
4.8 Form of Preferred Securities Guarantee Agreement between Northwest Bancorp, Inc. and Bankers Trust Company, as guarantee trustee.
4.9     Form of Indenture between Northwest Bancorp, Inc. and Bankers Trust
        Company.
4.10    Form of Subordinated Debenture due 2031 (attached as exhibit A to exhibit 4.9)
5.1     Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.
5.2     Opinion of Delaware counsel*
8.1     Form of Federal tax opinion of Luse Lehman Gorman Pomerenk &
        Schick, P.C.
12.1    Calculation of ratios of earnings to fixed charges
23.1    Consent of KPMG LLP
23.2    Consent of Luse Lehman Gorman Pomerenk & Schick (included in Exhibits
        5.1 and 8.1)
23.3    Consent of Delaware counsel*
24.1    Powers of attorney (set forth on signature page)
25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as indenture trustee under the Indenture for % Subordinated Debentures due 2031 of Northwest Bancorp, Inc.
25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as property trustee and Delaware trustee under the Amended and Restated Trust Agreement for Northwest Capital Trust I.
25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as guarantee trustee under the Preferred Securities Guarantee Agreement relating to Northwest Capital trust I.
______________________________
*       To be filed supplementally or by amendment.

Item 17.  Undertakings.

         The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of Northwest Bancorp, Inc. pursuant to the provisions described in Item 16 or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

         The undersigned registrants hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

         The undersigned registrants hereby undertake that:

        For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by Northwest Bancorp, Inc. pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

        For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
                                               SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Northwest Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Pennsylvania, on the 17th day of October, 2001.

                                           Northwest Bancorp, Inc.
                                           (Co-Registrant)

                                    By:    /s/ William J. Wagner
                                           -------------------------------------
                                           William J. Wagner
                                           President and Chief Executive Officer
                                           (Duly Authorized Representative)


        Pursuant to the requirements of the Securities Act of 1933, as amended, Northwest Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warren, State of Pennsylvania, on the 17th day of October, 2001.

                                                   Northwest Capital Trust I
                                                   (Co-Registrant)


                                            By:    /s/ William J. Wagner
                                                   -----------------------------
                                                   William J. Wagner
                                                   Trustee

                                            By:    /s/ Gregory C. LaRocca
                                                   -----------------------------
                                                   Gregory C. LaRocca
                                                   Trustee

                                            By:    /s/ William W. Harvey, Jr.
                                                   -----------------------------
                                                   William W. Harvey, Jr.
                                                   Trustee

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

     By signing below, each of the undersigned does hereby severally constitute and appoint William J. Wagner and Gregory C. LaRocca, his true and lawful attorneys and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (both pre-effective amendments and post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys and agents, and each and every one of them, full power and authority to do and perform each and every act and things requisite or necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys and agents, and each of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Signatures                      Title                            Date

/s/ William J. Wagner         President and Chief               October 17, 2001
William J. Wagner             Executive Officer
                              (Principal Executive,
                              Financial and Accounting
                              Officer)

/s/ John O. Hanna             Chairman of the Board             October 17, 2001
John O. Hanna

/s/ Robert G. Ferrier         Director                          October 17, 2001
Robert G. Ferrier


/s/ Richard E. McDowell       Director                          October 17, 2001
Richard E. McDowell

/s/ Joseph T. Stadler         Director                          October 17, 2001
Joseph T. Stadler

/s/ Joseph F. Long            Director                          October 17, 2001
Joseph F. Long

/s/ A. Paul King              Director                          October 17, 2001
A. Paul King

/s/ Thomas K. Creal, III      Director                          October 17, 2001
Thomas K. Creal, III

/s/ Richard L. Carr           Director                          October 17, 2001
Richard L. Carr

/s/ John M. Bauer             Director                          October 17, 2001
John M. Bauer
                                    7

    As filed with the Securities and Exchange Commission on October 29, 2001
                                              Registration No.   333-___________
                                              Registration No. 333-_________-01



                     _______________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     _______________________________________









                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM S-3
                             Northwest Bancorp, Inc.
                            Northwest Capital Trust I
                              WARREN, PENNSYLVANIA

EXHIBIT INDEX

1.1     Form of underwriting agreement
4.1     Trust Agreement.
4.2     Form of Amended and Restated Trust Agreement of Northwest Capital
        Trust I.
4.3     Form of Certificate of Trust (attached as exhibit A to exhibit 4.2).
4.4 Form of Common Stock Certificate of Northwest Capital Trust I (attached as exhibit B to exhibit 4.2).
4.5 Form of Agreement as to Expenses and Liabilities of Northwest Capital Trust (attached as exhibit C to exhibit 4.2).
4.6 Form of Preferred Stock Certificate of Northwest Capital Trust I (attached as exhibit D to exhibit 4.2).
4.7     Form of Certificate of Authentication (attached as exhibit E to exhibit
        4.2).
4.8 Form of Preferred Securities Guarantee Agreement between Northwest Bancorp, Inc. and Bankers Trust Company, as guarantee trustee.
4.9     Form of Indenture between Northwest Bancorp, Inc. and Bankers Trust
        Company.
4.10    Form of Subordinated Debenture due 2031 (attached as exhibit A to exhibit 4.9)
5.1     Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.
5.2     Opinion of Delaware counsel*
8.1     Form of Federal tax opinion of Luse Lehman Gorman Pomerenk &
        Schick, P.C.
12.1    Calculation of ratios of earnings to fixed charges
23.1    Consent of KPMG LLP
23.2    Consent of Luse Lehman Gorman Pomerenk & Schick (included in Exhibits
        5.1 and 8.1)
23.3    Consent of Delaware counsel*
24.1    Powers of attorney (set forth on signature page)
25.1 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as indenture trustee under the Indenture for % Subordinated Debentures due 2031 of Northwest Bancorp, Inc.
25.2 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as property trustee and Delaware trustee under the Amended and Restated Trust Agreement for Northwest Capital Trust I.
25.3 Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Bankers Trust Company, as guarantee trustee under the Preferred Securities Guarantee Agreement relating to Northwest Capital trust I.
______________________________
*       To be filed supplementally or by amendment.

                                  EXHIBIT 1.1

                            NORTHWEST CAPITAL TRUST I

                                 (a Delaware business trust)

                         2,000,000 Preferred Securities

                         _____% Cumulative Trust Preferred Securities
                       (Liquidation Amount $25 per Preferred Security)


                             UNDERWRITING Agreement




                                                                __________, 2001



Ryan, Beck & Co., LLC
220 South Orange Avenue
Livingston, New Jersey 07039

Janney Montgomery Scott LLC
1801 Market Street
Philadelphia, Pennsylvania  19103

Ladies and Gentlemen:

               Northwest Capital Trust I (the "Trust"), a statutory business trust organized under the Business Trust Act of the State of Delaware (the "Delaware Act"), and Northwest Bancorp, Inc., a federal corporation (the "Company"), as depositor of the Trust and as guarantor (the Trust and the Company are referred to collectively as the "Offerors"), hereby confirm their agreement with Ryan, Beck & Co., Inc. and Janney Montgomery Scott LLC (together, the "Underwriter"), with respect to the issue and sale by the Trust and the purchase by the Underwriter of 2,000,000 (the "Initial Securities") of the Trust's _____% Cumulative Trust Preferred Securities (the "Preferred Securities"). The Trust and the Company also propose to issue and sell to the Underwriter, at the Underwriter's option, up to an additional 300,000 Preferred Securities (the "Option Securities") as set forth herein. The term "Preferred Securities" as used herein, unless indicated otherwise, shall mean the Initial Securities and the Option Securities.

               The Preferred Securities and the Common Securities (as defined herein) are to be issued pursuant to the terms of an Amended and Restated Trust Agreement dated as of __________, 2001 (the "Trust Agreement"), among the Company, as depositor, and ________________ (the "Trust Company"), a ________ banking corporation, as property trustee (the "Property Trustee"), ________________, a __________, as Delaware trustee (the "Delaware Trustee"), and ________________, _________________ and _________________ (the
"Administrative Trustees" and, together with the Property Trustee and the Delaware Trustee, the "Trustees") and the holders from time to time of undivided interests in the assets of the Trust. The Capital Securities will be guaranteed by the Company to the extent provided in the Guarantee Agreement, to be dated as of the closing time (as defined in Section 2 hereof) (the "Guarantee Agreement"), between the Company and the Trust Company, as trustee (the "Guarantee Trustee"), with respect to distributions and payments upon liquidation, redemption and otherwise. The assets of the Trust will consist of _____% junior subordinated debentures due __________, 20__ (the "Debentures") of the Company which will be issued under the Indenture to be dated as of __________, 2001 (the "Indenture"), between the Company and the Trust Company, as trustee (the "Indenture Trustee"). The Company has agreed to pay all costs, expenses and liabilities of the Trust payable to third parties, with certain exceptions, pursuant to the Agreement as to Expenses and Liabilities, dated as of __________, 2001, between the Company and the Trust (the "Expense Agreement"). Under certain circumstances, the Debentures will be distributable to the holders of undivided beneficial interests in the assets of the Trust. The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of the Trust's common securities (the "Common Securities") and will be used by the Trust to purchase an equivalent amount of the Debentures.

               The initial public offering price for the Preferred Securities, the purchase price to be paid by the Underwriter for the Preferred Securities, the commission per Preferred Security to be paid by the Company to the Underwriter and the rate of interest to be paid on the Preferred Securities shall be agreed upon by the Company and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Preferred Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

               The Offerors have prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File Nos. 333-_____ and 333-______-01) covering the registration of the Preferred Securities, the Guarantee and the Debentures under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and, if such registration statement has not become effective, the Company will prepare and file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus. Each prospectus used before the time such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it becomes effective, is herein called the "Registration Statement," and the prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, included in the Registration Statement at the time it becomes effective is herein called the "Prospectus," except that, if any revised prospectus provided to the Underwriter by the Company for use in connection with the offering of the Preferred Securities differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the 1933 Act ("Rule 424(b)"), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first furnished to the Underwriter for such use.

               The Company understands that the Underwriter proposes to make a public offering of the Preferred Securities (the "Offering") as soon as possible after the Registration Statement becomes effective. The Underwriter may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for the Preferred Securities.

Section 1.     Representations and Warranties.

(a) The Offerors jointly and severally represent and warrant to and agree with the Underwriter that:

(i) The Company meets the requirements for use of Form S-3 under the 1933 Act and, when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below (and, with respect to the Option Securities, up to the Option Closing Date referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"); (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Offerors by the Underwriter expressly for use in the Registration Statement or the Prospectus, or any information contained in any Form T-1 which is an exhibit to the Registration
        Statement. The statements contained under the caption   "Underwriting"
        in the Prospectus constitute the only information furnished to the Offerors in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

(ii)    The documents  incorporated by reference in the Prospectus pursuant to
        Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case after excluding any statement that does not constitute a part of the Registration Statement or the Prospectus pursuant to Rule 412 of the 1933 Act Regulations.

(iii) KPMG LLP, who are reporting upon the audited financial statements included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv) The consolidated financial statements, audited and unaudited (including the notes thereto), included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Prospectus are accurate in all material respects and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and unaudited consolidated financial statements included or incorporated by reference in the Registration Statement.

(v) The Company is a corporation duly organized, validly existing and in good standing under the laws of the United States of America with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each direct and indirect subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. The Company and each of its direct and indirect subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

(vi) The Company is duly registered with the Office of Thrift Supervision as a savings and loan holding company under the Home Owners' Loan Act of 1933, as amended ("HOLA"); each subsidiary of the Company that conducts business as a bank is duly authorized to conduct such business in each jurisdiction in which such business is currently conducted; and the deposit accounts of Northwest Savings Bank and Jamestown Savings Bank (each, a "Bank" and collectively the "Banks") are insured by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation (the "FDIC") up to the maximum allowable limits thereof. The Offerors have all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Preferred Securities and the Debentures.

(vii) Northwest Savings Bank is a savings bank duly organized, validly existing and in good standing under the laws of the State of Pennsylvania with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; Jamestown Savings Bank is a savings bank duly organized, validly existing and in good standing under the laws of the state of New York with corporate power and authority under such laws to own, lease and operate its properties and conduct its business; each Bank is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Bank and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock of each Bank and each of the Company's other subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

(viii) Except for the Banks and the Trust, the Company does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission.

(ix) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Capitalization." The capital stock of the Company and the Debentures conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

(x) This Agreement has been duly authorized, executed and delivered by the Offerors and, when duly executed by the Underwriter, will constitute the valid and binding agreement of the Offerors enforceable against the Offerors in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Guarantee Agreement, the Debentures, the Trust Agreement, the Expense Agreement and the Indenture have each been duly authorized and, when duly executed and delivered by the Company and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees, and in the case of the Indenture, by the Indenture Trustee, will constitute the valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by
        bankruptcy,  insolvency,   reorganization, moratorium or other similar
        laws relating to or affecting creditors' rights generally or general equitable principles. The Debentures are entitled to the benefits of the Indenture, and the Guarantee Agreement, the Debentures, the Trust Agreement, the Expense Agreement and the Indenture conform in all material respects to the descriptions thereof in the Prospectus. The Trust Agreement, the Guarantee Agreement and the Indenture have been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

(xi) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Delaware Act with the power and authority to own, lease and operate its properties and conduct its business as described in the Prospectus. The Trust has conducted no business to date, and it will conduct no business in the future that would be inconsistent with the description of the Trust set forth in the Prospectus. The Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the agreements and instruments contemplated by the Trust Agreement or described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature.

(xii) The Preferred Securities have been duly and validly authorized by the Trust for issuance and sale to the Underwriter pursuant to this Agreement and, when executed and authenticated in accordance with the terms of the Trust Agreement and delivered by the Trust to the Underwriter pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will constitute valid and legally binding obligations of the Trust enforceable in accordance with their terms and entitled
        to the  benefits  provided  by the Trust Agreement.   The  Preferred
        Securities conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same; the holders of the Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and the issuance of the Preferred Securities is not subject to any preemptive or other similar rights.

(xiii) The Common Securities have been duly and validly authorized by the Trust and, upon delivery by the Trust to the Company against payment therefor as described in the Prospectus, will be duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust and will conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same; the issuance of the Common Securities is not subject to any preemptive or other similar rights; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xiv) The issuance and sale of the Preferred Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Debentures by the Trust, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Trust Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Trust for the issue and sale of the Preferred Securities and the Common Securities by the Trust, the purchase of the Debentures by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement and the Trust Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, state securities laws or the TIA.

(xv) The issuance by the Company of the Guarantee and the Debentures, the compliance by the Company with all of the provisions of this Agreement, the execution, delivery and performance by the Company of the Trust Agreement, the Debentures, the Guarantee Agreement, the Expense Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required for the issue of the Guarantee and the Debentures or the consummation by the Company of the other transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, state securities laws or the TIA.

(xvi) The Trust has not engaged in any activity that would result in the Trust being, and after giving effect to the offering and sale of the Preferred Securities the Trust will not be, an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

(xvii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to the preemptive rights of any stockholder of the Company.

(xviii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock. Neither the Company, the Bank nor any other subsidiary has any material liability of any nature, contingent or otherwise, except as set forth in the Prospectus.

(xix) Neither the Company, the Banks nor any other subsidiary is in violation of any provision of its articles of incorporation, charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

(xx) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, the Banks or any other subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company, the Bank or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, if decided in a manner adverse to the Company, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(xxi) There are no material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

(xxii) Each of the Company and its direct and indirect subsidiaries, including the Banks, has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise are in full force and effect, and neither the Company, the Banks nor any other subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company, the Banks or any other subsidiary under any such lease or sublease or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii) Each of the Company and its direct and indirect subsidiaries, including each Bank, owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company, each Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.

(xxiv) No labor problem with the employees of the Company, the Banks or any other subsidiary exists or, to the best knowledge of the Company, is imminent that could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Bank's or any other subsidiary's principal suppliers, contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

(xxv) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(xxvi) Except as disclosed in the Prospectus, the Company and its direct and indirect subsidiaries, including the Banks, own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, "patent and proprietary rights") currently employed by them in connection with the business now operated by them except where the failure to own, possess or acquire such patent and proprietary rights would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise. Neither the Company, the Banks nor any other subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

(xxvii) The Company and each subsidiary of the Company have filed all federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes due and payable in respect of such returns, and no material deficiency has been asserted with respect thereto by any taxing authority.

(xxviii)The Preferred Securities have been approved for inclusion in the Nasdaq
        National Market.

(xxix) The Company has filed with the NASD all documents and notices required by the NASD of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

(xxx) Neither the Trust, the Company, the Bank nor any other subsidiary has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the Preferred Securities.

(xxxi) Neither the Company, the Banks nor any other subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, consumer credit, truth-in-lending, usury, currency transaction reporting, environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except such violations that have been fully cured or satisfied without recourse or that in the aggregate will not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

(xxxii) Neither the Company, the Banks nor any other subsidiary has any agreement or understanding with any person (A) concerning the future acquisition by the Company or the Bank of a controlling interest in any entity or (B) concerning the future acquisition by any person of a controlling interest in the Company, the Banks or any other subsidiary, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

(b) Any certificate signed by any authorized officer of the Company or the Bank and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

Section 2.     Sale and Delivery to the Underwriter; Closing.

(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Trust, 2,000,000 Initial Securities at the purchase price and terms set forth herein and in the Price Determination Agreement.

               In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriter to purchase up to an additional 300,000 Preferred Securities in accordance with the terms set forth herein and in the Price Determination Agreement. The option hereby granted will expire at 5:00 p.m. on the 30th day after the date the Registration Statement is declared effective by the Commission (or at 5:00 p.m. on the next business day following the 30th day if such 30th day is not a business day) and may be exercised, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is exercising the option and the time, date and place of payment and delivery for the Option Securities. Such time and date of delivery (the "Option Closing Date") shall be determined by the Underwriter but shall not be later than five full business days after the exercise of said option, nor in any event prior to Closing Time, as hereinafter defined, nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given.

(b) Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Thacher Proffitt & Wood, 11 West 42nd Street, New York, New York 10036, or at such other place as shall be agreed upon by the Company and the Underwriter, at 9:30 a.m. on the third full business day after the effective date of the Registration Statement, or at such other time not earlier than three nor more than ten full business days thereafter as the Underwriter and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned office of Thacher Proffitt & Wood, or at such other place as shall be agreed upon by the Company and the Underwriter, on the Option Closing Date as specified in the notice from the Underwriter to the Company. Payment for the Initial Securities and the Option Securities, if any, shall be made to the Company by wire transfer of immediately available funds, against delivery to the Underwriter for the account of the Underwriter of Preferred Securities to be purchased by it.

(c) The Preferred Securities shall be issued in the form of one or more fully registered global securities (the "Global Securities") in book-entry form in such denominations and registered in the name of the nominee of The Depository Trust Company ("DTC") or in such names as the Underwriter may request in writing at least one business day before the Closing Date or the Option Closing Date, as the case may be. The Global Securities representing the Initial Securities or the Option Securities to be purchased will be made available for examination by the Underwriter and counsel to the Underwriter not later than 10:00 a.m. on the business day prior to the Closing Time or the Option Closing Date, as the case may be.

Section 3. Certain Covenants of the Offerors. Each of the Offerors covenants jointly and severally with the Underwriter as follows:

(a) The Offerors will use their best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed,
(ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Offerors will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) The Offerors will not at any time file or make any amendment to the Registration Statement or, if the Offerors have elected to rely upon Rule 430A of the 1933 Act Regulations ("Rule 430A"), any amendment or supplement to the Prospectus (including documents incorporated by reference into the Registration Statement or the Prospectus) of which the Underwriter shall not previously have been advised and furnished a copy, or to which the Underwriter or counsel for the Underwriter shall reasonably object.

(c) The Offerors have furnished or will furnish to the Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith (including documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-3 under the 1933 Act) and signed copies of all consents and certificates of experts as the Underwriter may reasonably request.

(d) The Offerors will deliver or cause to be delivered to the Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Offerors hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Offerors will deliver or cause to be delivered to the Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Offerors have elected to rely upon Rule 430A, as soon as practicable after the Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested by the Underwriter during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request.

(e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Preferred Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or counsel for the Offerors, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

(f) The Offerors will use their best efforts, in cooperation with the Underwriter, to qualify the Preferred Securities and the Debentures for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Preferred Securities have been qualified as above provided.

(g) The Company will make generally available (within the meaning of Rule 158 of the 1933 Act Regulations ("Rule 158") to the holders of the Preferred Securities and the Underwriter as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

(h) The Trust shall apply the entire proceeds from its sale of the Preferred Securities, combined with the entire proceeds from the issuance by the Trust to the Company of the Trust's Common Securities, to purchase an equivalent amount of Debentures from the Company. The Company and the Bank will use the net proceeds received by them from the sale of the Debentures in the manner specified in the Prospectus under the caption "Use of Proceeds."

(i) The Offerors, during the period when a prospectus is required by the 1933 Act to be delivered in connection with sales of Preferred Securities, will file promptly all documents required to be filed with the Commission pursuant to
Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

(j) For a period of five years after the Closing Time, the Company will furnish to the Underwriter copies of all annual reports, quarterly reports and current reports filed by the Company with the Commission and such other documents, reports, proxy statements and information as shall be furnished by the Company to its stockholders generally.

(k) The Company will provide to the holders of the Preferred Securities annual reports containing financial statements audited by the Company's independent auditors and, upon written request, the Company's annual reports on Form 10-K.

(l) The Offerors will file with the NASD all documents and notices required by the NASD of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq Stock Market.

(m) The Company shall pay the legal fees and related filing fees of Thacher Proffitt & Wood, counsel to the Underwriter, to prepare one or more "blue sky" surveys (each, a "Blue Sky Survey") for use in connection with the offering of the Preferred Securities as contemplated by the Prospectus and a copy of such Blue Sky Survey or surveys shall be delivered to each of the Company and the Underwriter.

(n) If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A, then the Offerors will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b), copies of an amended Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

(o) The Company will, at its expense, subsequent to the issuance of the Preferred Securities, prepare and distribute to the Underwriter and counsel to the Underwriter a bound volume containing copies of the documents used in connection with the issuance of the Preferred Securities.

(p) The Offerors will not, prior to the Option Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K of the Commission, except as contemplated by the Prospectus.

(q) During a period of thirty (30) days from the date of the Prospectus, neither the Trust nor the Company will, without the prior written consent of the Underwriter, directly or indirectly, offer, sell, offer to sell, or otherwise dispose of any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or other securities of the Trust or the Company that are substantially similar to the Preferred Securities, including any guarantee of such securities. The foregoing sentence shall not apply to any of the Preferred Securities to be sold hereunder.

Section 4.     Payment of Expenses.

(a) The Offerors jointly and severally will pay and bear all costs and expenses incident to the performance of its and the Trust's obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, all amendments thereto, all preliminary prospectuses, the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriter, (b) the preparation, printing and distribution of this Agreement, the Preferred Securities and the Blue Sky Survey, (c) the issuance and delivery of the Preferred Securities to the Underwriter, including any transfer taxes payable upon the sale of the Preferred Securities to the Underwriter, (d) the fees and disbursements of the Company's counsel and accountants, (e) Nasdaq Stock Market filing fees, (f) fees and disbursements of Thacher Proffitt & Wood in connection with the Blue Sky Survey, (g) the qualification of the Preferred Securities under the applicable securities laws in accordance with Section 3(f) hereof, (h) any filing fee for review of the Offering by the NASD, (i) the legal fees and expenses of the Underwriter's counsel not to exceed $75,000 without the Company's prior approval, and general out-of-pocket expenses of the Underwriter, (j) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee, in connection with the Indenture and the Debentures; (k) the fees and expenses of the Property Trustee and Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and the Delaware Trustee, in connection with the Trust Agreement and the Certificate of Trust, and (l) all other costs incident to the performance of the Offerors' obligations hereunder.

(b) If (i) the Closing Time does not occur on or before December 31, 2001, (ii) the Company abandons or terminates the Offering, or (iii) this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or 9(a), the Company shall reimburse the Underwriter for its reasonable out-of-pocket expenses, as set forth in this Section 4, including the reasonable fees and disbursements of counsel for the Underwriter.

Section 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Preferred Securities that it has agreed to purchase pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Offerors contained herein or in certificates of the officers or trustees of the Offerors or any subsidiary delivered pursuant to the provisions hereof, to the execution of the Price Determination Agreement no later than 5:30 p.m. on the first business day following the date hereof, or at such later time as the Underwriter may agree in writing (in the Underwriter's sole discretion), to the performance by the Offerors of their respective obligations hereunder and to the following further conditions:

(a) The Registration Statement shall have become effective not later than 4:00 p.m. on the first business day following the date hereof, or at such later time or on such later date as the Underwriter may agree to in writing; at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall be pending or, to the Underwriter's knowledge or the knowledge of the Offerors, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter. If the Offerors have elected to rely upon Rule 430A, a prospectus containing the information required by Rule 430A shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)     At the Closing Time, the Underwriter shall have received:

(i) The favorable opinion, dated as of the Closing Time, of Luse Lehman Gorman Pomerenk & Schick ("Luse Lehman"), counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit B.

(ii) The favorable opinion, dated as of the Closing Time, of _________________, special Delaware counsel for the Offerors, in form and substance satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit C.

(iii) The favorable opinion, dated as of the Closing Time, of _________________, counsel for the Indenture Trustee and the Delaware Trustee, in form and substance satisfactory to counsel for the Underwriter, substantially in the form set forth in Exhibit D.

(iv) The favorable opinion, dated as of the Closing Time, of Thacher Proffitt & Wood, counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

               In giving such opinions, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States of America and the laws of Delaware in the case of [name of Delaware counsel] upon opinions of other counsel, who shall be counsel satisfactory to counsel for the Underwriter, in which case the opinion shall state that such counsel believes that it, the Underwriter and the Underwriter's counsel are entitled to so rely upon the opinions of such other counsel. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or trustees of the Company, the Banks and the Trust and certificates of public officials.

(c) At the Closing Time and again at the Option Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Offerors shall have complied in all material respects with Rule 430A (if they shall have elected to rely thereon), and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Offerors, threatened against the Company or any subsidiary or the Trust that would be required to be set forth in the Prospectus that is not set forth therein, and no proceedings shall be pending or, to the knowledge of the Offerors, threatened against either of the Offerors or any subsidiary of the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus; (iv) each of the Offerors shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or Option Closing Date, as applicable; (v) the other representations and warranties of the Offerors set forth in Section l(a) hereof shall be accurate in all material respects as though expressly made at and as of the Closing Time or Option Closing Date, as applicable; and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or, to the best knowledge of the Offerors, threatened by the Commission. At the Closing Time, the Underwriter shall have received a certificate of the Chairman of the Board or the President and the Chief Financial Officer or the Controller of the Company, dated as of the Closing Time, to such effect.

(d) At the time that this Agreement is executed by the Company, the Underwriter shall have received from KPMG LLP a letter or letters, dated such date, in form and substance satisfactory to the Underwriter, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that, with respect to the Company:

(i) in their opinion, the consolidated financial statements as of June 30, 2001 and 2000, and for each of the years in the three year period ended June 30, 2001 and the related financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

(ii) on the basis of procedures (but not an audit in accordance with generally accepted accounting standards) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, including a reading of the latest available interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the Board of Directors of the Company and the Bank and of the Audit and Executive Committees of the Board of Directors of the Bank since [June 30], 2001, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

(A) the unaudited interim consolidated financial information included or incorporated by reference in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus;

(B) at a specified date not more than three days prior to the date of this Agreement, there was any increase in total borrowings, real estate owned or Federal Home Loan Bank advances of the Company and its consolidated subsidiaries or any decrease in total assets, total deposits or stockholders' equity of the Company and its consolidated subsidiaries, any increase in the number of outstanding shares of capital stock of the Company and its consolidated subsidiaries or any increase or decrease in loan loss allowance of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at [June 30], 2001 included in the Registration Statement, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; or

(C) for the period from [July 1], 2001 to a specified date not more than three days prior to the date of this Agreement, there was any decrease in consolidated net interest income, non-interest income, net income or net income per share or any increase in the consolidated provision for loan losses, in each case as compared with a period of comparable length in the preceding year, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; and

(iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and have found such items to be in agreement with, the financial statements of the Company or general accounting records of the Company, as applicable, which are subject to the Company's internal accounting controls or other data and schedules prepared by the Company from such records); and

(iv) on the basis of a review of schedules provided to them by the Company, nothing came to their attention that caused them to believe that the pro forma information set forth in the Prospectus under the heading "Capitalization" had not been correctly calculated on the basis described therein.

(e) At the Closing Time, the Underwriter shall have received from KPMG LLP a letter, in form and substance satisfactory to the Underwriter and dated as of the Closing Time, reaffirming the statements made in the letter(s) furnished pursuant to Section 5(d) hereof, except that the inquiries specified in Section 5(d) hereof shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than three days prior to the Closing Time.

(f) At the Closing Time, counsel for the Underwriter shall have been furnished with all such documents, certificates and opinions as they may request for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as contemplated in this Agreement and the matters referred to in
Section 5(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Offerors, the performance of any of the covenants of the Offerors or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Preferred Securities and the Debentures as contemplated in this Agreement shall be satisfactory in form and substance to the Underwriter and to counsel for the Underwriter.

(g) Between the date of this Agreement and the Closing Time, (i) no downgrading shall have occurred in the rating accorded any securities of the Company or any deposit instruments of the Bank by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g) (2) of the 1933 Act Regulations and (ii) no such organization shall have given any notice of any intended or potential downgrading or of any surveillance or review, with possible negative implications, of its rating of any of the Company's securities or any deposit instruments of the Bank.

(h) The Company shall have paid, or made arrangements satisfactory to the Underwriter for the payment of, all such expenses as may be required by Section 4 hereof.

(i) In the event the Underwriter exercises its option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the obligations of the Underwriter to purchase the Option Securities that it has agreed to purchase shall be subject to the receipt by the Underwriter on the Option Closing Date of:

(i) A certificate, dated the Option Closing Date, of the Chairman of the Board or the President and the Chief Financial Officer or the Controller of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true as of the Option Closing Date;

(ii) The favorable opinion of Luse Lehman, counsel for the Company, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to Thacher Proffitt & Wood, counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof;

(iii)   The favorable opinion of ________________________________, special
        Delaware counsel for the Offerors, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to Thacher Proffitt & Wood, counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof;

(iv) The favorable opinion of ___________________________, counsel for the Indenture Trustee and the Delaware Trustee, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to Thacher Proffitt & Wood, counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by
        Section 5(b)(iii) hereof;

(v) The favorable opinion of Thacher Proffitt & Wood, counsel to the Underwriter, dated the Option Closing Date, relating to the Option Securities and otherwise to the same effect as the opinion required by
        Section 5(b)(iv) hereof; and

(vi) A letter from KPMG LLP addressed to the Underwriter and dated the Option Closing Date, in form and substance satisfactory to the Underwriter and substantially the same in form and substance as the letter(s) furnished to the Underwriter pursuant to Section 5(e) hereof.

(j) The Preferred Securities, the Guarantee and the Debentures shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the "blue sky" or securities laws of such jurisdictions as shall have been reasonably specified by the Underwriter, and the Offering contemplated by this Agreement shall have been cleared by the NASD.

               If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Underwriter on notice to the Offerors at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 of this Agreement. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 10 and 12 of this Agreement shall remain in effect.

Section 6.     Indemnification.

(a) The Offerors jointly and severally agree to indemnify and hold harmless the Underwriter, each officer, director, employee, agent and legal counsel of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation, provided such settlement is entered into with the consent of the Offerors as provided herein), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary prospectus or the Prospectus or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Company or the Trust or based upon written information furnished by or on behalf of the Company or the Trust filed in any jurisdiction in order to qualify the Preferred Securities under the "blue sky" or securities laws thereof or filed with the Commission, the NASD or any securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Underwriter, this Agreement or the compensation of the Underwriter furnished to the Offerors by or on behalf of the Underwriter expressly for inclusion in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Offerors contained in this Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by any of the Underwriter's directors, officers, employees and counsel according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all directors, officers, employees, agents, legal counsel and controlling persons of each affiliate of the Underwriter.

(b) The Underwriter agrees to indemnify and hold harmless each of the Offerors, each of their directors or trustees, each officer who signed the Registration Statement, and each person, if any, who controls the Offerors within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application in reliance upon and in conformity with written information about the Underwriter, this Agreement or the compensation of the Underwriter, furnished to either of the Offerors by the Underwriter expressly for inclusion in such preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application.

(c) An indemnified party shall give prompt notice to each indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties and the payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties that are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Offerors shall be jointly and severally liable for any settlement of any claim against the Underwriter (or any of its directors, officers, employees, agents, legal counsel or controlling persons) made with the Offerors' written consent, which consent shall not be unreasonably withheld. The Offerors shall not, without the written consent of the Underwriter, settle or compromise any claim against the Underwriter (or any of its directors, officers, employees, agents, legal counsel or controlling persons) based upon circumstances giving rise to an indemnification claim against the Offerors hereunder unless such settlement or compromise provides that the Underwriter and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

(d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Offerors, on the one hand, and the Underwriter, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage and expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Underwriter, on the other hand, from the underwriting, or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Underwriter, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability, claim, damage and expense, and any other relevant equitable considerations. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Underwriter shall not be obligated to contribute any amount hereunder that exceeds the amount of the underwriting commission paid to the Underwriter with respect to the Preferred Securities purchased by the Underwriter.

(e) The indemnity and contribution agreements contained herein are in addition to any liability which the Offerors may otherwise have to the Underwriter.

(f) Neither termination nor completion of the engagement of the Underwriter nor any investigation made by or on behalf of the Underwriter shall affect the indemnification obligations of the Offerors or the Underwriter hereunder, which shall remain and continue to be operative and in full force and effect.

Section 7. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Offerors or their officers or trustees set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Offerors or the Underwriter or any controlling person and will survive delivery of and payment for the Preferred Securities.

Section 8. Offering by the Underwriter. The Offerors are advised by the Underwriter that the Underwriter proposes to make a public offering of the Preferred Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriter deems advisable after the Registration Statement becomes effective. Because the NASD is expected to view the Preferred Securities as interests in a direct participation program, the offering of the Preferred Securities is being made in compliance with the applicable provisions of Rule 2810 of the NASD's Conduct Rules.

Section 9.     Termination of Agreement.

(a) The Underwriter may terminate this Agreement, by notice to the Offerors, at any time at or prior to the Closing Time (i) if there has been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any outbreak or escalation of existing hostilities or other national or international calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the Underwriter's judgment, impracticable to market the Preferred Securities or enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASD, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters, or (iv) if a banking moratorium has been declared by any federal, Pennsylvania or New York authority, or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Underwriter's judgment makes it inadvisable to proceed with the offering, sale and delivery of the Preferred Securities on the terms contemplated by the Prospectus, (vi) if the Underwriter reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Offerors in the Offerors' disclosure documents and that the sale of the Preferred Securities is inadvisable given such disclosures or (vii) if the Price Determination Agreement has not been executed by all the parties hereto prior to 5:30 p.m. on the first business day following the date of this Agreement.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 10 and 12 hereof shall remain in effect.

Section 10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

               If to the Underwriter:

                      Ryan, Beck & Co., Inc.
                      220 South Orange Avenue
                      Livingston, New Jersey 07039
                      Attention:  Ben A. Plotkin, Chairman and Chief
                                  Executive Officer

               with a copy to:

                      Thacher Proffitt & Wood
                      11 West 42nd Street
                      New York, New York  10038
                      Attention: Robert C. Azarow, Esq.

               If to the Company or the Trust:

                      Northwest Bancorp, Inc.
                      301 Second Avenue
                      Warren, Pennsylvania  16365
                      Attention: William J. Wagner, President and Chief
                                 Executive Officer

               with a copy to:

                      Luse Lehman Gorman Pomerenk & Schick, P.C.
                      5335 Wisconsin Avenue, N.W., Suite 400
                      Washington, D.C.  20015
                      Attention: Kenneth R. Lehman, Esq.

Section 11. Parties. This Agreement is made solely for the benefit of the Underwriter, and the officers, directors, employees, agents and legal counsel of the Underwriter specified in Section 6 hereof, the Trust and the Company and, to the extent expressed, any person controlling the Trust, the Company or the Underwriter, and the directors of the Company, or trustees of the Trust, their respective officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Preferred Securities.

Section 12. Arbitration. Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Pennsylvania before one or three arbitrators, each of whom shall be knowledgeable in the field of securities law and investment banking. Such arbitration shall be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator to appeal or review in any court of law or in equity or in any other tribunal, arbitration system or otherwise. Judgment upon any award granted by such arbitrator may be enforced in any court having jurisdiction thereof.

Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of New Jersey. Specified times of the day refer to New York City time.

Section 14. Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

               If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, the Trust and the Underwriter in accordance with its terms.


                                      Very truly yours,

                                      NORTHWEST CAPITAL TRUST I

                                      By:  Northwest Bancorp, Inc., as Depositor


                                      By:
                                         William J. Wagner
                                         President and Chief Executive Officer


                                      NORTHWEST BANCORP, INC.


                                      By:
                                         William J. Wagner
                                         President and Chief Executive Officer

Confirmed and accepted as of the date first above written:

RYAN, BECK & CO., LLC


By:
    Name:
    Title:





JANNEY MONTGOMERY SCOTT LLC


By:
    Name:
    Title:

                                                                       EXHIBIT A


                            NORTHWEST capital trust I

                           (a Delaware business trust)

                         2,000,000 Preferred Securities

                  _____% Cumulative Trust Preferred Securities
                 (Liquidation Amount $25 per Preferred Security)

                          price dETERMINATION agreement




                                                                __________, 2001



Ryan, Beck & Co., LLC
220 South Orange Avenue
Livingston, New Jersey  07039

Janney Montgomery Scott LLC
1801 Market Street
Philadelphia, Pennsylvania  19103

Ladies and Gentlemen:

        Reference is made to the Underwriting Agreement, dated the date hereof (the "Underwriting Agreement"), among Northwest Capital Trust I, a Delaware business trust (the "Trust"), Northwest Bancorp, Inc., a federal corporation (the "Company" and, together with the Trust, the "Offerors"), and Ryan, Beck & Co., Inc. (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from the Trust, subject to the terms and conditions set forth therein, of 2,000,000 of the ____% Cumulative Trust Preferred Securities of the Trust (the "Preferred Securities"), subject to the Underwriter's option to purchase up to an additional 300,000 Preferred Securities (to cover over-allotments, if any). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

        Pursuant to Section 2 of the Underwriting Agreement, the Offerors agree with the Underwriter as follows:

        1.     The public offering price per Preferred Security shall be $25.

        2. The purchase price for the Preferred Securities to be paid by the Underwriter shall be $25 per Preferred Security.

        3. The commission per Preferred Security to be paid by the Company to the Underwriter for its commitment hereunder shall be $______ per Preferred Security.

        4. The distribution rate on the Preferred Securities shall be ____% per annum.

        The Offerors represent and warrant to the Underwriter that the representations and warranties of the Offerors set forth in Section 1(a) of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

        This Agreement shall be governed by the laws of the State of New Jersey.

        If the foregoing is in accordance with the understanding of the Underwriter of the agreement between the Underwriter and the Offerors, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriter and the Offerors in accordance with its terms and the terms of the Underwriting Agreement.

                                      Very truly yours,

                                      NORTHWEST CAPITAL TRUST I

                                      By:  Northwest Bancorp, Inc., as Depositor


                                      By:
                                         William J. Wagner
                                         President and Chief Executive Officer


                                      NORTHWEST BANCORP, INC.


                                      By:
                                         William J. Wagner
                                         President and Chief Executive Officer


Confirmed and accepted as of the date first above written:

RYAN, BECK & CO., LLC


By: __________________________
    Name:
    Title:



JANNEY MONTGOMERY SCOTT LLC
By:
    Name:
    Title:

                                  EXHIBIT 4.1

                                 TRUST AGREEMENT


        THIS TRUST AGREEMENT, dated as of October 29, 2001 (this "Trust Agreement"), among (i) Northwest Bancorp, Inc. a Federal corporation
(the "Depositor"), (ii) Bankers Trust (Delaware), a Delaware banking corporation, as trustee, and (iii) William J. Wagner, Gregory C. LaRocca, and William W. Harvey, Jr. each an individual, as trustees (each of such trustees in (ii) and (iii) a "Trustee" and collectively, the "Trustees"). The Depositor and the Trustees hereby agree as follows:

        1. The trust created hereby (the "Trust") shall be known as "Northwest Capital Trust I" in which name the Trustees, or the Depositor to the extent provided herein, may engage in the transactions contemplated hereby, make and execute contracts, and sue and be sued.

        2. The Depositor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $25. The Trustees hereby acknowledge receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitutes a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

        3. The Depositor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

        4. The Depositor and the Trustees hereby authorize and direct the Depositor, as the sponsor and agent of the Trust, (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to the 1933 Act Registration Statement, relating to the registration under the Securities Act of 1933, as amended, of the Preferred Securities of the Trust and possibly certain other securities and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including all pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under the Securities Exchange Act of 1934, as amended; (ii) to file with the Nasdaq National Market or a national stock exchange (each, an "Exchange") and execute on behalf of the Trust one or more listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be included in or listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; and
(iv) to execute on behalf of the Trust that certain Underwriting Agreement relating to the Preferred Securities, among the Trust, the Depositor and the several Underwriters named therein, substantially in the form included as an exhibit to the 1933 Act Registration Statement. In the event that any filing referred to in clauses (i), (ii) and (iii) above is required by the rules and regulations of the Commission, an Exchange or state securities or blue sky laws, to be executed on behalf of the Trust by one or more of the Trustees, each of the Trustees, in its, his or her capacity as a Trustee of the Trust, is hereby authorized and, to the extent so required, directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Bankers Trust (Delaware) in its capacity as a Trustee of the Trust shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Exchange or state securities or blue sky laws. In connection with the filings referred to above, the Depositor and William J. Wagner, Gregory
C. LaRocca and William W. Harvey, Jr., each as Trustees and not in their individual capacities, hereby constitutes and appoints William J. Wagner and Gregory C. LaRocca and each of them, as its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or such Trustee or in the Depositor's or such Trustees' name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and the 1934 Act Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, the Exchange and administrators of the state securities or blue sky laws, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor or such Trustee might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

        5.     This Trust Agreement may be executed in one or more counterparts.

        6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Depositor.

        7. (a) The Trustee and its officers, directors, agents and servants (collectively the "Fiduciary Indemnified Persons") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Depositor, the Trustees or any holder of the Trust Securities (the Trust, the Depositor and any holder of the Trust Securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Persons in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement or by law, except that the Fiduciary Indemnified Persons shall be liable for any such loss, damage or claim incurred by reason of the Fiduciary Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

                   (b) The Fiduciary Indemnified Persons shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Persons reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

                     (c) The Depositor agrees, to the fullest extent permitted by applicable law, (i) to indemnify and hold harmless each Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Persons by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Persons reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Persons by this Trust Agreement of Trust, except that no Fiduciary Indemnified Persons shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Persons by reason of negligence or willful misconduct with respect to such acts or omissions, and (ii) to advance expenses (including legal fees) incurred by a Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of such Fiduciary Indemnified Persons to repay such amount if it shall be determined that such Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

                         (d) The provisions of Section 7 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Persons.

        8. This Trust Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws of principles).

        IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                            NORTHWEST BANCORP, INC.,
                                            as Depositor


                                            By:  /s/ William J. Wagner
                                                --------------------------------
                                                Name:  William J. Wagner
                                                Title: President and Chief
                                                       Executive Officer


                                            BANKERS TRUST (DELAWARE),
                                            as Trustee

                                            By:
                                               ---------------------------------
                                                Name:
                                                Title:

                                                 /s/ William J. Wagner
                                                --------------------------------
                                                William J. Wagner, as Trustee


                                                 /s/ Gregory C. LaRocca
                                                --------------------------------
                                                Gregory C. LaRocca, as Trustee


                                                 /s/ William W. Harvey
                                                --------------------------------
                                                William W. Harvey, Jr.,
                                                as Trustee

                                  EXHIBIT 4.2

                      AMENDED AND RESTATED TRUST AGREEMENT

                                      among

                      NORTHWEST BANCORP INC., as Depositor

                   BANKERS TRUST COMPANY, as Property Trustee

                  BANKERS TRUST (DELAWARE), as Delaware Trustee

                                       and

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                          DATED AS OF ___________, 2001

                                TABLE OF CONTENTS


                                                                            Page

ARTICLE I            DEFINED TERMS                                             2

   Section 101.      Definitions                                               2

ARTICLE II           ESTABLISHMENT OF THE TRUST                                9

   Section 201.      Name                                                      9

   Section 202.      Office of the Delaware Trustee; Principal Place of
                     Business                                                  9

   Section 203.      Initial Contribution of Trust Property; Organizational
                     Expenses                                                 10

   Section 204.      Issuance of the Preferred Securities                     10

   Section 205.      Issuance of the Common Securities; Subscription and
                     Purchase of the Debentures                               10

   Section 206.      Declaration of Trust                                     11

   Section 207.      Authorization to Enter Into Certain Transactions         11

   Section 208.      Assets of Trust                                          14

   Section 209.      Title to Trust Property                                  14

ARTICLE III.         PAYMENT ACCOUNT                                          15

   Section 301.      Payment Account                                          15

ARTICLE IV.          DISTRIBUTIONS; REDEMPTION                                15

   Section 401.      Distributions                                            15

   Section 402.      Redemption                                               16

   Section 403.      Subordination of the Common Securities                   18

   Section 404.      Payment Procedures                                       19

   Section 405.      Tax Returns and Reports                                  19

   Section 406.      Payment of Taxes, Duties, Etc. of the Trust              19

   Section 407.      Payments under the Indenture                             19

ARTICLE V.           THE TRUST SECURITIES CERTIFICATES                        19

   Section 501.      Initial Ownership                                        19

   Section 502.      The Trust Securities Certificates                        20

   Section 503.      Execution, Authentication and Delivery of the Trust
                     Securities Certificates                                  20

   Section 503A.     Global Preferred Security                                20

   Section 504.      Registration of Transfer and Exchange of the
                     Preferred Securities Certificates                        22

   Section 505.       Mutilated, Destroyed, Lost or Stolen Trust
                     Securities Certificates                                  23

   Section 506.      Persons Deemed the Securityholders                       23

   Section 507.      Access to List of the Securityholders' Names and
                     Addresses                                                23

   Section 508.      Maintenance of Office or Agency                          24

   Section 509.      Appointment of the Paying Agent.                         24

   Section 510.      Ownership of the Common Securities by the Depositor.     25

   Section 511.      The Trust Securities Certificates.                       25

   Section 512.      [Reserved].                                              25

   Section 513.      Notices.                                                 25

   Section 514.      Rights of the Securityholders.                           25

ARTICLE VI.          ACTS OF THE SECURITYHOLDERS;
                     MEETINGS; VOTING                                         26

   Section 601.      Limitations on Voting Rights.                            26

   Section 602.      Notice of Meetings.                                      27

   Section 603.      Meetings of the Preferred Securityholders.               27

   Section 604.      Voting Rights                                            28

   Section 605.      Proxies, Etc.                                            28

   Section 606.      Securityholder Action by Written Consent.                28

   Section 607.      Record Date for Voting and Other Purposes.               28

   Section 608.      Acts of the Securityholders.                             28

   Section 609.      Inspection of Records.                                   29

ARTICLE VII.         REPRESENTATIONS AND WARRANTIES                           30

   Section 701.      Representations and Warranties of the Bank and
                     the Property Trustee.                                    30

   Section 702.      Representations and Warranties of the Delaware Bank
                     and the Delaware Trustee.                                31

Section 703.         Representations and Warranties of the Depositor.         32

ARTICLE VIII.        TRUSTEES                                                 32

   Section 801.      Certain Duties and Responsibilities.                     32

   Section 802.      Certain Notices.                                         34

   Section 803.      Certain Rights of the Property Trustee.                  34

   Section 804.      Not Responsible for Recitals or Issuance of Securities.  36

   Section 805.      May Hold Securities.                                     36

   Section 806.      Compensation; Indemnity; Fees.                           36

   Section 807.      Corporate Property Trustee Required; Eligibility
                     of Trustees.                                             37

   Section 808.      Conflicting Interests.                                   37

   Section 809.      Co-Trustees and Separate Trustee.                        37

   Section 810.      Resignation and Removal; Appointment of Successor.       39

   Section 811.      Acceptance of Appointment by Successor.                  40

   Section 812.      Merger, Conversion, Consolidation or Succession to
                     Business.                                                41

   Section 813.      Preferential Collection of Claims Against the
                     Depositor or the Trust.                                  41

   Section 814.      Reports by the Property Trustee.                         41

   Section 815.      Reports to the Property Trustee.                         41

   Section 816.      Evidence of Compliance with Conditions Precedent.        41

   Section 817.      Number of Trustees                                       41

   Section 818.      Delegation of Power.                                     42

   Section 819.      Voting                                                   42

ARTICLE IX           TERMINATION, LIQUIDATION AND MERGER                      42

   Section 901.      Termination upon Expiration Date                         42

   Section 902.      Early Termination                                        42

   Section 903.      Termination                                              43

   Section 904.      Liquidation                                              43

   Section 905.      Mergers, Consolidations, Amalgamations or
                     Replacements of the Trust                                44

ARTICLE X            MISCELLANEOUS PROVISIONS                                 46

   Section 1001.     Limitation of Rights of the Securityholders              46

   Section 1002.     Amendment                                                46

   Section 1003.     Separability                                             47

   Section 1004.     Governing Law                                            47

   Section 1005.     Payments Due on Non-Business Day                         47

   Section 1006.     Successors                                               48

   Section 1007.     Headings                                                 48

   Section 1008.     Reports, Notices and Demands                             48

   Section 1009.     Agreement Not to Petition                                48

   Section 1010.     Trust Indenture Act; Conflict with Trust Indenture Act   49

   Section 1011.     Acceptance of Terms of the Trust Agreement, the
                     Guarantee and the Indenture                              49


EXHIBITS

Exhibit A            Certificate of Trust
Exhibit B            Form of Common Securities Certificate
Exhibit C            Form of Expense Agreement
Exhibit D            Form of Preferred Securities Certificate
Exhibit E            Form of Certificate of Authentication

                              CROSS-REFERENCE TABLE


            Section of                                    Section of Amended
        Trust Indenture Act                                  and Restated
        of 1939, as amended                                 Trust Agreement

            310(a)(1)                                                807
            310(a)(2)                                                807
            310(a)(3)                                                807
            310(a)(4)                                         207(a)(ii)
            310(b)                                                   808
            311(a)                                                   813
            311(b)                                                   813
            312(a)                                                   507
            312(b)                                                   507
            312(c)                                                   507
            313(a)                                                814(a)
            313(a)(4)                                             814(b)
            313(b)                                                814(b)
            313(c)                                                  1008
            313(d)                                                814(c)
            314(a)                                                   815
            314(b)                                        Not Applicable
            314(c)(1)                                                816
            314(c)(2)                                                816
            314(c)(3)                                     Not Applicable
            314(d)                                        Not Applicable
            314(e)                                              101, 816
            315(a)                                        801(a), 803(a)
            315(b)                                             802, 1008
            315(c)                                                801(a)
            315(d)                                              801, 803
            316(a)(2)                                     Not Applicable
            316(b)                                        Not Applicable
            316(c)                                                   607
            317(a)(1)                                     Not Applicable
            317(a)(2)                                     Not Applicable
            317(b)                                                   509
            318(a)                                                  1010


Note:   This  Cross-Reference  Table does not constitute  part of this Agreement and shall not affect any interpretation of any of its terms or provisions.

                                 TRUST AGREEMENT

        AMENDED AND RESTATED TRUST AGREEMENT, dated as of_______ ___, 2001, among (a) NORTHWEST BANCORP INC., a Federal Corporation (including any successors or assigns, the "Depositor"), (b) BANKERS TRUST COMPANY, a banking corporation duly organized and existing under the laws of New York, as property trustee (the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"), (c) Bankers Trust (Delaware), a banking corporation duly organized and existing under the laws of the State of Delaware, as Delaware trustee (the "Delaware Trustee," and, in its separate corporate capacity and not in its capacity as Delaware Trustee, the "Delaware Bank"), (d) William J. Wagner, an individual, Gregory C. LaRocca, an individual, and William W. Harvey, Jr., an individual, each of whose address is c/o Northwest Bancorp Inc., 301 Second Avenue, Warren, Pennsylvania 16365 (each an "Administrative Trustee" and collectively the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees"), and (e) the several Holders (as hereinafter defined).


                                    RECITALS

        WHEREAS, the Depositor, the Delaware Trustee and the Administrative Trustees have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act (as hereinafter defined) by the entering into of that certain Trust Agreement, dated as of November ___, 2001 (the "Original Trust Agreement"), and by the execution and filing by the Delaware Trustee, the Depositor and the Administrative Trustees with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on November ___, 2001, the form of which is attached as Exhibit A; and

        WHEREAS, the Depositor, the Delaware Trustee, the Property Trustee and the Administrative Trustees desire to amend and restate the Original Trust Agreement in its entirety as set forth herein to provide for, among other things, (a) the issuance of the Common Securities (as defined herein) by the Trust (as defined herein) to the Depositor; (b) the issuance and sale of the Preferred Securities (as defined herein) by the Trust pursuant to the Underwriting Agreement (as defined herein); (c) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures (as defined herein); and (d) the appointment of the Trustees;

        NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party, for the benefit of the other parties and for the benefit of the Security holders (as defined herein), hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I.
DEFINED TERMS

Section 101.   Definitions.

        For all purposes of this Trust Agreement, except as otherwise expressly provided or unless the context otherwise requires:

        (a) the terms defined in this Article I have the meanings assigned to them in this Article I and include the plural as well as the singular;

        (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

        (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

        (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

        "Act" has the meaning specified in Section 608.

        "Additional Amount" means, with respect to Trust Securities of a given Liquidation Amount and/or a given period, the amount of additional interest accrued on interest in arrears and paid by the Depositor on a Like Amount of Debentures for such period.

        "Additional Payments" has the meaning specified in Section 1.1 of the Indenture.

        "Administrative Trustee" means each of William J. Wagner, Gregory C. LaRocca and William W. Harvey, Jr., solely in his capacity as Administrative Trustee of the Trust formed and continued hereunder and not in his individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor trustee appointed as herein provided.

        "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person; (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; (d) a partnership in which the specified Person is a general partner; (e) any officer or director of the specified Person; and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner. Notwithstanding the foregoing, Guaranty Federal shall not be deemed to be an Affiliate of the Depositor except insofar as Guaranty Federal meets the requirements set forth in clause (c) above.

        "Authenticating Agent" means an authenticating agent with respect to the Preferred Securities appointed by the Property Trustee pursuant to Section 503.

        "Bank" has the meaning specified in the Preamble to this Trust
Agreement.

        "Bankruptcy Event" means, with respect to any Person:

        (a) the entry of a decree or order by a court having jurisdiction in the premises adjudging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking liquidation or reorganization of or in respect of such Person under the United States Bankruptcy Code of 1978, as amended, or any other similar applicable federal or state law, and the continuance of any such decree or order unvacated and unstayed for a period of ninety (90) days; or the commencement of an involuntary case under the United States Bankruptcy Code of 1978, as amended, in respect of such Person, which shall continue undismissed for a period of ninety (90) days or entry of an order for relief in such case; or the entry of a decree or order of a court having jurisdiction in the premises for the appointment on the ground of insolvency or bankruptcy of a receiver, custodian, liquidator, trustee or assignee in bankruptcy or insolvency of such Person or of its property, or for the winding up or liquidation of its affairs, and such decree or order shall have remained in force unvacated and unstayed for a period of ninety (90) days; or

        (b) the institution by such Person of proceedings to be adjudicated a voluntary bankrupt, or the consent by such Person to the filing of a bankruptcy proceeding against it, or the filing by such Person of a petition or answer or consent seeking liquidation or reorganization under the United States Bankruptcy Code of 1978, as amended, or other similar applicable Federal or State law, or the consent by such Person to the filing of any such petition or to the appointment on the ground of insolvency or bankruptcy of a receiver or custodian or liquidator or trustee or assignee in bankruptcy or insolvency of such Person or of its property, or shall make a general assignment for the benefit of creditors.

        "Bankruptcy Laws" has the meaning specified in Section 1009.

        "Business Day" means any day other than a Saturday or Sunday or a day on which federal or state banking institutions in the Borough of Manhattan, the City of New York, are authorized or required by law, executive order or regulation to close, or a day on which the Corporate Trust Office of the Property Trustee or the Corporate Trust Office of the Debenture Trustee is closed for business.

        "Certificate of Trust" means the certificate of trust filed with the Secretary of State of the State of Delaware with respect to the Trust, as amended or restated from time to time.

        "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC shall be the initial Clearing Agency.

        "Closing Date" means the date of execution and delivery of this Trust Agreement.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Securities Certificate" means a certificate evidencing ownership of Common Securities, substantially in the form attached as Exhibit B.

        "Common Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

        "Company" means Northwest Bancorp Inc., a Federal Corporation and registered savings and loan holding company under the Home Owners' Loan Act of 1933, as amended.

        "Conversion Event" has the meaning specified in Section 1.1 of the Indenture.

        "Corporate Trust Office" means the office at which, at any particular time, the corporate trust business of the Property Trustee or the Debenture Trustee, as the case may be, shall be principally administered, which office at the date hereof, in each such case, is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency services.

        "Debenture Event of Default" means an "Event of Default" as defined in
Section 7.1 of the Indenture.

        "Debenture Redemption Date" means, with respect to any Debentures to be redeemed under the Indenture, the date fixed for redemption under the Indenture.

        "Debenture Trustee" means Bankers Trust Company, a banking corporation organized under the laws of the State of New York and any successor thereto, as trustee under the Indenture.

        "Debentures" means the $51,546,391 (or $59,278,350 if the Underwriters exercise their Option as such term is defined in the Underwriters Agreement) aggregate principal amount of the Depositor's ____% Subordinated Debentures due 2031, issued pursuant to the Indenture.

        "Delaware Bank" has the meaning specified in the Preamble to this Trust Agreement.

        "Delaware Business Trust Act" means Chapter 38 of Title 12 of the Delaware Code, 12 Delaware Code Sections 3801 et seq. as it may be amended from time to time.

        "Delaware Trustee" means the commercial bank or trust company identified as the "Delaware Trustee" in the Preamble to this Trust Agreement solely in its capacity as Delaware Trustee of the Trust formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor trustee appointed as herein provided.

        "Depositary" means DTC or any successor thereto.

        "Depositor" has the meaning specified in the Preamble to this Trust Agreement.

        "Distribution Date" has the meaning specified in Section 401(a).

        "Distributions" means amounts payable in respect of the Trust Securities as provided in Section 401.

        "DTC" means The Depository Trust Company.

        "Early Termination Event" has the meaning specified in Section 902.

        "Event of Default" means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a) the occurrence of a Debenture Event of Default; or

        (b) default by the Trust or the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of thirty (30) days; or

        (c) default by the Trust or the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

        (d) default in the performance, or breach, in any material respect, of any covenant or warranty of the Trustees in this Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (b) or (c), above) and continuation of such default or breach for a period of sixty (60) days after there has been given, by registered or certified mail, to the defaulting Trustee or Trustees by the Holders of at least 25% in aggregate Liquidation Amount of the Outstanding Preferred Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

        (e) the occurrence of a Bankruptcy Event with respect to the Property Trustee and the failure by the Depositor to appoint a successor Property Trustee within sixty (60) days thereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Expense Agreement" means the Agreement as to Expenses and Liabilities between the Depositor and the Trust, substantially in the form attached as Exhibit C, as amended from time to time.

        "Expiration Date" has the meaning specified in Section 901.

        "Extended Interest Period" has the meaning specified in Section 4.1 of the Indenture.

        "Global Preferred Securities Certificate" means a Preferred Securities Certificate evidencing ownership of Global Preferred Securities.

        "Global Preferred Security" means a Preferred Security, the ownership and transfer of which shall be made through book entries by a Clearing Agency as described herein.

        "Guarantee" means the Preferred Securities Guarantee Agreement executed and delivered by the Depositor and Bankers Trust Company, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

        "Indenture" means the Indenture, dated as of __________________, 2001, between the Depositor and the Debenture Trustee, as trustee, as amended or supplemented from time to time, pertaining to the Debentures of the Depositor.

        "Investment Company Act," means the Investment Company Act of 1940, as amended, as in effect at the date of execution of this instrument.

        "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

        "Like Amount" means (a) with respect to a redemption of Trust Securities, Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of Debentures to be contemporaneously redeemed in accordance with the Indenture and the proceeds of which shall be used to pay the Redemption Price of such Trust Securities; and (b) with respect to a distribution of Debentures to Holders of Trust Securities in connection with a termination or liquidation of the Trust, Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed. Each Debenture distributed pursuant to clause
(b) above shall carry with it accrued interest in an amount equal to the accrued and unpaid interest then due on such Debenture.

        "Liquidation Amount" means the stated amount of $25 per Trust Security.

        "Liquidation Date" means the date on which Debentures are to be distributed to Holders of Trust Securities in connection with a termination and liquidation of the Trust pursuant to Section 904(a).

        "Liquidation Distribution" has the meaning specified in Section 904(d).

        "Officers' Certificate" means a certificate signed by the President and Chief Executive Officer or a Senior or Executive Vice President and by the Treasurer or an Assistant Treasurer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary of the Depositor, and delivered to the appropriate Trustee. One of the officers signing an Officers' Certificate given pursuant to Section 816 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

        (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

        (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

        (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

        "Opinion of Counsel" means an opinion in writing of independent outside legal counsel, who may be counsel for the Trust, the Property Trustee, the Delaware Trustee or the Depositor, and who shall be reasonably acceptable to the Property Trustee.

        "Option" has the meaning specified in the Underwriting Agreement.

        "Original Trust Agreement" has the meaning specified in the Recitals to this Trust Agreement.

        "Outstanding", when used with respect to the Preferred Securities, means, as of the date of determination, all of the Preferred Securities theretofore executed and delivered under this Trust Agreement, except:

        (a) the Preferred Securities theretofore canceled by the Property Trustee or delivered to the Property Trustee for cancellation;

        (b) the Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement; and

        (c) the Preferred Securities which have been paid or in exchange for or in lieu of which other Preferred Securities have been executed and delivered pursuant to Sections 504, 505, 511 and 514; provided, however, that in determining whether the Holders of the requisite Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (i) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only the Preferred Securities that such Trustee knows to be so owned shall be so disregarded; and (ii) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. The Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and the pledgee is not the Depositor or any other Obligor upon the Preferred Securities or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Depositor or any Affiliate of the Depositor.

        "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 509 and shall initially be the Bank.

        "Payment Account" means a segregated non-interest-bearing corporate trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures shall be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Sections 401 and 402.

        "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

        "Preferred Security" means an undivided beneficial interest in the assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

        "Preferred Securities Certificate" means a certificate evidencing ownership of Preferred Securities, substantially in the form attached as Exhibit D.

        "Property Trustee" means the commercial bank or trust company identified as the "Property Trustee," in the Preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor property trustee appointed as herein provided.

        "Redemption Date" means, with respect to any Trust Security to be redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

        "Redemption Price" means, with respect to any Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date, paid by the Depositor upon the concurrent redemption of a Like Amount of Debentures, allocated on a pro rata basis (based on Liquidation Amounts) among the Trust Securities; provided, however, that if the concurrent redemption of a Like Amount of Debentures resulted from the occurrence of a Conversion Event then the Redemption Price shall be at 107% of the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to the Redemption Date.

        "Relevant Trustee" shall have the meaning specified in Section 810.

        "Responsible Officer" when used with respect to the Trustees means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of the Indenture, including any vice president, any assistant vice president, managing director, director, associate or any other officer or assistant officer of the Trustees who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

        "Securities Register" and "Securities Registrar" have the respective meanings specified in Section 504.

        "Securityholder" or "Holder" means a Person in whose name a Trust Security is or Trust Securities are registered in the Securities Register; any such Person is a beneficial owner within the meaning of the Delaware Business Trust Act.

        "Trust" means the Delaware business trust continued hereby and identified on the cover page to this Trust Agreement.

        "Trust Agreement" means this Amended and Restated Trust Agreement, as the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939, as amended, is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

        "Trust Property" means (a) the Debentures; (b) the rights of the Property Trustee under the Guarantee; (c) any cash on deposit in, or owing to, the Payment Account; and (d) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the trusts of this Trust Agreement.

        "Trust Security" means any one of the Common Securities or the Preferred Securities.

        "Trust Securities Certificate" means any one of the Common Securities Certificates or the Preferred Securities Certificates.

        "Trustees" means, collectively, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

        "Underwriting Agreement" means the Underwriting Agreement, dated as of ___________, 2001, among the Trust, the Depositor and the underwriters named therein.


                                   ARTICLE II
                           ESTABLISHMENT OF THE TRUST

Section 201.   Name.

        The Trust continued hereby shall be known as "Northwest Capital Trust I," as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may engage in the transactions contemplated hereby, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 202.   Office of the Delaware Trustee; Principal Place of Business.

        The address of the Delaware Trustee in the State of Delaware is ______________________________ Attention: Corporate Trust and Agency Services, or such other address in the State of Delaware as the Delaware Trustee may designate by written notice to the Securityholders and the Depositor. The principal executive office of the Trust is c/o Northwest Bancorp Inc., 301 Second Avenue, Warren, Pennsylvania 16365, Attention: Chief Financial Officer.

Section 203.   Initial Contribution of Trust Property; Organizational Expenses.

        The Trustees acknowledge receipt in trust from the Depositor in connection with the Original Trust Agreement of the sum of $25, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

Section 204.   Issuance of the Preferred Securities.

         On ____________, 2001, the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502, and deliver in accordance with the Underwriting Agreement, Preferred Securities Certificates, registered in the name of the Persons entitled thereto, in an aggregate amount of 2,000,000 Preferred Securities having an aggregate Liquidation Amount of $50,000,000 against receipt of the aggregate purchase price of such Preferred Securities of $50,000,000, which amount such Administrative Trustee shall promptly deliver to the Property Trustee. If the underwriters exercise their over-allotment option and there is an Option Closing Date (as such term is defined in the Underwriting Agreement), then an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and deliver in accordance with the Underwriting Agreement, Preferred Securities Certificates, registered in the name of the Persons entitled thereto in an aggregate amount of up to 300,000 Preferred Securities having an aggregate Liquidation Amount of up to $7,500,000 against receipt of the aggregate purchase price of such Preferred Securities of up to $7,500,000, which amount such Administrative Trustee shall promptly deliver to the Property Trustee.

Section 205. Issuance of the Common Securities; Subscription and Purchase of the Debentures.

        (a) Contemporaneously with the execution and delivery of this Trust Agreement, an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and the Property Trustee shall authenticate and deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of 61,856 Common Securities having an aggregate Liquidation Amount of $1,546,400 against payment by the Depositor of such amount. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Property Trustee on behalf of the Trust and having an aggregate principal amount equal to $59,278,350, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $59,278,350.

        (b) If the underwriters exercise the Option and there is an Option Closing Date, then an Administrative Trustee, on behalf of the Trust, shall execute in accordance with Section 502 and the Property Trustee shall authenticate and deliver to the Depositor, Common Securities Certificates, registered in the name of the Depositor, in an additional aggregate amount of 9,278 Common Securities having an aggregate Liquidation Amount of up to $231,950 against payment by the Depositor of such amount. Contemporaneously therewith, an Administrative Trustee, on behalf of the Trust, shall subscribe to and purchase from the Depositor, additional Debentures, registered in the name of the Trust and having an aggregate principal amount of up to $7,731,959, and, in satisfaction of the purchase price of such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor up to $7,731,959, such aggregate amount to be equal to the sum of the amounts received from the Depositor pursuant to 205(b) and from one of the Administrative Trustees pursuant to the last sentence of Section 204.

Section 206.   Declaration of Trust.

        The exclusive purposes and functions of the Trust are (a) to issue and sell Trust Securities and use the proceeds from such sale to acquire the Debentures; and (b) to engage in those activities necessary, convenient or incidental thereto. The Depositor hereby appoints the Trustees as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it shall hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Securityholders. The Administrative Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

Section 207.   Authorization to Enter Into Certain Transactions.

        (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (b) of this Section 207 and Article VIII, and in accordance with the following provisions (i) and (ii), the Administrative Trustees shall have the authority to enter into all transactions and agreements determined by the Administrative Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to the Administrative Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

        (i) As among the Trustees, each Administrative Trustee, acting singly or jointly, shall have the power and authority to act on behalf of the Trust with respect to the following matters:

               (A) the issuance and sale of the Trust Securities and the compliance with the Underwriting Agreement in connection therewith;

               (B) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and such other agreements or documents as may be necessary or desirable in connection with the purposes and function of the Trust;

               (C) assisting in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

               (D) assisting in the inclusion of the Preferred Securities in the Nasdaq National Market or in the listing of the Preferred Securities on such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Exchange Act, and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

               (E) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

               (F) the appointment of a Paying Agent, Authenticating Agent and Securities Registrar in accordance with this Trust Agreement;

               (G) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

               (H) to take all action that may be necessary or appropriate for the preservation and the continuation of the Trust's valid existence, rights, franchises and privileges as a statutory business trust under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Holders of the Preferred Securities or to enable the Trust to effect the purposes for which the Trust was created; and

               (I) the taking of any action incidental to the foregoing as the Administrative Trustees may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

        (ii) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

               (A)    the establishment of the Payment Account;

               (B)    the receipt of the Debentures;

               (C) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

               (D) the distribution of amounts owed to the Securityholders in respect of the Trust Securities in accordance with the terms of this Trust Agreement;

               (E) the exercise of all of the rights, powers and privileges of a holder of the Debentures;

               (F) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

               (G) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

               (H) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust;

               (I) after an Event of Default, the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder);

               (J) registering transfers of the Trust Securities in accordance with this Trust Agreement; and

               (K) except as otherwise provided in this Section 207(a)(ii), the Property Trustee shall have none of the duties, liabilities, powers or the authority of the Administrative Trustees set forth in Section 207(a)(i).

        (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments or engage in any activities not authorized by this Trust Agreement; (ii) sell, assign, transfer, exchange, mortgage, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein; (iii) take any action that would cause the Trust to fail or cease to qualify as a "grantor trust" for United States federal income tax purposes; (iv) incur any indebtedness for borrowed money or issue any other debt; or (v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Administrative Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

        (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects):

               (i) the preparation and filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on the appropriate form in relation to the Preferred Securities and the Debentures, including any amendments thereto;

               (ii) the determination of the states in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary or advisable in order to comply with the applicable laws of any such states;

               (iii) the preparation for filing by the Trust and execution on behalf of the Trust of an application to the Nasdaq National Market or a national stock exchange or other organization for inclusion, listing or quotation upon notice of issuance of any Preferred Securities and to file or cause an Administrative Trustee to file thereafter with such exchange or organization such notifications and documents as may be necessary from time to time;

               (iv) the preparation for filing by the Trust with the Commission and the execution on behalf of the Trust of a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) or 12(g) of the Exchange Act, including any amendments thereto;

               (v) the negotiation of the terms of, and the execution and delivery of, the Underwriting Agreement providing for the sale of the Preferred Securities; and

               (vi) the taking of any other actions necessary or desirable to carry out any of the foregoing activities.

        (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust shall not be deemed to be an "investment company" required to be registered under the Investment Company Act, shall be classified as a "grantor trust" and not as an association taxable as a corporation for United States federal income tax purposes and so that the Debentures shall be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, subject to Section 1002, the Depositor and the Administrative Trustees are authorized to take any action and the Administrative Trustees are authorized to direct the Property Trustee in writing to take any action, not inconsistent with applicable law or this Trust Agreement, that each of the Depositor and the Administrative Trustees determines in their discretion to be necessary or desirable for such purposes. The Property Trustee shall take any action so directed by one or more of the Administrative Trustees.

Section 208.   Assets of Trust.

        The assets of the Trust shall consist of the Trust Property.

Section 209.   Title to Trust Property.

        Legal title to all Trust Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Securityholders in accordance with this Trust Agreement.


                                   ARTICLE III
                                 PAYMENT ACCOUNT

Section 301.   Payment Account.

        (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

        (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal of or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.


                                   ARTICLE IV.
                            DISTRIBUTIONS; REDEMPTION

Section 401.   Distributions.

        (a) Distributions on the Trust Securities shall be cumulative, and shall accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accumulate from the date of issuance of the Trust Securities, and, except during any Extended Interest Period with respect to the Debentures, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2001. If any date on which a Distribution is otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction in interest or any other payment in respect of any such acceleration), in each case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 401(a), a "Distribution Date").

        (b) The Trust Securities represent undivided beneficial interests in the Trust Property. Distributions on the Trust Securities shall be payable at a rate of __% per annum of the Liquidation Amount of the Trust Securities. The amount of Distributions payable for any full period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of Distributions for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. During any Extended Interest Period with respect to the Debentures, Distributions on the Preferred Securities shall be deferred for a period equal to the Extended Interest Period. The amount of Distributions payable for any period shall include the Additional Amounts, if any.

        (c) Distributions on the Trust Securities shall be made by the Property Trustee solely from the Payment Account and shall be payable on each Distribution Date only to the extent that the Trust has funds then on hand and immediately available by 12:30 p.m. on each Distribution Date in the Payment Account for the payment of such Distributions.

        (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the 15th day of March, June, September or December for Distributions payable on the last calendar day of the respective month; provided, however, that for any Trust Securities held in global form, Distributions shall be payable to the Holder thereof as of one Business Day immediately preceding the Distribution Date.

Section 402.   Redemption.

        (a) On each Debenture Redemption Date and at maturity of the Debentures, the Trust shall be required to redeem a Like Amount of Trust Securities at the Redemption Price.

        (b) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Securities Register. The Property Trustee shall have no responsibility for the accuracy of any CUSIP number contained in such notice. All notices of redemption shall state:

               (i)    the Redemption Date;

               (ii)   the Redemption Price;

               (iii)  the CUSIP number;

               (iv) if less than all the outstanding Trust Securities are to be redeemed, the identification and the aggregate Liquidation Amount of the particular Trust Securities to be redeemed;

               (v) that, on the Redemption Date, the Redemption Price shall become due and payable upon each such Trust Security to be redeemed and that Distributions thereon shall cease to accumulate on and after said date, except as provided in Section 402(d); and

               (vi) the place or places at which Trust Securities are to be surrendered for the payment of the Redemption Price.

        (c) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of the Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has immediately available funds then on hand and available in the Payment Account for the payment of such Redemption Price. The Trust Securities may be redeemed in whole or in part prior to December 31, 2006, but not prior to December 31, 2003 in the event that Northwest Bancorp, MHC, the mutual holding company parent of the Depositor, or its successor, is merged into the Depositor or into the Depositor's wholly owned subsidiary Northwest Savings Bank ("Northwest"), with the Depositor or Northwest as the surviving entity. (Such an event being herein referred to as a "Conversion Event".) Under such circumstances the Redemption Price shall be equal to the accrued and unpaid interest to the Redemption Date plus 107% of the Liquidation Amount.

        (d) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, subject to Section 402(c), the Property Trustee, subject to
Section 402(c), shall, with respect to Preferred Securities held in global form, deposit with the Clearing Agency for such Preferred Securities, to the extent available therefor, funds sufficient to pay the applicable Redemption Price and will give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders of the Preferred Securities. With respect to Trust Securities that are not held in global form, the Property Trustee, subject to Section 402(c), shall deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to the record holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, (i) all rights of Securityholders holding Trust Securities so called for redemption shall cease, except the right of such Securityholders to receive the Redemption Price, but without interest, (ii) such Trust Securities shall cease to be Outstanding,
(iii) the Clearing Agency for the Preferred Securities or its nominee, as the registered Holder of the Global Preferred Securities Certificate, shall receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution with respect to Preferred Securities held by the Clearing Agency or its nominee, and (iv) any Trust Securities Certificates not held by the Clearing Agency for the Preferred Securities or its nominee as specified in clause (iii) above will be deemed to represent Debentures having a principal amount equal to the stated Liquidation Amount of the Trust Securities represented thereby and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Securities Registrar for transfer or reissuance. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities shall continue to accumulate, at the then applicable rate, from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date shall be the date fixed for redemption for purposes of calculating the Redemption Price.

        (e) Payment of the Redemption Price on the Trust Securities shall be made to the record holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date, which shall be the date fifteen (15) days prior to the relevant Redemption Date.

        (f) Subject to Section 403(a), if less than all the outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated on a pro rata basis (based on Liquidation Amounts) among the Common Securities and the Preferred Securities. The particular Preferred Securities to be redeemed shall be selected not more than sixty (60) days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method (including, without limitation, by lot) as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to such Liquidation Amount or an integral multiple of such Liquidation Amount in excess thereof) of the Liquidation Amount of the Preferred Securities of a denomination larger than such Liquidation Amount; provided, however, in the event the redemption relates only to Preferred Securities purchased and held by the Depositor being redeemed for a Like Amount of Debentures, the Property Trustee shall select those particular Preferred Securities for redemption. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of the Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the Liquidation Amount of the Preferred Securities which has been or is to be redeemed.

Section 403.   Subordination of the Common Securities.

        (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made, subject to Section 402(f), pro rata among the Common Securities and the Preferred Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date any Event of Default resulting from a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) on all Outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or the Redemption Price of, the Preferred Securities then due and payable.

        (b) In the case of the occurrence of any Event of Default resulting from a Debenture Event of Default, the Holder of the Common Securities shall be deemed to have waived any right to act with respect to any such Event of Default under this Trust Agreement until the effect of all such Events of Default with respect to the Preferred Securities shall have been cured, waived or otherwise eliminated. Until any such Event of Default under this Trust Agreement with respect to the Preferred Securities shall have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities shall have the right to direct the Property Trustee to act on their behalf.

Section 404.   Payment Procedures.

        Payments of Distributions (including Additional Amounts, if applicable) in respect of the Preferred Securities shall be made by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register or, if the Preferred Securities are held by a Clearing Agency, such Distributions shall be made to the Clearing Agency in immediately available funds, which will credit the relevant accounts on the applicable Distribution Dates. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

Section 405.   Tax Returns and Reports.

        The Administrative Trustees shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared and filed) the appropriate Internal Revenue Service form required to be filed in respect of the Trust in each taxable year of the Trust; and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the appropriate Internal Revenue Service forms required to be furnished to such Securityholder or the information required to be provided on such forms. The Administrative Trustees shall provide the Depositor with a copy of all such returns and reports promptly after such filing or furnishing. The Property Trustee shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to the Securityholders under the Trust Securities.

Section 406.   Payment of Taxes, Duties, Etc. of the Trust.

        Upon receipt under the Debentures of Additional Payments, the Property Trustee, at the written direction of an Administrative Trustee or the Depositor, shall promptly pay any taxes, duties or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority and shall be reimbursed by the Trust.

Section 407.   Payments under the Indenture.

        Any amount payable hereunder to any Holder of Preferred Securities shall be reduced by the amount of any corresponding payment such Holder has directly received under the Indenture pursuant to Section 514(b) or (c) hereof.


                                   ARTICLE V.
                        THE TRUST SECURITIES CERTIFICATES

Section 501.   Initial Ownership.

        Upon the creation of the Trust and the contribution by the Depositor pursuant to Section 203 and until the issuance of the Trust Securities, and at any time during which no Trust Securities are Outstanding, the Depositor shall be the sole beneficial owner of the Trust.


Section 502.   The Trust Securities Certificates.

        The Preferred Securities Certificates shall be issued in minimum denominations of the Liquidation Amount and integral multiples of such Liquidation Amount in excess thereof, and the Common Securities Certificates shall be issued in denominations of the Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual or facsimile signature of at least one Administrative Trustee. The Trust Securities Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Sections 504, 511 and 514.

Section 503. Execution, Authentication and Delivery of the Trust Securities Certificates.

        (a) On the Closing Date and, if applicable, the Option Closing Date, as such term is defined in the Underwriting Agreement, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 204 and 205, to be executed on behalf of the Trust by the manual or facsimile signature of at least one of the Administrative Trustees and delivered to or upon the written order of the Depositor, signed by its Chief Executive Officer, President, any Senior or Executive Vice President, the Treasurer or any Assistant Treasurer without further corporate action by the Depositor, in authorized denominations.

        (b) A Preferred Securities Certificate shall not be valid until authenticated by the manual signature of an authorized signatory of the Property Trustee in substantially the form of Exhibit E hereto. The signature shall be conclusive evidence that the Preferred Securities Certificate has been authenticated under this Trust Agreement. Each Preferred Security Certificate shall be dated the date of its authentication.

        (c) Upon the written order of the Trust signed by one of the Administrative Trustees, the Property Trustee shall authenticate and make available for delivery the Preferred Securities Certificates.

        (d) The Property Trustee may appoint an Authenticating Agent acceptable to the Trust to authenticate the Preferred Securities. An Authenticating Agent may authenticate the Preferred Securities whenever the Property Trustee may do so. Each reference in this Trust Agreement to authentication by the Property Trustee includes authentication by such agent. An Authenticating Agent has the same rights as the Property Trustee to deal with the Depositor or the Trust.

Section 503A   Global Preferred Security.

        (a) Any Global Preferred Security issued under this Trust Agreement shall be registered in the name of the nominee of the Clearing Agency and delivered to such custodian therefor, and such Global Preferred Security shall constitute a single Preferred Security for all purposes of this Trust Agreement.

        (b) Notwithstanding any other provision in this Trust Agreement, no Global Preferred Security may be exchanged for Preferred Securities registered in the names of persons other than the Depositary or its nominee unless (i) the Depositary notifies the Administrative Trustees and Property Trustee in writing that it is unwilling or unable to continue as a depositary for such Global Preferred Securities and the Depositor is unable to locate a qualified successor depositary, (ii) the Depositor executes and delivers to the Administrative Trustees and Property Trustee a written order stating that it elects to terminate the book-entry system through the Depositary or (iii) there shall have occurred and be continuing a Debenture Event of Default.

        (c) If a Preferred Security is to be exchanged in whole or in part for a beneficial interest in a Global Preferred Security, then either (i) such Global Preferred Security shall be so surrendered for exchange or cancellation as provided in this Article V or (ii) the Liquidation Amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the Liquidation Amount of such other Preferred Securities to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Securities Registrar, whereupon the Property Trustee, in accordance with the rules and procedures of the Depositary for such Global Preferred Security (the "Applicable Procedures"), shall instruct the Clearing Agency or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Preferred Security by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees shall execute and the Property Trustee shall, subject to Section 504(b) and as otherwise provided in this Article V, authenticate and deliver any Preferred Securities issuable in exchange for such Global Preferred Security (or any portion thereof) in accordance with the written instructions of the Clearing Agency. The Property Trustee shall not be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be fully protected in relying on, such instructions.

        (d) Every Preferred Security executed, authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Preferred Security or any portion thereof, whether pursuant to this Article V or otherwise, shall be executed, authenticated and delivered in the form of, and shall be, a Global Preferred Security, unless such Global Preferred Security is registered in the name of a Person other than the Clearing Agency for such Global Preferred Security or a nominee thereof.

        (e) The Clearing Agency or its nominee, as the registered owner of a Global Preferred Security, shall be considered the Holder of the Preferred Securities represented by such Global Preferred Security for all purposes under this Trust Agreement and the Preferred Securities, and owners of beneficial interests in such Global Preferred Security shall hold such interests pursuant to the Applicable Procedures and, except as otherwise provided herein, shall not be entitled to receive physical delivery of any such Preferred Securities in definitive form and shall not be considered the Holders thereof under this Trust Agreement. Accordingly, any such owner's beneficial interest in the Global Preferred Securities shall be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Clearing Agency or its nominee. Neither the Property Trustee, the Securities Registrar nor the Depositor shall have any liability in respect of any transfers effected by the Clearing Agency.

        (f) The rights of owners of beneficial interests in a Global Preferred Security shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such owners and the Clearing Agency.

Section 504. Registration of Transfer and Exchange of Preferred Securities Certificates.

        (a) The Depositor shall keep or cause to be kept, at the office or agency maintained pursuant to Section 508, a register or registers for the purpose of registering the Trust Securities Certificates and, subject to the provisions of Section 503A, transfers and exchanges of the Preferred Securities Certificates (herein referred to as the "Securities Register") in which the registrar designated by the Depositor (the "Securities Registrar"), subject to such reasonable regulations as it may prescribe, shall provide for the registration of the Preferred Securities Certificates and the Common Securities Certificates (subject to Section 510 in the case of the Common Securities Certificates) and registration of transfers and exchanges of the Preferred Securities Certificates as herein provided. The Property Trustee shall be the initial Securities Registrar.

        (b) Subject to the provisions of Section 503A, upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 508, the Administrative Trustees or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by the manual or facsimile signature of such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any of the Preferred Securities that have been called for redemption. At the option of a Holder, the Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of the same class and of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 508.

        (c) Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange, subject to the provisions of Section 503A, shall be accompanied by a written instrument of transfer in form satisfactory to the Property Trustee and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Property Trustee in accordance with its customary practice. The Trust shall not be required to (i) issue, register the transfer of, or exchange any of the Preferred Securities during a period beginning at the opening of business 15 calendar days before the date of mailing of a notice of redemption of any of the Preferred Securities called for redemption and ending at the close of business on the day of such mailing; or
(ii) register the transfer of or exchange any of the Preferred Securities so selected for redemption, in whole or in part, except the unredeemed portion of any such Preferred Securities being redeemed in part.

        (d) No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, subject to the provisions of
Section 503A, but the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Preferred Securities Certificates.

        (e) Preferred Securities may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Trust Agreement. Any transfer or purported transfer of any Preferred Security not made in accordance with this Trust Agreement shall be null and void. A Preferred Security that is not a Global Preferred Security may be transferred, in whole or in part, to a Person who takes delivery in the form of another Preferred Security that is not a Global Preferred Security as provided in Section 504(a). A beneficial interest in a Global Preferred Security may be exchanged for a Preferred Security that is not a Global Preferred Security only as provided in
Section 503A.

Section 505.   Mutilated, Destroyed, Lost or Stolen Trust Securities
Certificates.

        If (a) any mutilated Trust Securities Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate; and (b) there shall be delivered to the Securities Registrar, the Property Trustee and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees, or any one of them, on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section 505, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 505 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

Section 506.   Persons Deemed the Securityholders.

        The Trustees, the Paying Agent and the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving Distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

Section 507.   Access to List of the Securityholders' Names and Addresses.

        At any time when the Property Trustee is not also acting as the Securities Registrar, the Administrative Trustees or the Depositor shall furnish or cause to be furnished to the Property Trustee (a) within five Business Days of March 15, June 15, September 15 and December 15 in each year, a list, in such form as the Property Trustee may reasonably require, of the names and addresses of the Securityholders as of the most recent record date; and (b) promptly after receipt by any Administrative Trustee or the Depositor of a request therefor from the Property Trustee in order to enable the Property Trustee to discharge its obligations under this Trust Agreement, in each case to the extent such information is in the possession or control of the Administrative Trustees or the Depositor and is not identical to a previously supplied list or has not otherwise been received by the Property Trustee in its capacity as Securities Registrar. The rights of the Securityholders to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities, and the corresponding rights of the Trustee shall be as provided in the Trust Indenture Act. Each Holder, by receiving and holding a Trust Securities Certificate, and each owner shall be deemed to have agreed not to hold the Depositor, the Property Trustee or the Administrative Trustees accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

Section 508.   Maintenance of Office or Agency.

        The Administrative Trustees shall maintain in a location or locations designated by the Administrative Trustees, an office or offices or agency or agencies where the Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate the Corporate Trust Office of the Property Trustee, Bankers Trust Company, as the principal corporate trust office for such purposes. The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

Section 509.   Appointment of the Paying Agent.

        The Paying Agent shall initially be the Property Trustee, and any co-paying agent chosen by the Property Trustee must be acceptable to the Administrative Trustees and the Depositor. The Paying Agent shall make Distributions to the Securityholders from the Payment Account and shall report the amounts of such Distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the Distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Trust Agreement in any material respect. Any Person acting as Paying Agent shall be permitted to resign as Paying Agent upon thirty (30) days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Property Trustee shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company) that is acceptable to the Property Trustee and the Depositor to act as the Paying Agent. The Administrative Trustees shall cause such successor Paying Agent or any additional Paying Agent appointed by the Administrative Trustees to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent shall hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and, upon removal of a Paying Agent, such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 801, 803 and 806 shall apply to the Property Trustee also in its role as the Paying Agent, for so long as the Property Trustee shall act as Paying Agent and, to the extent applicable, to any other Paying Agent appointed hereunder. Any reference in this Trust Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 510.   Ownership of the Common Securities by the Depositor.

        On the Closing Date, the Depositor shall acquire and retain beneficial and record ownership of the Common Securities. To the fullest extent permitted by law, any attempted transfer of the Common Securities (other than a transfer in connection with a merger or consolidation of the Depositor into another corporation pursuant to Section 12.1 of the Indenture) shall be void. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH SECTION 510 OF THE TRUST AGREEMENT".

Section 511.   The Trust Securities Certificates.

        (a) Upon the issuance of the Preferred Securities Certificates, the Trustees shall recognize the record holders of the Preferred Securities Certificates as the Securityholders. The Preferred Securities Certificates shall be issued in the form of one or more fully registered Global Preferred Securities Certificates which will be deposited with or on behalf of the Clearing Agency and registered in the name of the Clearing Agency's nominee. Unless and until it is exchangeable in whole or in part for the Preferred Securities in definitive form, a global security may not be transferred except as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency or by the Clearing Agency or any such nominee to a successor of such Clearing Agency or a nominee of such successor.

        (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

Section 512.   [Reserved].

Section 5.13.  Notices.

        To the extent that a notice or other communication to the Holders is required under this Trust Agreement, for so long as Preferred Securities are represented by a Global Preferred Securities Certificate, the Trustees shall give all such notices and communications specified herein to be given to the Clearing Agency, and shall have no obligation to provide notice to the owners of the beneficial interest in the Global Preferred Securities.

Section 514.   Rights of the Securityholders.

        (a) The legal title to the Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 209, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust except as described below. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement. The Trust Securities shall have no preemptive or similar rights. When issued and delivered to Holders of the Preferred Securities against payment of the purchase price therefor, the Preferred Securities shall be fully paid and nonassessable interests in the Trust. The Holders of the Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

        (b) For so long as any of the Preferred Securities remain Outstanding, if, upon a Debenture Event of Default, the Debenture Trustee fails or the holders of not less than twenty-five percent (25%) in principal amount of the outstanding Debentures fail to declare the principal of all of the Debentures to be immediately due and payable, the Holders of at least twenty-five percent (25%) in Liquidation Amount of the Preferred Securities then Outstanding shall have such right by a notice in writing to the Depositor and the Debenture Trustee; and upon any such declaration such principal amount of and the accrued interest on all of the Debentures shall become immediately due and payable, provided that the payment of principal and interest on such Debentures shall remain subordinated to the extent provided in the Indenture.

        (c) For so long as any of the Preferred Securities remain Outstanding, upon a Debenture Event of Default arising from the failure to pay interest or principal on the Debentures, the Holders of any of the Preferred Securities then Outstanding shall, to the fullest extent permitted by law, have the right to directly institute proceedings for enforcement of payment to such Holders of principal of or interest on the Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of such Holders.


                                   ARTICLE VI.
                  ACTS OF THE SECURITYHOLDERS; MEETINGS; VOTING

Section 601.   Limitations on Voting Rights.

        (a) Except as provided in this Section 601, in Sections 514, 810 and 1002 and in the Indenture and as otherwise set forth in the Guarantee or required by law, no record Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto; nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

        (b) So long as any Debentures are held by the Property Trustee, on behalf of the Trust, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures; (ii) waive any past default which is waivable under
Article VII of the Indenture; (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable; or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of not less than a majority in Liquidation Amount of all the Outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of outstanding Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of the Preferred Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the Holders of the Outstanding Preferred Securities, except when authorized by a subsequent vote of the Holders of the Outstanding Preferred Securities. The Property Trustee shall notify each holder of the Outstanding Preferred Securities of any written notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Trustees shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust shall continue to be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes on account of such action.

        (c) If any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect, (i) any action that would adversely affect in any material respect the powers, preferences or special rights of the holders of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise; or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of the Outstanding Preferred Securities as a class shall be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a Majority in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would cease to be classified as a grantor trust or would be classified as an association taxable as a corporation for United States federal income tax purposes.

Section 602.   Notice of Meetings.

        Notice of all meetings of the Preferred Securityholders, stating the time, place and purpose of the meeting, shall be given by the Property Trustee pursuant to Section 1008 to each Preferred Securityholder of record, at his or her registered address, at least fifteen (15) days and not more than ninety (90) days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

Section 603.   Meetings of the Preferred Securityholders.

        (a) No annual meeting of the Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of the Securityholders to vote on any matter in respect of which the Preferred Securityholders are entitled to vote upon the written request of the Preferred Securityholders of twenty-five percent (25%) of the Outstanding Preferred Securities (based upon their aggregate Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of the Preferred Securityholders to vote on any matters as to which the Preferred Securityholders are entitled to vote.

        (b) The Preferred Securityholders of record of fifty percent (50%) of the Outstanding Preferred Securities (based upon their aggregate Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of the Securityholders.

        (c) If a quorum is present at a meeting, an affirmative vote by the Preferred Securityholders of record present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their aggregate Liquidation Amount) held by the Preferred Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Securityholders, unless this Trust Agreement requires a greater number of affirmative votes.

Section 604.   Voting Rights.

        The Securityholders shall be entitled to one vote for each dollar value of Liquidation Amount represented by their Trust Securities (with any fractional multiple thereof rounded up or down as the case may be to the closest integral multiple) in respect of any matter as to which such Securityholders are entitled to vote (and such dollar value shall be $25 per Preferred Security until such time, if any, as the Liquidation Amount is changed as provided herein).

Section 605.   Proxies, Etc.

        At any meeting of the Securityholders, any Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Only Holders shall be entitled to vote. When Trust Securities are held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and, the burden of proving invalidity shall rest on the challenger. No proxy shall be valid more than three years after its date of execution.

Section 606.   Securityholder Action by Written Consent.

        Any action which may be taken by the Securityholders at a meeting may be taken without a meeting if the Securityholders holding more than a majority of all of the Outstanding Trust Securities (based upon their aggregate Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

Section 607.   Record Date for Voting and Other Purposes.

        For the purposes of determining the Securityholders who are entitled to notice of and to vote at any meeting or by written consent, or to participate in any Distribution on the Trust Securities in respect of which a record date is not otherwise provided for in this Trust Agreement, or for the purpose of any other action, the Administrative Trustees or the Property Trustee may from time to time fix a date, not more than 90 days prior to the date of any meeting of the Securityholders or the payment of Distribution or other action, as the case may be, as a record date for the determination of the identity of the Securityholders of record for such purposes.

Section 608.   Acts of the Securityholders.

        (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by the Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 801) conclusive in favor of the Trustees, if made in the manner provided in this Section 608.

        (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

        (c) The ownership of the Preferred Securities shall be proved by the Securities Register.

        (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

        (e) Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

        (f) A Securityholder may institute a legal proceeding directly against the Depositor under the Guarantee to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee (as defined in the Guarantee), the Trust or any Person.

Section 609.   Inspection of Records.

        Upon reasonable notice to the Administrative Trustees and the Property Trustee, the records of the Trust shall be open to inspection at the Corporate Trust Office of the Trustee to Holders of the Trustee Securities during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.


                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

Section 701.   Representations and Warranties of the Bank and the Property
Trustee.

        The Bank and the Property Trustee, each severally on behalf of and as to itself, as of the date hereof, and each successor Property Trustee at the time of the successor Property Trustee's acceptance of its appointment as Property Trustee hereunder (in the case of a successor Property Trustee, the term "Bank" as used herein shall be deemed to refer to such successor Property Trustee in its separate corporate capacity) hereby represents and warrants (as applicable) for the benefit of the Depositor and the Securityholders that:

        (a) the Bank is a New York banking corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

        (b) the Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

        (c) this Trust Agreement has been duly authorized, executed and delivered by the Property Trustee and constitutes the valid and legally binding agreement of the Property Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

        (d) the Property Trustee is a Person eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000.

Section 702. Representations and Warranties of the Delaware Bank and the Delaware Trustee.

        The Delaware Bank and the Delaware Trustee, each severally on behalf of and as to itself, as of the date hereof, and each successor Delaware Trustee at the time of the successor Delaware Trustee's acceptance of appointment as Delaware Trustee hereunder (the term "Delaware Bank" being used to refer to such successor Delaware Trustee in its separate corporate capacity), hereby represents and warrants (as applicable) for the benefit of the Depositor and the Securityholders that:

        (a) the Delaware Bank is a Delaware Banking corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

        (b) the Delaware Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

        (c) this Trust Agreement has been duly authorized, executed and delivered by the Delaware Trustee and constitutes the valid and legally binding agreement of the Delaware Trustee enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors, rights and to general equity principles;

        (d) the execution, delivery and performance by the Delaware Trustee of this Trust Agreement has been duly authorized by all necessary corporate or other action on the part of the Delaware Trustee and does not require any approval of stockholders of the Delaware Bank and such execution, delivery and performance shall not (i) violate the Delaware Bank's charter or by-laws; (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Delaware Bank or the Delaware Trustee is a party or by which it is bound; or (iii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the banking or trust powers of the Delaware Bank or the Delaware Trustee (as appropriate in context) or any order, judgment or decree applicable to the Delaware Bank or the Delaware Trustee;

        (e) neither the authorization, execution or delivery by the Delaware Trustee of this Trust Agreement nor the consummation of any of the transactions by the Delaware Trustee contemplated herein or therein requires the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking or trust powers of the Delaware Bank or the Delaware Trustee, as the case may be, under the laws of the United States or the State of Delaware; and

        (f) there are no proceedings pending or, to the best of the Delaware Trustee's knowledge, threatened against or affecting the Delaware Bank or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Delaware Trustee to enter into or perform its obligations as one of the Trustees under this Trust Agreement.

Section 703.   Representations and Warranties of the Depositor.

        The Depositor hereby represents and warrants for the benefit of the Securityholders that:

        (a) the Trust Securities Certificates issued on the Closing Date or the Option Closing Date, if applicable, on behalf of the Trust have been duly authorized and, shall have been duly and validly executed, issued and delivered by the Administrative Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders shall be, as of such date, entitled to the benefits of this Trust Agreement; and

        (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Bank, the Property Trustee or the Delaware Trustee, as the case may be, of this Trust Agreement.


                                  ARTICLE VIII
                                    TRUSTEES

Section 801.   Certain Duties and Responsibilities.

        (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. The Property Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement. The Property Trustee shall not have any duties or responsibilities except those expressly set forth in this Trust Agreement or be a trustee for or have any fiduciary obligation to any party hereto. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. No Administrative Trustee nor the Delaware Trustee shall be liable for its act or omissions hereunder except as a result of its own gross negligence or willful misconduct. The Property Trustee's liability shall be determined under the Trust Indenture Act. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 801. To the extent that, at law or in equity, the Delaware Trustee or an Administrative Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or to the Securityholders, the Delaware Trustee or such Administrative Trustee shall not be liable to the Trust or to any Securityholder for such Trustee's good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict the duties and liabilities of the Delaware Trustee or the Administrative Trustees otherwise existing at law or in equity, are agreed by the Depositor and the Securityholders to replace such other duties and liabilities of the Delaware Trustee and the Administrative Trustees, as the case may be.

        (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the revenue and proceeds from the Trust Property and only to the extent that there shall be sufficient revenue or proceeds from the Trust Property to enable the Property Trustee or a Paying Agent to make payments in accordance with the terms hereof. Each Securityholder, by its acceptance of a Trust Security, agrees that it shall look solely to the revenue and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This
Section 801(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement or, in the case of the Property Trustee, in the Trust Indenture Act.

        (c) No provision of this Trust Agreement shall be construed to relieve the Property Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) the Property Trustee shall not be liable for any error of judgment made in good faith by an authorized officer of the Property Trustee, unless it shall be proved that the Property Trustee was negligent in ascertaining the pertinent facts;

               (ii) the Property Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in Liquidation Amount of the Trust Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under this Trust Agreement;

               (iii) the Property Trustee's sole duty with respect to the custody, safe keeping and physical preservation of the Debentures and the Payment Account shall be to deal with such property in a similar manner as the Property Trustee deals with similar property for its own account, subject to the protections and limitations on liability afforded to the Property Trustee under this Trust Agreement and the Trust Indenture Act;

               (iv) the Property Trustee shall not be liable for any interest on any money received by it except as it may otherwise agree in writing with the Depositor and money held by the Property Trustee need not be segregated from other funds held by it except in relation to the Payment Account maintained by the Property Trustee pursuant to Section 301 and except to the extent otherwise required by law; and

               (v) the Property Trustee shall not be responsible for monitoring the compliance by the Administrative Trustees or the Depositor with their respective duties under this Trust Agreement, nor shall the Property Trustee be liable for the negligence, default or misconduct of the Administrative Trustees or the Depositor.

Section 802.   Certain Notices.

        (a) Within five (5) Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner and to the extent provided in Section 1008, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such Event of Default shall have been cured or waived. For purposes of this Section 802, the term "Event of Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default. The Property Trustee shall not be charged with actual knowledge of any Event of Default unless either (1) a Responsible Officer of the Property Trustee shall have actual knowledge or (2) the Property Trustee shall have received written notice thereof from the Depositor or a Holder.

        (b) The Administrative Trustees shall transmit to the Securityholders in the manner and to the extent provided in Section 1008 notice of the Depositor's election to begin or further extend an Extended Interest Period on the Debentures (unless such election shall have been revoked), and of any election by the Depositor to accelerate the Maturity Date of the Debentures within the time specified for transmitting such notice to the holders of the Debentures pursuant to the Indenture as originally executed.

Section 803.   Certain Rights of the Property Trustee.

        Subject to the provisions of Section 801:

        (a) the Property Trustee may conclusively rely and shall be fully protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) if (i) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action; or
(ii) in construing any of the provisions of this Trust Agreement, the Property Trustee finds the same ambiguous or inconsistent with other provisions contained herein; or (iii) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken and the Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor; provided, however, that if the Property Trustee does not receive such instructions of the Depositor within ten
(10) Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two (2) Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

        (c) any direction or act of the Depositor or the Administrative Trustees contemplated by this Trust Agreement shall be sufficiently evidenced by an Officers' Certificate;

        (d) whenever in the administration of this Trust Agreement, the Property Trustee shall deem it desirable that a matter be proved or established before undertaking, suffering or omitting any action hereunder, the Property Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Depositor or the Administrative Trustees;

        (e) the Property Trustee shall have no duty to see to any recording, filing or registration of any instrument (including any financing or continuation statement or, except as provided in Section 405, any filing under tax or securities laws or any filing under tax or securities laws) or any re-recording, refiling or reregistration thereof;

        (f) the Property Trustee may consult with counsel of its choice (which counsel may be counsel to the Depositor or any of its Affiliates) and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon and, in accordance with such advice, such counsel may be counsel to the Depositor or any of its Affiliates, and may include any of its employees; the Property Trustee shall have the right at any time to seek instructions concerning the administration of this Trust Agreement from any court of competent jurisdiction;

        (g) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request, order or direction of any of the Securityholders, pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request, order or direction; nothing contained herein shall, however, relieve the Property Trustee of the obligation, upon the occurrence of an Event of Default (that has not been cured or waived) to exercise such of the rights and powers vested in it by this Trust Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

        (h) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other evidence of indebtedness or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in Liquidation Amount of the Outstanding Preferred Securities, but the Property Trustee may make such further inquiry or investigation into such facts or matters as it may see fit;

        (i) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents, attorneys, custodians or nominees and, subject to Section 801, the Property Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder;

        (j) whenever in the administration of this Trust Agreement the Property Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder the Property Trustee (i) may request instructions from the Holders of the Trust Securities which instructions may only be given by the Holders of the same proportion in Liquidation Amount of the Trust Securities as would be entitled to direct the Property Trustee under the terms of the Trust Securities in respect of such remedy, right or action; (ii) may refrain from enforcing such remedy or right or taking such other action until such instructions are received; and (iii) shall be protected in acting in accordance with such instructions; and

        (k) except as otherwise expressly provided by this Trust Agreement, the Property Trustee shall not be under any obligation to take any action that is discretionary under the provisions of this Trust Agreement. No provision of this Trust Agreement shall be deemed to impose any duty or obligation on the Property Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it, in any jurisdiction in which it shall be illegal, or in which the Property Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts, or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Property Trustee shall be construed to be a duty.

Section 804.   Not Responsible for Recitals or Issuance of Securities.

        The Recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees shall not be accountable for the use or application by the Depositor of the proceeds of the Debentures.

Section 805.   May Hold Securities.

        Any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of the Trust Securities and, subject to Sections 808 and 813 and except as provided in the definition of the term "Outstanding" in Article I, may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

Section 806.   Compensation; Indemnity; Fees.

        The Depositor agrees:

        (a) to pay to the Trustees from time to time reasonable compensation for all services rendered by them hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust, in the case of the Property Trustee as set forth in a written agreement between the Depositor and the Property Trustee);

        (b) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to such Trustee's negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence, bad faith or willful misconduct); and

        (c) to indemnify each of the Trustees and its officers, directors, employees and agents or any predecessor Trustee for, and to hold the Trustees harmless against, any loss, damage, claims, liability, penalty or expense (including attorney's fees and expenses) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Trust Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except any such expense, disbursement or advance as may be attributable to such Trustee's negligence, bad faith or willful misconduct (or, in the case of the Administrative Trustees or the Delaware Trustee, any such expense, disbursement or advance as may be attributable to its, his or her gross negligence, bad faith or willful misconduct). No Trustee may claim any Lien or charge on any Trust Property as a result of any amount due pursuant to this Section 806.

        This Section 806 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Trustees.

Section 807.   Corporate Property Trustee Required; Eligibility of Trustees.

        (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities. The Property Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section 807, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this
Section 807, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII. The Property Trustee and the Delaware Trustee may, but need not be, the same person.

        (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind that entity.

        (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware; or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law that shall act through one or more persons authorized to bind such entity.

Section 808.   Conflicting Interests.

        If the Property Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Property Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Trust Agreement.

Section 809.   Co-Trustees and Separate Trustee.

        (a) Unless a Debenture Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Depositor shall have power to appoint, and upon the written request of the Property Trustee, the Depositor shall for such purpose join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to the extent required by law to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section 809. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section 809 shall either be (i) a natural person who is at least 21 years of age and a resident of the United States; or (ii) a legal entity with its principal place of business in the United States that shall act through one or more persons authorized to bind such entity.

        (b) Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

        (c) Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

               (i) The Trust Securities shall be executed and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees and not by such co-trustee or separate trustee.

               (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee.

               (iii) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section 809, and, in case a Debenture Event of Default has occurred and is continuing, the Property Trustee shall have the power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section 809.

               (iv) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee or any other trustee hereunder.

               (v) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

               (vi) Any Act of the Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee.

Section 810.   Resignation and Removal; Appointment of Successor.

        (a) No resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Trustee pursuant to this Article VIII shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 811.

        (b) Subject to the immediately preceding paragraph, the Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders. If the instrument of acceptance by the successor Trustee required by Section 811 shall not have been delivered to the Relevant Trustee within thirty (30) days after the giving of such notice of resignation, the Relevant Trustee may petition, at the expense of the Depositor, any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

        (c) Unless a Debenture Event of Default shall have occurred and be continuing, any Trustee may be removed at any time by an Act of the Common Securityholder. If a Debenture Event of Default shall have occurred and be continuing, the Property Trustee or the Delaware Trustee, or both of them, may be removed at such time by an Act of the Holders of not less than a majority in Liquidation Amount of the Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust). An Administrative Trustee may be removed by the Common Securityholder at any time.

        (d) If any Trustee shall resign, be removed or become incapable of acting as Trustee, or if a vacancy shall occur in the office of any Trustee for any cause, at a time when no Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by an Act of the Common Securityholder delivered to the retiring Trustee, shall promptly appoint a successor Trustee or Trustees with respect to the Trust Securities and the Trust, and the successor Trustee shall comply with the applicable requirements of Section 811. If the Property Trustee or the Delaware Trustee shall resign, be removed or become incapable of continuing to act as the Property Trustee or the Delaware Trustee, as the case may be, at a time when a Debenture Event of Default shall have occurred and is continuing, the Preferred Securityholders, by an Act of the Securityholders of not less than a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and such successor Trustee shall comply with the applicable requirements of Section 811. If an Administrative Trustee shall resign, be removed or become incapable of acting as an Administrative Trustee, at a time when a Debenture Event of Default shall have occurred and be continuing, the Common Securityholder, by an Act of the Common Securityholder delivered to an Administrative Trustee, shall promptly appoint a successor Administrative Trustee or Administrative Trustees with respect to the Trust Securities and the Trust, and such successor Administrative Trustee or Administrative Trustees shall comply with the applicable requirements of Section
811. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Common Securityholder or the Preferred Securityholders and accepted appointment in the manner required by Section 811, any Securityholder who has been a Securityholder of Trust Securities for six consecutive months on behalf of himself or herself and all others similarly situated may petition a court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

        (e) The Property Trustee shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee to all the Securityholders in the manner provided in Section 1008 and shall give notice to the Depositor. Each notice shall include the name of the successor Relevant Trustee and the address of its Corporate Trust Office if it is the Property Trustee.

        (f) Notwithstanding the foregoing or any other provision of this Trust Agreement, in the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes, in the opinion of the Depositor, incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (a) the unanimous act of the remaining Administrative Trustees if there are at least two of them; or (b) otherwise by the Depositor (with the successor in each case being a Person who satisfies the eligibility requirement for Administrative Trustees set forth in Section 807).

Section 811.   Acceptance of Appointment by Successor.

        (a) In case of the appointment hereunder of a successor Relevant Trustee with respect to the Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee with respect to the Trust Securities shall execute and deliver an instrument hereto wherein each successor Relevant Trustee shall accept such appointment and which shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and upon the execution and delivery of such instrument the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust; but, on request of the Trust or any successor Relevant Trustee such retiring Relevant Trustee shall duly assign, transfer and deliver to such successor Relevant Trustee all the Trust Property, all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust.

        (b) Upon request of any such successor Relevant Trustee, the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the immediately preceding paragraph, as the case may be.

        (c) No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

Section 812.   Merger, Conversion, Consolidation or Succession to Business.

        Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article VIII, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 813.    Preferential Collection of Claims Against the Depositor or the
Trust.

        If and when the Property Trustee or the Delaware Trustee shall be or become a creditor of the Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee or the Delaware Trustee, as the case may be, shall be subject to and shall take all actions necessary in order to comply with the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Trust (or any such other obligor).

Section 813A   Trustee May File Proofs of Claim

        In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other similar judicial proceeding relative to the Trust or any other obligor upon the Trust Securities or the property of the Trust or of such other obligor, the Property Trustee (irrespective of whether any Distributions on the Trust Securities shall then be due and payable and irrespective of whether the Property Trustee shall have made any demand on the Trust for the payment of any past due Distributions) shall be entitled and empowered, to the fullest extent permitted by law, by intervention in such proceeding or otherwise:

        (a) to file and prove a claim for the whole amount of any Distributions owing and unpaid in respect of the Trust Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Property Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

        (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Property Trustee and, in the event the Property Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Property Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Property Trustee, its agents and counsel and any other amounts due the Property Trustee.

        Nothing herein contained shall be deemed to authorize the Property Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or compensation affecting the Trust Securities or the rights of any Securityholder thereof or to authorize the Property Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 814.   Reports by the Property Trustee.

        (a) The Property Trustee shall transmit to the Securityholders on or before November 30 in each year such reports concerning the Property Trustee, its actions under this Trust Agreement and the property and funds in its possession in its capacity as the Property Trustee as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

        (b) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Property Trustee with the Nasdaq National Market, and each national securities exchange or other organization upon which the Trust Securities are listed, and also with the Commission and the Depositor.

Section 815.   Reports to the Property Trustee.

        The Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by Section 314(a) of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

Section 816.   Evidence of Compliance with Conditions Precedent.

        Each of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to
Section 314(c)(1) of the Trust Indenture Act shall be given in the form of an Officers' Certificate.

Section 817.   Number of Trustees.

        (a) The number of Trustees shall be five, provided that the Holder of all of the Common Securities by written instrument may increase or decrease the number of the Administrative Trustees. The Property Trustee and the Delaware Trustee may be the same Person.

        (b) If a Trustee ceases to hold office for any reason and the number of the Administrative Trustees is not reduced pursuant to Section 817(a), or if the number of the Trustees is increased pursuant to Section 817(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 810.

        (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of the Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 810, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

Section 818.   Delegation of Power.

        (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 207(a); and

        (b) The Administrative Trustees shall have power to delegate from time to time to such of their number or to the Depositor the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

Section 819.   Voting.

        Except as otherwise provided in this Trust Agreement, the consent or approval of the Administrative Trustees shall require consent or approval by not less than a majority of the Administrative Trustees, unless there are only two, in which case both must consent.


                                   ARTICLE IX
                       TERMINATION, LIQUIDATION AND MERGER

Section 901.   Termination Upon Expiration Date.

        Unless earlier dissolved, the Trust shall automatically dissolve on December 31, 2031 (the "Expiration Date") subject to distribution of the Trust Property in accordance with Section 904.

Section 902.   Early Termination.

        The first to occur of any of the following events is an "Early Termination Event":

        (a) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

        (b) delivery of written direction to the Property Trustee by the Depositor at any time (which direction is wholly optional and within the discretion of the Depositor, subject to Depositor having received prior approval of the Board of Governors of the Federal Reserve System if so required under applicable guidelines, policies or regulations thereof) to dissolve the Trust and distribute the Debentures to the Securityholders in exchange for the Preferred Securities in accordance with Section 904;

        (c) the redemption of all of the Preferred Securities in connection with the redemption of all of the Debentures (whether upon a Debenture Redemption Date or the maturity of the Debentures); and

        (d) the entrance of an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction.

Section 903.   Termination.

        The respective obligations and responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (a) the distribution by the Property Trustee to the Securityholders upon the liquidation of the Trust pursuant to Section 904, or upon the redemption of all of the Trust Securities pursuant to Section 402, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (b) the payment of any expenses owed by the Trust; (c) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders; and (d) the filing of a Certificate of Cancellation by the Administrative Trustee under the Delaware Business Trust Act.

Section 904.   Liquidation.

        (a) If an Early Termination Event specified in clause (a), (b), or (d) of Section 902 occurs or upon the Expiration Date, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to each Securityholder a Like Amount of Debentures, subject to Section 904(d). Notice of liquidation shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not later than thirty (30) nor more than sixty (60) days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

               (i)    state the Liquidation Date;

               (ii) state that from and after the Liquidation Date, the Trust Securities shall no longer be deemed to be Outstanding and any Trust Securities Certificates not surrendered for exchange shall be deemed to represent a Like Amount of Debentures; and

               (iii) provide such information with respect to the mechanics by which the Holders may exchange the Trust Securities Certificates for the Debentures, or, if Section 904(d) applies, receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

        (b) Except where Section 902(c) or 904(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to the Securityholders, the Property Trustee shall establish a record date for such distribution (which shall be not more than 45 days prior to the Liquidation
Date) and, either itself acting as exchange agent or through the appointment of a separate exchange agent, shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

        (c) Except where Section 902(c) or 904(d) applies, after the Liquidation Date, (i) the Trust Securities shall no longer be deemed to be outstanding; (ii) certificates representing a Like Amount of the Debentures shall be issued to the Holders of Trust Securities Certificates upon surrender of such certificates to the Administrative Trustees or their agent for exchange; (iii) the Depositor shall use its reasonable efforts to have the Debentures included in the Nasdaq National Market or on such other securities exchange or other organization as the Preferred Securities are then listed or traded; (iv) any Trust Securities Certificates not so surrendered for exchange shall be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Securities Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal shall be made to Holders of the Trust Securities Certificates with respect to such Debentures); and (v) all rights of the Securityholders holding the Trust Securities shall cease, except the right of such Securityholders to receive the Debentures upon surrender of the Trust Securities Certificates.

        (d) In the event that, notwithstanding the other provisions of this
Section 904, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, the Securityholders shall be entitled to receive out of the assets of the Trust available for distribution to the Securityholders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the Liquidation Amount per Trust Security plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding-up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts, subject to Section 407). The Holder of the Common Securities shall be entitled to receive the Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with the Holders of the Preferred Securities, except that, if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

Section 905.   Mergers, Consolidations, Amalgamations or Replacements of the
Trust.

        The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except pursuant to this Section 905. At the request of the Depositor, with the consent of the Administrative Trustees and without the consent of the Holders of the Preferred Securities, the Property Trustee or the Delaware Trustee, the Trust may merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided, that (a) such successor entity either (i) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities; or (ii) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise; (b) the Depositor expressly appoints a trustee of such successor entity possessing substantially the same powers and duties as the Property Trustee as the holder of the Debentures; (c) the Successor Securities are listed or traded, or any Successor Securities shall be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any; (d) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect; (e) such successor entity has a purpose substantially identical to that of the Trust; (f) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Depositor has received an Opinion of Counsel to the effect that (i) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the Holders of the Preferred Securities (including any Successor Securities) in any material respect; and (ii) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity shall be required to register as an "investment company" under the Investment Company Act; and (g) the Depositor owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee, the Debentures, this Trust Agreement and the Expense Agreement. For purposes of this Section 905, any such consolidation, merger, sale, conveyance, transfer or other disposition as a result of which (a) the Company is not the surviving Person, and (b) the same Person is not both (i) the primary obligor in respect of the Debentures and (ii) the Guarantor under the Guarantee, shall be deemed to constitute a replacement of the Trust by a successor entity; provided further that, notwithstanding the foregoing, in the event that upon the consummation of such a consolidation, merger, sale, conveyance, transfer or other disposition, the parent company (if any) of the Company, or its successor, is a bank holding company or financial holding company or comparably regulated financial institution, such parent company shall guarantee the obligations of the Trust (and any successor thereto) under the Preferred Securities (including any Successor Securities) at least to the extent provided by the Guarantee, the Debentures, the Trust Agreement and the Expense Agreement. Notwithstanding the foregoing, the Trust shall not, except with the consent of the Holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other Person or permit any other Person to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.


                                   ARTICLE X.
                            MISCELLANEOUS PROVISIONS

Section 1001.  Limitation of Rights of the Securityholders.

        The death or incapacity of any Person having an interest, beneficial or otherwise, in the Trust Securities shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such Person or any Securityholder for such Person to claim an accounting, take any action or bring any proceeding in any court for a partition or winding-up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Section 1002.  Amendment.

        (a) This Trust Agreement may be amended from time to time by the Trustees and the Depositor, without the consent of any Securityholders, (i) as provided in Section 811 with respect to acceptance of appointment by a successor Trustee; (ii) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, that shall not be inconsistent with the other provisions of this Trust Agreement; (iii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust shall be classified for United States federal income tax purposes as a grantor trust at all times that any of the Trust Securities are outstanding or to ensure that the Trust shall not be required to register as an "investment company" under the Investment Company Act; or (iv) to reduce or increase the Liquidation Amount per Trust Security and simultaneously to correspondingly increase or decrease the number of Trust Securities issued and Outstanding solely for the purpose of maintaining the eligibility of the Preferred Securities for quotation or listing on any national securities exchange or other organization on which the Preferred Securities are then included, quoted or listed (including, if applicable, the Nasdaq National Market); provided, however, that in the case of clause (ii), such action shall not adversely affect in any material respect the interests of any Securityholder, and provided further, that in the case of clause (iv) the aggregate Liquidation Amount of the Trust Securities Outstanding upon completion of any such reduction must be the same as the aggregate Liquidation Amount of the Trust Securities outstanding immediately prior to such reduction or increase, and any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders (or, in the case of an amendment pursuant to clause (iv), as of the date specified in the notice).

        (b) Except as provided in Section 601(c) or Section 1002(c) hereof, any provision of this Trust Agreement may be amended by the Trustees and the Depositor (i) with the consent of the Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding; and (ii) upon receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment shall not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status of an "investment company" under the Investment Company Act.

        (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 603 or 606 hereof), this Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date; or (ii) restrict the right of a Securityholder to institute suit or the enforcement of any such payment on or after such date; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 603 or 606 hereof), this paragraph (c) of this Section 1002 may not be amended.

        (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act or to fail or cease to be classified as a grantor trust for United States federal income tax purposes.

        (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

        (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

        (g) Neither the Property Trustee nor the Delaware Trustee shall be required to enter into any amendment to this Trust Agreement which affects its own rights, duties or immunities under this Trust Agreement. The Property Trustee shall be entitled to receive an Opinion of Counsel and an Officers' Certificate stating that any amendment to this Trust Agreement has been effected in compliance with this Trust Agreement.

Section 1003.  Separability.

        In case any provision in this Trust Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1004.  Governing Law.

        THIS TRUST AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES).

Section 1005.  Payments Due on Non-Business Day.

        If the date fixed for any payment on any Trust Security shall be a day that is not a Business Day, then such payment need not be made on such date but may be made on the next succeeding day which is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as though made on the date fixed for such payment, and no distribution shall accumulate thereon for the period after such date.

Section 1006. Successors.

        This Trust Agreement shall be binding upon and shall inure to the benefit of any successor to the Depositor, the Trust or the Relevant Trustee(s), including any successor by operation of law. Except in connection with a consolidation, merger or sale involving the Depositor that is permitted under
Article XII of the Indenture and pursuant to which the assignee agrees in writing to perform the Depositor's obligations hereunder, the Depositor shall not assign its obligations hereunder.

Section 1007.  Headings.

        The Article and Section headings are for convenience only and shall not affect the construction of this Trust Agreement.

Section 1008.  Reports, Notices and Demands.

        Any report, notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, first-class postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (a) in the case of a Preferred Securityholder, to such Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register; and (b) in the case of the Common Securityholder or the Depositor, to Northwest Bancorp Inc., 301 Second Avenue, Warren, Pennsylvania 16365, Attention: Chief Financial Officer, facsimile no.: (814) 728-7716. Any notice to the Preferred Securityholders shall also be given to such owners as have, within two years preceding the giving of such notice, filed their names and addresses with the Property Trustee for that purpose. Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

        Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows:
(a) with respect to the Property Trustee, to Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Services; (b) with respect to the Delaware Trustee, to Bankers Trust (Delaware), at the address above; and (c) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention:
Administrative Trustees of Northwest Capital Trust I, c/o Northwest Bancorp Inc." Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

Section 1009.  Agreement Not to Petition.

        Each of the Trustees and the Depositor agrees for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, insolvency, reorganization or other similar law (including, without limitation, the United States Bankruptcy Code of 1978, as amended) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor or any of the Trustees takes action in violation of this Section 1009, the Property Trustee agrees, for the benefit of the Securityholders, that at the expense of the Depositor (which expense shall be paid prior to the filing), it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor or such Trustee against the Trust or the commencement of such action and raise the defense that the Depositor or such Trustee has agreed in writing not to take such action and should be stopped and precluded therefrom. The provisions of this Section 1009 shall survive the termination of this Trust Agreement.

Section 1010.  Trust Indenture Act; Conflict with Trust Indenture Act.

        (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

        (b) The Property Trustee shall be the only Trustee which is a trustee for the purposes of the Trust Indenture Act.

        (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control. If any provision of this Trust Agreement modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Trust Agreement as so modified or to be excluded, as the case may be.

        (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

Section 1011. Acceptance of Terms of the Trust Agreement, the Guarantee and the Indenture.

        THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY BENEFICIAL OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND AGREEMENT TO THE SUBORDINATION PROVISIONS AND OTHER TERMS OF THE GUARANTEE AND THE INDENTURE, AND SHALL CONSTITUTE THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS. WITHOUT LIMITING THE FOREGOING, BY ACCEPTANCE OF A PREFERRED SECURITY, EACH HOLDER THEREOF SHALL BE DEEMED TO HAVE AGREED TO TREAT, FOR ALL UNITED STATES FEDERAL INCOME TAX AND FINANCIAL ACCOUNTING PURPOSES, THE DEBENTURES AS INDEBTEDNESS OF THE COMPANY AND THE PREFERRED SECURITIES AS EVIDENCING AN UNDIVIDED BENEFICIAL OWNERSHIP INTEREST IN THE DEBENTURES.

                                   NORTHWEST BANCORP INC., as Depositor

                                   By:__________________________________________
                                   Name: William J. Wagner
                                   Title:  President and Chief Executive Officer


                                   BANKERS TRUST COMPANY, as Property Trustee

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                   BANKERS TRUST (DELAWARE), as Delaware Trustee

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                            ADMINISTRATIVE TRUSTEES

                                   By:__________________________________________
                                   Name: William J. Wagner
                                   Title:  As Administrative Trustee


                                   By:__________________________________________
                                   Name:   Gregory C. LaRocca,
                                   Title:  As Administrative Trustee


                                   By:__________________________________________
                                   Name:   William W. Harvey, Jr.
                                   Title:  As Administrative Trustee

                                       B-1
EXHIBIT A

                              CERTIFICATE OF TRUST
                                       OF
                            NORTHWEST CAPITAL TRUST I

THIS CERTIFICATE OF TRUST OF NORTHWEST CAPITAL TRUST I (the "Trust"), dated as of October 29, 2001, is being duly executed and filed by BANKERS TRUST (DELAWARE), a Delaware Banking corporation, William J. Wagner, Gregory C. LaRocca and William W. Harvey, Jr., each an individual, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.).

        1. NAME. The name of the business trust formed hereby is Northwest Capital Trust I.

        2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Bankers Trust (Delaware) 1011 Centre Road, Suite 200, Wilmington, Delaware 19805, Attention: Corporate Trust Department.

        3. EFFECTIVE DATE. This Certificate of Trust shall be effective on October 29, 2001.

        IN WITNESS WHEREOF, each of the undersigned, being a trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                                       BANKERS TRUST (DELAWARE), as Trustee


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                              /s/  William J. Wagner
                                              ----------------------------------
                                              William J. Wagner, as Trustee


                                              /s/ Gregory C. LaRocca
                                              ----------------------------------
                                              Gregory C. LaRocca, as Trustee


                                              /s/ William W. Harvey
                                              ----------------------------------
                                              William W. Harvey, Jr., as Trustee

EXHIBIT B


THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH SECTION 5.10 OF THE TRUST AGREEMENT

                                 CERTIFICATE NUMBER _________

                           NUMBER OF COMMON SECURITIES____________.

                    CERTIFICATE EVIDENCING COMMON SECURITIES
                                       OF
                            NORTHWEST CAPITAL TRUST I

                                COMMON SECURITIES
                   LIQUIDATION AMOUNT $25 PER COMMON SECURITY

        NORTHWEST CAPITAL TRUST I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that NORTHWEST BANCORP INC. (the "Holder") is the registered owner of ____________________ (________) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated the Common Securities (liquidation amount $25 per Common Security) (the "Common Securities"). In accordance with Section 510 of the Trust Agreement (as defined below), the Common Securities are not transferable and any attempted transfer hereof (other than a transfer in compliance with Section 510 of the Trust Agreement) shall be void. The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______ _____, 2001, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust shall furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office. Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

        IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ___________ day of ____________2001.

                                            NORTHWEST CAPITAL TRUST I


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

EXHIBIT C


                    AGREEMENT AS TO EXPENSES AND LIABILITIES

        AGREEMENT AS TO EXPENSES AND LIABILITIES (this "Agreement") dated as of_________ __, 2001 between NORTHWEST BANCORP INC., a Federal Corporation (the "Company"), and NORTHWEST CAPITAL TRUST I, a Delaware business trust (the "Trust").

                                    RECITALS

        WHEREAS, the Trust intends to issue its common securities (the "Common Securities") to, and receive __% Subordinated Debentures (the "Debentures") from, the Company and to issue and sell up to 2,300,000 __% Cumulative Trust Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of __________ __, 2001, as the same may be amended from time to time (the "Trust Agreement");

        WHEREAS, the Company shall directly or indirectly own all of the Common Securities of the Trust and shall issue the Debentures;

        NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase the Company hereby agrees shall benefit the Company and which purchase the Company acknowledges shall be made in reliance upon the execution and delivery of this Agreement, the Company, including in its capacity as holder of the Common Securities, and the Trust hereby agree as follows:

                                    ARTICLE I

Section 1.1. Guarantee by the Company.

        Subject to the terms and conditions hereof, the Company, including in its capacity as holder of the Common Securities, hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the "Beneficiaries") the full payment when and as due, of any and all Obligations (as hereinafter defined) to such Beneficiaries. As used herein, "Obligations" means any costs, expenses or liabilities of the Trust other than obligations of the Trust to pay to the holders of any Preferred Securities or other similar interests in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Beneficiaries, whether or not such Beneficiaries have received notice hereof.

Section 1.2. Term of Agreement.

        This Agreement shall terminate and be of no further force and effect upon the later of (a) the date on which full payment has been made of all amounts payable to all holders of all the Preferred Securities (whether upon redemption, liquidation, exchange or otherwise); and (b) the date on which there are no Beneficiaries remaining; provided, however, that this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any holder of the Preferred Securities or any Beneficiary must restore payment of any sums paid under the Preferred Securities, under any obligation under the Preferred Securities Guarantee Agreement dated the date hereof by the Company and Bankers Trust Company as guarantee trustee, or under this Agreement for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

Section 1.3. Waiver of Notice.

        The Company hereby waives notice of acceptance of this Agreement and of any obligation to which it applies or may apply, and the Company hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 1.4. No Impairment.

        The obligations, covenants, agreements and duties of the Company under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

        (a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

        (b) any failure, omission, delay or lack of diligence on the part of the Beneficiaries to enforce, assert or exercise any right, privilege, power or remedy conferred on the Beneficiaries with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

        (c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

        There shall be no obligation of the Beneficiaries to give notice to, or obtain the consent of, the Company with respect to the happening of any of the foregoing.

Section 1.5. Enforcement.

        A Beneficiary may enforce this Agreement directly against the Company, and the Company waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against the Company.

                                   ARTICLE II

Section 2.1. Binding Effect.

        All guarantees and agreements contained in this Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the Beneficiaries.

Section 2.2. Amendment.

        So long as there remains any Beneficiary or any Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Beneficiary or to the holders of the Preferred Securities.

Section 2.3. Notices.

        Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same by facsimile transmission (confirmed by mail), telex, or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer back, if sent by telex):

Northwest Capital Trust I, c/o Northwest Bancorp Inc., 301 Second Avenue, Warren, Pennsylvania 16365. Facsimile No.: (814) 728-7716. Attention: Chief Financial Officer.

Northwest Bancorp Inc., 301 Second Avenue, Warren, Pennsylvania 16365. Facsimile No.: (814) 728-7716. Attention: Chief Financial Officer.

Section 2.4. Governing Law.

        This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Pennsylvania (without regard to conflict of laws principles).

[The remainder of this page has been left blank intentionally]

        THIS AGREEMENT is executed as of the day and year first above written.

                                            NORTHWEST BANCORP INC.



                                            By:_________________________________
                                               William J. Wagner
                                               President and Chief Executive
                                               Officer


                                            NORTHWEST CAPITAL TRUST I



                                            By:_________________________________
                                            Name:_______________________________
                                            Title: Administrative Trustee

EXHIBIT D
                           Certificate Number_________
                    Number of Preferred Securities _________
                          CUSIP NO.____________________
                 Certificate Evidencing Preferred Securities of
                            Northwest Capital Trust I
                  _____% Cumulative Trust Preferred Securities
                 (Liquidation Amount $25 per Preferred Security)

        NORTHWEST CAPITAL TRUST I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that ______________ (the "Holder") is the registered owner of _____ preferred securities (the "Preferred Securities") of the Trust representing undivided beneficial interests in the assets of the Trust and designated the____% Cumulative Trust Preferred Securities (Liquidation Amount $25 per Preferred Security). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this Certificate duly endorsed and in proper form for transfer as provided in Section 504 of the Trust Agreement (as defined herein). The designations, rights, privileges, restrictions, preferences, and other terms and provisions of the Preferred Securities are set forth in, and this Certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of ___________ ____ , 2001, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Preferred Securities Guarantee Agreement entered into by Northwest Bancorp Inc., a Federal Corporation, and Bankers Trust Company, as guarantee trustee, dated as of __________ , 2001 (the "Guarantee"), to the extent provided therein. The Trust shall furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

        Upon receipt of this Certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

        Unless the Certificate of Authentication has been manually executed by the Authentication Agent, this Certificate is not valid or effective.

        IN WITNESS WHEREOF, the Administrative Trustees of the Trust have executed this Certificate as of this ________ day of ___________ 2001.

                                            NORTHWEST CAPITAL TRUST I

                                            By:_________________________________
                                                   Administrative Trustee
                                            By:_________________________________
                                                   Administrative Trustee
                                            By:_________________________________
                                                   Administrative Trustee
[FORM OF REVERSE OF CERTIFICATE]
______________________________________________________________________________
                                     LEGEND

                           FOR CERTIFICATES EVIDENCING

                              GLOBAL PREFERRED SECURITIES ONLY:

        Unless this certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration or transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is required by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
______________________________________________________________________________

        The Trust will furnish without charge to any registered owner of Preferred Securities who so requests, a copy of the Trust Agreement and the Guarantee. Any such request should be in writing and addressed to Northwest Capital Trust I, c/o Northwest Bancorp Inc., 301 Second Avenue, Warren, Pennsylvania 16365 or to the Registrar named on the face of this Certificate.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

        TEN COM - as tenants in common UNIF GIFT MIN ACT - Custodian (Cust) (Minor)

        TEN ENT - as tenants by the entireties under Uniform Gifts to Minors Act _________ (State)

        JT TEN - as joint tenants with right of survivorship and not as tenants in common

        UNIF GIFT MIN ACT - ___________ [Custodian] Custodian ___________ [Minor] under Transfers to Minors Act ______________ (State)

        Additional abbreviations may also be used though not in the above list.

 FOR VALUE RECEIVED, the undersigned hereby sell, assign and transfer unto:
____________ (Please insert Social Security or other identifying number of assignee) _________________________________________ [Please print or typewrite name and address including zip code of assignee] __________ Preferred Securities represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint __________________ attorney to transfer the said Preferred Securities on the books of the within-named Trust with full power of substitution in the premises.

Dated:  ______________________

Signature:____________________

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERNATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

SIGNATURE(S) GUARANTEED:

SIGNATURTE(S) GUARANTEED:

______________________________________________________________________________

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED MEDALLION SIGNATURE GUARANTEE PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

EXHIBIT E

                      FORM OF CERTIFICATE OF AUTHENTICATION

                          CERTIFICATE OF AUTHENTICATION

This is one of the _____% Cumulative Trust Preferred Securities referred to in the within-mentioned Amended and Restated Trust Agreement.


                                                    Dated:


                                                    BANKERS TRUST COMPANY,
                                                    as Authenticating Agent and
                                                    Registrar


By: _________________________________________
Authorized Signatory

                                  EXHIBIT 4.8

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

                                 BY AND BETWEEN

                             NORTHWEST BANCORP, INC.

                                       AND

                              BANKERS TRUST COMPANY

                        Dated as of ___________ __, 2001

                                TABLE OF CONTENTS

                                                                        Page No.

ARTICLE I         DEFINITIONS AND INTERPRETATION

Section 1.1.      Definitions and Interpretation                               1

ARTICLE II        TRUST INDENTURE ACT

Section 2.1       Trust Indenture Act; Application                             5

Section 2.2       The List of Holders of the Securities                        5

Section 2.3       Reports by the Preferred Guarantee Trustee                   5

Section 2.4       Periodic Reports to the Preferred Guarantee Trustee          5

Section 2.5       Evidence of Compliance with Conditions Precedent             6

Section 2.6       Events of Default; Waiver                                    6

Section 2.7       Event of Default; Notice                                     6

Section 2.8       Conflicting Interests                                        6

ARTICLE III       POWERS, DUTIES AND RIGHTS OF THE PREFERRED GUARANTEE TRUSTEE

Section 3.1.      Powers and Duties of the Preferred Guarantee Trustee         6

Section 3.2       Certain Rights of the Preferred Guarantee Trustee            8

Section 3.3       Not Responsible for Recitals or Issuance of Guarantee       10

ARTICLE IV        THE PREFERRED GUARANTEE TRUSTEE

Section 4.1       The Preferred Guarantee Trustee; Eligibility                10

Section 4.2       Appointment, Removal and Resignation of the Preferred
                  Guarantee Trustee                                           11

ARTICLE V         GUARANTEE

Section 5.1       Guarantee                                                   11

Section 5.2       Waiver of Notice and Demand                                 12

Section 5.3       Obligations not Affected                                    12

Section 5.4       Rights of the Holders                                       13

Section 5.5       Guarantee of Payment                                        13

Section 5.6       Subrogation                                                 13

Section 5.7       Independent Obligations                                     13

ARTICLE VI        LIMITATION OF TRANSACTIONS; SUBORDINATION

Section 6.1       Limitation on Transactions                                  13

Section 6.2       Ranking                                                     14

ARTICLE VII       TERMINATION                                                 14

Section 7.1       Termination                                                 14

ARTICLE VIII      INDEMNIFICATION

Section 8.1       Exculpation                                                 14

Section 8.2       Indemnification                                             15

ARTICLE IX        MISCELLANEOUS

Section 9.1       Successors and Assigns                                      15

Section 9.2       Amendments                                                  15

Section 9.3       Notices                                                     15

Section 9.4       Benefit                                                     16

Section 9.5       Governing Law                                               16

                              CROSS-REFERENCE TABLE

SECTION OF TRUST INDENTURE                     SECTION OF GUARANTEE AGREEMENT
ACT OF 1939, AS AMENDED

310(a)                                         4.1(a)
310(b)                                         4.1(c), 2.8
310(c)                                         Not Applicable
311(a)                                         2.2(b)
311(b)                                         2.2(b)
311(c)                                         Not Applicable
312(a)                                         2.2(a)
312(b)                                         2.2(b)
313                                            2.3
314(a)                                         2.4
314(b)                                         Not Applicable
314(c)                                         2.5
314(d)                                         Not Applicable
314(e)                                         1.1, 2.5, 3.2
314(f)                                         2.1, 3.2
315(a)                                         3.1(d)
315(b)                                         2.7
315(c)                                         3.1
315(d)                                         3.1(d)
316(a)                                         1.1, 2.6, 5.4
316(b)                                         5.3
317(a)                                         3.1
317(b)                                         Not Applicable
318(a)                                         2.1(a)
318(b)                                         2.1
318(c)                                         2.1(b)


Note:   This Cross-Reference Table does not constitute part of this Agreement and shall not affect the interpretation of any of its terms or provisions.

                    PREFERRED SECURITIES GUARANTEE AGREEMENT

        This PREFERRED SECURITIES GUARANTEE AGREEMENT (this "Preferred Securities Guarantee"), dated as of _________ __, 2001, is executed and delivered by NORTHWEST BANCORP INC., a Federal corporation (the "Guarantor"), and BANKERS TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "Preferred Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of NORTHWEST CAPITAL TRUST I, a Delaware statutory business trust (the "Trust").

                                    RECITALS

        WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of _________ ___, 2001, among the trustees of the Trust named therein, the Guarantor, as depositor, and the holders from time to time of undivided beneficial interests in the assets of the Trust, the Trust is issuing on the date hereof up to 2,300,000 preferred securities, having an aggregate liquidation amount of $57,500,000, designated the _____% Cumulative Trust Preferred Securities (the "Preferred Securities");

        WHEREAS, as incentive for the Holders to purchase the Preferred Securities, the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth in this Preferred Securities Guarantee, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the purchase by each Holder of Preferred Securities, which purchase the Guarantor hereby agrees shall benefit the Guarantor, the Guarantor executes and delivers this Preferred Securities Guarantee for the benefit of the Holders.

                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

Section 1.1    Definitions and Interpretation.

        In this Preferred Securities Guarantee, unless the context otherwise requires:

        (a) capitalized terms used in this Preferred Securities Guarantee but not defined in the preamble above have the respective meanings assigned to them in this Section 1.1;

        (b) terms defined in the Trust Agreement as at the date of execution of this Preferred Securities Guarantee have the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee;

        (c) a term defined anywhere in this Preferred Securities Guarantee has the same meaning throughout;

        (d) all references to "the Preferred Securities Guarantee" or "this Preferred Securities Guarantee" are to this Preferred Securities Guarantee as modified, supplemented or amended from time to time;

        (e) all references in this Preferred Securities Guarantee to Articles and Sections are to Articles and Sections of this Preferred Securities Guarantee, unless otherwise specified;

        (f) a term defined in the Trust Indenture Act has the same meaning when used in this Preferred Securities Guarantee, unless otherwise defined in this Preferred Securities Guarantee or unless the context otherwise requires; and

(g)     a reference to the singular includes the plural and vice versa.

        "Affiliate" has the same meaning as given to that term in Rule 405 of the Securities Act of 1933, as amended, or any successor rule thereunder.

        "Business Day" means any day other than a Saturday, Sunday, a day on which federal or state banking institutions in the Borough of Manhattan, the City of New York, are authorized or required by law, executive order or regulation to close or a day on which the Corporate Trust Office of the Preferred Guarantee Trustee is closed for business.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Corporate Trust Office" means the office of the Preferred Guarantee Trustee at which the corporate trust business of the Preferred Guarantee Trustee shall, at any particular time, be principally administered, which office at the date of execution of this Preferred Securities Guarantee is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Services.

        "Covered Person" means any Holder or beneficial owner of Preferred Securities.

        "Debentures" means the _____% Subordinated Debentures due 2031, of the Debenture Issuer held by the Property Trustee of the Trust.

        "Debenture Issuer" means Northwest Bancorp, Inc., issuer of the Debentures under the Indenture.

        "Event of Default" means a default by the Guarantor on any of its payments or other obligations under this Preferred Securities Guarantee.

        "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by the Trust: (i) any accrued and unpaid Distributions that are required to be paid on such Preferred Securities, to the extent the Trust shall have funds available therefor, (ii) the redemption price, including all accrued and unpaid Distributions to the date of redemption (the "Redemption Price"), to the extent the Trust has funds available therefor, with respect to any Preferred Securities called for redemption by the Trust, and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of the Debentures to the Holders in exchange for the Preferred Securities as provided in the Trust Agreement), the lesser of
(A) the aggregate of the Liquidation Amount and all accrued and unpaid Distributions on the Preferred Securities to the date of payment, to the extent the Trust shall have funds available therefor (the "Liquidation Distribution"), and (B) the amount of assets of the Trust remaining available for distribution to Holders in liquidation of the Trust.

        "Guarantor" means Northwest Bancorp Inc., a Federal corporation.

        "Holder" means a Person in whose name a Preferred Security is or Preferred Securities are registered in the Securities Register; provided, however, that, in determining whether the holders of the requisite percentage of the Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Preferred Guarantee Trustee or any of their respective Affiliates.

        "Indemnified Person" means the Preferred Guarantee Trustee, any Affiliate of the Preferred Guarantee Trustee, or any officers, directors, shareholders, members, partners, employees, representatives, nominees, custodians or agents of the Preferred Guarantee Trustee.

        "Indenture" means the Indenture, dated as of ____________ ___, 2001, among the Debenture Issuer and Bankers Trust Company, as trustee, and any indenture supplemental thereto pursuant to which the Debentures are to be issued to the Property Trustee of the Trust.

        "Liquidation Amount" means the stated value of $25 per Preferred
Security.

        "Liquidation Distribution" has the meaning provided therefor in the definition of Guarantee Payments.

        "List of Holders" has the meaning set forth in Section 2.2 of this Preferred Securities Guarantee.

        "Majority in Liquidation Amount of the Preferred Securities" means the Holders of more than 50% of the Liquidation Amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid Distributions to the date upon which the voting percentages are determined) of all of the Preferred Securities.

        "Officers' Certificate" means, with respect to any Person, a certificate signed by two authorized officers of such Person, at least one of whom shall be the principal executive officer, principal financial officer, principal accounting officer, treasurer or any vice president of such Person. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Preferred Securities Guarantee shall include:

        (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definition relating thereto;

        (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

        (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

        (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

        "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

        "Preferred Guarantee Trustee" means Bankers Trust Company, until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Preferred Securities Guarantee and thereafter means each such Successor Preferred Guarantee Trustee.

        "Preferred Securities" means the _____% Cumulative Trust Preferred Securities representing undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by the Trust; provided, however, that upon the occurrence of an Event of Default, the rights of holders of Commons Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise are subordinated to the rights of holders of Preferred Securities.

        "Redemption Price" has the meaning provided therefor in the definition of Guarantee Payments.

        "Responsible Officer" means, with respect to the Preferred Guarantee Trustee, any officer within the Corporate Trust Office of the Preferred Guarantee Trustee with direct responsibility for the administration of this Preferred Securities Guarantee, including any vice-president, any assistant vice-president, managing director, director, associate or other officer of the Corporate Trust Office of the Preferred Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

        "Securities Register" and "Securities Registrar" have the meanings assigned to such terms as in the Trust Agreement (as defined in the Indenture).

        "Successor Preferred Guarantee Trustee" means a successor Preferred Guarantee Trustee possessing the qualifications to act as Preferred Guarantee Trustee under Section 4.1.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, as in force at the date of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939, as amended, is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.


                                   ARTICLE II
                               TRUST INDENTURE ACT

Section 2.1    Trust Indenture Act; Application.

        (a) This Preferred Securities Guarantee is subject to the provisions of the Trust Indenture Act that are required to be part of this Preferred Securities Guarantee and shall, to the extent applicable, be governed by such provisions.

        (b) If and to the extent that any provision of this Preferred Securities Guarantee limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

Section 2.2    The List of Holders of the Securities.

        (a) In the event the Preferred Guarantee Trustee is not also the Securities Registrar, the Guarantor shall provide the Preferred Guarantee Trustee with a list, in such form as the Preferred Guarantee Trustee may reasonably require, of the names and addresses of the Holders of the Preferred Securities (the "List of Holders") (i) within five (5) Business Days after March 15, June 15, September 15 and December 15 of each year, and (ii) at any other time within thirty (30) days of receipt by the Guarantor of a written request for a List of Holders as of a date no more than fifteen (15) days before such List of Holders is given to the Preferred Guarantee Trustee; provided, that the Guarantor shall not be obligated to provide such List of Holders at any time the List of Holders does not differ from the most recent List of Holders given to the Preferred Guarantee Trustee by the Guarantor. The Preferred Guarantee Trustee may destroy any List of Holders previously given to it on receipt of a new List of Holders.

        (b) The Preferred Guarantee Trustee shall comply with its obligations under Sections 311(a), 311(b) and Section 312(b) of the Trust Indenture Act.

Section 2.3    Reports by the Preferred Guarantee Trustee.

        On or before November 30 of each year, commencing November 30, 2002, the Preferred Guarantee Trustee shall provide to the Holders of the Preferred Securities such reports as are required by Section 313 of the Trust Indenture Act, if any, in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Preferred Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

Section 2.4    Periodic Reports to the Preferred Guarantee Trustee.

        The Guarantor shall provide to the Preferred Guarantee Trustee such documents, reports and information as required by Section 314 (if any) and the compliance certificate required by Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

Section 2.5    Evidence of Compliance with Conditions Precedent.

        The Guarantor shall provide to the Preferred Guarantee Trustee such evidence of compliance with any conditions precedent, if any, provided for in this Preferred Securities Guarantee that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

Section 2.6. Events of Default; Waiver.

        The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders of all of the Preferred Securities, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising there from shall be deemed to have been cured, for every purpose of this Preferred Securities Guarantee, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

Section 2.7    Event of Default; Notice.

        (a) The Preferred Guarantee Trustee shall, within ninety (90) days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders of the Preferred Securities, notices of all Events of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee, unless such defaults have been cured before the giving of such notice; provided, that the Preferred Guarantee Trustee shall be protected in withholding such notice if and so long as a Responsible Officer of the Preferred Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Preferred Securities.

        (b) The Preferred Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless the Preferred Guarantee Trustee shall have received written notice, or of which a Responsible Officer of the Preferred Guarantee Trustee charged with the administration of the Trust Agreement shall have obtained actual knowledge of such Event of Default.

Section 2.8. Conflicting Interests.

        The Trust Agreement shall be deemed to be specifically described in this Preferred Securities Guarantee for the purposes of clause (i) of the first proviso contained in Section 310(b) of the Trust Indenture Act.


                                   ARTICLE III
                            POWERS, DUTIES AND RIGHTS
                       OF THE PREFERRED GUARANTEE TRUSTEE

Section 3.1. Powers and Duties of the Preferred Guarantee Trustee.

        (a) This Preferred Securities Guarantee shall be held by the Preferred Guarantee Trustee for the benefit of the Holders of the Preferred Securities, and the Preferred Guarantee Trustee shall not transfer this Preferred Securities Guarantee to any Person except a Holder of Preferred Securities exercising his or her rights pursuant to Section 5.4(b) or to a Successor Preferred Guarantee Trustee on acceptance by such Successor Preferred Guarantee Trustee of its appointment to act as Successor Preferred Guarantee Trustee. The right, title and interest of the Preferred Guarantee Trustee shall automatically vest in any Successor Preferred Guarantee Trustee, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Preferred Guarantee Trustee.

        (b) If an Event of Default actually known to a Responsible Officer of the Preferred Guarantee Trustee has occurred and is continuing, the Preferred Guarantee Trustee shall enforce this Preferred Securities Guarantee for the benefit of the Holders of the Preferred Securities.

        (c) The Preferred Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform only such duties as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee. In case an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6) and is actually known to a Responsible Officer of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall exercise such of the rights and powers vested in it by this Preferred Securities Guarantee, and use the same degree of care and skill in its exercise thereof, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (d) No provision of this Preferred Securities Guarantee shall be construed to relieve the Preferred Guarantee Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of any Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                      (A) the duties and obligations of the Preferred Guarantee Trustee shall be determined solely by the express provisions of this Preferred Securities Guarantee, and the Preferred Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Preferred Securities Guarantee, and no implied covenants or obligations shall be read into this Preferred Securities Guarantee against the Preferred Guarantee Trustee; and

                      (B) in the absence of bad faith on the part of the Preferred Guarantee Trustee, the Preferred Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Preferred Guarantee Trustee and conforming to the requirements of this Preferred Securities Guarantee; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Preferred Guarantee Trustee, the Preferred Guarantee Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Preferred Securities Guarantee;

               (ii) the Preferred Guarantee Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Preferred Guarantee Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the Preferred Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

               (iii) the Preferred Guarantee Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee, or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee; and

               (iv) no provision of this Preferred Securities Guarantee shall require the Preferred Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Preferred Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Preferred Securities Guarantee or indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against such risk or liability is not reasonably assured to it.

Section 3.2    Certain Rights of the Preferred Guarantee Trustee.

        (a)    Subject to the provisions of Section 3.1:

               (i) the Preferred Guarantee Trustee may conclusively rely, and shall be fully protected in acting or refraining from acting upon, any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

               (ii) any direction or act of the Guarantor contemplated by this Preferred Securities Guarantee shall be sufficiently evidenced by an Officers' Certificate;

               (iii) whenever, in the administration of this Preferred Securities Guarantee, the Preferred Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Preferred Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request, shall be promptly delivered by the Guarantor;

               (iv) the Preferred Guarantee Trustee shall have no duty to see to any recording, filing or registration of any instrument (or any rerecording, refiling or registration thereof);

               (v) the Preferred Guarantee Trustee may consult with counsel, and the advice or opinion of such counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion. Such counsel may be counsel to the Guarantor or any of its Affiliates and may include any of its employees. The Preferred Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Preferred Securities Guarantee from any court of competent jurisdiction;

               (vi) the Preferred Guarantee Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Preferred Securities Guarantee at the request or direction of any Holder, unless such Holder shall have provided to the Preferred Guarantee Trustee such security and indemnity, reasonably satisfactory to the Preferred Guarantee Trustee, against the costs, expenses (including reasonable attorneys' fees and expenses and the expenses of the Preferred Guarantee Trustee's agents, nominees or custodians) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Preferred Guarantee Trustee; provided that, nothing contained in this Section 3.2(a)(vi) shall be taken to relieve the Preferred Guarantee Trustee, upon the occurrence and during the continuance of an Event of Default, of its obligation to exercise the rights and powers vested in it by this Preferred Securities Guarantee;

               (vii) the Preferred Guarantee Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Preferred Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit;

               (viii) the Preferred Guarantee Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, custodians or attorneys, and the Preferred Guarantee Trustee shall not be responsible for any misconduct or negligence on the part of any agent, nominee, custodian or attorney appointed with due care by it hereunder;

               (ix) no third party shall be required to inquire as to the authority of the Preferred Guarantee Trustee to so act or as to its compliance with any of the terms and provisions of this Preferred Securities Guarantee, both of which shall be conclusively evidenced by the Preferred Guarantee Trustee's or its agent's taking such action;

               (x) whenever in the administration of this Preferred Securities Guarantee the Preferred Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Preferred Guarantee Trustee (A) may request instructions from the Holders of a Majority in Liquidation Amount of the Preferred Securities,
               (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received, and (C) shall be protected in conclusively relying on or acting in accordance with such instructions.

(b) No provision of this Preferred Securities Guarantee shall be deemed to impose any duty or obligation on the Preferred Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Preferred Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Preferred Guarantee Trustee shall be construed to be a duty.

Section 3.3    Not Responsible for Recitals or Issuance of Guarantee.

        The Recitals contained in this Guarantee shall be taken as the statements of the Guarantor, and the Preferred Guarantee Trustee does not assume any responsibility for their correctness. The Preferred Guarantee Trustee makes no representation as to the validity or sufficiency of this Preferred Securities Guarantee.


                                   ARTICLE IV
                         THE PREFERRED GUARANTEE TRUSTEE

Section 4.1    The Preferred Guarantee Trustee; Eligibility.

(a)     There shall at all times be a Preferred Guarantee Trustee which shall:

               (i)    not be an Affiliate of the Guarantor; and

               (ii) be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, or a corporation or Person permitted by the Securities and Exchange Commission to act as an institutional trustee under the Trust Indenture Act, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority referred to above, then, for the purposes of this Section 4.1(a)(ii), the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

        (b) If at any time the Preferred Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Preferred Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(c).

        (c) If the Preferred Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Preferred Guarantee Trustee and the Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 4.2 Appointment, Removal and Resignation of the Preferred Guarantee Trustee.

        (a) Subject to Section 4.2(b), the Preferred Guarantee Trustee may be appointed or removed without cause at any time by the Guarantor.

        (b) The Preferred Guarantee Trustee shall not be removed in accordance with Section 4.2(a) until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by written instrument executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor.

        (c) The Preferred Guarantee Trustee appointed to office shall hold office until a Successor Preferred Guarantee Trustee shall have been appointed or until its removal or resignation. The Preferred Guarantee Trustee may resign from office (without need for prior or subsequent accounting) by an instrument in writing executed by the Preferred Guarantee Trustee and delivered to the Guarantor, which resignation shall not take effect until a Successor Preferred Guarantee Trustee has been appointed and has accepted such appointment by instrument in writing executed by such Successor Preferred Guarantee Trustee and delivered to the Guarantor and the resigning Preferred Guarantee Trustee.

        (d) If no Successor Preferred Guarantee Trustee shall have been appointed and accepted appointment as provided in this Section 4.2 within sixty
(60) days after delivery to the Guarantor of an instrument of resignation, the resigning Preferred Guarantee Trustee may petition any court of competent jurisdiction for appointment of a Successor Preferred Guarantee Trustee. Such court may thereupon, after prescribing such notice, if any, as it may deem proper, appoint a Successor Preferred Guarantee Trustee.

        (e) No Preferred Guarantee Trustee shall be liable for the acts or omissions to act of any Successor Preferred Guarantee Trustee.

        (f) Upon termination of this Preferred Securities Guarantee or removal or resignation of the Preferred Guarantee Trustee pursuant to this Section 4.2, the Guarantor shall pay to the Preferred Guarantee Trustee all fees and expenses accrued to the date of such termination, removal or resignation.


                                    ARTICLE V
                                    GUARANTEE

Section 5.1    Guarantee.

        The Guarantor irrevocably and unconditionally agrees to pay in full to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Trust to pay such amounts to the Holders.

Section 5.2    Waiver of Notice and Demand.

        The Guarantor hereby waives notice of acceptance of this Preferred Securities Guarantee and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 5.3    Obligations Not Affected.

        The obligations, covenants, agreements and duties of the Guarantor under this Preferred Securities Guarantee shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

        (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Trust;

        (b) the extension of time for the payment by the Trust of all or any portion of the Distributions, Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities (other than an extension of time for payment of Distributions, Redemption Price, Liquidation Distribution or other sum payable that results from the extension of any interest payment period on the Debentures permitted by the Indenture);

        (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Trust granting indulgence or extension of any kind;

        (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Trust or any of the assets of the Trust;

        (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

        (f) any failure or omission to receive any regulatory approval or consent required in connection with the Preferred Securities (or the common equity securities issued by the Trust), including the failure to receive any regulatory approval required for the redemption of the Preferred Securities;

        (g) the settlement or compromise of any obligation guaranteed hereby or hereby incurred; or

        (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor, it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

        There shall be no obligation of the Holders to give notice to, or obtain consent of, the Guarantor with respect to the happening of any of the foregoing.

Section 5.4    Rights of the Holders.

        (a) The Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting of any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of this Preferred Securities Guarantee or exercising any trust or power conferred upon the Preferred Guarantee Trustee under this Preferred Securities Guarantee.

        (b) Any Holder of Preferred Securities may institute and prosecute a legal proceeding directly against the Guarantor to enforce its rights under this Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other Person.

Section 5.5    Guarantee of Payment.

        This Preferred Securities Guarantee creates a guarantee of payment and not of collection.

Section 5.6    Subrogation.

        The Guarantor shall be subrogated to all (if any) rights of the Holders of the Preferred Securities against the Trust in respect of any amounts paid to such Holders by the Guarantor under this Preferred Securities Guarantee; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any right that it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Preferred Securities Guarantee, if, at the time of any such payment, any amounts are due and unpaid under this Preferred Securities Guarantee. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

Section 5.7    Independent Obligations.

        The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Trust with respect to the Preferred Securities, and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Preferred Securities Guarantee notwithstanding the occurrence of any event referred to in subsections (a) through (h), inclusive, of Section 5.3 hereof.


                                   ARTICLE VI
                    LIMITATION OF TRANSACTIONS; SUBORDINATION

Section 6.1    Limitation on Transactions.

        So long as any of the Preferred Securities remain outstanding, if any of the circumstances described in Section 5.6 of the Indenture shall have occurred, then (a) neither the Guarantor nor any of its Subsidiaries (as defined in the Indenture) shall declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) dividends or distributions in common stock of the Guarantor or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (ii) purchases of common stock of the Guarantor related to the rights under any of the Guarantor's benefit plans for its directors, officers or employees, (iii) as a result of a reclassification of its capital stock, (iv) dividends or distributions made by a Subsidiary to the Guarantor, or (v) dividends or distributions made by a Subsidiary to a Subsidiary, and (b) neither the Guarantor nor any Subsidiary shall make any payment of principal or interest on or repay, repurchase or redeem any debt securities issued by the Guarantor or any Subsidiary which rank pari passu with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Guarantor of any debt securities if such guarantee ranks pari passu or junior in interest to the Debentures, other than payments under this Preferred Securities Guarantee.

Section 6.2    Ranking.

        This Preferred Securities Guarantee will constitute an unsecured obligation of the Guarantor and will rank (a) subordinate and junior in right of payment to all Senior Debt, Subordinated Debt and Additional Senior Obligations (as defined in the Indenture) of the Guarantor, (b) pari passu with any guarantee now or hereafter entered into by the Guarantor in respect of any preferred securities or preference stock of any Affiliate of the Guarantor and
(c) senior to the most senior preferred securities or preference stock now or hereafter issued by the Guarantor and senior to the Guarantor's common stock.


                                   ARTICLE VII
                                   TERMINATION

Section 7.1    Termination.

        This Preferred Securities Guarantee shall terminate upon (a) full payment of the Redemption Price of all the Preferred Securities, (b) full payment of the amounts payable in accordance with the Trust Agreement upon liquidation of the Trust, or (c) distribution of the Debentures to the Holders of the Preferred Securities. Notwithstanding the foregoing, this Preferred Securities Guarantee shall continue to be effective or shall be reinstated, as the case may be, if at any time any Holder of Preferred Securities must restore payment of any sums paid under the Preferred Securities or under this Preferred Securities Guarantee.


                                  ARTICLE VIII
                                 INDEMNIFICATION

Section 8.1    Exculpation.

        (a) No Indemnified Person shall be liable, responsible or accountable in damages or otherwise to the Guarantor or any Covered Person for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith in accordance with this Preferred Securities Guarantee and in a manner that such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by this Preferred Securities Guarantee or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's negligence or willful misconduct with respect to such acts or omissions.

        (b) An Indemnified Person shall be fully protected in relying in good faith upon the records of the Guarantor and upon such information, opinions, reports or statements presented to the Guarantor by any Person as to matters the Indemnified Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Guarantor, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which Distributions to the Holders of the Preferred Securities might properly be paid.

Section 8.2    Indemnification.

        The Guarantor agrees to indemnify each Indemnified Person for, and to hold each Indemnified Person harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against, or investigating, any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligation to indemnify as set forth in this Section 8.2 shall survive the termination of this Preferred Securities Guarantee or the earlier resignation or removal of the Preferred Guarantee Trustee.


                                   ARTICLE IX
                                  MISCELLANEOUS

Section 9.1    Successors and Assigns.

        All guarantees and agreements contained in this Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding.

Section 9.2    Amendments.

        Except with respect to any changes that do not adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Preferred Securities Guarantee may only be amended by the Guarantor and the Preferred Guarantee Trustee with the prior approval of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities. The provisions of Article VI of the Trust Agreement with respect to meetings of the Holders of the Preferred Securities apply to the giving of such approval.

Section 9.3    Notices.

        All notices provided for in this Preferred Securities Guarantee shall be in writing, duly signed by the party giving such notice, and shall be delivered, telecopied or mailed by registered or certified mail, as follows:

        (a) If given to the Preferred Guarantee Trustee, at the Preferred Guarantee Trustee's mailing address set forth below (or such other address as the Preferred Guarantee Trustee may give notice of to the Holders of the Preferred Securities): Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Services

        (b) If given to the Guarantor, at the Guarantor's mailing address set forth below (or such other address as the Guarantor may give notice of to the Holders of the Preferred Securities): Northwest Bancorp, Inc., 301 Second Avenue, Warren, Pennsylvania 16365, Attention: Chief Financial Officer

        (c) If given to any Holder of Preferred Securities, at the address set forth on the books and records of the Trust.

        All such notices shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

Section 9.4    Benefit.

        This Preferred Securities Guarantee is solely for the benefit of the Holders of the Preferred Securities and, subject to Section 3.1(a), is not separately transferable from the Preferred Securities.

Section 9.5    Governing Law.

        THIS PREFERRED SECURITIES GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

        This Preferred Securities Guarantee is executed as of the day and year first above written.

                                            NORTHWEST BANCORP INC., as Guarantor


                                            By:_________________________________
                                            Name:  William J. Wagner
                                            Title: President and Chief Executive
                                                   Officer



                                            BANKERS TRUST COMPANY, as
                                            Preferred Guarantee Trustee


                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                  EXHIBIT 4.9

================================================================================



                             NORTHWEST BANCORP INC.

                                       AND

                             BANKERS TRUST COMPANY,
                                   AS TRUSTEE

                                    INDENTURE

                     ___ % SUBORDINATED DEBENTURES DUE 2031


                        DATED AS OF _________ ____, 2001



================================================================================

                                TABLE OF CONTENTS
                                                                            Page
ARTICLE I.  DEFINITIONS......................................................  1
Section 1.1. Definitions of Terms ...........................................  1


ARTICLE II. ISSUE, DESCRIPTION, TERMS, CONDITIONS,
            REGISTRATION AND EXCHANGE OF THE DEBENTURES .....................  8
Section 2.1.  Designation and Principal Amount...............................  8
Section 2.2.  Maturity.......................................................  8
Section 2.3.  Form and Payment...............................................  8
Section 2.4.  [Intentionally Omitted]........................................  8
Section 2.5.  Interest.......................................................  8
Section 2.6.  Execution and Authentication...................................  9
Section 2.7   Registration of Transfer and Exchange.......................... 10
Section 2.8.  Temporary Debentures........................................... 10
Section 2.9.  Mutilated, Destroyed, Lost or Stolen Debentures................ 11
Section 2.10. Cancellation................................................... 11
Section 2.11. Benefit of Indenture........................................... 11
Section 2.12. Authentication Agent........................................... 11

ARTICLE III. REDEMPTION OF DEBENTURES ....................................... 12
Section 3.1.  Redemption..................................................... 12
Section 3.2.  Special Event Redemption....................................... 12
Section 3.2A.  Conversion Event Redemption................................... 12
Section 3.3.  Optional Redemption by the Company............................. 12
Section 3.4.  Notice of Redemption........................................... 13
Section 3.5.  Payment upon Redemption. ...................................... 14
Section 3.6.  No Sinking Fund................................................ 14

ARTICLE IV. EXTENSION OF INTEREST PAYMENT PERIOD ............................ 14
Section 4.1.  Extension of Interest Payment Period. ......................... 14
Section 4.2.  Notice of Extension............................................ 15
Section 4.3.  Limitation on Transactions..................................... 15

ARTICLE V. PARTICULAR COVENANTS OF THE COMPANY............................... 15
Section 5.1.  Payment of Principal and Interest. ............................ 15
Section 5.2.  Maintenance of Agency.......................................... 15
Section 5.3.  Paying Agents.................................................. 16
Section 5.4.  Appointment to Fill Vacancy in Office of the Trustee........... 16
Section 5.5.  Compliance with Consolidation Provisions....................... 17
Section 5.6.  Limitation on Transactions..................................... 17
Section 5.7.  Covenants as to the Trust...................................... 17
Section 5.8.  Covenants as to Purchases...................................... 17
Section 5.9.  Waiver of Usury, Stay or Extension Laws........................ 17
Section 5.10. No Intent to Commence Extension Period......................... 18

ARTICLE VI. THE DEBENTUREHOLDERS' LISTS AND REPORTS BY THE
            COMPANY AND THE TRUSTEE ......................................... 18
Section 6.1.  The Company to Furnish the Trustee Names and Addresses of the
              Debentureholders............................................... 18
Section 6.2.  Preservation of Information Communications with the
              Debentureholders............................................... 18
Section 6.3.  Reports by the Company......................................... 18
Section 6.4.  Reports by the Trustee......................................... 19

ARTICLE VII. REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
             ON EVENT OF DEFAULT............................................. 19
Section 7.1.  Events of Default.............................................. 19
Section 7.2.  Collection of Indebtedness and Suits for Enforcement by
              the Trustee.................................................... 20
Section 7.3.  Application of Moneys Collected................................ 21
Section 7.4.  Limitation on Suits............................................ 22
Section 7.5.  Rights and Remedies Cumulative; Delay or Omission not Waiver... 22
Section 7.6.  Control by the Debentureholders................................ 22
Section 7.7.  Undertaking to Pay Costs....................................... 23
Section 7.8.  Direct Action; Right of Set-Off................................ 23

ARTICLE VIII. FORM OF THE DEBENTURE AND ORIGINAL ISSUE....................... 23
Section 8.1.  Form of Debenture.............................................. 23
Section 8.2.  Original Issue of the Debentures............................... 23

ARTICLE IX.   CONCERNING THE TRUSTEE......................................... 24
Section 9.1.  Certain Duties and Responsibilities of the Trustee............. 24
Section 9.2.  Notice of Defaults............................................. 24
Section 9.3.  Certain Rights of the Trustee.................................. 25
Section 9.4.  The Trustee not Responsible for Recitals, Etc.................. 25
Section 9.5.  May Hold the Debentures........................................ 26
Section 9.6.  Moneys Held in Trust........................................... 26
Section 9.7.  Compensation and Reimbursement................................. 26
Section 9.8.  Reliance on Officers' Certificate.............................. 26
Section 9.9.  Disqualification; Conflicting Interests........................ 26
Section 9.10. Corporate Trustee Required; Eligibility........................ 26
Section 9.11. Resignation and Removal; Appointment of Successor.............. 27
Section 9.12. Acceptance of Appointment by Successor......................... 28
Section 9.13. Merger, Conversion, Consolidation or Succession to Business.... 28
Section 9.14. Preferential Collection of Claims against the Company.......... 28

ARTICLE X.    CONCERNING THE DEBENTUREHOLDERS................................ 28
Section 10.1. Evidence of Action by the Holders.............................. 28
Section 10.2. Proof of Execution by the Debentureholders..................... 29
Section 10.3. Who May Be Deemed Owners ...................................... 29
Section 10.4. Certain Debentures Owned by Company Disregarded ............... 29
Section 10.5. Actions Binding on the Future Debentureholders ................ 29

ARTICLE XI.   SUPPLEMENTAL INDENTURES........................................ 30
Section 11.1. Supplemental Indentures without the Consent of the Debentureholders .......................................... 30
Section 11.2. Supplemental Indentures with Consent of the Debentureholders... 30
Section 11.3. Effect of Supplemental Indentures ............................. 31
Section 11.4. The Debentures Affected by Supplemental Indentures ............ 31
Section 11.5. Execution of Supplemental Indentures .......................... 31

ARTICLE XII.  SUCCESSOR CORPORATION.......................................... 32
Section 12.1. The Company May Consolidate, Etc .............................. 32
Section 12.2. Successor Corporation Substituted ............................. 32
Section 12.3. Evidence of Consolidation, Etc. to Trustee .................... 32

ARTICLE XIII. SATISFACTION AND DISCHARGE..................................... 32
Section 13.1. Satisfaction and Discharge of Indenture ....................... 32
Section 13.2. Discharge of Obligations ...................................... 33
Section 13.3. Deposited Moneys to Be Held in Trust .......................... 33
Section 13.4. Payment of Monies Held by Paying Agents ....................... 33
Section 13.5. Repayment to the Company ...................................... 33

ARTICLE XIV. IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
  OFFICERS AND DIRECTORS .................................................... 33
Section 14.1. No Recourse ................................................... 33

ARTICLE XV.  MISCELLANEOUS PROVISIONS........................................ 34
Section 15.1. Effect on Successors and Assigns .............................. 34
Section 15.2. Actions by Successor .......................................... 34
Section 15.3. Surrender of the Company Powers ............................... 34
Section 15.4. Notices ....................................................... 34
Section 15.5. Governing Law ................................................. 34
Section 15.6. Treatment of the Debentures as Debt ........................... 34
Section 15.7. Compliance Certificates and Opinions .......................... 34
Section 15.8. Payments on Business Days ..................................... 35
Section 15.9. Conflict with Trust Indenture Act ............................. 35
Section 15.10. Counterparts ................................................. 35
Section 15.11. Separability ................................................. 35
Section 15.12. Assignment ................................................... 35
Section 15.13. Acknowledgment of Rights; Right of Setoff .................... 35

ARTICLE XVI.   SUBORDINATION OF THE DEBENTURES............................... 36
Section 16.1. Agreement to Subordinate ...................................... 36
Section 16.2. Default on Senior Indebtedness ................................ 36
Section 16.3. Liquidation; Dissolution; Bankruptcy .......................... 36
Section 16.4. Subrogation ................................................... 37
Section 16.5. The Trustee to Effectuate Subordination ....................... 38
Section 16.6. Notice by the Company ......................................... 38
Section 16.7. Rights of the Trustee; Holders of the Senior Indebtedness ..... 38
Section 16.8. Subordination May not Be Impaired ............................. 39

EXHIBIT A .................................................................. A-1

                              CROSS-REFERENCE TABLE

Section of Trust Indenture Act Section of 1939, as amended
Indenture

310(a).........................................................   9.10
310(b).........................................................   9.9, 9.11
310(c).........................................................   Not Applicable
311(a).........................................................   9.14
311(b).........................................................   9.14
311(c).........................................................   Not Applicable
312(a).........................................................   6.1, 6.2(a)
312(b).........................................................   6.2(c)
312(c).........................................................   6.2(c)
313(a).........................................................   6.4(a)
313(b).........................................................   6.4(b)
313(c).........................................................   6.4(a), 6.4(b)
313(d).........................................................   6.4(c)
314(a).........................................................   6.3(a)
314(b).........................................................   Not Applicable
314(c).........................................................   15.7
314(d).........................................................   Not Applicable
314(e).........................................................   15.7
314(f).........................................................   Not Applicable
315(a).........................................................   9.1(a), 9.3
315(b).........................................................   9.2
315(c).........................................................   9.1(a)
315(d).........................................................   9.1(b)
315(e).........................................................   7.7
316(a).........................................................   1.1, 7.6
316(b).........................................................   7.4(b)
316(c).........................................................   10.1(b)
317(a).........................................................   7.2
317(b).........................................................   5.3
318(a).........................................................   15.9

Note:   This  reconciliation and tie sheet shall not, for any purpose, be deemed to be a part of the Indenture.

                                    INDENTURE

        INDENTURE, dated as of _______ ________, 2001, between NORTHWEST BANCORP, INC., a Federal corporation (the "Company"), and BANKERS TRUST COMPANY, a banking corporation duly organized and existing under the laws of the State of New York, as trustee (the "Trustee").

                                    RECITALS

        WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of securities to be known as its _______ % Subordinated Debentures due 2031 (hereinafter referred to as the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in this Indenture;

        WHEREAS, Northwest Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public $50,000,000 aggregate liquidation amount of its Preferred Securities (as defined herein) ($57,500,000 if the Underwriters exercise their Option (as defined herein)) and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $1,546,391 aggregate liquidation amount of its Common Securities (as defined herein) ($1,778,350 if the Underwriters exercise their Option) in $51,546,391 aggregate principal amount of the Debentures ($59,278,350 if the Underwriters exercise their Option);

        WHEREAS, the Company has requested that the Trustee execute and deliver this Indenture;

        WHEREAS, all requirements necessary to make this Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been performed, and the execution and delivery of this Indenture have been duly authorized in all respects;

        WHEREAS, to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

        WHEREAS, all things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

        NOW, THEREFORE, in consideration of the premises and the purchase of the Debentures by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of the Debentures:

                                   ARTICLE I.


                                   DEFINITIONS


        Section 1.1. Definitions of Terms. The terms defined in this Section 1.1 (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section
1.1 and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act, or that are by reference in the Trust Indenture Act defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this instrument. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with Generally Accepted Accounting Principles.

        "Accelerated Maturity Date" means if the Company elects to accelerate the Maturity Date in accordance with Section 2.2(b), the date selected by the Company which is prior to the Scheduled Maturity Date, but is after December 31, 2006.

         "Additional Payments" shall have the meaning set forth in Section
2.5(c).

        "Additional Senior Obligations" means all indebtedness of the Company whether incurred on or prior to the date of this Indenture or thereafter incurred, for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; provided, however, that Additional Senior Obligations does not include claims in respect of Senior Debt or Subordinated Debt or obligations which, by their terms, are expressly stated to be not superior in right of payment to the Debentures or to rank pari passu in right of payment with the Debentures. For purposes of this definition, "claim" shall have the meaning assigned thereto in
Section 101(4) of the United States Bankruptcy Code of 1978, as amended.

        "Administrative Trustees" shall have the meaning set forth in the Trust Agreement.

        "Affiliate" means, with respect to a specified Person, (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities or other ownership interests of the specified Person; (b) any Person 10% or more of whose outstanding voting securities or other ownership interests are directly or indirectly owned, controlled or held with power to vote by the specified Person; (c) any Person directly or indirectly controlling, controlled by, or under common control with the specified Person; (d) a partnership in which the specified Person is a general partner; (e) any officer or director of the specified Person; and (f) if the specified Person is an individual, any entity of which the specified Person is an officer, director or general partner.

        "Authenticating Agent" means an authenticating agent with respect to the Debentures appointed by the Trustee pursuant to Section 2.12.

        "Bankruptcy Law" means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

        "Board of Directors" means the Board of Directors of the Company or any duly authorized committee of such Board.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Trustee.

        "Business Day" means, with respect to the Debentures, any day other than a Saturday or a Sunday or a day on which federal or state banking institutions in the Borough of Manhattan, the City of New York, are authorized or required by law, executive order or regulation to close, or a day on which the Corporate Trust Office of the Trustee or the Property Trustee is closed for business.

        "Capital Treatment Event" means the receipt by the Company and the Trust of an Opinion of Counsel, rendered by counsel experienced in such matters within a reasonable period of time after the applicable occurrence, to the effect that, as a result of any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement, action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or, which pronouncement, action or judicial decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is or would be more than an insubstantial risk of impairment of the Company's ability to treat the aggregate Liquidation Amount (as defined in the Trust Agreement) of the Preferred Securities (or any substantial portion thereof) as Tier 1 capital (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve or other regulatory agency, as then in effect and applicable to the Company or as would be applicable to the Company if it were a holding company regulated by the Federal Reserve; provided, however, that the Trust or the Company shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the occurrence or the possible occurrence of any of the events described above.

        "Change in 1940 Act Law" shall have the meaning set forth in the definition of "Investment Company Event."

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Securities" means undivided beneficial interests in the assets of the Trust which rank pari passu with the Preferred Securities; provided, however, that upon the occurrence and during the continuation of an Event of Default, the rights of holders of Common Securities to payment in respect of (a) distributions, and (b) payments upon liquidation, redemption and otherwise, are subordinated to the rights of holders of Preferred Securities.

        "Company" means Northwest Bancorp Inc., a corporation duly organized and existing under the laws of the United States, and, subject to the provisions of
Article XII, shall also include its successors and assigns.

        "Compounded Interest" shall have the meaning set forth in Section 4.1.

        "Conversion Event" shall have the meaning set forth in Section 3.2A.

        "Corporate Trust Office" means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Services, or at any other time at such other address as the Trustee may designate from time to time by notice to the Debenture holders..

        "Coupon Rate" shall have the meaning set forth in Section 2.5.

        "Custodian" means any receiver, trustee, assignee, liquidator, or similar official under any Bankruptcy Law.

        "Debentures" shall have the meaning set forth in the Recitals hereto.

        "Debenture holder," "holder of Debentures," "registered holder," or other similar term, means the Person or Persons in whose name or names a particular Debenture shall be registered on the books of the Company or the Trustee kept for that purpose in accordance with the terms of this Indenture.

        "Debenture Register" shall have the meaning set forth in Section 2.7(b).

        "Debenture Registrar" shall have the meaning set forth in Section
2.7(b).

        "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (e) every capital lease obligation of such Person; and (f) and every obligation of the type referred to in clauses (a) through (e) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

        "Default" means any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

        "Deferred Payments" shall have the meaning set forth in Section 4.1.

        "Direct Action" shall have the meaning set forth in Section 7.8.

        "Dissolution Event" means that as a result of the occurrence and continuation of a Special Event, the Trust is to be dissolved in accordance with the Trust Agreement and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

        "Distribution" shall have the meaning set forth in the Trust Agreement.

        "Event of Default" means, with respect to the Debentures, any event specified in Section 7.1, which has continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, as in effect at the date of execution of this Indenture.

        "Extension Period" shall have the meaning set forth in Section 4.1.

        "Federal Reserve" means the Board of Governors of the Federal Reserve System.

        "Guarantee" shall have the meaning set forth in the Trust Agreement.

        "Generally Accepted Accounting Principles" means such accounting principles as are generally accepted at the time of any computation required hereunder.

        "Governmental Obligations" means securities that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

        "Herein," "hereof," and "hereunder," and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

        "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof.

        "Interest Payment Date" shall have the meaning set forth in Section 2.5(a).

        "Investment Company Act" means the Investment Company Act of 1940, as amended, as in effect at the date of execution of this Indenture.

        "Investment Company Event" means the receipt by the Trust and the Company of an Opinion of Counsel, rendered by counsel experienced in such matters within a reasonable amount of time after the applicable occurrence, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or shall be considered an "investment company" that is required to be registered under the Investment Company Act, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities under the Trust Agreement; provided, however, that the Trust or the Company shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the occurrence or the possible occurrence of any such Change in 1940 Act Law.

        "Maturity Date" means the date on which the Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Payments, if any.

        "Ministerial Action" shall have the meaning set forth in Section 3.2.

        "Officers' Certificate" means a certificate signed by the President or a Senior or Executive Vice President and by the Treasurer or an Assistant Treasurer or the Controller or an Assistant Controller or the Secretary or an Assistant Secretary of the Company that is delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 15.7, if and to the extent required by the provisions thereof.

        "Opinion of Counsel" means an opinion in writing of independent, outside legal counsel for the Company, that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 15.7, if and to the extent required by the provisions thereof.

        "Outstanding," when used with reference to the Debentures, means, subject to the provisions of Section 10.4, as of any particular time, all Debentures theretofore authenticated and delivered by the Trustee under this Indenture, except (a) Debentures theretofore canceled by the Trustee or any Paying Agent, or delivered to the Trustee or any paying agent for cancellation or that have previously been canceled; (b) Debentures or portions thereof for the payment or redemption of which money or Governmental Obligations in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided, however, that, if such Debentures or portions of such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as in Article III provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.7; provided, however, that in determining whether the holders of the requisite percentage of Debentures have given any request, notice, consent or waiver hereunder, Debentures held by the Company or any Affiliate of the Company shall not be included; provided, further, that the Trustee shall be protected in relying upon any request, notice, consent or waiver unless a Responsible Officer of the Trustee shall have actual knowledge that the holder of such Debenture is the Company or an Affiliate thereof.

        "Paying Agent" means any paying agent or co-paying agent appointed pursuant to Section 5.3.

        "Person" means any individual, corporation, partnership, joint-venture, limited liability company, trust, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

        "Predecessor Debenture" means every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.9 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

        "Preferred Securities" means the ______% Cumulative Trust Preferred Securities representing undivided beneficial interests in the assets of the Trust which rank pari passu with Common Securities issued by the Trust; provided, however, that upon the occurrence and during the continuation of an Event of Default, the rights of holders of Common Securities to payment in respect of (a) distributions, and (b) payments upon liquidation, redemption and otherwise, are subordinated to the rights of holders of Preferred Securities.

        "Preferred Securities Guarantee" means any guarantee that the Company may enter into with the Trustee or other Persons that operates directly or indirectly for the benefit of holders of Preferred Securities.

        "Property Trustee" has the meaning set forth in the Trust Agreement.

        "Redemption Price" shall have the meaning set forth in Section 3.2.

        "Responsible Officer" when used with respect to the Trustee means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture, including any vice president, any assistant vice president, managing director, director, associate or any other officer or assistant officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

        "Scheduled Maturity Date" means December 31, 2031.

        "Securities Act" means the Securities Act of 1933, as amended, as in effect at the date of execution of this Indenture.

        "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on all Debt, whether incurred on or prior to the date of this Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or to other Debt that is pari passu with, or subordinated to, the Debentures; provided, that Senior Debt shall not be deemed to include (a) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company; (b) the Guarantee Agreement; (c) Debt to any employee of the Company; (d) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Debentures as a result of the subordination provisions of this Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; (e) any Debt of the Company under debt securities (and guarantees in respect of these debt securities) initially issued to any trust, or a trustee of a trust, partnership or other entity affiliated with the Company that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by that entity of preferred securities or other securities which are intended to qualify for Tier 1 capital treatment; and (f) Debt which constitutes Subordinated Debt.

        "Senior Indebtedness" shall have the meaning set forth in Section 16.1.

        "Special Event" means a Tax Event, a Capital Treatment Event or an Investment Company Event.

        "Subordinated Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt (other than the Debentures), whether incurred on or prior to the date of this Indenture or thereafter incurred, which is by its terms expressly provided to be junior and subordinate to other Debt of the Company (other than the Debentures); provided, however, that Subordinated Debt will not be deemed to include (a) any Debt of the Company which when incurred and without respect to any election under section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company; (b) Debt which constitutes Senior Debt; (c) Debt to any employee of the Company; and (d) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Debentures as a result of the subordination provisions of this Indenture would be greater than they otherwise would have been as a result of any obligation of such holders to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject.

        "Subsidiary" means, with respect to any Person, (a) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries; (b) any general partnership, limited liability company, joint venture, trust or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; and (c) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

        "Tax Event" means the receipt by the Company and the Trust of an Opinion of Counsel, rendered by counsel experienced in such matters within a reasonable amount of time after the applicable occurrence, to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (a) the Trust is, or shall be within ninety (90) days after the date of such Opinion of Counsel, subject to United States federal income tax with respect to income received or accrued on the Debentures; (b) interest payable by the Company on the Debentures is not, or within ninety (90) days after the date of such Opinion of Counsel, shall not be, deductible by the Company, in whole or in part, for United States federal income tax purposes; or
(c) the Trust is, or shall be within ninety (90) days after the date of such Opinion of Counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges; provided, however, that the Trust or the Company shall have requested and received such an Opinion of Counsel with regard to such matters within a reasonable period of time after the Trust or the Company shall have become aware of the occurrence or the possible occurrence of any of the events described in clauses (a) through (c) above.

        "Trust" means Northwest Capital Trust I, a Delaware statutory business trust.

        "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of ____ ____, 2001, of the Trust.

        "Trustee" means Bankers Trust Company, a banking corporation organized under the laws of the State of New York, and, subject to the provisions of
Article IX, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, "Trustee" shall mean each such Person.

        "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, subject to the provisions of Sections 11.1, 11.2, and 12.1, as in effect at the date of execution of this Indenture.

        "Trust Securities" means the Common Securities and Preferred Securities, collectively.

        "Voting Stock," as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.


                                   ARTICLE II.
                     ISSUE, DESCRIPTION, TERMS, CONDITIONS,
                   REGISTRATION AND EXCHANGE OF THE DEBENTURES

        Section 2.1. Designation and Principal Amount. There are hereby authorized Debentures designated the "____% Subordinated Debentures due 2031," limited in aggregate principal amount up to $59,278,350, which amount shall be as set forth in any written order of the Company for the authentication and delivery of Debentures pursuant to Section 2.6.

        Section 2.2.   Maturity.

        (a)  The Maturity Date shall be either:

               (i) the Scheduled Maturity Date; or

               (ii) if the Company elects to accelerate the Maturity Date to be a date prior to the Scheduled Maturity Date in accordance with Section 2.2(c), the Accelerated Maturity Date.

        (b) The Company may at any time before the day which is ninety (90) days before the Scheduled Maturity Date and after December 31, 2006, elect to shorten the Maturity Date only once to the Accelerated Maturity Date provided that the Company has received all required regulatory approvals.

        (c) If the Company elects to accelerate the Maturity Date in accordance with Section 2.2(b), the Company shall give written notice to the Trustee and the Trust (unless the Trust is not the holder of the Debentures, in which case the Trustee will give notice to the holders of the Debentures) of the acceleration of the Maturity Date and the Accelerated Maturity Date at least thirty (30) days and no more than 180 days before the Accelerated Maturity Date; provided, however, that nothing provided in this Section 2.2 shall limit the Company's rights, as provided in Article III hereof, to redeem all or a portion of the Debentures at such time or times on or after December 31, 2006, as the Company may so determine, or at any time upon the occurrence of a Special Event.

        Section 2.3. Form and Payment. The Debentures shall be issued in fully registered certificated form without interest coupons. Principal and interest on the Debentures issued in certificated form shall be payable, the transfer of such Debentures shall be registrable and such Debentures shall be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the holder at such address as shall appear in the Debenture Register or by wire transfer to an account maintained by the holder as specified in the Debenture Register, provided that the holder provides proper transfer instructions by the regular record date. Notwithstanding the foregoing, so long as the holder of any Debentures is the Property Trustee, the payment of principal of and interest (including Compounded Interest and Additional Payments, if any) on such Debentures held by the Property Trustee shall be made at such place and to such account as may be designated by the Property Trustee.

        Section 2.4.  [Intentionally Omitted].

        Section 2.5.  Interest.

        (a) Each Debenture shall bear interest at a rate of __ % per annum (the "Coupon Rate") from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30, and December 31 of each year (each, an "Interest Payment Date"), commencing on December 31, 2001, to the Person in whose name such Debenture or any Predecessor Debenture is registered, at the close of business on the regular record date for such interest installment, which shall be the fifteenth day of the last month of the calendar quarter.

        (b) The amount of interest payable for any period shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day (and without any reduction of interest or any other payment in respect of any such acceleration), in each case with the same force and effect as if made on the date such payment was originally payable.

        (c) If, at any time while the Property Trustee is the holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company shall pay as additional payments ("Additional Payments") on the Debentures held by the Property Trustee, such additional amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges shall be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

        Section 2.6.  Execution and Authentication.

        (a) The Debentures shall be signed on behalf of the Company by its Chief Executive Officer, President or one of its Senior or Executive Vice Presidents, under its corporate seal attested by its Secretary or one of its Assistant Secretaries. Signatures may be in the form of a manual or facsimile signature. The Company may use the facsimile signature of any Person who shall have been a Chief Executive Officer, President or Senior or Executive Vice President thereof, or of any Person who shall have been a Secretary or Assistant Secretary thereof, notwithstanding the fact that at the time the Debentures shall be authenticated and delivered or disposed of such Person shall have ceased to be the Chief Executive Officer, President or a Senior or Executive Vice President, or the Secretary or an Assistant Secretary, of the Company (and any such signature shall be binding on the Company). The seal of the Company may be in the form of a facsimile of such seal and may be impressed, affixed, imprinted or otherwise reproduced on the Debentures. The Debentures may contain such notations, legends or endorsements required by law, stock exchange rule or usage. Each Debenture shall be dated the date of its authentication by the Trustee.

        (b) A Debenture shall not be valid until manually authenticated by an authorized signatory of the Trustee, or by an Authenticating Agent. Such signature shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

        (c) At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debentures executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Debentures signed by its Chief Executive Officer, President or any Senior or Executive Vice President and its Treasurer or any Assistant Treasurer, and the Trustee in accordance with such written order shall authenticate and deliver such Debentures.

        (d) In authenticating such Debentures and accepting the additional responsibilities under this Indenture in relation to such Debentures, the Trustee shall be entitled to receive, and (subject to Section 9.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the form and terms thereof have been established in conformity with the provisions of this Indenture.

        (e) The Trustee shall not be required to authenticate such Debentures if the issue of such Debentures pursuant to this Indenture shall affect the Trustee's own rights, duties or immunities under the Debentures and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

        Section 2.7.  Registration of Transfer and Exchange.

        (a) Debentures may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City of New York, or at the office of the Debenture Registrar, for other Debentures and for a like aggregate principal amount in denominations of integral multiples of $25, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this
Section 2.7. In respect of any Debentures so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Debenture or Debentures that the Debenture holder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

        (b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, the City of New York, or at the office of the Debenture Registrar, or such other location designated by the Company a register or registers (herein referred to as the "Debenture Register") in which, subject to such reasonable regulations as the Debenture Registrar (as defined below) may prescribe, the Company shall register the Debentures and the transfers of Debentures as in this Article II provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Debentures and transfer of Debentures as herein provided shall initially be the Trustee and thereafter as may be appointed by the Company as authorized by Board Resolution (the "Debenture Registrar"). Upon surrender for transfer of any Debenture at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Debenture or Debentures for a like aggregate principal amount. All Debentures presented or surrendered for exchange or registration of transfer, as provided in this Section 2.7, shall be accompanied (if so required by the Company or the Debenture Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Debenture Registrar, duly executed by the registered holder or by such holder's duly authorized attorney in writing.

        (c) No service charge shall be made for any exchange or registration of transfer of Debentures, or issue of new Debentures in case of partial redemption, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, other than exchanges pursuant to Section 2.8, Section 3.5(b) and Section 11.4 not involving any transfer.

        (d) The Company shall not be required (i) to issue, exchange or register the transfer of any Debentures during a period beginning at the opening of business fifteen (15) days before the day of the mailing of a notice of redemption of less than all the Outstanding Debentures and ending at the close of business on the day of such mailing; nor (ii) to register the transfer of or exchange any Debentures or portions thereof called for redemption.

        (e) Debentures may only be transferred, in whole or in part, in accordance with the terms and conditions set forth in this Indenture. Any transfer or purported transfer of any Debenture not made in accordance with this Indenture shall be null and void.

        Section 2.8. Temporary Debentures. Pending the preparation of definitive Debentures, the Company may execute, and the Trustee shall authenticate and deliver, temporary Debentures (printed, lithographed, or typewritten). Such temporary Debentures shall be substantially in the form of the definitive Debentures in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Every temporary Debenture shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Debentures. Without unnecessary delay, the Company shall execute and shall furnish definitive Debentures and thereupon any or all temporary Debentures may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures, unless the Company advises the Trustee to the effect that definitive Debentures need not be authenticated and furnished until further notice from the Company. Until so exchanged, the temporary Debentures shall be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

        Section 2.9.  Mutilated, Destroyed, Lost or Stolen Debentures.

        (a) In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company's written request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Debenture bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost, stolen or mutilated. In every case the applicant for a substituted Debenture shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant's Debenture and of the ownership thereof. The Trustee shall authenticate any such substituted Debenture and deliver the same upon the written request or authorization of the Chief Executive Officer, President or any Senior or Executive Vice President and the Treasurer or any Assistant Treasurer of the Company. Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Debenture that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

        (b) Every replacement Debenture issued pursuant to the provisions of this Section 2.9 shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Debenture shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. All Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debentures, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

        Section 2.10. Cancellation. All Debentures surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be canceled by it, and no Debentures shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On written request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Debentures held by the Trustee. In the absence of such request the Trustee may dispose of canceled Debentures in accordance with its standard procedures and deliver a certificate of disposition to the Company. If the Company shall otherwise acquire any of the Debentures, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

        Section 2.11. Benefit of Indenture. Nothing in this Indenture or in the Debentures, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Debentures (and, with respect to the provisions of Article XVI, the holders of the Senior Indebtedness) any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Debentures (and, with respect to the provisions of Article XVI, the holders of the Senior Indebtedness).

        Section 2.12. Authentication Agent.

        (a) So long as any of the Debentures remain Outstanding there may be an Authenticating Agent for any or all such Debentures, which Authenticating Agent the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Debentures issued upon exchange, transfer or partial redemption thereof, and Debentures so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this Indenture to the authentication of Debentures by the Trustee shall be deemed to include authentication by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately.

        (b) Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon written request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint a successor Authenticating Agent eligible under the provisions of Section 2.12(a) of this Indenture. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto.

                                  ARTICLE III.
                            REDEMPTION OF DEBENTURES

        Section 3.1. Redemption. Subject to the Company having received all required regulatory approvals, the Company may redeem the Debentures issued hereunder on and after the dates set forth in and in accordance with the terms of this Article III.

        Section 3.2. Special Event Redemption. Subject to the Company having received all required regulatory approvals, if a Special Event has occurred and is continuing, then, notwithstanding Section 3.3(a) but subject to Section 3.3(b), the Company shall have the right upon not less than thirty (30) days' nor more than sixty (60) days' notice to the holders of the Debentures to redeem the Debentures, in whole but not in part, for cash within 180 days following the occurrence of such Special Event (the "180-Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption (the "Redemption Price"), provided that if at the time there is available to the Company the opportunity to eliminate, within the 180-Day Period, a Tax Event by taking some ministerial action (a "Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided further, that the Company shall have no right to redeem the Debentures pursuant to this Section 3.2 while it is pursuing any Ministerial Action pursuant to its obligations hereunder, and, provided further, that, if it is determined that the taking of a Ministerial Action would not eliminate the Tax Event within the 180 Day Period, the Company's right to redeem the Debentures pursuant to this Section 3.2 shall be restored and it shall have no further obligations to pursue the Ministerial Action. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

        Section 3.2A. Conversion Event Redemption. Notwithstanding the provisions of Section 3.3, the Company shall have the right upon not less than 30 days nor more than 60 days notice to the holders of the Debentures to redeem the Debentures, in whole or in part, prior to December 31, 2006 but not prior to December 31, 2003 following the occurrence of a Conversion Event at a Redemption Price equal to 107% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption. If the Debentures are only partially redeemed pursuant to this Section 3.2A, the Debentures shall be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. The Redemption Price payable in connection with a Conversion Event redemption shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m. New York time, on the date such Redemption Price is to be paid. A Conversion Event shall be deemed to have occurred if Northwest Bancorp, MHC, or its successor, is converted to stock form and is merged into the Company or the Company's wholly-owned subsidiary, Northwest Savings Bank ("Northwest") with the Company or Northwest as the surviving entity.

        Section 3.3.  Optional Redemption by the Company.

        (a) Subject to the provisions of Section 3.3(c), except as otherwise may be specified in this Indenture, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after December 31, 2006, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon to the date of such redemption. Any redemption pursuant to this Section 3.3(a) shall be made upon not less than thirty (30) days' nor more than sixty (60) days' notice to the holder of the Debentures, at the Redemption Price. If the Debentures are only partially redeemed pursuant to this Section 3.3(a), the Debentures shall be redeemed pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

        (b) Subject to the provisions of Section 3.3(c), the Company shall have the right to redeem Debentures at any time and from time to time in a principal amount equal to the Liquidation Amount (as defined in the Trust Agreement) of any Preferred Securities purchased and beneficially owned by the Company, plus an additional principal amount of Debentures equal to the Liquidation Amount of that number of Common Securities that bears the same proportion to the total number of Common Securities then outstanding as the number of Preferred Securities to be redeemed bears to the total number of Preferred Securities then outstanding. Such Debentures shall be redeemed pursuant to this Section 3.3(b) only in exchange for and upon surrender by the Company to the Property Trustee of the Preferred Securities and a proportionate amount of Common Securities, whereupon the Property Trustee shall cancel the Preferred Securities and Common Securities so surrendered and a Like Amount (as defined in the Trust Agreement) of Debentures shall be extinguished by the Trustee and shall no longer be deemed Outstanding.

        (c) If a partial redemption of the Debentures would result in the termination of inclusion of the Preferred Securities in the Nasdaq National Market or the delisting of the Preferred Securities from any national securities exchange or other self-regulatory organization on or in which the Preferred Securities are then included, listed, quoted or included, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

        Section 3.4.  Notice of Redemption.

        (a) Except in the case of a redemption pursuant to Section 3.3(b), in case the Company shall desire to exercise such right to redeem all or, as the case may be, a portion of the Debentures in accordance with the right reserved so to do, the Company shall, or shall cause the Trustee to upon receipt of forty-five (45) days' written notice from the Company (which notice shall, in the event of a partial redemption, include a representation to the effect that such partial redemption will not result in the delisting of the Preferred Securities as described in Section 3.3(c) above), give notice of such redemption to holders of the Debentures to be redeemed by mailing, first class postage prepaid, a notice of such redemption not less than thirty (30) days and not more than sixty (60) days before the date fixed for redemption to such holders at their last addresses as they shall appear upon the Debenture Register unless a shorter period is specified in the Debentures to be redeemed. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the registered holder receives the notice. In any case, failure duly to give such notice to the holder of any Debenture designated for redemption in whole or in part, or any defect in the notice, shall not affect the validity of the proceedings for the redemption of any other Debentures. In the case of any redemption of Debentures prior to the expiration of any restriction on such redemption provided in the terms of such Debentures or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with any such restriction. Each such notice of redemption shall specify the date fixed for redemption and the Redemption Price and shall state that payment of the Redemption Price shall be made at the office or agency of the Company in the Borough of Manhattan, the City of New York or at the Corporate Trust Office, upon presentation and surrender of such Debentures, that interest accrued to the date fixed for redemption shall be paid as specified in said notice and that from and after said date interest shall cease to accrue. If less than all the Debentures are to be redeemed, the notice to the holders of the Debentures shall specify the particular Debentures to be redeemed. If the Debentures are to be redeemed in part only, the notice shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the redemption date, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof shall be issued.

        (b) Except in the case of a redemption pursuant to Section 3.3(b), if less than all the Debentures are to be redeemed, the Company shall give the Trustee at least forty-five (45) days' written notice in advance of the date fixed for redemption as to the aggregate principal amount of Debentures to be redeemed, and thereupon the Trustee shall select, pro rata or by lot or in such other manner as it shall deem appropriate and fair, the portion or portions (equal to $25 or any integral multiple thereof) of the Debentures to be redeemed and shall thereafter promptly notify the Company in writing of the numbers of the Debentures to be redeemed, in whole or in part. The Company may, if and whenever it shall so elect pursuant to the terms hereof, by delivery of instructions signed on its behalf by its Chief Executive Officer, President or any Senior or Executive Vice President, instruct the Trustee or any Paying Agent to call all or any part of the Debentures for redemption and to give notice of redemption in the manner set forth in this Section 3.4, such notice to be in the name of the Company or its own name as the Trustee or such Paying Agent may deem advisable. In any case in which notice of redemption is to be given by the Trustee or any such Paying Agent, the Company shall deliver or cause to be delivered to, or permit to remain with, the Trustee or such Paying Agent, as the case may be, such Debenture Register, transfer books or other records, or suitable copies or extracts therefrom, sufficient to enable the Trustee or such Paying Agent to give any notice by mail that may be required under the provisions of this Section 3.4.

        Section 3.5.  Payment upon Redemption.

        (a) If the giving of notice of redemption shall have been completed as above provided, the Debentures or portions of Debentures to be redeemed specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable Redemption Price, and interest on such Debentures or portions of Debentures shall cease to accrue on and after the date fixed for redemption, unless the Company shall default in the payment of such Redemption Price with respect to any such Debenture or portion thereof. On presentation and surrender of such Debentures on or after the date fixed for redemption at the place of payment specified in the notice, said Debentures shall be paid and redeemed at the Redemption Price (but if the date fixed for redemption is an Interest Payment Date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date pursuant to Section 3.3).

        (b) Upon presentation of any Debenture that is to be redeemed in part only, the Company shall execute and the Trustee shall authenticate and the office or agency where the Debenture is presented shall deliver to the holder thereof, at the expense of the Company, a new Debenture of authorized denomination in principal amount equal to the unredeemed portion of the Debenture so presented.

        Section 3.6. No Sinking Fund. The Debentures are not entitled to the benefit of any sinking fund.

                                   ARTICLE IV.
                      EXTENSION OF INTEREST PAYMENT PERIOD

        Section 4.1. Extension of Interest Payment Period. So long as no Event of Default has occurred and is continuing, the Company shall have the right, at any time and from time to time during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding twenty (20) consecutive quarters (the "Extension Period"), during which Extension Period no interest shall be due and payable; provided that no Extension Period may extend beyond the Maturity Date or end on a date other than an Interest Payment Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, shall bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall calculate (and deliver such calculation to the Trustee) and pay all interest accrued and unpaid on the Debentures, including any Additional Payments and Compounded Interest (together, "Deferred Payments") that shall be payable to the holders of the Debentures in whose names the Debentures are registered in the Debenture Register on the first record date after the end of the Extension Period. Before the termination of any Extension Period, the Company may further extend such period so long as no Event of Default has occurred and is continuing, provided that such period together with all such further extensions thereof shall not exceed twenty (20) consecutive quarters, or extend beyond the Maturity Date of the Debentures or end on a date other than an Interest Payment Date. Upon the termination of any Extension Period and upon the payment of all Deferred Payments then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof, but the Company may prepay at any time all or any portion of the interest accrued during an Extension Period.

        Section 4.2.  Notice of Extension.

        (a) If the Property Trustee is the only registered holder of the Debentures at the time the Company selects an Extension Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extension Period at least two Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable; or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the Nasdaq National Market or other applicable exchange or self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

        (b) If the Property Trustee is not the only holder of the Debentures at the time the Company selects an Extension Period, the Company shall give the holders of the Debentures and the Trustee written notice of its selection of such Extension Period at least two Business Days before the earlier of (i) the next succeeding Interest Payment Date; or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the Nasdaq National Market or other applicable exchange or self-regulatory organization or to holders of the Debentures.

        (c) The quarter in which any notice is given pursuant to paragraphs (a) or (b) of this Section 4.2 shall be counted as one of the twenty (20) quarters permitted in the maximum Extension Period permitted under Section 4.1.

        Section 4.3. Limitation on Transactions. If (a) the Company shall exercise its right to defer payment of interest as provided in Section 4.1; or
(b) there shall have occurred and be continuing any Event of Default, then (i) neither the Company nor any of its Subsidiaries shall declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) dividends or distributions in common stock of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (B) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees, (C) as a result of a reclassification of its capital stock for another class of its capital stock, (D) dividends or distributions made by a Subsidiary to the Company, (E) dividends or distributions made by a Subsidiary to a Subsidiary or
(F) dividends or distributions payable on the currently outstanding preferred stock of D & N Capital Corporation, a Subsidiary of the Company); (ii) neither the Company nor any Subsidiary shall make any payment of interest, principal or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company or any Subsidiary which rank pari passu with or junior to the Debentures or make any guarantee payments with respect to any guarantee by the Company of any debt securities if such guarantee ranks pari passu with or junior in interest to the Debentures; provided, however, that notwithstanding the foregoing the Company may make payments pursuant to its obligations under the Preferred Securities Guarantee; and (iii) the Company shall not redeem, purchase or acquire less than all of the Outstanding Debentures or any of the Preferred Securities.

                                   ARTICLE V.
                       PARTICULAR COVENANTS OF THE COMPANY

        Section 5.1. Payment of Principal and Interest. The Company shall duly and punctually pay or cause to be paid the principal of and interest on the Debentures at the time and place and in the manner provided herein. Each such payment of the principal of and interest on the Debentures shall relate only to the Debentures, shall not be combined with any other payment of the principal of or interest on any other obligation of the Company, and shall be clearly and unmistakably identified as pertaining to the Debentures.

        Section 5.2. Maintenance of Agency. So long as any of the Debentures remain Outstanding, the Company shall maintain, or shall cause to be maintained, an office or agency in the Borough of Manhattan, the City of New York, and at such other location or locations as may be designated as provided in this
Section 5.2, where (a) Debentures may be presented for payment; (b) Debentures may be presented as hereinabove authorized for registration of transfer and exchange; and (c) notices and demands to or upon the Company in respect of the Debentures and this Indenture may be given or served, such designation to continue with respect to such office or agency until the Company shall, by written notice signed by its President or an Executive Vice President and delivered to the Trustee, designate some other office or agency for such purposes or any of them. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, notices and demands. In addition to any such office or agency, the Company may from time to time designate one or more offices or agencies outside of the Borough of Manhattan, the City of New York, where the Debentures may be presented for registration or transfer and for exchange in the manner provided herein, and the Company may from time to time rescind such designation as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain any such office or agency in the Borough of Manhattan, the City of New York, for the purposes above mentioned. The Company shall give the Trustee prompt written notice of any such designation or rescission thereof.

        Section 5.3.  Paying Agents.

        (a) The Trustee shall be the initial Paying Agent. If the Company shall appoint one or more Paying Agents for the Debentures, other than the Trustee, the Company shall cause each such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.3:

               (i) that it shall hold all sums held by it as such agent for the payment of the principal of or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor of such Debentures) in trust for the benefit of the Persons entitled thereto;

               (ii) that it shall give the Trustee written notice of any failure by the Company (or by any other obligor of such Debentures) to make any payment of the principal of or interest on the Debentures when the same shall be due and payable;

               (iii) that it shall, at any time during the continuance of any failure referred to in the preceding paragraph (a)(ii) above, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

               (iv) that it shall perform all other duties of Paying Agent as set forth in this Indenture.

        (b) If the Company shall act as its own Paying Agent with respect to the Debentures, it shall on or before each due date of the principal of or interest on such Debentures, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay such principal or interest so becoming due on Debentures until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of such action, or any failure (by it or any other obligor on such Debentures) to take such action. Whenever the Company shall have one or more Paying Agents for the Debentures, it shall, prior to each due date of the principal of or interest on any Debentures, deposit with the Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee in writing of this action or failure so to act.

        (c) Notwithstanding anything in this Section 5.3 to the contrary, (i) the agreement to hold sums in trust as provided in this Section 5.3 is subject to the provisions of Section 13.3 and 13.4; and (ii) the Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms and conditions as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

        Section 5.4. Appointment to Fill Vacancy in Office of the Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 9.11, a Trustee, so that there shall at all times be a Trustee hereunder.

        Section 5.5. Compliance with Consolidation Provisions. The Company shall not, while any of the Debentures remain Outstanding, consolidate with, or merge into, or merge into itself, or sell or convey all or substantially all of its property to any other company unless the provisions of Article XII hereof are complied with.

        Section 5.6. Limitation on Transactions. If Debentures are issued to the Trust or a trustee of the Trust in connection with the issuance of Trust Securities by the Trust and (a) there shall have occurred and be continuing an Event of Default; (b) the Company shall be in default with respect to its payment of any obligations under the Preferred Securities Guarantee relating to the Trust; or (c) if the Company shall have given notice of its election to defer payments of interest on such Debentures by extending the interest payment period as provided in this Indenture and such Extension Period, or any extension thereof, shall be continuing, then (i) neither the Company nor any of its Subsidiaries shall declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (A) dividends or distributions in common stock of the Company, or any declaration of a non-cash dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (B) purchases of common stock of the Company related to the rights under any of the Company's benefit plans for its directors, officers or employees, (C) as a result of a reclassification of its capital stock, or (D) dividends or distributions made by a Subsidiary to the Company, (E) dividends or distributions made by a Subsidiary to a Subsidiary or
(F) dividends or distributions on the currently outstanding preferred stock of D & N Capital Corporation, a Subsidiary of the Company); (ii) neither the Company nor any Subsidiary shall make any payment of principal, interest or premium, if any, or repay, repurchase or redeem any debt securities issued by the Company or any Subsidiary which rank pari passu with or junior in interest to the Debentures or make any guarantee payments with respect to any guarantee by the Company of any debt securities if such guarantee ranks pari passu with or junior in interest to the Debentures; provided, however, that the Company may make payments pursuant to its obligations under the Preferred Securities Guarantee; and (iii) the Company shall not redeem, purchase or acquire less than all of the Outstanding Debentures or any of the Preferred Securities.

        Section 5.7. Covenants as to the Trust. For so long as the Trust Securities of the Trust remain outstanding, the Company (a) shall maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Company under this Indenture may succeed to the Company's ownership of the Common Securities; (b) shall not voluntarily terminate, wind up or liquidate the Trust, except upon receipt of all required regulatory approvals; (c) shall use its reasonable efforts to cause the Trust (i) to remain a business trust (and to avoid involuntary termination, winding up or liquidation), except in connection with a distribution of Debentures, the redemption of all of the Trust Securities of the Trust or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement; and (ii) to otherwise continue not to be treated as an association taxable as a corporation or partnership for United States federal income tax purposes; (d) shall use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an individual beneficial interest in the Debentures; and (e) including any successor to the Company, shall use reasonable efforts to maintain the eligibility of the Preferred Securities for listing, quotation or inclusion on or in any national securities exchange or other self-regulatory organization on or in which the Preferred Securities are then listed, quoted or included (including, if applicable, the Nasdaq National Market) and shall use reasonable efforts to keep the Preferred Securities so listed, quoted or included for so long as the Preferred Securities remain outstanding. In connection with the distribution of the Debentures to the holders of the Preferred Securities issued by the Trust upon a Dissolution Event, the Company shall use its best efforts to include such Debentures in the Nasdaq National Market or such other exchange or to include such Debentures in such self-regulatory organization as the Preferred Securities are then listed, quoted or included.

        Section 5.8. Covenants as to Purchases. Except upon the exercise by the Company of its right to redeem the Debentures pursuant to Section 3.2 upon the occurrence and continuation of a Special Event, the Company shall not purchase any Debentures, in whole or in part, from the Trust prior to December 31, 2006.

        Section 5.9. Waiver of Usury, Stay or Extension Laws. The Company shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performances of this Indenture, and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the extension of every such power as though no such law had been enacted.

        Section 5.10. No Intent to Commence Extension Period. The Company has no present intention to exercise its right under Section 4.1 to defer payments of interest on the Debentures by selecting an Extension Period. The Company believes that the likelihood that it would exercise its right under Section 4.1 to defer payments of interest on the Debentures by selecting an Extension Period at any time during which the Debentures are outstanding is remote because of the restrictions that would be imposed on the Company pursuant to Sections 4.3 and
5.6 of this Indenture.

                                   ARTICLE VI.
                     THE DEBENTUREHOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

        Section 6.1. The Company to Furnish the Trustee Names and Addresses of the Debenture holders. The Company shall furnish or cause to be furnished to the Trustee (a) on a quarterly basis on each regular record date (as described in Section 2.5) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of the Debentures as of such regular record date, provided that the Company shall not be obligated to furnish or cause to be furnished such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company (in the event the Company fails to provide such list on a quarterly basis, the Trustee shall be entitled to rely on the most recent list provided by the Company); and (b) at such other times as the Trustee may request in writing within thirty (30) days after the receipt by the Company of any such request, a list in similar form and content as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that, in either case, no such list need be furnished if the Trustee shall be the Debenture Registrar.

        Section 6.2. Preservation of Information Communications with the Debenture holders.

        (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Debentures contained in the most recent list furnished to it as provided in
Section 6.1 and as to the names and addresses of holders of Debentures received by the Trustee in its capacity as Debenture Registrar for the Debentures (if acting in such capacity).

        (b) The Trustee may destroy any list furnished to it as provided in
Section 6.1 upon receipt of a new list so furnished.

        (c) Debenture holders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Debenture holders with respect to their rights under this Indenture or under the Debentures.

        Section 6.3.  Reports by the Company.

        (a) The Company covenants and agrees to file with the Trustee, within fifteen (15) days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Company may be required to file with the Commission pursuant to Section 13 or
Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports that may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

        (b) The Company covenants and agrees to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

        (c) The Company covenants and agrees to transmit by mail, first class postage prepaid, or reputable overnight delivery service that provides for evidence of receipt, to the Debenture holders, as their names and addresses appear upon the Debenture Register, within thirty (30) days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 6.3 as may be required by rules and regulations prescribed from time to time by the Commission.

        Section 6.4.  Reports by the Trustee.

        (a) On or before November 30 in each year in which any of the Debentures are Outstanding, the Trustee shall transmit by mail, first class postage prepaid, to the Debenture holders, as their names and addresses appear upon the Debenture Register, a brief report dated as of the preceding September 30, if and to the extent required under Section 313(a) of the Trust Indenture Act.

        (b) The Trustee shall comply with Section 313(b) and 313(c) of the Trust Indenture Act.

        (c) A copy of each such report shall, at the time of such transmission to Debenture holders, be filed by the Trustee with the Company, with the Nasdaq National Market, or any stock exchange on which any Debentures are listed and/or any other self-regulatory organization on or in which any Debentures are quoted or included (if so listed, quoted or included) and also with the Commission. The Company agrees to notify the Trustee in writing when any Debentures become designated for inclusion in the Nasdaq National Market or listed on any other stock exchange or other self-regulatory organization.

                                  ARTICLE VII.
                  REMEDIES OF THE TRUSTEE AND DEBENTUREHOLDERS
                               ON EVENT OF DEFAULT

        Section 7.1.  Events of Default.

        (a) Whenever used herein with respect to the Debentures, "Event of Default" means any one or more of the following events that has occurred and is continuing:

               (i) the Company defaults in the payment of any installment of interest upon any of the Debentures, as and when the same shall become due and payable, and continuance of such default for a period of thirty
        (30) days; provided, however, that a valid extension of an interest payment period by the Company in accordance with the terms of this Indenture shall not constitute a default in the payment of interest for this purpose;

               (ii) the Company defaults in the payment of the principal on the Debentures as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise;

               (iii) the Company fails to observe or perform any other of its covenants or agreements with respect to the Debentures for a period of ninety (90) days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by the holders of at least twenty-five percent (25%) in principal amount of the Debentures at the time Outstanding;

               (iv) the Company pursuant to or within the meaning of any Bankruptcy Law (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it or for all or substantially all of its property; or (D) makes a general assignment for the benefit of its creditors;

               (v) a court of competent jurisdiction enters an order under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case; (B) appoints a Custodian of the Company for all or substantially all of its property; or (C) orders the liquidation of the Company, and the order or decree remains unstayed and in effect for ninety (90) days; or

               (vi) the Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence except in connection with (A) the distribution of Debentures to holders of Trust Securities in liquidation of their interests in the Trust; (B) the redemption of all of the outstanding Trust Securities of the Trust; or
        (C) certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement.

        (b) In each and every such case referred to in items (i) through (vi) of
Section 7.1(a), unless the principal of all the Debentures shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Debentures then Outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by such Debenture holders) may declare the principal of all the Debentures to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, notwithstanding anything contained in this Indenture or in the Debentures.

        (c) At any time after the principal of the Debentures shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the holders of at least a majority in aggregate principal amount of the Debentures then Outstanding hereunder, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if: (i) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures and the principal of any and all Debentures that shall have become due otherwise than by acceleration (with interest upon such principal, and, to the extent that such payment is enforceable under applicable law, upon overdue installments of interest, at the rate per annum expressed in the Debentures to the date of such payment or deposit) and the amount payable to the Trustee under Section 9.7; and (ii) any and all Events of Default under this Indenture, other than the nonpayment of principal on Debentures that shall not have become due by their terms, shall have been remedied or waived as provided in Section 7.6. No such rescission and annulment shall extend to or shall affect any subsequent default or impair any right consequent thereon.

        (d) In case the Trustee shall have proceeded to enforce any right with respect to Debentures under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company and the Trustee shall continue as though no such proceedings had been taken.

        Section 7.2. Collection of Indebtedness and Suits for Enforcement by the Trustee.

        (a) The Company covenants that (i) in case it shall default in the payment of any installment of interest on any of the Debentures, and such default shall have continued for a period of thirty (30) days (other than by reason of a valid extension of an interest payment period by the Company in accordance with the terms of this Indenture); or (ii) in case it shall default in the payment of the principal of any of the Debentures when the same shall have become due and payable, whether upon maturity of the Debentures or upon redemption or upon declaration or otherwise, then, upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the holders of the Debentures, the whole amount that then shall have been become due and payable on all such Debentures for principal or interest, or both, as the case may be, with interest upon the overdue principal; and (to the extent that payment of such interest is enforceable under applicable law and, if the Debentures are held by the Trust or a trustee of the Trust, without duplication of any other amounts paid by the Trust or trustee in respect thereof) upon overdue installments of interest at the rate per annum expressed in the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, and the amount payable to the Trustee under Section 9.7.

        (b) If the Company shall fail to pay such amounts set forth in Section 7.2(a) forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon the Debentures and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or other obligor upon the Debentures, wherever situated.

        (c) In case of any receivership, insolvency, liquidation, bankruptcy, reorganization, readjustment, arrangement, composition or judicial proceedings affecting the Company, the Trust, or the creditors or property of either, the Trustee shall have power to intervene in such proceedings and take any action therein that may be permitted by the court and shall (except as may be otherwise provided by law) be entitled to file such proofs of claim and other papers and documents as may be necessary or advisable in order to have the claims of the Trustee and of the holders of the Debentures allowed for the entire amount due and payable by the Company under this Indenture at the date of institution of such proceedings and for any additional amount that may become due and payable by the Company after such date, and to collect and receive any moneys or other property payable or deliverable on any such claim, and to distribute the same after the deduction of the amount payable to the Trustee under Section 9.7; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the holders of the Debentures to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Debenture holders, to pay to the Trustee any amount due it under Section 9.7.

        (d) All rights of action and of asserting claims under this Indenture, or under any of the terms established with respect to the Debentures, may be enforced by the Trustee without the possession of any of such Debentures, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for payment to the Trustee of any amounts due under Section 9.7, be for the ratable benefit of the holders of the Debentures. In case of an Event of Default hereunder which is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law. Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Debenture holder any plan of reorganization, arrangement, adjustment or composition affecting the Debentures or the rights of any holder thereof or to authorize the Trustee to vote in respect of the claim of any Debenture holder in any such proceeding.

        Section 7.3. Application of Moneys Collected. Any moneys or other assets collected by the Trustee pursuant to this Article VII with respect to the Debentures shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys or other assets on account of principal or interest, upon presentation of the Debentures, and notation thereon of the payment, if only partially paid, and upon surrender thereof if fully paid:

        FIRST: To the payment of costs and expenses of collection and of all amounts payable to the Trustee under Section 9.7;

        SECOND: To the payment of all Senior Indebtedness if and to the extent required by Article XVI; and

        THIRD: To the payment of the amounts then due and unpaid upon the Debentures for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Debentures for principal and interest, respectively.

        Section 7.4.  Limitation on Suits.

        (a) Except as set forth in this Indenture, no holder of any Debenture shall have any right by virtue or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the Debentures specifying such Event of Default, as hereinbefore provided; (ii) the holders of not less than twenty-five (25%) in aggregate principal amount of the Debentures then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as trustee hereunder; (iii) such holder or holders shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby; and (iv) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action, suit or proceeding and during such sixty (60) day period, the holders of at least a majority in principal amount of the Debentures do not give the Trustee a direction inconsistent with the request.

        (b) Notwithstanding anything contained herein to the contrary or any other provisions of this Indenture, the right of any holder of the Debentures to receive payment of the principal of and interest on the Debentures, as therein provided, on or after the respective due dates expressed in such Debenture (or in the case of redemption, on the redemption date), or to institute suit for the enforcement of any such payment on or after such respective dates or redemption date, shall not be impaired or affected without the consent of such holder and by accepting a Debenture hereunder it is expressly understood, intended and covenanted by the taker and holder of every Debenture with every other such taker and holder and the Trustee that no one or more holders of the Debentures shall have any right in any manner whatsoever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of the holders of any other of such Debentures, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all holders of the Debentures. For the protection and enforcement of the provisions of this Section 7.4, each and every Debenture holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

        Section 7.5.  Rights and Remedies Cumulative; Delay or Omission not
Waiver.

        (a) Except as otherwise provided in Section 2.9(b), all powers and remedies given by this Article VII to the Trustee or to the Debenture holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any other powers and remedies available to the Trustee or the holders of the Debentures, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture or otherwise established with respect to such Debentures.

        (b) No delay or omission of the Trustee or of any holder of any of the Debentures to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.4, every power and remedy given by this Article VII or by law to the Trustee or the Debenture holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Debenture holders.

        Section 7.6. Control by the Debenture holders. The holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, determined in accordance with Section 10.4, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that such direction shall not be in conflict with any rule of law or with this Indenture. Subject to the provisions of Section 9.1, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall determine that the action so directed would be unjustly prejudicial to the holders not taking part in such direction or if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken, or if a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding affected thereby, or the holders of at least a majority in liquidation preference of the Trust Securities of the Trust at the time Outstanding affected thereby, in each case determined in accordance with Section 10.4, may on behalf of the holders of all of the Debentures or of all of the Preferred Securities waive any past default in the performance of any of the covenants contained herein and its consequences or any past Default or Event of Default, except (i) a default in the payment of the principal of or interest on any of the Debentures as and when the same shall become due by the terms of such Debentures otherwise than by acceleration (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Trustee (in accordance with Section 7.1(c)); (ii) a default in the covenants contained in Section 5.7; or (iii) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each Outstanding Debenture affected; provided, however, that if the Debentures are held by the Trust or a trustee of the Trust, such waiver or modification to such waiver shall not be effective until the holders of a majority in liquidation preference of Trust Securities of the Trust shall have consented to such waiver or modification to such waiver; provided further, that if the Debentures are held by the Trust or a trustee of the Trust, and if the consent of the holder of each Outstanding Debenture is required, such waiver shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such waiver. Upon any such waiver, the default covered thereby shall be deemed to be cured for all purposes of this Indenture and the Company, the Trustee and the holders of the Debentures shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

        Section 7.7. Undertaking to Pay Costs. All parties to this Indenture agree, and each holder of any Debentures by such holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as the Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this
Section 7.7 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Debenture holder, or group of the Debenture holders holding more than ten percent (10%) in aggregate principal amount of the Outstanding Debentures, or to any suit instituted by any Debenture holder for the enforcement of the payment of the principal of or interest on the Debentures, on or after the respective due dates expressed in such Debenture or established pursuant to this Indenture.

        Section 7.8. Direct Action; Right of Set-Off. In the event that an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on or principal of the Debentures on an Interest Payment Date or Maturity Date, as applicable, then a holder of Preferred Securities may institute and prosecute a legal proceeding directly against the Company for enforcement of payment to such holder of the principal of or interest on such Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holders (a "Direct Action"). In connection with such Direct Action, the Company will have a right of set-off under this Indenture to the extent of any payment actually made by the Company to such holder of the Preferred Securities with respect to such Direct Action.

                                  ARTICLE VIII.
                    FORM OF THE DEBENTURE AND ORIGINAL ISSUE

        Section 8.1. Form of Debenture. The Debenture and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the forms contained as Exhibit A to this Indenture, attached hereto and incorporated herein by reference.

        Section 8.2. Original Issue of the Debentures. Debentures in the aggregate principal amount of $51,546,391 may, upon execution of this Indenture, be executed by the Company and delivered to the Trustee for authentication. If the Underwriters exercise their Option and there is an Option Closing Date (as such terms are defined in the Underwriting Agreement, dated ______, 2001, by and among the Company, the Trust, Ryan, Beck & Co., Inc. and Janney Montgomery Scott, then, on such Option Closing Date, Debentures in the additional aggregate amount of up to $7,731,959 may be executed by the Company and delivered to the Trustee for authentication. The Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chief Executive Officer, its President, or any Senior or Executive Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                   ARTICLE IX.
                             CONCERNING THE TRUSTEE

        Section 9.1.  Certain Duties and Responsibilities of the Trustee.

        (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform with respect to the Debentures such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants shall be read into this Indenture against the Trustee. In case an Event of Default has occurred that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

        (b) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

               (i) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

                      (A) the duties and obligations of the Trustee shall with
               respect to the Debentures be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable with respect to the Debentures except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                      (B) in the absence of bad faith on the part of the
               Trustee, the Trustee may with respect to the Debentures conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

               (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be conclusively determined by a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Debentures at the time Outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture with respect to the Debentures; and

               (iv) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or liability is not reasonably assured to it under the terms of this Indenture or adequate indemnity against such risk is not reasonably assured to it.

        Section 9.2. Notice of Defaults. Within ninety (90) days after actual knowledge by a Responsible Officer of the Trustee of the occurrence of any Default hereunder with respect to the Debentures, the Trustee shall transmit by mail to all holders of the Debentures, as their names and addresses appear in the Debenture Register, notice of such Default, unless such Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal or interest (including any Additional Payments) on any Debenture, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of the directors and/or Responsible Officers of the Trustee determines in good faith that the withholding of such notice is in the interests of the holders of such Debentures; and provided, further, that in the case of any Default of the character specified in section 7.1(a)(iii), no such notice to holders of Debentures need be sent until at least thirty (30) days after the occurrence thereof.

        Section 9.3. Certain Rights of the Trustee. Except as otherwise provided in Section 9.1:

        (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b) Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Board Resolution or an instrument signed in the name of the Company by its President or any Senior or Executive Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer thereof (unless other evidence in respect thereof is specifically prescribed herein);

        (c) The Trustee shall not be deemed to have knowledge of a Default or an Event of Default, other than an Event of Default specified in Section 7.1(a)(i) or (ii), unless and until it receives written notification of such Event of Default from the Company or by holders of at least twenty-five percent (25%) of the aggregate principal amount of the Debentures at the time Outstanding;

        (d) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted hereunder in good faith and in reliance thereon;

        (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Debenture holders, pursuant to the provisions of this Indenture, unless such Debenture holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (that is continuing and has not been cured or waived) to exercise with respect to the Debentures such of the rights and powers vested in it by this Indenture, and to use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

        (f) The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

        (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, security, or other papers or documents, unless requested in writing so to do by the holders of not less than a majority in principal amount of the Outstanding Debentures (determined as provided in Section 10.4); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity satisfactory to it against such costs, expenses or liabilities as a condition to so proceeding, and the reasonable expense of every such examination shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and

        (h) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee appointed with due care by it hereunder.

        Section 9.4.  The Trustee not Responsible for Recitals, Etc.

         (a) The Recitals contained herein and in the Debentures shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.

        (b) The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debentures.

        (c) The Trustee shall not be accountable for the use or application by the Company of any of the Debentures or of the proceeds of such Debentures, or for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture, or for the use or application of any moneys received by any Paying Agent other than the Trustee.

        Section 9.5. May Hold the Debentures. The Trustee or any Paying Agent or Debenture Registrar for the Debentures, in its individual or any other capacity, may become the owner or pledgee of the Debentures with the same rights it would have if it were not Trustee, Paying Agent or Debenture Registrar.

        Section 9.6. Moneys Held in Trust. Subject to the provisions of Section 13.5, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder except such as it may agree in writing with the Company to pay thereon.

        Section 9.7.  Compensation and Reimbursement.

        (a) The Company covenants and agrees to pay to the Trustee, and the Trustee shall be entitled to, such reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), as the Company and the Trustee may from time to time agree in writing, for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, except as otherwise expressly provided herein, the Company shall pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee (and its officers, agents, directors and employees) for, and to hold it harmless against, any loss, liability or expense (including fees and expenses of counsel) incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending itself against any claim of liability in the premises. The provisions of this Section 9.7(a) shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

        (b) The obligations of the Company under this Section 9.7 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Debentures.

        Section 9.8. Reliance on Officers' Certificate. Except as otherwise provided in Section 9.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted to be taken by it under the provisions of this Indenture upon the faith thereof.

        Section 9.9. Disqualification; Conflicting Interests. If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

        Section 9.10. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee with respect to the Debentures issued hereunder which shall at all times be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, or a corporation or other Person permitted to act as trustee by the Commission, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by federal, state, territorial, or District of Columbia authority. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.10, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Company may not, nor may any Person directly or indirectly controlling, controlled by, or under common control with the Company, serve as Trustee. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.11.

        Section 9.11. Resignation and Removal; Appointment of Successor.

        (a) The Trustee or any successor hereafter appointed, may at any time resign by giving written notice thereof to the Company and by transmitting notice of resignation by mail, first class postage prepaid, to the Debenture holders, as their names and addresses appear upon the Debenture Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to Debentures by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty (30) days after the mailing of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Debentures, or any Debenture holder who has been a bona fide holder of a Debenture or Debentures for at least six (6) months may, subject to the provisions of Sections 9.9 and 9.10, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

        (b)  In case at any time any one of the following shall occur:

               (i) the Trustee shall fail to comply with the provisions of
        Section 9.9 after written request therefor by the Company or by any Debenture holder who has been a bona fide holder of a Debenture or Debentures for at least six months; or

               (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 9.10 and shall fail to resign after written request therefor by the Company or by any such Debenture holder; or

               (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or commence a voluntary bankruptcy proceeding, or a receiver of the Trustee or of its property shall be appointed or consented to, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; then, in any such case, the Company may remove the Trustee with respect to all Debentures and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 9.10, unless the Trustee's duty to resign is stayed as provided herein, any Debenture holder who has been a bona fide holder of a Debenture or Debentures for at least six months may, on behalf of that holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

        (c) The holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding may at any time remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee with the consent of the Company.

        (d) Any resignation or removal of the Trustee and appointment of a successor trustee with respect to the Debentures pursuant to any of the provisions of this Section 9.11 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.12.

        (e) Any successor trustee appointed pursuant to this Section 9.11 may be appointed with respect to the Debentures, and at any time there shall be only one Trustee with respect to the Debentures.

        Section 9.12. Acceptance of Appointment by Successor.

        (a) In case of the appointment hereunder of a successor trustee with respect to the Debentures, every successor trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor trustee all the rights, powers, and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor trustee all property and money held by such retiring Trustee hereunder.

        (b) Upon request of any successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts referred to in paragraph (a) of this Section 9.12.

        (c) No successor trustee shall accept its appointment unless at the time of such acceptance such successor trustee shall be qualified and eligible under this Article IX.

        (d) Upon acceptance of appointment by a successor trustee as provided in this Section 9.12, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Debenture holders, as their names and addresses appear upon the Debenture Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

        Section 9.13. Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be qualified under the provisions of Section 9.9 and eligible under the provisions of Section 9.10, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In case any Debentures shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debentures so authenticated with the same effect as if such successor Trustee had itself authenticated such Debentures.

        Section 9.14. Preferential Collection of Claims against the Company. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent included therein.

                                   ARTICLE X.
                         CONCERNING THE DEBENTUREHOLDERS

        Section 10.1. Evidence of Action by the Holders.

        (a) Whenever in this Indenture it is provided that the holders of at least a majority or specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Debentures in person or by agent or proxy appointed in writing.

        (b) If the Company shall solicit from the Debenture holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officers' Certificate, fix in advance a record date for the determination of Debenture holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Debenture holders of record at the close of business on the record date shall be deemed to be Debenture holders for the purposes of determining whether Debenture holders of the requisite proportion of Outstanding Debentures have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Debentures shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Debenture holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six (6) months after the record date.

        Section 10.2. Proof of Execution by the Debenture holders. Subject to the provisions of Section 9.1, proof of the execution of any instrument by a Debenture holder (such proof shall not require notarization) or such Debenture holder's agent or proxy and proof of the holding by any Person of any of the Debentures shall be sufficient if made in the following manner:

        (a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

        (b) The ownership of Debentures shall be proved by the Debenture Register of such Debentures or by a certificate of the Debenture Registrar thereof.

        (c) The Trustee may require such additional proof of any matter referred to in this Section 10.2 as it shall deem necessary.

        Section 10.3. Who May Be Deemed Owners. Prior to the due presentment for registration of transfer of any Debenture, the Company, the Trustee, any Paying Agent, any Authenticating Agent and any Debenture Registrar may deem and treat the Person in whose name such Debenture shall be registered upon the books of the Company as the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal of and interest on such Debenture (subject to Section 2.3) and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Authenticating Agent nor any Debenture Registrar shall be affected by any notice to the contrary.

        Section 10.4. Certain Debentures Owned by Company Disregarded. In determining whether the holders of the requisite aggregate principal amount of the Debentures have concurred in any direction, consent or waiver under this Indenture, the Debentures that are owned by the Company or any other obligor on the Debentures or by any Person directly or indirectly controlling or controlled by or under common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that (a) for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Debentures that the Trustee actually knows are so owned shall be so disregarded; and (b) for purposes of this Section 10.4, the Trust shall be deemed not to be controlled by the Company. The Debentures so owned that have been pledged in good faith may be regarded as Outstanding for the purposes of this Section 10.4, if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debentures and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

        Section 10.5. Actions Binding on the Future Debenture holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 10.1, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any holder of a Debenture that is shown by the evidence to be included in the Debentures the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 10.2, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by the holder of any Debenture shall be conclusive and binding upon such holder and upon all future holders and owners of such Debenture, and of any Debenture issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Debenture. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Debentures.

                                   ARTICLE XI.
                             SUPPLEMENTAL INDENTURES

        Section 11.1. Supplemental Indentures without the Consent of the Debenture holders. In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Debenture holders, for one or more of the following purposes:

        (a) to cure any ambiguity, defect, or inconsistency herein, or in the Debentures;

        (b)  to comply with Article X;

        (c) to provide for uncertificated Debentures in addition to or in place of certificated Debentures;

        (d) to add to the covenants of the Company for the benefit of the holders of all or any of the Debentures or to surrender any right or power herein conferred upon the Company;

        (e) to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Debentures, as herein set forth;

        (f) to make any change that does not adversely affect the rights of any Debenture holder in any material respect;

        (g) to provide for the issuance of and establish the form and terms and conditions of the Debentures, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or of the Debentures, or to add to the rights of the holders of the Debentures;

        (h) to qualify or maintain the qualification of this Indenture under the Trust Indenture Act; or

        (i) to evidence a consolidation or merger involving the Company as permitted under Section 12.1.

        The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee's own rights, duties or immunities under this Indenture or otherwise. Any supplemental indenture authorized by the provisions of this
Section 11.1 may be executed by the Company and the Trustee without the consent of the holders of any of the Debentures at the time Outstanding, notwithstanding any of the provisions of Section 11.2.

        Section 11.2. Supplemental Indentures with Consent of the Debenture holders. With the consent (evidenced as provided in Section 10.1) of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding, the Company, when authorized by Board Resolutions, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 11.1 the rights of the holders of the Debentures under this Indenture; provided, however, that no such supplemental indenture shall without the consent of the holders of each Debenture then Outstanding and affected thereby, (a) extend the fixed maturity of any Debentures, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or limit the right of a holder of Preferred Securities to institute and prosecute a Direct Action; or (b) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture; provided further, that if the Debentures are held by the Trust or a trustee of the Trust, such supplemental indenture shall not be effective until the holders of at least a majority in liquidation preference of Trust Securities of the Trust shall have consented to such supplemental indenture; provided further, that if the Debentures are held by the Trust or a trustee of the Trust and if the consent of the holder of each Outstanding Debenture is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the Trust shall have consented to such supplemental indenture. It shall not be necessary for the consent of the Debenture holders affected thereby under this Section 11.2 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

        Section 11.3. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article XI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the holders of Debentures shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

        Section 11.4. The Debentures Affected by Supplemental Indentures. The Debentures affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article XI, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which the Debentures may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debentures so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then Outstanding.

        Section 11.5. Execution of Supplemental Indentures.

        (a) Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Debenture holders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated, to enter into such supplemental indenture. The Trustee, subject to the provisions of Sections 9.1, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article XI is authorized or permitted by, and conforms to, the terms of this Article XI and that it is proper for the Trustee under the provisions of this Article XI to join in the execution thereof.

        (b) Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 11.5, the Trustee shall transmit by mail, first class postage prepaid, a notice, at the expense of the Company, setting forth in general terms the substance of such supplemental indenture, to the Debenture holders as their names and addresses appear upon the Debenture Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

                                  ARTICLE XII.
                              SUCCESSOR CORPORATION

        Section 12.1. The Company May Consolidate, Etc. Nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company, as the case may be), or successive consolidations or mergers in which the Company, as the case may be, or its successor or successors shall be a party or parties, or shall prevent any sale, conveyance, transfer or other disposition of the property of the Company, as the case may be, or its successor or successors as an entirety, or substantially as an entirety, to any other corporation (whether or not affiliated with the Company, as the case may be, or its successor or successors) authorized to acquire and operate the same; provided, however, that the Company hereby covenants and agrees that (a) upon any such consolidation, merger, sale, conveyance, transfer or other disposition, the due and punctual payment, in the case of the Company, of the principal of and interest on all of the Debentures, according to their tenor and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be kept or performed by the Company, as the case may be, shall be expressly assumed, by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect) satisfactory in form to the Trustee executed and delivered to the Trustee by the entity formed by such consolidation, or into which the Company, as the case may be, shall have been merged, or by the entity which shall have acquired such property; (b) in case the Company consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia; and (c) immediately after giving effect thereto, an Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing.

        Section 12.2. Successor Corporation Substituted.

        (a) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of, in the case of the Company, the due and punctual payment of the principal of and interest on all of the Debentures Outstanding and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, as the case may be, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company herein, and thereupon the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debentures.

        (b) In case of any such consolidation, merger, sale, conveyance, transfer or other disposition, such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

        (c) Nothing contained in this Indenture or in any of the Debentures shall prevent the Company from merging into itself or acquiring by purchase or otherwise, all or any part of, the property of any other Person (whether or not affiliated with the Company).

        Section 12.3. Evidence of Consolidation, Etc. to Trustee. The Trustee, subject to the provisions of Section 9.1, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or other disposition, and any such assumption, comply with the provisions of this Article XII.

                                  ARTICLE XIII.
                           SATISFACTION AND DISCHARGE

        Section 13.1. Satisfaction and Discharge of Indenture. If at any time:
(a) the Company shall have delivered to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.9) and all Debentures for whose payment money or Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company (and thereupon repaid to the Company or discharged from such trust, as provided in Section 13.5); or (b) all such Debentures not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in moneys or Governmental Obligations sufficient, or a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay at maturity or upon redemption all Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due on such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company; then this Indenture shall thereupon cease to be of further effect except for the provisions of Sections 2.3, 2.7, 2.9, 5.1, 5.2, 5.3, 9.7 and 9.10, that shall survive until the date of maturity or redemption date, as the case may be, and Sections 9.7 and 13.5, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

        Section 13.2. Discharge of Obligations. If at any time all Debentures not heretofore delivered to the Trustee for cancellation or that have not become due and payable as described in Section 13.1 shall have been paid by the Company by depositing irrevocably with the Trustee as trust funds moneys or an amount of Governmental Obligations sufficient in the opinion of a nationally recognized certified public accounting firm to pay at maturity or upon redemption all Debentures not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then after the date such moneys or Governmental Obligations, as the case may be, are deposited with the Trustee, the obligations of the Company under this Indenture shall cease to be of further effect except for the provisions of Sections 2.3, 2.7, 2.9, 5.1, 5.2, 5.3, 9.6 and 13.5, that shall survive until such Debentures shall mature and be paid. Thereafter, Sections 9.7 and 13.5 shall survive.

        Section 13.3. Deposited Moneys to Be Held in Trust. All monies or Governmental Obligations deposited with the Trustee pursuant to Sections 13.1 or
13.2 shall be held in trust and shall be available for payment as due, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), to the holders of the Debentures for the payment or redemption of which such moneys or Governmental Obligations have been deposited with the Trustee.

        Section 13.4. Payment of Monies Held by Paying Agents. In connection with the satisfaction and discharge of this Indenture, all moneys or Governmental Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee and thereupon such Paying Agent shall be released from all further liability with respect to such moneys or Governmental Obligations.

        Section 13.5. Repayment to the Company. Any monies or Governmental Obligations deposited with any Paying Agent or the Trustee, or then held by the Company in trust, for payment of principal of or interest on the Debentures that are not applied but remain unclaimed by the holders of such Debentures for at least two years after the date upon which the principal of or interest on such Debentures shall have respectively become due and payable, shall be repaid to the Company upon its written request, as the case may be, on December 31 of each year or (if then held by the Company) shall be discharged from such trust; and thereupon the Paying Agent and the Trustee shall be released from all further liability with respect to such moneys or Governmental Obligations, and the holder of any of the Debentures entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof.

                                  ARTICLE XIV.
                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                             OFFICERS AND DIRECTORS

        Section 14.1. No Recourse. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of the Debentures, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever, shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debentures or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Debentures.

                                   ARTICLE XV.
                            MISCELLANEOUS PROVISIONS

        Section 15.1. Effect on Successors and Assigns. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its respective successors and assigns, whether so expressed or not.

        Section 15.2. Actions by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

        Section 15.3. Surrender of the Company Powers. The Company by instrument in writing executed by appropriate authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company, as the case may be, and as to any successor corporation.

        Section 15.4. Notices. Except as otherwise expressly provided herein any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Debentures to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: c/o Northwest Bancorp Inc., 301 Second Avenue, Warren, Pennsylvania 16365, Attention:
Chief Financial Officer. Any notice, election, request or demand by the Company or any Debenture holder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the Corporate Trust Office of the Trustee.

        Section 15.5. Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the internal laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without regard to its conflict of laws principle.

        Section 15.6. Treatment of the Debentures as Debt. It is intended that the Debentures shall be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention. The Company (with respect to its separate books and records), the Trustee and, by acceptance of a Debenture, each holder of a Debenture, agree to treat the Debentures as indebtedness of the Company and not as equity for all tax (including without limitation, federal income tax) and financial accounting purposes.

        Section 15.7. Compliance Certificates and Opinions.

        (a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

        (b) Each certificate or opinion of the Company provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition;
(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as, in the opinion of such Person, is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that each such certificate shall comply with the provisions of Section 314 of the Trust Indenture Act.

        Section 15.8. Payments on Business Days.

        In any case where the date of maturity of interest or principal of any Debenture or the date of redemption of any Debenture shall not be a Business Day, then payment of interest or principal may (subject to Section 2.5(b)) be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

        Section 15.9. Conflict with Trust Indenture Act.

        If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control.

        Section 15.10.Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

        Section 15.11.Separability. In case any one or more of the provisions contained in this Indenture or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Debentures, but this Indenture and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

        Section 15.12.Assignment. The Company shall have the right at all times to assign any of its respective rights or obligations under this Indenture to a direct or indirect wholly owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company shall remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

        Section 15.13.Acknowledgment of Rights; Right of Setoff.

        (a) The Company acknowledges that, with respect to any Debentures held by the Trust or a trustee of the Trust, if the Property Trustee fails to enforce its rights under this Indenture as the holder of the Debentures held as the assets of the Trust, any holder of Preferred Securities may institute legal proceedings directly against the Company to enforce such Property Trustee's rights under this Indenture without first instituting any legal proceedings against such Property Trustee or any other person or entity. Notwithstanding the foregoing, and notwithstanding the provisions of Section 7.4(a) hereof, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay principal or interest on the Debentures on the date such principal or interest is otherwise payable (or in the case of redemption, on the redemption date), the Company acknowledges that a holder of Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the respective due date specified in the Debentures.

        (b) Notwithstanding anything to the contrary contained in this Indenture, the Company shall have the right to setoff any payment it is otherwise required to make hereunder in respect of any Trust Securities to the extent that the Company has previously made, or is concurrently making, a payment to the holder of such Trust Securities under the Preferred Securities Guarantee or in connection with a proceeding for enforcement of payment of the principal of or interest on the Debentures directly brought by holders of any Trust Securities.

                                  ARTICLE XVI.
                         SUBORDINATION OF THE DEBENTURES

        Section 16.1. Agreement to Subordinate. The Company covenants and agrees, and each holder of the Debentures issued hereunder by such holder's acceptance thereof likewise covenants and agrees, that all the Debentures shall be issued subject to the provisions of this Article XVI; and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions. The payment by the Company of the principal of and interest on all the Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and junior in right of payment to the prior payment in full of all Senior Debt, Subordinated Debt and Additional Senior Obligations of the Company (collectively, "Senior Indebtedness") to the extent provided herein, whether outstanding at the date of this Indenture or thereafter incurred. No provision of this Article XVI shall prevent the occurrence of any default or Event of Default hereunder.

        Section 16.2. Default on Senior Indebtedness. Upon the occurrence and any continuation of any default by the Company in the payment of principal, premium, interest or any other payment due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of such a default, or in the event of the commencement of a judicial proceeding with regard to such an alleged default or event of default, then, in any case, no payment shall be made by the Company with respect to the principal (including redemption payments) of or interest on the Debentures. In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee when such payment is prohibited by the preceding sentence of this Section 16.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee in writing within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of the Senior Indebtedness.

        Section 16.3. Liquidation; Dissolution; Bankruptcy.

        (a) Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment is made by the Company on account of the principal or interest on the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the holders of the Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this
Article XVI, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the holders of the Debentures or to the Trustee.

        (b) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness, as the case may be, remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

        (c) For purposes of this Article XVI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XVI with respect to the Debentures to the payment of all Senior Indebtedness, as the case may be, that may at the time be outstanding, provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment; and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article XII shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 16.3 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article
XII. Nothing in Section 16.2 or in this Section 16.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 9.7.

        Section 16.4. Subrogation.

        (a) Subject to the payment in full of all Senior Indebtedness, the rights of the holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company, as the case may be, applicable to such Senior Indebtedness until the principal of and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the holders of the Debentures or the Trustee would be entitled except for the provisions of this Article XVI, and no payment over pursuant to the provisions of this Article XVI to or for the benefit of the holders of such Senior Indebtedness by holders of the Debentures or the Trustee, shall, as between the Company, its creditors (other than holders of Senior Indebtedness of the Company), and the holders of the Debentures, be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article XVI are and are intended solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of such Senior Indebtedness on the other hand.

        (b) Nothing contained in this Article XVI or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors (other than the holders of Senior Indebtedness), and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Debentures and creditors of the Company, as the case may be, other than the holders of Senior Indebtedness, as the case may be, nor shall anything herein or therein prevent the Trustee or the holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article XVI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company, as the case may be, received upon the exercise of any such remedy.

        (c) Upon any payment or distribution of assets of the Company referred to in this Article XVI, the Trustee, subject to the provisions of Article IX, and the holders of the Debentures shall be entitled to conclusively rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, as the case may be, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVI.

        Section 16.5. The Trustee to Effectuate Subordination. Each holder of Debentures by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XVI and appoints the Trustee such holder's attorney-in-fact for any and all such purposes.

        Section 16.6. Notice by the Company.

        (a) The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XVI. Notwithstanding the provisions of this Article XVI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article XVI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 9.1, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 16.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Debenture), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

        (b) The Trustee, subject to the provisions of Section 9.1, shall be entitled to conclusively rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article XVI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

        Section 16.7. Rights of the Trustee; Holders of the Senior Indebtedness.

        (a) The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XVI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. The Trustee's right to compensation and reimbursement of expenses as set forth in Section 9.7 shall not be subject to the subordination provisions of this Article XVI.

        (b) With respect to the holders of the Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of such Senior Indebtedness and, subject to the provisions of Section 9.1, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to holders of Debentures, the Company or any other Person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XVI or otherwise.

        Section 16.8. Subordination May not Be Impaired.

        (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

        (b) Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the holders of the Debentures, without incurring responsibility to the holders of the Debentures and without impairing or releasing the subordination provided in this Article XVI or the obligations hereunder of the holders of the Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                                                    NORTHWEST BANCORP, INC.

                                                    By: _______________________
                                                    William J. Wagner
                                                    President and Chief
                                                    Executive Officer

                                                    Attest:


                                                    ____________________________



                                                    BANKERS TRUST COMPANY,
                                                    as Trustee

                                                    By: _______________________
                                                    Name: _____________________
                                                    Title: ____________________

                                                    Attest:


                                                    ___________________________


STATE OF PENNSYLVANIA)
COUNTY OF ___________ )

        On this______ day of __________, 2001, before me appeared ___________, to me personally known, who, being by me duly sworn, did say that he is the ____________ of Northwest Bancorp Inc., and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said person acknowledged said instrument to be the free act and deed of said corporation.

        In testimony whereof I have hereunto set my hand and affixed my official seal at my office in said county and state the day and year last above written.

                                                     ___________________________
                                                     Notary Public

                                                     My term expires:___________



STATE OF NEW YORK)

COUNTY OF ____________)


        On this ______ day of ___________, 2001, before me appeared ___________________, to me personally known, who, being by me duly sworn, did say that he is the _____________________ of Bankers Trust Company, and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said person, acknowledged said instrument to be the free act and deed of said corporation.

        In testimony whereof I have hereunto set my hand and affixed my official seal at my office in said county and commonwealth the day and year last above written.

                                                     ___________________________
                                                     Notary Public

                                                     My term expires: __________

                                    EXHIBIT A

                           (Form of Face of Debenture)

                           No. _______ $______________

                        CUSIP No. ______________________

                                    NORTHWEST BANCORP INC.

                          _____% SUBORDINATED DEBENTURE

                                    DUE 2031

        Northwest Bancorp Inc., a Federal corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Bankers Trust Company, as Property Trustee for Northwest Capital Trust I, or registered assigns, the principal sum of ______________________($_____) on December 31, 2031 (the "Stated Maturity"),
and to pay interest on said principal sum from December 31, 2001, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year commencing December 31, 2001, at the rate of _______% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest for any partial period shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Debenture is not a business day, then payment of interest payable on such date shall be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day is in the next succeeding calendar year, payment of such interest will be made on the immediately preceding business day, in each case, with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the person in whose name this Debenture (or one or more Predecessor Debentures, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the close of business on the business day next preceding such Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered holders on such regular record date and may be paid to the Person in whose name this Debenture (or one or more Predecessor Debentures) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice thereof shall be fixed by the Trustee for the payment of such defaulted interest, notice thereof shall be given to the registered holders of the Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or quotation system on or in which the Debentures may be listed or quoted, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of and the interest on this Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Debenture Register. Notwithstanding the foregoing, so long as the holder of this Debenture is the Property Trustee, the payment of the principal of and interest on this Debenture shall be made at such place and to such account as may be designated by the Trustee.

        The Stated Maturity may be shortened at any time by the Company to any date not earlier than December 31, 2006, or in certain circumstances December 31, 2003, subject to the Company having received all required regulatory approvals. The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture). This Debenture is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions; (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided; and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

        This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

        The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

        IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated: ___________ ___, 2001



                                              NORTHWEST BANCORP INC.

                                              By: ______________________________
                                              William J. Wagner
                                              President and  Chief  Executive
                                              Officer

                                              Attest:

                                              By:_____________________________
                                              Name:________________________
                                              Title:_______________________


                     [Form of Certificate of Authentication]

                          CERTIFICATE OF AUTHENTICATION

        This is one of the Debentures described in the within-mentioned
Indenture.


Dated:__________________________, 2001

Bankers Trust Company, _____________________________
as Trustee or Authenticating Agent


By:_________________________________By:__________________________
Authorized Signatory

                         [Form of Reverse of Debenture]

                      ____% SUBORDINATED DEBENTURE DUE 2031

        This Debenture is one of the subordinated debentures of the Company (herein sometimes referred to as the "Debentures"), all issued or to be issued under and pursuant to an Indenture dated as of ______ ___, 2001 (the "Indenture") duly executed and delivered between the Company and Bankers Trust Company, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

        Because of the occurrence and continuation of a Special Event (as defined in the Indenture), in certain circumstances, this Debenture may become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon Eastern Standard Time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right as set forth in the Indenture to redeem this Debenture at the option of the Company, without premium or penalty, in whole or in part at any time on or after December 31, 2006 (an "Optional Redemption"), or at any time in certain circumstances upon the occurrence of a Special Event, at a Redemption Price equal to 100% of the principal amount hereof plus any accrued but unpaid interest hereon, to the date of such redemption. Any redemption pursuant to this paragraph shall be made upon not less than thirty (30) days' nor more than sixty (60) days' notice, at the Redemption Price. The Redemption Price shall be paid at the time and in the manner provided therefor in the Indenture. If the Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Debentures shall be redeemed pro rata or by lot or by any other method utilized by the Trustee as described in the Indenture. In the event of an Optional Redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

        In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding (as defined in the Indenture), to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall, except as provided in the Indenture, (i) extend the fixed maturity of the Debentures, reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon without the consent of the holder of each Debenture so affected thereby; or (ii) reduce the aforesaid percentage of the Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holder of each Debenture then Outstanding and so affected thereby. The Indenture also contains provisions permitting the holders of at least a majority in aggregate principal amount of the Debentures at the time Outstanding, on behalf of all of the holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

        No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Debenture at the time and place and at the rate and in the manner herein prescribed.

        The Company, as further described in the Indenture, shall have the right at any time during the term of the Debentures and from time to time to defer payments of interest by extending the interest payment period of such Debentures for up to twenty (20) consecutive quarters (each, an "Extension Period"), at the end of which period the Company shall pay all interest then accrued (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extension Period, so long as no Event of Default shall have occurred and be continuing, the Company may further extend such Extension Period, provided that such Extension Period together with all such further extensions thereof shall not exceed twenty (20) consecutive quarters, extend beyond December 31, 2031, or end on a date other than an Interest Payment Date. At the termination of any such Extension Period and upon the payment of all Deferred Payments then due, the Company may commence a new Extension Period.

        As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register (as defined in the Indenture) of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or transferees. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

        Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any Paying Agent (as defined in the Indenture) and the Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any Paying Agent nor any Debenture Registrar shall be affected by any notice to the contrary.

        No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

        The Debentures are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof (or such other denominations and any integral multiple thereof as may be deemed necessary by the Company for the purpose of maintaining the eligibility of the Debentures for inclusion in the Nasdaq National Market or any successor thereto).

        All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                  EXHIBIT 5.1

                      Luse Lehman Gorman Pomerenk & Schick
                           A Professional Corporation
                                Attorneys at Law

                     5335 Wisconsin Avenue, N.W., Suite 400
                              Washington, DC 20015

                            Telephone (202) 274-2000
                            Facsimile (202) 362-2902



_______________, 2001

Northwest Bancorp Inc.
301 Second Avenue
Warren, PA 16365

Northwest Capital Trust I
301 Second Avenue
Warren, PA   16365

        Re:    Registration Statement of Form S-3

Ladies and Gentlemen:

         We have acted as counsel for Northwest Bancorp Inc., a Federal corporation (the "Company"), and Northwest Capital Trust I, a statutory business trust created under the laws of Delaware (the "Trust"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering (i) 2,000,000 ____% Cumulative Trust Preferred Securities (the "Preferred Securities") to be issued by the Trust,
(ii) $51,546,400 aggregate principal amount of the Company's ____% Subordinated Debentures due 2031 (the "Subordinated Debentures") to be issued by the Company to the Trust, and (iii) the Company's guarantee (the "Guarantee") which guarantees the payment of distributions and payments on liquidation or redemption of the Preferred Securities, to be issued by the Company to the Trust in connection with such issuance of the Preferred Securities.

         In rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Trust of the Trust dated as of October 29, 2001; (ii) the form of Amended and Restated Trust Agreement of the Trust; (iii) the form of Preferred Securities Certificate of the Trust; (iv) the form of Preferred Securities Guarantee Agreement for the Trust; (v) the form of Subordinated Debenture; and (vi) the form of Indenture for the Subordinated Debentures (the "Indenture"), all in the forms filed as exhibits to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of documents executed by parties other than the Company or the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, we have assumed that the Amended and Restated Trust Agreement of the Trust, the Preferred Securities Certificate of the Trust, the Guarantee, the Subordinated Debentures and the Indenture will be executed in substantially the form reviewed by us. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon factual statements and factual representations of officers, trustees and other representatives of the Company and the Trust, and others.

         Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

         1. The Subordinated Debentures have been duly authorized by all requisite corporate action, and when duly executed, delivered, authenticated and issued in accordance with the Indenture and delivered and paid for as contemplated by the Registration Statement, the Subordinated Debentures will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, rearrangement, receivership, moratorium, or other laws and matters of public policy now or hereafter in effect relating to or affecting creditors' rights generally, and
(ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         2. The Guarantee has been duly authorized by all requisite corporate action, and when duly executed and delivered by the parties thereto, the Guarantee will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, rearrangement, receivership, moratorium, or other laws and matters of public policy now or hereafter in effect relating to or affecting creditors' rights generally, and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         Our opinion is based solely on and limited to the laws of the State of Pennsylvania and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction. As to matters of Delaware law, we have relied on the opinion of ______________________, special Delaware counsel for the Company and the Trust.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus and the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,



                                            Luse Lehman Gorman Pomerenk & Schick

                                  EXHIBIT 8.1

                      Luse Lehman Gorman Pomerenk & Schick
                           A Professional Corporation
                                Attorneys at Law

                     5335 Wisconsin Avenue, N.W., Suite 400
                              Washington, DC 20015

                            Telephone (202) 274-2000
                            Facsimile (202) 362-2902


________________, 2001

Board of Directors
Northwest Bancorp, Inc.
301 Second Street
Warren, Pennsylvania 16365-2353

               Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        As special federal tax counsel to Northwest Capital Trust I (the "Issuer") and in connection with the issuance by the Issuer of up to $50,000,000 of its Cumulative Trust Preferred Securities pursuant to the prospectus (the "Prospectus") contained in the Registration Statement, and assuming the operative documents described in the Prospectus will be performed in accordance with the terms described therein, we hereby adopt and incorporate by reference our opinion as set forth under the heading "Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.

        Our opinion is limited to the federal income tax matters described above and in the Prospectus and does not address any other federal income tax considerations or any state, local, foreign, or other tax considerations. If any of the information on which we have relied is incorrect, or if changes in the relevant facts occur after the date hereof, our opinion could be affected thereby. Moreover, our opinion is based on the Internal Revenue Code of 1986, as amended, applicable Treasury regulations promulgated thereunder, and Internal Revenue Service rulings, procedures, and other pronouncements published by the Internal Revenue Service. These authorities are subject to change, and such change may be made with retroactive effect. We can give no assurance that, after such change, our opinion would not be different. We undertake no responsibility to update or supplement our opinion. This opinion is not binding on the Internal Revenue Service, and there can be no assurance, and none is hereby given, that the Internal Revenue Service will not take a position contrary to one or more of the positions reflected in the foregoing opinion, or that our opinion will be upheld by the courts if challenged by the Internal Revenue Service.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Federal Income Tax Consequences" in the Prospectus.

                                  Very truly yours,


                                  /s/ Luse Lehman Gorman Pomerenk & Schick, P.C.
                                  ----------------------------------------------
                                  Luse Lehman Gorman Pomerenk & Schick, P.C.

EXHIBIT 12.1


                                   For the Three
                                    Months Ended
                                   September 30,            For the Years Ended June 30
                                   --------------    ------------------------------------------
                                   2001     2000     2001      2000     1999     1998     1997
                                   ----     -----    ----      -----    ----     ----     -----
Earnings before income taxes
and cumulative effect of
accounting change............     11,910   10,319   39,476    41,113   30,953   34,116   22,136
Deposit interest expense.....     37,539   32,430  140,881   115,450   98,107   85,046   72,627
Other interest expense.......      3,663    4,005   16,441    16,649   16,804   10,157    8,797
Total interest expense.......     41,202   36,435  157,322   132,099  114,911   95,203   81,424

Net occupancy expense........      2,788    2,431   10,570     9,138    7,116    5,857    5,163

For calculation purposes:

Ratio including deposit interest

Earnings (Earnings before income
taxes and cumulative effect of
accounting change plus interest
expense and net occupancy
expense)                          55,900   49,185  207,368   182,350  152,980  135,176  108,723
Fixed charges  (Interest
expense plus net occupancy
expense)                          43,990   38,866  167,892   141,237  122,027  101,060   86,587
Ratio including deposit
interest   (X)...............       1.27     1.27     1.24      1.29     1.25     1.34     1.26

Ratio excluding deposit
interest

Earnings (Earnings before income
taxes and cumulative effect of
accounting change plus interest
expense and net occupancy
expense)                          18,361   16,755   66,487    66,900   54,873   50,130   36,096
Fixed charges (Interest expense
plus net occupancy expense)..      6,451    6,436   27,011    25,787   23,920   16,014   13,960
Ratio excluding deposit
interest  (X)................       2.85     2.60     2.46      2.59     2.29     3.13     2.59


EXHIBIT 23.1

                          Independent Auditors' Consent



The Board of Directors
Northwest Bancorp, Inc.:

We consent to the use of our report dated July 20, 2001, included in the 2001 Annual Report filed on Form 10-K, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Prospectus and Registration Statement.


                                           /s/ KPMG LLP


Pittsburgh, Pennsylvania
October 29, 2001

EXHIBIT 25.1

 _____________________________________________________________________________
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________
                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)
                         ______________________________

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                       13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                          10006
(Address of principal                                     (Zip Code)
executive offices)

                              Bankers Trust Company
                                Legal Department
                         130 Liberty Street, 31st Floor
                            New York, New York 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
             ______________________________________________________

                            Northwest Capital Trust I
            (Exact name of Co-Registrant as specified in its charter)

               Delaware                                         Applied For
(State or other jurisdiction                                   (IRS Employer
 or organization)                                            Identification no.)

                                301 Second Avenue
                                Warren, PA 16365
                                 (814) 726-2140
                (Address, including zip code and telephone number
                 of Co-Registrant's principal executive offices)

       Cumulative Trust Preferred Securities of Northwest Capital Trust I
                       (Title of the Indenture securities)

                                 Item 1. General Information.
               Furnish the following information as to the trustee.

               (a) Name and address of each examining or supervising authority to which it is subject.

               Name                                             Address

               Federal Reserve Bank (2nd District)              New York, NY
               Federal Deposit Insurance Corporation            Washington, D.C.
               New York State Banking Department                Albany, NY

               (b) Whether it is authorized to exercise corporate trust powers. Yes.

Item   2.      Affiliations with Obligor.

               If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None.

Item 3. -15.   Not Applicable

Item  16.      List of Exhibits.

                        Exhibit 1 - Restated Organization Certificate of Bankers
                             Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, copies attached.

                         Exhibit 2 - Certificate of Authority to commence
                             business - Incorporated herein by reference to
                             Exhibit 2 filed with Form T-1 Statement,
                             Registration No. 33-21047.


                         Exhibit 3 - Authorization of the Trustee to exercise
                             corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                        Exhibit 4 - Existing By-Laws of Bankers Trust Company,
                             as amended on May 18, 2001. Copy attached.

                       Exhibit 5 - Not applicable.

                       Exhibit 6 - Consent of Bankers Trust Company required by
                             Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                       Exhibit 7 - The latest report of condition of Bankers
                             Trust Company dated as of June 30, 2001. Copy attached.

                       Exhibit 8 -  Not Applicable.

                       Exhibit 9 -  Not Applicable.

                                    SIGNATURE



        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 25th day of October, 2001.


                                            BANKERS TRUST COMPANY



                                            By:  _______________________________
                                                   Tracy A. Salzmann
                                                   Associate

                                    SIGNATURE



        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 25th day of October, 2001.


                                            BANKERS TRUST COMPANY


                                            By:  /s/ Tracy A. Salzmann
                                                --------------------------------
                                                 Tracy A. Salzmann
                                                 Associate

                               State of New York,

                               Banking Department


        I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated September 16, 1998, providing for an increase in authorized capital stock from $3,001,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.
Witness, my hand and official seal of the Banking Department at the City of New York, this 25th day of September in the Year of our Lord one thousand nine hundred and ninety-eight.

                                                /s/ Manuel Kursky
                                           --------------------------------
                                            Deputy Superintendent of Banks

                                    RESTATED
                                  ORGANIZATION
                                   CERTIFICATE
                                       OF
                              BANKERS TRUST COMPANY


                          ____________________________

                               Under Section 8007
                               Of the Banking Law

                          ____________________________















                              Bankers Trust Company
                               130 Liberty Street
                              New York, N.Y. 10006




         Counterpart Filed in the Office of the Superintendent of Banks,
                       State of New York, August 31, 1998

                        RESTATED ORGANIZATION CERTIFICATE
                                       OF
                                  BANKERS TRUST
                      Under Section 8007 of the Banking Law

                          _____________________________


        We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary and a Vice President and an Assistant Secretary of BANKERS TRUST COMPANY, do hereby certify:

         1.    The name of the corporation is Bankers Trust Company.

         2. The organization certificate of the corporation was filed by the Superintendent of Banks of the State of New York on March 5, 1903.

         3. The text of the organization certificate, as amended heretofore, is hereby restated without further amendment or change to read as herein-set forth in full, to wit:


                          "Certificate of Organization
                                       of
                              Bankers Trust Company

        Know All Men By These Presents That we, the undersigned, James A. Blair, James G. Cannon, E. C. Converse, Henry P. Davison, Granville W. Garth, A. Barton Hepburn, Will Logan, Gates W. McGarrah, George W. Perkins, William H. Porter, John F. Thompson, Albert H. Wiggin, Samuel Woolverton and Edward F. C. Young, all being persons of full age and citizens of the United States, and a majority of us being residents of the State of New York, desiring to form a corporation to be known as a Trust Company, do hereby associate ourselves together for that purpose under and pursuant to the laws of the State of New York, and for such purpose we do hereby, under our respective hands and seals, execute and duly acknowledge this Organization Certificate in duplicate, and hereby specifically state as follows, to wit:

           I. The name by which the said corporation shall be known is Bankers Trust Company.

          II. The place where its business is to be transacted is the City of New York, in the State of New York.

        III. Capital Stock: The amount of capital stock which the corporation is hereafter to have is Three Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock.

        (a)    Common Stock

          1. Dividends: Subject to all of the rights of the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends.

          2. Voting Rights: Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

          3. Liquidation: Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series Preferred Stock.

4. Preemptive Rights: No holder of Common Stock of the corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend or other distribution.

        (b)    Series Preferred Stock

         1. Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the corporation is hereby expressly granted authority, subject to the provisions of this Article III, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Banking Law, the number of shares in each such series of such class and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, buy without limiting the generality of the foregoing, the following:

               (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

               (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

               (iii) Whether or not the share of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

        (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the corporation;

               (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law and, in case additional voting powers are accorded, to fix the extent thereof; and

               (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the organization certificate of the corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares outstanding.

        All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article III any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (I) to
(vii) inclusive above.

          2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out the assets or funds of the corporation legally available therefor.

        All Shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

          3. Voting Rights: Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

          4. Liquidation: In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of the Common Stock.

5. Redemption: In the event that the Series Preferred Stock of any series shall be made redeemable as provided in clause (iii) of paragraph 1 of section (b) of this Article III, the corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series.

          6. Preemptive Rights: No holder of Series Preferred Stock of the corporation shall be entitled, as such, as a matter or right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

        (c) Provisions relating to Floating Rate Non-Cumulative Preferred Stock, Series A. (Liquidation value $1,000,000 per share.)

          1. Designation: The distinctive designation of the series established hereby shall be "Floating Rate Non-Cumulative Preferred Stock, Series A" (hereinafter called "Series A Preferred Stock").

          2. Number: The number of shares of Series A Preferred Stock shall initially be 250 shares. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be cancelled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.

          3.   Dividends:

        (a) Dividend Payments Dates. Holders of the Series A Preferred Stock shall be entitled to receive non-cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares (the "Issue Date") and such dividends will be payable on March 28, June 28, September 28 and December 28 of each year ("Dividend Payment Date") commencing September 28, 1990, at a rate per annum as determined in paragraph 3(b) below. The period beginning on the Issue Date and ending on the day preceding the first Dividend Payment Date and each successive period beginning on a Dividend Payment Date and ending on the date preceding the next succeeding Dividend Payment Date is herein called a "Dividend Period". If any Dividend Payment Date shall be, in The City of New York, a Sunday or a legal holiday or a day on which banking institutions are authorized by law to close, then payment will be postponed to the next succeeding business day with the same force and effect as if made on the Dividend Payment Date, and no interest shall accrue for such Dividend Period after such Dividend Payment Date.

        (b) Dividend Rate. The dividend rate from time to time payable in respect of Series A Preferred Stock (the "Dividend Rate") shall be determined on the basis of the following provisions:

        (i) On the Dividend Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date, as such rates appear on the Reuters Screen LIBO Page as of 11:00 A.M. London time, on such Dividend Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Dividend Determination Dates will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such offered rates. If fewer than those offered rates appear, LIBOR in respect of such Dividend Determination Date will be determined as described in paragraph (ii) below.

(ii) On any Dividend Determination Date on which fewer than those offered rates for the applicable maturity appear on the Reuters Screen LIBO Page as specified in paragraph (I) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time are offered by three major banks in the London interbank market selected by the corporation at approximately 11:00 A.M., London time, on such Dividend Determination Date to prime banks in the London market. The corporation will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the corporation at approximately 11:00 A.M., New York City time, on such Dividend Determination Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the corporation are not quoting as aforementioned in this sentence, then, with respect to such Dividend Period, LIBOR for the preceding Dividend Period will be continued as LIBOR for such Dividend Period.

        (ii) The Dividend Rate for any Dividend Period shall be equal to the lower of 18% or 50 basis points above LIBOR for such Dividend Period as LIBOR is determined by sections (I) or (ii) above.

As used above, the term "Dividend Determination Date" shall mean, with respect to any Dividend Period, the second London Business Day prior to the commencement of such Dividend Period; and the term "London Business Day" shall mean any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or required by law or executive order to close and that is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          4. Voting Rights: The holders of the Series A Preferred Stock shall have the voting power and rights set forth in this paragraph 4 and shall have no other voting power or rights except as otherwise may from time to time be required by law.

        So long as any shares of Series A Preferred Stock remain outstanding, the corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of the Series Preferred Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Series A Preferred Stock (alone or together with the holders of one or more other series of Series Preferred Stock at the time outstanding and entitled to vote) vote separately as a class, alter the provisions of the Series Preferred Stock so as to materially adversely affect its rights; provided, however, that in the event any such materially adverse alteration affects the rights of only the Series A Preferred Stock, then the alteration may be effected with the vote or consent of at least a majority of the votes of the Series A Preferred Stock; provided, further, that an increase in the amount of the authorized Series Preferred Stock and/or the creation and/or issuance of other series of Series Preferred Stock in accordance with the organization certificate shall not be, nor be deemed to be, materially adverse alterations. In connection with the exercise of the voting rights contained in the preceding sentence, holders of all series of Series Preferred Stock which are granted such voting rights (of which the Series A Preferred Stock is the initial series) shall vote as a class (except as specifically provided otherwise) and each holder of Series A Preferred Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted to them.

        The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series A Preferred Stock.

5. Liquidation: Subject to the provisions of section (b) of this Article III, upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall have preference and priority over the Common Stock for payment out of the assets of the corporation or proceeds thereof, whether from capital or surplus, of $1,000,000 per share (the "liquidation value") together with the amount of all dividends accrued and unpaid thereon, and after such payment the holders of Series A Preferred Stock shall be entitled to no other payments.

          6. Redemption: Subject to the provisions of section (b) of this
Article III, Series A Preferred Stock may be redeemed, at the option of the corporation in whole or part, at any time or from time to time at a redemption price of $1,000,000 per share, in each case plus accrued and unpaid dividends to the date of redemption.

        At the option of the corporation, shares of Series A Preferred Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Series Preferred Stock.

        In the case of any redemption, the corporation shall give notice of such redemption to the holders of the Series A Preferred Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not more than sixty (60) days and not less than thirty (30) days previous to the date fixed for redemption. In the event such notice is not given to any shareholder such failure to give notice shall not affect the notice given to other shareholders. If less than the whole amount of outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series A Preferred Stock as stockholders in the corporation, except the right to receive the redemption price (without interest) upon surrender of the certificate representing the Series A Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company (which may be an affiliate of the corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000 funds necessary for such redemption, in trust with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of two (2) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of Series A Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price.

               IV. The name, residence and post office address of each member of the corporation are as follows:

              Name       Residence                     Post Office Address

James A. Blair           9 West 50th Street,           33 Wall Street,
                         Manhattan, New York City      Manhattan, New York City

James G. Cannon          72 East 54th Street,          14 Nassau Street,
                         Manhattan New York City       Manhattan, New York City

E. C. Converse           3 East 78th Street,           139 Broadway,
                         Manhattan, New York City      Manhattan, New York City

Henry P. Davison         Englewood,                    2 Wall Street,
                         New Jersey                    Manhattan, New York City

Granville W. Garth       160 West 57th Street,         33 Wall Street
                         Manhattan, New York City      Manhattan, New York City

A. Barton Hepburn        205 West 57th Street          83 Cedar Street
                         Manhattan, New York City      Manhattan, New York City

William Logan            Montclair,                    13 Nassau Street
                         New Jersey                    Manhattan, New York City

George W. Perkins        Riverdale,                    23 Wall Street,
                         New York                      Manhattan, New York City

William H. Porter        56 East 67th Street           270 Broadway,
                         Manhattan, New York City      Manhattan, New York City

John F. Thompson         Newark,                       143 Liberty Street,
                         New Jersey                    Manhattan, New York City

Albert H. Wiggin         42 West 49th Street,          214 Broadway,
                         Manhattan, New York City      Manhattan, New York City

Samuel Woolverton        Mount Vernon,                 34 Wall Street,
                         New York                      Manhattan, New York City

Edward F.C. Young        85 Glenwood Avenue,           1 Exchange Place,
                         Jersey City, New Jersey       Jersey City, New Jersey


        V.     The existence of the corporation shall be perpetual.

        VI. The subscribers, the members of the said corporation, do, and each for himself does, hereby declare that he will accept the responsibilities and faithfully discharge the duties of a director therein, if elected to act as such, when authorized accordance with the provisions of the Banking Law of the State of New York.

        VII. The number of directors of the corporation shall not be less than 10 nor more than 25."

          4. The foregoing restatement of the organization certificate was authorized by the Board of Directors of the corporation at a meeting held on July 21, 1998.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 6th day of August, 1998.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 6th day of August, 1998.



                                             /s/  James T. Byrne, Jr.
                                       ---------------------------------
                                               James T. Byrne, Jr.
                                        Managing Director and Secretary


                                               /s/ Lea Lahtinen
                                      -----------------------------------------
                                                  Lea Lahtinen
                                       Vice President and Assistant Secretary


                                               /s/ Lea Lahtinen
                                      -----------------------------------------
                                                  Lea Lahtinen

State of New York            )
                             )  ss:
County of New York           )





        Lea Lahtinen, being duly sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                /s/ Lea Lahtinen
                                          -----------------------------
                                                  Lea Lahtinen


Sworn to before me this 6th day of August, 1998.




        Sandra L. West
       ----------------
        Notary Public

        SANDRA L. WEST
Notary Public State of New York
        No. 31-4942101
 Qualified in New York County
 Commission Expires September
           19, 1998

                               State of New York,

                               Banking Department



        I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "RESTATED ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8007 of the Banking Law," dated August 6, 1998, providing for the restatement of the Organization Certificate and all amendments into a single certificate.




Witness, my hand and official seal of the Banking Department at the City of New York, this 31st day of August in the Year of our Lord one thousand nine hundred and ninety-eight.



                                                        Manuel Kursky
                                                --------------------------------
                                                 Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          _____________________________

        We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

        1.   The name of the corporation is Bankers Trust Company.

        2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

        3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

        4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

        5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 25th day of September, 1998


                                                   James T. Byrne, Jr.
                                            --------------------------------
                                                   James T. Byrne, Jr.
                                            Managing Director and Secretary


                                                     Lea Lahtinen
                                        ----------------------------------------
                                                     Lea Lahtinen
                                         Vice President and Assistant Secretary

State of New York            )
                             )  ss:
County of New York           )

        Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                          Lea Lahtinen
                                                         --------------
                                                          Lea Lahtinen

Sworn to before me this 25th day
of  September, 1998



        Sandra L. West
       ----------------
        Notary Public

        SANDRA L. WEST
Notary Public State of New York
        No. 31-4942101
 Qualified in New York County
 Commission Expires September
           19, 2000

                               State of New York,

                               Banking Department


        I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated December 16, 1998, providing for an increase in authorized capital stock from $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,627,308,670 consisting of 212,730,867 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.
Witness, my hand and official seal of the Banking Department at the City of New York, this 18th day of December in the Year of our Lord one thousand nine hundred and ninety-eight.

                                                   P. Vincent Conlon
                                           --------------------------------
                                            Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          _____________________________

        We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

        1.   The name of the corporation is Bankers Trust Company.

        2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

        3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

        4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Six Hundred Twenty-Seven Million, Three Hundred Eight Thousand, Six Hundred Seventy Dollars ($3,627,308,670), divided into Two Hundred Twelve Million, Seven Hundred Thirty Thousand, Eight Hundred Sixty- Seven (212,730,867) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

        5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 16th day of December, 1998


                                                   James T. Byrne, Jr.
                                           ----------------------------------
                                                   James T. Byrne, Jr.
                                            Managing Director and Secretary


                                                     Lea Lahtinen
                                        ----------------------------------------
                                                     Lea Lahtinen
                                         Vice President and Assistant Secretary

State of New York            )
                             )  ss:
County of New York           )

        Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                          Lea Lahtinen
                                                         --------------
                                                          Lea Lahtinen

Sworn to before me this 16th day
of  December, 1998



        Sandra L. West
       ----------------
        Notary Public

        SANDRA L. WEST
Notary Public State of New York
        No. 31-4942101
 Qualified in New York County
 Commission Expires September
           19, 2000

Legal Title of Bank:                Bankers Trust Company Call Date:    08/14/01
                                           State#:     36-4840
                                         FFIEC 031

Address:          130 Liberty Street    Vendor ID:  D        Cert#:     00623
City, State  ZIP: New York, NY  10006   Transit#:   21001003
                                                                      Page RC-1


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                Dollar Amounts
                                                                                 in Thousands   |   RCFD                      |
--------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                          | /////////////////////       |
 1.    Cash and balances due from depository institutions (from Schedule RC-A):                 | ////////////////////        |
        a.   Noninterest-bearing balances and currency and coin (1) ...........                 | 0081              1,456,000 | 1.a.
        b.   Interest-bearing balances (2) ....................................                 | 0071                433,000 | 1.b.
 2.    Securities:                                                                              | ///////////////////         |
        a.   Held-to-maturity securities (from Schedule RC-B, column A) .......                 | 1754                       0| 2.a.
        b.   Available-for-sale securities (from Schedule RC-B, column D)......                 | 1773                 132,000| 2.b.
 3.   Federal funds sold and securities purchased under agreements to resell...                 | 1350               4,733,000| 3.
 4.   Loans and lease financing receivables (from Schedule RC-C):                               | ///////////////////         |
       a.   Loans and leases held for sale.....................................                 | 5369                       0| 4.a.
       b.   Loans and leases, net unearned income.............................. B528 16,489,000 | ///////////////////         | 4.b.
       c.   LESS:   Allowance for loan and lease losses ....................... 3123    431,000 | ///////////////////         | 4.c.
       d.   Loans and leases, net of unearned income and                                        | ///////////////////         |
            allowance (item 4.b minus 4.c) ....................................                 | B529              16,058,000| 4.d.
 5.   Trading Assets (from schedule RC-D)  ....................................                 | 3545              13,617,000| 5.
 6.   Premises and fixed assets (including capitalized leases) ................                 | 2145                 580,000| 6.
 7.   Other real estate owned (from Schedule RC-M) ............................                 | 2150                 104,000| 7.
 8.   Investments in unconsolidated subsidiaries and associated                                 | ///////////////////         |
      companies (from Schedule RC-M)...........................................                 | 2130               2,733,000| 8.
 9.   Customers' liability to this bank on acceptances outstanding ............                 | 2155                 163,000| 9.
10.   Intangible assets .......................................................                 | ///////////////////         |
        a.   Goodwill..........................................................                 | 3163                  55,000| 10.a
        b.   Other intangible assets (from Schedule RC-M)                                       | 0426                   9,000| 10.b
11.   Other assets (from Schedule RC-F) .......................................                 | 2160               2,589,000| 11.
12.   Total assets (sum of items 1 through 11) ................................                 | 2170              42,662,000| 12.

__________________________
(1)     Includes cash items in process of collection and unposted debits.
(2)     Includes time certificates of deposit not held for trading.

Legal Title of Bank:                Bankers Trust Company Call Date:    08/14/01
                                           State#:     36-4840
                                         FFIEC 031

Address:          130 Liberty Street    Vendor ID:  D        Cert#:     00623
City, State  ZIP: New York, NY  10006   Transit#:   21001003
                                                                      Page RC-2

Schedule RC--Continued

                                                                                Dollar Amounts
                                                                                 in Thousands   |   RCFD                  |
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                     | ///////////////////     |
13.    Deposits:                                                                                | ///////////////////     |
         a.   In domestic offices (sum of totals of columns A and C from                        | ///////////////////     |
              Schedule RC-E, part I)                                                            | RCON 2200    11,636,000 | 13.a.
        (1)   Noninterest-bearing(1) ........................................RCON 6631 2,804,000| ///////////////////     | 13.a.(1)
        (2)  Interest-bearing ...............................................RCON 6636 8,832,000| ///////////////////     | 13.a.(2)
         b.   In foreign offices, Edge and Agreement subsidiaries, and                          | ///////////////////     |
              IBFs (from Schedule RC-E part II)                                                 | RCFN 2200     9,412,000 | 13.b.
        (1)   Noninterest-bearing ...........................................RCFN 6631 1,087,000| ///////////////////     | 13.b.(1)
        (2)   Interest-bearing...............................................RCFN 6636 8,325,000| ///////////////////     | 13.b.(2)
14.    Federal funds purchased and securities sold under agreements                             | ///////////////////     |
       to repurchase                                                                            | RCFD 2800     7,238,000 | 14.
15.    Trading liabilities (from Schedule RC-D)..............................                   | RCFD 3548    2, 670,000 | 15.
16.    Other borrowed money (includes mortgage indebtedness and obligations under               | ///////////////////     |
       capitalized leases):                                                                     | ///////////////////     |
         (from Schedule RC-M):                                                                  | RCFD 3190     1,746,000 | 16.
17.     Not Applicable.                                                                         | ///////////////////     | 17.
18.    Bank's liability on acceptances executed and outstanding ............                    | RCFD 2920       163,000 | 18.
19.    Subordinated notes and debentures (2)................................                    | RCFD 3200       264,000 | 19.
20.    Other liabilities (from Schedule RC-G) ..............................                    | RCFD 2930     2,252,000 | 20.
21.    Total liabilities (sum of items 13 through 20) ......................                    | RCFD 2948    35,381,000 | 21.
22.    Minority interest in consolidated subsidiaries                                           | RCFD 3000       608,000 | 22.
                                                                                                | ///////////////////     |
EQUITY CAPITAL                                                                                  | ///////////////////     |
23.    Perpetual preferred stock and related surplus .......................                    | RCFD 3838     1,500,000 | 23.
24.    Common stock.........................................................                    | RCFD 3230     2,127,000 | 24.
25.    Surplus (exclude all surplus related to preferred stock) ............                    | RCFD 3839       584,000 | 25.
26.    a.   Retained earnings ..............................................                    | RCFD 3632     2,577,000 | 26.a.
         b.   Accumulated other comprehensive Income (3) ...................                    | RCFD B530      (115,000)| 26.b.
27.    Other equity capital components (4) .................................                    | RCFD A130             0 | 27.
28.    Total equity capital (sum of items 23 through 27) ...................                    | RCFD 3210     6,673,000 | 28.
29.    Total liabilities, minority interest, and equity capital                                 | ///////////////////     |
       (sum of items 21, 22, and 28)........................................                    | RCFD 3300    42,662,000 | 29.
                                                                                                ---------------------------

Memorandum

To be reported only with the March Report of Condition.
   1.   Indicate in the box at the right the number of the statement below that best describes the                     Number
        most comprehensive level of auditing work performed for the bank by independent external        -----------------------
        auditors as of any date during 2000............................................................| RCFD 6724        N/A  | M.1
                                                                                                        -----------------------

1    =  Independent audit of the bank conducted in accordance
        with generally accepted auditing standards by a certified
        public accounting firm which submits a report on the bank
2    =  Independent audit of the bank's parent holding company
        conducted in accordance with generally accepted auditing
        standards by a certified public accounting firm which
        submits a report on the consolidated holding company
        (but not on the bank separately)
3    =  Attestation on bank management's assertion on the
        effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4    =  Directors' examination of the bank conducted in
        accordance with generally accepted auditing standards
        by a certified public accounting firm (may be required by
        state chartering authority)
5    =  Directors'  examination  of the bank  performed by other external auditors (may be required by state chartering authority)
6    =  Review of the bank's financial statements by external
        auditors
7    =  Compilation of the bank's financial  statements by
        external auditors
8    =  Other audit procedures (excluding tax preparation work)
9    =  No external audit work
______________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Plan shares.

EXHIBIT 25.2

 _____________________________________________________________________________
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________
                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)
                         ______________________________

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                       13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                          10006
(Address of principal                                     (Zip Code)
executive offices)

                              Bankers Trust Company
                                Legal Department
                         130 Liberty Street, 31st Floor
                            New York, New York 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
             ______________________________________________________

                            Northwest Capital Trust I
            (Exact name of Co-Registrant as specified in its charter)

               Federal                                         23-2900888
(State or other jurisdiction                                   (IRS Employer
 or organization)                                            Identification no.)

                                301 Second Avenue
                                Warren, PA 16365
                                 (814) 726-2140
                (Address, including zip code and telephone number
                 of Co-Registrant's principal executive offices)

         Guarantee of Preferred Securities of Northwest Capital Trust I
                       (Title of the Indenture securities)

                                 Item 1. General Information.
               Furnish the following information as to the trustee.

               (a) Name and address of each examining or supervising authority to which it is subject.

               Name                                             Address

               Federal Reserve Bank (2nd District)              New York, NY
               Federal Deposit Insurance Corporation            Washington, D.C.
               New York State Banking Department                Albany, NY

               (b) Whether it is authorized to exercise corporate trust powers. Yes.

Item   2.      Affiliations with Obligor.

               If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None.

Item 3. -15.   Not Applicable

Item  16.      List of Exhibits.

                        Exhibit 1 - Restated Organization Certificate of Bankers
                             Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, copies attached.

                         Exhibit 2 - Certificate of Authority to commence
                             business - Incorporated herein by reference to
                             Exhibit 2 filed with Form T-1 Statement,
                             Registration No. 33-21047.


                         Exhibit 3 - Authorization of the Trustee to exercise
                             corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                        Exhibit 4 - Existing By-Laws of Bankers Trust Company,
                             as amended on May 18, 2001. Copy attached.

                       Exhibit 5 - Not applicable.

                       Exhibit 6 - Consent of Bankers Trust Company required by
                             Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                       Exhibit 7 - The latest report of condition of Bankers
                             Trust Company dated as of June 30, 2001. Copy attached.

                       Exhibit 8 -  Not Applicable.

                       Exhibit 9 -  Not Applicable.

                                    SIGNATURE



        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 25th day of October, 2001.


                                            BANKERS TRUST COMPANY



                                            By:  _______________________________
                                                   Tracy A. Salzmann
                                                   Associate

                                    SIGNATURE



        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 25th day of October, 2001.


                                            BANKERS TRUST COMPANY


                                            By:  /s/ Tracy A. Salzmann
                                                --------------------------------
                                                 Tracy A. Salzmann
                                                 Associate

                               State of New York,

                               Banking Department


        I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated September 16, 1998, providing for an increase in authorized capital stock from $3,001,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.
Witness, my hand and official seal of the Banking Department at the City of New York, this 25th day of September in the Year of our Lord one thousand nine hundred and ninety-eight.

                                                /s/ Manuel Kursky
                                           --------------------------------
                                            Deputy Superintendent of Banks

                                    RESTATED
                                  ORGANIZATION
                                   CERTIFICATE
                                       OF
                              BANKERS TRUST COMPANY


                          ____________________________

                               Under Section 8007
                               Of the Banking Law

                          ____________________________















                              Bankers Trust Company
                               130 Liberty Street
                              New York, N.Y. 10006




         Counterpart Filed in the Office of the Superintendent of Banks,
                       State of New York, August 31, 1998

                        RESTATED ORGANIZATION CERTIFICATE
                                       OF
                                  BANKERS TRUST
                      Under Section 8007 of the Banking Law

                          _____________________________


        We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary and a Vice President and an Assistant Secretary of BANKERS TRUST COMPANY, do hereby certify:

         1.    The name of the corporation is Bankers Trust Company.

         2. The organization certificate of the corporation was filed by the Superintendent of Banks of the State of New York on March 5, 1903.

         3. The text of the organization certificate, as amended heretofore, is hereby restated without further amendment or change to read as herein-set forth in full, to wit:


                          "Certificate of Organization
                                       of
                              Bankers Trust Company

        Know All Men By These Presents That we, the undersigned, James A. Blair, James G. Cannon, E. C. Converse, Henry P. Davison, Granville W. Garth, A. Barton Hepburn, Will Logan, Gates W. McGarrah, George W. Perkins, William H. Porter, John F. Thompson, Albert H. Wiggin, Samuel Woolverton and Edward F. C. Young, all being persons of full age and citizens of the United States, and a majority of us being residents of the State of New York, desiring to form a corporation to be known as a Trust Company, do hereby associate ourselves together for that purpose under and pursuant to the laws of the State of New York, and for such purpose we do hereby, under our respective hands and seals, execute and duly acknowledge this Organization Certificate in duplicate, and hereby specifically state as follows, to wit:

           I. The name by which the said corporation shall be known is Bankers Trust Company.

          II. The place where its business is to be transacted is the City of New York, in the State of New York.

        III. Capital Stock: The amount of capital stock which the corporation is hereafter to have is Three Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock.

        (a)    Common Stock

          1. Dividends: Subject to all of the rights of the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends.

          2. Voting Rights: Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

          3. Liquidation: Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series Preferred Stock.

4. Preemptive Rights: No holder of Common Stock of the corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend or other distribution.

        (b)    Series Preferred Stock

         1. Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the corporation is hereby expressly granted authority, subject to the provisions of this Article III, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Banking Law, the number of shares in each such series of such class and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, buy without limiting the generality of the foregoing, the following:

               (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

               (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

               (iii) Whether or not the share of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

        (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the corporation;

               (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law and, in case additional voting powers are accorded, to fix the extent thereof; and

               (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the organization certificate of the corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares outstanding.

        All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article III any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (I) to
(vii) inclusive above.

          2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out the assets or funds of the corporation legally available therefor.

        All Shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

          3. Voting Rights: Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

          4. Liquidation: In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of the Common Stock.

5. Redemption: In the event that the Series Preferred Stock of any series shall be made redeemable as provided in clause (iii) of paragraph 1 of section (b) of this Article III, the corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series.

          6. Preemptive Rights: No holder of Series Preferred Stock of the corporation shall be entitled, as such, as a matter or right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

        (c) Provisions relating to Floating Rate Non-Cumulative Preferred Stock, Series A. (Liquidation value $1,000,000 per share.)

          1. Designation: The distinctive designation of the series established hereby shall be "Floating Rate Non-Cumulative Preferred Stock, Series A" (hereinafter called "Series A Preferred Stock").

          2. Number: The number of shares of Series A Preferred Stock shall initially be 250 shares. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be cancelled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.

          3.   Dividends:

        (a) Dividend Payments Dates. Holders of the Series A Preferred Stock shall be entitled to receive non-cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares (the "Issue Date") and such dividends will be payable on March 28, June 28, September 28 and December 28 of each year ("Dividend Payment Date") commencing September 28, 1990, at a rate per annum as determined in paragraph 3(b) below. The period beginning on the Issue Date and ending on the day preceding the first Dividend Payment Date and each successive period beginning on a Dividend Payment Date and ending on the date preceding the next succeeding Dividend Payment Date is herein called a "Dividend Period". If any Dividend Payment Date shall be, in The City of New York, a Sunday or a legal holiday or a day on which banking institutions are authorized by law to close, then payment will be postponed to the next succeeding business day with the same force and effect as if made on the Dividend Payment Date, and no interest shall accrue for such Dividend Period after such Dividend Payment Date.

        (b) Dividend Rate. The dividend rate from time to time payable in respect of Series A Preferred Stock (the "Dividend Rate") shall be determined on the basis of the following provisions:

        (i) On the Dividend Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date, as such rates appear on the Reuters Screen LIBO Page as of 11:00 A.M. London time, on such Dividend Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Dividend Determination Dates will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such offered rates. If fewer than those offered rates appear, LIBOR in respect of such Dividend Determination Date will be determined as described in paragraph (ii) below.

(ii) On any Dividend Determination Date on which fewer than those offered rates for the applicable maturity appear on the Reuters Screen LIBO Page as specified in paragraph (I) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time are offered by three major banks in the London interbank market selected by the corporation at approximately 11:00 A.M., London time, on such Dividend Determination Date to prime banks in the London market. The corporation will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the corporation at approximately 11:00 A.M., New York City time, on such Dividend Determination Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the corporation are not quoting as aforementioned in this sentence, then, with respect to such Dividend Period, LIBOR for the preceding Dividend Period will be continued as LIBOR for such Dividend Period.

        (ii) The Dividend Rate for any Dividend Period shall be equal to the lower of 18% or 50 basis points above LIBOR for such Dividend Period as LIBOR is determined by sections (I) or (ii) above.

As used above, the term "Dividend Determination Date" shall mean, with respect to any Dividend Period, the second London Business Day prior to the commencement of such Dividend Period; and the term "London Business Day" shall mean any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or required by law or executive order to close and that is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          4. Voting Rights: The holders of the Series A Preferred Stock shall have the voting power and rights set forth in this paragraph 4 and shall have no other voting power or rights except as otherwise may from time to time be required by law.

        So long as any shares of Series A Preferred Stock remain outstanding, the corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of the Series Preferred Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Series A Preferred Stock (alone or together with the holders of one or more other series of Series Preferred Stock at the time outstanding and entitled to vote) vote separately as a class, alter the provisions of the Series Preferred Stock so as to materially adversely affect its rights; provided, however, that in the event any such materially adverse alteration affects the rights of only the Series A Preferred Stock, then the alteration may be effected with the vote or consent of at least a majority of the votes of the Series A Preferred Stock; provided, further, that an increase in the amount of the authorized Series Preferred Stock and/or the creation and/or issuance of other series of Series Preferred Stock in accordance with the organization certificate shall not be, nor be deemed to be, materially adverse alterations. In connection with the exercise of the voting rights contained in the preceding sentence, holders of all series of Series Preferred Stock which are granted such voting rights (of which the Series A Preferred Stock is the initial series) shall vote as a class (except as specifically provided otherwise) and each holder of Series A Preferred Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted to them.

        The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series A Preferred Stock.

5. Liquidation: Subject to the provisions of section (b) of this Article III, upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall have preference and priority over the Common Stock for payment out of the assets of the corporation or proceeds thereof, whether from capital or surplus, of $1,000,000 per share (the "liquidation value") together with the amount of all dividends accrued and unpaid thereon, and after such payment the holders of Series A Preferred Stock shall be entitled to no other payments.

          6. Redemption: Subject to the provisions of section (b) of this
Article III, Series A Preferred Stock may be redeemed, at the option of the corporation in whole or part, at any time or from time to time at a redemption price of $1,000,000 per share, in each case plus accrued and unpaid dividends to the date of redemption.

        At the option of the corporation, shares of Series A Preferred Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Series Preferred Stock.

        In the case of any redemption, the corporation shall give notice of such redemption to the holders of the Series A Preferred Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not more than sixty (60) days and not less than thirty (30) days previous to the date fixed for redemption. In the event such notice is not given to any shareholder such failure to give notice shall not affect the notice given to other shareholders. If less than the whole amount of outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series A Preferred Stock as stockholders in the corporation, except the right to receive the redemption price (without interest) upon surrender of the certificate representing the Series A Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company (which may be an affiliate of the corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000 funds necessary for such redemption, in trust with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of two (2) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of Series A Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price.

               IV. The name, residence and post office address of each member of the corporation are as follows:

              Name       Residence                     Post Office Address

James A. Blair           9 West 50th Street,           33 Wall Street,
                         Manhattan, New York City      Manhattan, New York City

James G. Cannon          72 East 54th Street,          14 Nassau Street,
                         Manhattan New York City       Manhattan, New York City

E. C. Converse           3 East 78th Street,           139 Broadway,
                         Manhattan, New York City      Manhattan, New York City

Henry P. Davison         Englewood,                    2 Wall Street,
                         New Jersey                    Manhattan, New York City

Granville W. Garth       160 West 57th Street,         33 Wall Street
                         Manhattan, New York City      Manhattan, New York City

A. Barton Hepburn        205 West 57th Street          83 Cedar Street
                         Manhattan, New York City      Manhattan, New York City

William Logan            Montclair,                    13 Nassau Street
                         New Jersey                    Manhattan, New York City

George W. Perkins        Riverdale,                    23 Wall Street,
                         New York                      Manhattan, New York City

William H. Porter        56 East 67th Street           270 Broadway,
                         Manhattan, New York City      Manhattan, New York City

John F. Thompson         Newark,                       143 Liberty Street,
                         New Jersey                    Manhattan, New York City

Albert H. Wiggin         42 West 49th Street,          214 Broadway,
                         Manhattan, New York City      Manhattan, New York City

Samuel Woolverton        Mount Vernon,                 34 Wall Street,
                         New York                      Manhattan, New York City

Edward F.C. Young        85 Glenwood Avenue,           1 Exchange Place,
                         Jersey City, New Jersey       Jersey City, New Jersey


        V.     The existence of the corporation shall be perpetual.

        VI. The subscribers, the members of the said corporation, do, and each for himself does, hereby declare that he will accept the responsibilities and faithfully discharge the duties of a director therein, if elected to act as such, when authorized accordance with the provisions of the Banking Law of the State of New York.

        VII. The number of directors of the corporation shall not be less than 10 nor more than 25."

          4. The foregoing restatement of the organization certificate was authorized by the Board of Directors of the corporation at a meeting held on July 21, 1998.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 6th day of August, 1998.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 6th day of August, 1998.



                                             /s/  James T. Byrne, Jr.
                                       ---------------------------------
                                               James T. Byrne, Jr.
                                        Managing Director and Secretary


                                               /s/ Lea Lahtinen
                                      -----------------------------------------
                                                  Lea Lahtinen
                                       Vice President and Assistant Secretary


                                               /s/ Lea Lahtinen
                                      -----------------------------------------
                                                  Lea Lahtinen

State of New York            )
                             )  ss:
County of New York           )





        Lea Lahtinen, being duly sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                /s/ Lea Lahtinen
                                          -----------------------------
                                                  Lea Lahtinen


Sworn to before me this 6th day of August, 1998.




        Sandra L. West
       ----------------
        Notary Public

        SANDRA L. WEST
Notary Public State of New York
        No. 31-4942101
 Qualified in New York County
 Commission Expires September
           19, 1998

                               State of New York,

                               Banking Department



        I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "RESTATED ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8007 of the Banking Law," dated August 6, 1998, providing for the restatement of the Organization Certificate and all amendments into a single certificate.




Witness, my hand and official seal of the Banking Department at the City of New York, this 31st day of August in the Year of our Lord one thousand nine hundred and ninety-eight.



                                                        Manuel Kursky
                                                --------------------------------
                                                 Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          _____________________________

        We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

        1.   The name of the corporation is Bankers Trust Company.

        2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

        3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

        4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

        5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 25th day of September, 1998


                                                   James T. Byrne, Jr.
                                            --------------------------------
                                                   James T. Byrne, Jr.
                                            Managing Director and Secretary


                                                     Lea Lahtinen
                                        ----------------------------------------
                                                     Lea Lahtinen
                                         Vice President and Assistant Secretary

State of New York            )
                             )  ss:
County of New York           )

        Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                          Lea Lahtinen
                                                         --------------
                                                          Lea Lahtinen

Sworn to before me this 25th day
of  September, 1998



        Sandra L. West
       ----------------
        Notary Public

        SANDRA L. WEST
Notary Public State of New York
        No. 31-4942101
 Qualified in New York County
 Commission Expires September
           19, 2000

                               State of New York,

                               Banking Department


        I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated December 16, 1998, providing for an increase in authorized capital stock from $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,627,308,670 consisting of 212,730,867 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.
Witness, my hand and official seal of the Banking Department at the City of New York, this 18th day of December in the Year of our Lord one thousand nine hundred and ninety-eight.

                                                   P. Vincent Conlon
                                           --------------------------------
                                            Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          _____________________________

        We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

        1.   The name of the corporation is Bankers Trust Company.

        2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

        3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

        4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Six Hundred Twenty-Seven Million, Three Hundred Eight Thousand, Six Hundred Seventy Dollars ($3,627,308,670), divided into Two Hundred Twelve Million, Seven Hundred Thirty Thousand, Eight Hundred Sixty- Seven (212,730,867) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

        5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 16th day of December, 1998


                                                   James T. Byrne, Jr.
                                           ----------------------------------
                                                   James T. Byrne, Jr.
                                            Managing Director and Secretary


                                                     Lea Lahtinen
                                        ----------------------------------------
                                                     Lea Lahtinen
                                         Vice President and Assistant Secretary

State of New York            )
                             )  ss:
County of New York           )

        Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                          Lea Lahtinen
                                                         --------------
                                                          Lea Lahtinen

Sworn to before me this 16th day
of  December, 1998



        Sandra L. West
       ----------------
        Notary Public

        SANDRA L. WEST
Notary Public State of New York
        No. 31-4942101
 Qualified in New York County
 Commission Expires September
           19, 2000

Legal Title of Bank:                Bankers Trust Company Call Date:    08/14/01
                                           State#:     36-4840
                                         FFIEC 031

Address:          130 Liberty Street    Vendor ID:  D        Cert#:     00623
City, State  ZIP: New York, NY  10006   Transit#:   21001003
                                                                      Page RC-1


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                Dollar Amounts
                                                                                 in Thousands   |   RCFD                      |
--------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                          | /////////////////////       |
 1.    Cash and balances due from depository institutions (from Schedule RC-A):                 | ////////////////////        |
        a.   Noninterest-bearing balances and currency and coin (1) ...........                 | 0081              1,456,000 | 1.a.
        b.   Interest-bearing balances (2) ....................................                 | 0071                433,000 | 1.b.
 2.    Securities:                                                                              | ///////////////////         |
        a.   Held-to-maturity securities (from Schedule RC-B, column A) .......                 | 1754                       0| 2.a.
        b.   Available-for-sale securities (from Schedule RC-B, column D)......                 | 1773                 132,000| 2.b.
 3.   Federal funds sold and securities purchased under agreements to resell...                 | 1350               4,733,000| 3.
 4.   Loans and lease financing receivables (from Schedule RC-C):                               | ///////////////////         |
       a.   Loans and leases held for sale.....................................                 | 5369                       0| 4.a.
       b.   Loans and leases, net unearned income.............................. B528 16,489,000 | ///////////////////         | 4.b.
       c.   LESS:   Allowance for loan and lease losses ....................... 3123    431,000 | ///////////////////         | 4.c.
       d.   Loans and leases, net of unearned income and                                        | ///////////////////         |
            allowance (item 4.b minus 4.c) ....................................                 | B529              16,058,000| 4.d.
 5.   Trading Assets (from schedule RC-D)  ....................................                 | 3545              13,617,000| 5.
 6.   Premises and fixed assets (including capitalized leases) ................                 | 2145                 580,000| 6.
 7.   Other real estate owned (from Schedule RC-M) ............................                 | 2150                 104,000| 7.
 8.   Investments in unconsolidated subsidiaries and associated                                 | ///////////////////         |
      companies (from Schedule RC-M)...........................................                 | 2130               2,733,000| 8.
 9.   Customers' liability to this bank on acceptances outstanding ............                 | 2155                 163,000| 9.
10.   Intangible assets .......................................................                 | ///////////////////         |
        a.   Goodwill..........................................................                 | 3163                  55,000| 10.a
        b.   Other intangible assets (from Schedule RC-M)                                       | 0426                   9,000| 10.b
11.   Other assets (from Schedule RC-F) .......................................                 | 2160               2,589,000| 11.
12.   Total assets (sum of items 1 through 11) ................................                 | 2170              42,662,000| 12.

__________________________
(1)     Includes cash items in process of collection and unposted debits.
(2)     Includes time certificates of deposit not held for trading.

Legal Title of Bank:                Bankers Trust Company Call Date:    08/14/01
                                           State#:     36-4840
                                         FFIEC 031

Address:          130 Liberty Street    Vendor ID:  D        Cert#:     00623
City, State  ZIP: New York, NY  10006   Transit#:   21001003
                                                                      Page RC-2

Schedule RC--Continued

                                                                                Dollar Amounts
                                                                                 in Thousands   |   RCFD                  |
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                     | ///////////////////     |
13.    Deposits:                                                                                | ///////////////////     |
         a.   In domestic offices (sum of totals of columns A and C from                        | ///////////////////     |
              Schedule RC-E, part I)                                                            | RCON 2200    11,636,000 | 13.a.
        (1)   Noninterest-bearing(1) ........................................RCON 6631 2,804,000| ///////////////////     | 13.a.(1)
        (2)  Interest-bearing ...............................................RCON 6636 8,832,000| ///////////////////     | 13.a.(2)
         b.   In foreign offices, Edge and Agreement subsidiaries, and                          | ///////////////////     |
              IBFs (from Schedule RC-E part II)                                                 | RCFN 2200     9,412,000 | 13.b.
        (1)   Noninterest-bearing ...........................................RCFN 6631 1,087,000| ///////////////////     | 13.b.(1)
        (2)   Interest-bearing...............................................RCFN 6636 8,325,000| ///////////////////     | 13.b.(2)
14.    Federal funds purchased and securities sold under agreements                             | ///////////////////     |
       to repurchase                                                                            | RCFD 2800     7,238,000 | 14.
15.    Trading liabilities (from Schedule RC-D)..............................                   | RCFD 3548    2, 670,000 | 15.
16.    Other borrowed money (includes mortgage indebtedness and obligations under               | ///////////////////     |
       capitalized leases):                                                                     | ///////////////////     |
         (from Schedule RC-M):                                                                  | RCFD 3190     1,746,000 | 16.
17.     Not Applicable.                                                                         | ///////////////////     | 17.
18.    Bank's liability on acceptances executed and outstanding ............                    | RCFD 2920       163,000 | 18.
19.    Subordinated notes and debentures (2)................................                    | RCFD 3200       264,000 | 19.
20.    Other liabilities (from Schedule RC-G) ..............................                    | RCFD 2930     2,252,000 | 20.
21.    Total liabilities (sum of items 13 through 20) ......................                    | RCFD 2948    35,381,000 | 21.
22.    Minority interest in consolidated subsidiaries                                           | RCFD 3000       608,000 | 22.
                                                                                                | ///////////////////     |
EQUITY CAPITAL                                                                                  | ///////////////////     |
23.    Perpetual preferred stock and related surplus .......................                    | RCFD 3838     1,500,000 | 23.
24.    Common stock.........................................................                    | RCFD 3230     2,127,000 | 24.
25.    Surplus (exclude all surplus related to preferred stock) ............                    | RCFD 3839       584,000 | 25.
26.    a.   Retained earnings ..............................................                    | RCFD 3632     2,577,000 | 26.a.
         b.   Accumulated other comprehensive Income (3) ...................                    | RCFD B530      (115,000)| 26.b.
27.    Other equity capital components (4) .................................                    | RCFD A130             0 | 27.
28.    Total equity capital (sum of items 23 through 27) ...................                    | RCFD 3210     6,673,000 | 28.
29.    Total liabilities, minority interest, and equity capital                                 | ///////////////////     |
       (sum of items 21, 22, and 28)........................................                    | RCFD 3300    42,662,000 | 29.
                                                                                                ---------------------------

Memorandum

To be reported only with the March Report of Condition.
   1.   Indicate in the box at the right the number of the statement below that best describes the                     Number
        most comprehensive level of auditing work performed for the bank by independent external        -----------------------
        auditors as of any date during 2000............................................................| RCFD 6724        N/A  | M.1
                                                                                                        -----------------------

1    =  Independent audit of the bank conducted in accordance
        with generally accepted auditing standards by a certified
        public accounting firm which submits a report on the bank
2    =  Independent audit of the bank's parent holding company
        conducted in accordance with generally accepted auditing
        standards by a certified public accounting firm which
        submits a report on the consolidated holding company
        (but not on the bank separately)
3    =  Attestation on bank management's assertion on the
        effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4    =  Directors' examination of the bank conducted in
        accordance with generally accepted auditing standards
        by a certified public accounting firm (may be required by
        state chartering authority)
5    =  Directors'  examination  of the bank  performed by other external auditors (may be required by state chartering authority)
6    =  Review of the bank's financial statements by external
        auditors
7    =  Compilation of the bank's financial  statements by
        external auditors
8    =  Other audit procedures (excluding tax preparation work)
9    =  No external audit work
______________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Plan shares.

EXHIBIT 25.3

 _____________________________________________________________________________
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ____________________
                                    FORM T-1

       STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)
                         ______________________________

                              BANKERS TRUST COMPANY
               (Exact name of trustee as specified in its charter)

NEW YORK                                                       13-4941247
(Jurisdiction of Incorporation or                           (I.R.S. Employer
organization if not a U.S. national bank)                    Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                                          10006
(Address of principal                                     (Zip Code)
executive offices)

                              Bankers Trust Company
                                Legal Department
                         130 Liberty Street, 31st Floor
                            New York, New York 10006
                                 (212) 250-2201
            (Name, address and telephone number of agent for service)
             ______________________________________________________

                            Northwest Capital Trust I
            (Exact name of Co-Registrant as specified in its charter)

               Federal                                         23-2900888
(State or other jurisdiction                                   (IRS Employer
 or organization)                                            Identification no.)

                                301 Second Avenue
                                Warren, PA 16365
                                 (814) 726-2140
                (Address, including zip code and telephone number
                 of Co-Registrant's principal executive offices)

         Guarantee of Preferred Securities of Northwest Capital Trust I
                       (Title of the Indenture securities)

                                 Item 1. General Information.
               Furnish the following information as to the trustee.

               (a) Name and address of each examining or supervising authority to which it is subject.

               Name                                             Address

               Federal Reserve Bank (2nd District)              New York, NY
               Federal Deposit Insurance Corporation            Washington, D.C.
               New York State Banking Department                Albany, NY

               (b) Whether it is authorized to exercise corporate trust powers. Yes.

Item   2.      Affiliations with Obligor.

               If the obligor is an affiliate of the Trustee, describe each such affiliation.

               None.

Item 3. -15.   Not Applicable

Item  16.      List of Exhibits.

                        Exhibit 1 - Restated Organization Certificate of Bankers
                             Trust Company dated August 6, 1998, Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998, and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 16, 1998, copies attached.

                         Exhibit 2 - Certificate of Authority to commence
                             business - Incorporated herein by reference to
                             Exhibit 2 filed with Form T-1 Statement,
                             Registration No. 33-21047.


                         Exhibit 3 - Authorization of the Trustee to exercise
                             corporate trust powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

                        Exhibit 4 - Existing By-Laws of Bankers Trust Company,
                             as amended on May 18, 2001. Copy attached.

                       Exhibit 5 - Not applicable.

                       Exhibit 6 - Consent of Bankers Trust Company required by
                             Section 321(b) of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

                       Exhibit 7 - The latest report of condition of Bankers
                             Trust Company dated as of June 30, 2001. Copy attached.

                       Exhibit 8 -  Not Applicable.

                       Exhibit 9 -  Not Applicable.

                                    SIGNATURE



        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 25th day of October, 2001.


                                            BANKERS TRUST COMPANY



                                            By:  _______________________________
                                                   Tracy A. Salzmann
                                                   Associate

                                    SIGNATURE



        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 25th day of October, 2001.


                                            BANKERS TRUST COMPANY


                                            By:  /s/ Tracy A. Salzmann
                                                --------------------------------
                                                 Tracy A. Salzmann
                                                 Associate

                               State of New York,

                               Banking Department


        I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated September 16, 1998, providing for an increase in authorized capital stock from $3,001,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.
Witness, my hand and official seal of the Banking Department at the City of New York, this 25th day of September in the Year of our Lord one thousand nine hundred and ninety-eight.

                                                /s/ Manuel Kursky
                                           --------------------------------
                                            Deputy Superintendent of Banks

                                    RESTATED
                                  ORGANIZATION
                                   CERTIFICATE
                                       OF
                              BANKERS TRUST COMPANY


                          ____________________________

                               Under Section 8007
                               Of the Banking Law

                          ____________________________















                              Bankers Trust Company
                               130 Liberty Street
                              New York, N.Y. 10006




         Counterpart Filed in the Office of the Superintendent of Banks,
                       State of New York, August 31, 1998

                        RESTATED ORGANIZATION CERTIFICATE
                                       OF
                                  BANKERS TRUST
                      Under Section 8007 of the Banking Law

                          _____________________________


        We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and an Assistant Secretary and a Vice President and an Assistant Secretary of BANKERS TRUST COMPANY, do hereby certify:

         1.    The name of the corporation is Bankers Trust Company.

         2. The organization certificate of the corporation was filed by the Superintendent of Banks of the State of New York on March 5, 1903.

         3. The text of the organization certificate, as amended heretofore, is hereby restated without further amendment or change to read as herein-set forth in full, to wit:


                          "Certificate of Organization
                                       of
                              Bankers Trust Company

        Know All Men By These Presents That we, the undersigned, James A. Blair, James G. Cannon, E. C. Converse, Henry P. Davison, Granville W. Garth, A. Barton Hepburn, Will Logan, Gates W. McGarrah, George W. Perkins, William H. Porter, John F. Thompson, Albert H. Wiggin, Samuel Woolverton and Edward F. C. Young, all being persons of full age and citizens of the United States, and a majority of us being residents of the State of New York, desiring to form a corporation to be known as a Trust Company, do hereby associate ourselves together for that purpose under and pursuant to the laws of the State of New York, and for such purpose we do hereby, under our respective hands and seals, execute and duly acknowledge this Organization Certificate in duplicate, and hereby specifically state as follows, to wit:

           I. The name by which the said corporation shall be known is Bankers Trust Company.

          II. The place where its business is to be transacted is the City of New York, in the State of New York.

        III. Capital Stock: The amount of capital stock which the corporation is hereafter to have is Three Billion One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1,000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock.

        (a)    Common Stock

          1. Dividends: Subject to all of the rights of the Series Preferred Stock, dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the corporation legally available for the payment of dividends.

          2. Voting Rights: Except as otherwise expressly provided with respect to the Series Preferred Stock or with respect to any series of the Series Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share thereof held.

          3. Liquidation: Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of the Series Preferred Stock of each series shall have been paid in full the amounts to which they respectively shall be entitled, or a sum sufficient for the payment in full set aside, the remaining net assets of the corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests, to the exclusion of the holders of the Series Preferred Stock.

4. Preemptive Rights: No holder of Common Stock of the corporation shall be entitled, as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend or other distribution.

        (b)    Series Preferred Stock

         1. Board Authority: The Series Preferred Stock may be issued from time to time by the Board of Directors as herein provided in one or more series. The designations, relative rights, preferences and limitations of the Series Preferred Stock, and particularly of the shares of each series thereof, may, to the extent permitted by law, be similar to or may differ from those of any other series. The Board of Directors of the corporation is hereby expressly granted authority, subject to the provisions of this Article III, to issue from time to time Series Preferred Stock in one or more series and to fix from time to time before issuance thereof, by filing a certificate pursuant to the Banking Law, the number of shares in each such series of such class and all designations, relative rights (including the right, to the extent permitted by law, to convert into shares of any class or into shares of any series of any class), preferences and limitations of the shares in each such series, including, buy without limiting the generality of the foregoing, the following:

               (i) The number of shares to constitute such series (which number may at any time, or from time to time, be increased or decreased by the Board of Directors, notwithstanding that shares of the series may be outstanding at the time of such increase or decrease, unless the Board of Directors shall have otherwise provided in creating such series) and the distinctive designation thereof;

               (ii) The dividend rate on the shares of such series, whether or not dividends on the shares of such series shall be cumulative, and the date or dates, if any, from which dividends thereon shall be cumulative;

               (iii) Whether or not the share of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall be redeemable, the amount or amounts per share (which shall be, in the case of each share, not less than its preference upon involuntary liquidation, plus an amount equal to all dividends thereon accrued and unpaid, whether or not earned or declared) payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates or otherwise as permitted by law;

        (iv) The right, if any, of holders of shares of such series to convert the same into, or exchange the same for, Common Stock or other stock as permitted by law, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               (v) The amount per share payable on the shares of such series upon the voluntary and involuntary liquidation, dissolution or winding up of the corporation;

               (vi) Whether the holders of shares of such series shall have voting power, full or limited, in addition to the voting powers provided by law and, in case additional voting powers are accorded, to fix the extent thereof; and

               (vii) Generally to fix the other rights and privileges and any qualifications, limitations or restrictions of such rights and privileges of such series, provided, however, that no such rights, privileges, qualifications, limitations or restrictions shall be in conflict with the organization certificate of the corporation or with the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of which there are shares outstanding.

        All shares of Series Preferred Stock of the same series shall be identical in all respects, except that shares of any one series issued at different times may differ as to dates, if any, from which dividends thereon may accumulate. All shares of Series Preferred Stock of all series shall be of equal rank and shall be identical in all respects except that to the extent not otherwise limited in this Article III any series may differ from any other series with respect to any one or more of the designations, relative rights, preferences and limitations described or referred to in subparagraphs (I) to
(vii) inclusive above.

          2. Dividends: Dividends on the outstanding Series Preferred Stock of each series shall be declared and paid or set apart for payment before any dividends shall be declared and paid or set apart for payment on the Common Stock with respect to the same quarterly dividend period. Dividends on any shares of Series Preferred Stock shall be cumulative only if and to the extent set forth in a certificate filed pursuant to law. After dividends on all shares of Series Preferred Stock (including cumulative dividends if and to the extent any such shares shall be entitled thereto) shall have been declared and paid or set apart for payment with respect to any quarterly dividend period, then and not otherwise so long as any shares of Series Preferred Stock shall remain outstanding, dividends may be declared and paid or set apart for payment with respect to the same quarterly dividend period on the Common Stock out the assets or funds of the corporation legally available therefor.

        All Shares of Series Preferred Stock of all series shall be of equal rank, preference and priority as to dividends irrespective of whether or not the rates of dividends to which the same shall be entitled shall be the same and when the stated dividends are not paid in full, the shares of all series of the Series Preferred Stock shall share ratably in the payment thereof in accordance with the sums which would be payable on such shares if all dividends were paid in full, provided, however, that any two or more series of the Series Preferred Stock may differ from each other as to the existence and extent of the right to cumulative dividends, as aforesaid.

          3. Voting Rights: Except as otherwise specifically provided in the certificate filed pursuant to law with respect to any series of the Series Preferred Stock, or as otherwise provided by law, the Series Preferred Stock shall not have any right to vote for the election of directors or for any other purpose and the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes.

          4. Liquidation: In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, each series of Series Preferred Stock shall have preference and priority over the Common Stock for payment of the amount to which each outstanding series of Series Preferred Stock shall be entitled in accordance with the provisions thereof and each holder of Series Preferred Stock shall be entitled to be paid in full such amount, or have a sum sufficient for the payment in full set aside, before any payments shall be made to the holders of the Common Stock. If, upon liquidation, dissolution or winding up of the corporation, the assets of the corporation or proceeds thereof, distributable among the holders of the shares of all series of the Series Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid, then such assets, or the proceeds thereof, shall be distributed among such holders ratably in accordance with the respective amounts which would be payable if all amounts payable thereon were paid in full. After the payment to the holders of Series Preferred Stock of all such amounts to which they are entitled, as above provided, the remaining assets and funds of the corporation shall be divided and paid to the holders of the Common Stock.

5. Redemption: In the event that the Series Preferred Stock of any series shall be made redeemable as provided in clause (iii) of paragraph 1 of section (b) of this Article III, the corporation, at the option of the Board of Directors, may redeem at any time or times, and from time to time, all or any part of any one or more series of Series Preferred Stock outstanding by paying for each share the then applicable redemption price fixed by the Board of Directors as provided herein, plus an amount equal to accrued and unpaid dividends to the date fixed for redemption, upon such notice and terms as may be specifically provided in the certificate filed pursuant to law with respect to the series.

          6. Preemptive Rights: No holder of Series Preferred Stock of the corporation shall be entitled, as such, as a matter or right, to subscribe for or purchase any part of any new or additional issue of stock of any class or series whatsoever, any rights or options to purchase stock of any class or series whatsoever, or any securities convertible into, exchangeable for or carrying rights or options to purchase stock of any class or series whatsoever, whether now or hereafter authorized, and whether issued for cash or other consideration, or by way of dividend.

        (c) Provisions relating to Floating Rate Non-Cumulative Preferred Stock, Series A. (Liquidation value $1,000,000 per share.)

          1. Designation: The distinctive designation of the series established hereby shall be "Floating Rate Non-Cumulative Preferred Stock, Series A" (hereinafter called "Series A Preferred Stock").

          2. Number: The number of shares of Series A Preferred Stock shall initially be 250 shares. Shares of Series A Preferred Stock redeemed, purchased or otherwise acquired by the corporation shall be cancelled and shall revert to authorized but unissued Series Preferred Stock undesignated as to series.

          3.   Dividends:

        (a) Dividend Payments Dates. Holders of the Series A Preferred Stock shall be entitled to receive non-cumulative cash dividends when, as and if declared by the Board of Directors of the corporation, out of funds legally available therefor, from the date of original issuance of such shares (the "Issue Date") and such dividends will be payable on March 28, June 28, September 28 and December 28 of each year ("Dividend Payment Date") commencing September 28, 1990, at a rate per annum as determined in paragraph 3(b) below. The period beginning on the Issue Date and ending on the day preceding the first Dividend Payment Date and each successive period beginning on a Dividend Payment Date and ending on the date preceding the next succeeding Dividend Payment Date is herein called a "Dividend Period". If any Dividend Payment Date shall be, in The City of New York, a Sunday or a legal holiday or a day on which banking institutions are authorized by law to close, then payment will be postponed to the next succeeding business day with the same force and effect as if made on the Dividend Payment Date, and no interest shall accrue for such Dividend Period after such Dividend Payment Date.

        (b) Dividend Rate. The dividend rate from time to time payable in respect of Series A Preferred Stock (the "Dividend Rate") shall be determined on the basis of the following provisions:

        (i) On the Dividend Determination Date, LIBOR will be determined on the basis of the offered rates for deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date, as such rates appear on the Reuters Screen LIBO Page as of 11:00 A.M. London time, on such Dividend Determination Date. If at least two such offered rates appear on the Reuters Screen LIBO Page, LIBOR in respect of such Dividend Determination Dates will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such offered rates. If fewer than those offered rates appear, LIBOR in respect of such Dividend Determination Date will be determined as described in paragraph (ii) below.

(ii) On any Dividend Determination Date on which fewer than those offered rates for the applicable maturity appear on the Reuters Screen LIBO Page as specified in paragraph (I) above, LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time are offered by three major banks in the London interbank market selected by the corporation at approximately 11:00 A.M., London time, on such Dividend Determination Date to prime banks in the London market. The corporation will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of such quotations. If fewer than two quotations are provided, LIBOR in respect of such Dividend Determination Date will be the arithmetic mean (rounded to the nearest one-hundredth of a percent, with five one-thousandths of a percent rounded upwards) of the rates quoted by three major banks in New York City selected by the corporation at approximately 11:00 A.M., New York City time, on such Dividend Determination Date for loans in U.S. dollars to leading European banks having a maturity of three months commencing on the second London Business Day immediately following such Dividend Determination Date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by the corporation are not quoting as aforementioned in this sentence, then, with respect to such Dividend Period, LIBOR for the preceding Dividend Period will be continued as LIBOR for such Dividend Period.

        (ii) The Dividend Rate for any Dividend Period shall be equal to the lower of 18% or 50 basis points above LIBOR for such Dividend Period as LIBOR is determined by sections (I) or (ii) above.

As used above, the term "Dividend Determination Date" shall mean, with respect to any Dividend Period, the second London Business Day prior to the commencement of such Dividend Period; and the term "London Business Day" shall mean any day that is not a Saturday or Sunday and that, in New York City, is not a day on which banking institutions generally are authorized or required by law or executive order to close and that is a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

          4. Voting Rights: The holders of the Series A Preferred Stock shall have the voting power and rights set forth in this paragraph 4 and shall have no other voting power or rights except as otherwise may from time to time be required by law.

        So long as any shares of Series A Preferred Stock remain outstanding, the corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the votes of the Series Preferred Stock entitled to vote outstanding at the time, given in person or by proxy, either in writing or by resolution adopted at a meeting at which the holders of Series A Preferred Stock (alone or together with the holders of one or more other series of Series Preferred Stock at the time outstanding and entitled to vote) vote separately as a class, alter the provisions of the Series Preferred Stock so as to materially adversely affect its rights; provided, however, that in the event any such materially adverse alteration affects the rights of only the Series A Preferred Stock, then the alteration may be effected with the vote or consent of at least a majority of the votes of the Series A Preferred Stock; provided, further, that an increase in the amount of the authorized Series Preferred Stock and/or the creation and/or issuance of other series of Series Preferred Stock in accordance with the organization certificate shall not be, nor be deemed to be, materially adverse alterations. In connection with the exercise of the voting rights contained in the preceding sentence, holders of all series of Series Preferred Stock which are granted such voting rights (of which the Series A Preferred Stock is the initial series) shall vote as a class (except as specifically provided otherwise) and each holder of Series A Preferred Stock shall have one vote for each share of stock held and each other series shall have such number of votes, if any, for each share of stock held as may be granted to them.

        The foregoing voting provisions will not apply if, in connection with the matters specified, provision is made for the redemption or retirement of all outstanding Series A Preferred Stock.

5. Liquidation: Subject to the provisions of section (b) of this Article III, upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of the Series A Preferred Stock shall have preference and priority over the Common Stock for payment out of the assets of the corporation or proceeds thereof, whether from capital or surplus, of $1,000,000 per share (the "liquidation value") together with the amount of all dividends accrued and unpaid thereon, and after such payment the holders of Series A Preferred Stock shall be entitled to no other payments.

          6. Redemption: Subject to the provisions of section (b) of this
Article III, Series A Preferred Stock may be redeemed, at the option of the corporation in whole or part, at any time or from time to time at a redemption price of $1,000,000 per share, in each case plus accrued and unpaid dividends to the date of redemption.

        At the option of the corporation, shares of Series A Preferred Stock redeemed or otherwise acquired may be restored to the status of authorized but unissued shares of Series Preferred Stock.

        In the case of any redemption, the corporation shall give notice of such redemption to the holders of the Series A Preferred Stock to be redeemed in the following manner: a notice specifying the shares to be redeemed and the time and place of redemption (and, if less than the total outstanding shares are to be redeemed, specifying the certificate numbers and number of shares to be redeemed) shall be mailed by first class mail, addressed to the holders of record of the Series A Preferred Stock to be redeemed at their respective addresses as the same shall appear upon the books of the corporation, not more than sixty (60) days and not less than thirty (30) days previous to the date fixed for redemption. In the event such notice is not given to any shareholder such failure to give notice shall not affect the notice given to other shareholders. If less than the whole amount of outstanding Series A Preferred Stock is to be redeemed, the shares to be redeemed shall be selected by lot or pro rata in any manner determined by resolution of the Board of Directors to be fair and proper. From and after the date fixed in any such notice as the date of redemption (unless default shall be made by the corporation in providing moneys at the time and place of redemption for the payment of the redemption price) all dividends upon the Series A Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders of said Series A Preferred Stock as stockholders in the corporation, except the right to receive the redemption price (without interest) upon surrender of the certificate representing the Series A Preferred Stock so called for redemption, duly endorsed for transfer, if required, shall cease and terminate. The corporation's obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the corporation shall deposit with a bank or trust company (which may be an affiliate of the corporation) having an office in the Borough of Manhattan, City of New York, having a capital and surplus of at least $5,000,000 funds necessary for such redemption, in trust with irrevocable instructions that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the corporation from time to time. Any funds so deposited and unclaimed at the end of two (2) years from such redemption date shall be released or repaid to the corporation, after which the holders of such shares of Series A Preferred Stock so called for redemption shall look only to the corporation for payment of the redemption price.

               IV. The name, residence and post office address of each member of the corporation are as follows:

              Name       Residence                     Post Office Address

James A. Blair           9 West 50th Street,           33 Wall Street,
                         Manhattan, New York City      Manhattan, New York City

James G. Cannon          72 East 54th Street,          14 Nassau Street,
                         Manhattan New York City       Manhattan, New York City

E. C. Converse           3 East 78th Street,           139 Broadway,
                         Manhattan, New York City      Manhattan, New York City

Henry P. Davison         Englewood,                    2 Wall Street,
                         New Jersey                    Manhattan, New York City

Granville W. Garth       160 West 57th Street,         33 Wall Street
                         Manhattan, New York City      Manhattan, New York City

A. Barton Hepburn        205 West 57th Street          83 Cedar Street
                         Manhattan, New York City      Manhattan, New York City

William Logan            Montclair,                    13 Nassau Street
                         New Jersey                    Manhattan, New York City

George W. Perkins        Riverdale,                    23 Wall Street,
                         New York                      Manhattan, New York City

William H. Porter        56 East 67th Street           270 Broadway,
                         Manhattan, New York City      Manhattan, New York City

John F. Thompson         Newark,                       143 Liberty Street,
                         New Jersey                    Manhattan, New York City

Albert H. Wiggin         42 West 49th Street,          214 Broadway,
                         Manhattan, New York City      Manhattan, New York City

Samuel Woolverton        Mount Vernon,                 34 Wall Street,
                         New York                      Manhattan, New York City

Edward F.C. Young        85 Glenwood Avenue,           1 Exchange Place,
                         Jersey City, New Jersey       Jersey City, New Jersey


        V.     The existence of the corporation shall be perpetual.

        VI. The subscribers, the members of the said corporation, do, and each for himself does, hereby declare that he will accept the responsibilities and faithfully discharge the duties of a director therein, if elected to act as such, when authorized accordance with the provisions of the Banking Law of the State of New York.

        VII. The number of directors of the corporation shall not be less than 10 nor more than 25."

          4. The foregoing restatement of the organization certificate was authorized by the Board of Directors of the corporation at a meeting held on July 21, 1998.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 6th day of August, 1998.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 6th day of August, 1998.



                                             /s/  James T. Byrne, Jr.
                                       ---------------------------------
                                               James T. Byrne, Jr.
                                        Managing Director and Secretary


                                               /s/ Lea Lahtinen
                                      -----------------------------------------
                                                  Lea Lahtinen
                                       Vice President and Assistant Secretary


                                               /s/ Lea Lahtinen
                                      -----------------------------------------
                                                  Lea Lahtinen

State of New York            )
                             )  ss:
County of New York           )





        Lea Lahtinen, being duly sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                /s/ Lea Lahtinen
                                          -----------------------------
                                                  Lea Lahtinen


Sworn to before me this 6th day of August, 1998.




        Sandra L. West
       ----------------
        Notary Public

        SANDRA L. WEST
Notary Public State of New York
        No. 31-4942101
 Qualified in New York County
 Commission Expires September
           19, 1998

                               State of New York,

                               Banking Department



        I, MANUEL KURSKY, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "RESTATED ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8007 of the Banking Law," dated August 6, 1998, providing for the restatement of the Organization Certificate and all amendments into a single certificate.




Witness, my hand and official seal of the Banking Department at the City of New York, this 31st day of August in the Year of our Lord one thousand nine hundred and ninety-eight.



                                                        Manuel Kursky
                                                --------------------------------
                                                 Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          _____________________________

        We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

        1.   The name of the corporation is Bankers Trust Company.

        2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

        3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

        4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,001,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1000 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

        5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 25th day of September, 1998


                                                   James T. Byrne, Jr.
                                            --------------------------------
                                                   James T. Byrne, Jr.
                                            Managing Director and Secretary


                                                     Lea Lahtinen
                                        ----------------------------------------
                                                     Lea Lahtinen
                                         Vice President and Assistant Secretary

State of New York            )
                             )  ss:
County of New York           )

        Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                          Lea Lahtinen
                                                         --------------
                                                          Lea Lahtinen

Sworn to before me this 25th day
of  September, 1998



        Sandra L. West
       ----------------
        Notary Public

        SANDRA L. WEST
Notary Public State of New York
        No. 31-4942101
 Qualified in New York County
 Commission Expires September
           19, 2000

                               State of New York,

                               Banking Department


        I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY APPROVE the annexed Certificate entitled "CERTIFICATE OF AMENDMENT OF THE ORGANIZATION CERTIFICATE OF BANKERS TRUST COMPANY Under Section 8005 of the Banking Law," dated December 16, 1998, providing for an increase in authorized capital stock from $3,501,666,670 consisting of 200,166,667 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock to $3,627,308,670 consisting of 212,730,867 shares with a par value of $10 each designated as Common Stock and 1,500 shares with a par value of $1,000,000 each designated as Series Preferred Stock.
Witness, my hand and official seal of the Banking Department at the City of New York, this 18th day of December in the Year of our Lord one thousand nine hundred and ninety-eight.

                                                   P. Vincent Conlon
                                           --------------------------------
                                            Deputy Superintendent of Banks

                            CERTIFICATE OF AMENDMENT

                                     OF THE

                            ORGANIZATION CERTIFICATE

                                OF BANKERS TRUST

                      Under Section 8005 of the Banking Law

                          _____________________________

        We, James T. Byrne, Jr. and Lea Lahtinen, being respectively a Managing Director and Secretary and a Vice President and an Assistant Secretary of Bankers Trust Company, do hereby certify:

        1.   The name of the corporation is Bankers Trust Company.

        2. The organization certificate of said corporation was filed by the Superintendent of Banks on the 5th of March, 1903.

        3. The organization certificate as heretofore amended is hereby amended to increase the aggregate number of shares which the corporation shall have authority to issue and to increase the amount of its authorized capital stock in conformity therewith.

        4. Article III of the organization certificate with reference to the authorized capital stock, the number of shares into which the capital stock shall be divided, the par value of the shares and the capital stock outstanding, which reads as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Five Hundred One Million, Six Hundred Sixty-Six Thousand, Six Hundred Seventy Dollars ($3,501,666,670), divided into Two Hundred Million, One Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (200,166,667) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

is hereby amended to read as follows:

        "III. The amount of capital stock which the corporation is hereafter to have is Three Billion, Six Hundred Twenty-Seven Million, Three Hundred Eight Thousand, Six Hundred Seventy Dollars ($3,627,308,670), divided into Two Hundred Twelve Million, Seven Hundred Thirty Thousand, Eight Hundred Sixty- Seven (212,730,867) shares with a par value of $10 each designated as Common Stock and 1500 shares with a par value of One Million Dollars ($1,000,000) each designated as Series Preferred Stock."

        5. The foregoing amendment of the organization certificate was authorized by unanimous written consent signed by the holder of all outstanding shares entitled to vote thereon.

        IN WITNESS WHEREOF, we have made and subscribed this certificate this 16th day of December, 1998


                                                   James T. Byrne, Jr.
                                           ----------------------------------
                                                   James T. Byrne, Jr.
                                            Managing Director and Secretary


                                                     Lea Lahtinen
                                        ----------------------------------------
                                                     Lea Lahtinen
                                         Vice President and Assistant Secretary

State of New York            )
                             )  ss:
County of New York           )

        Lea Lahtinen, being fully sworn, deposes and says that she is a Vice President and an Assistant Secretary of Bankers Trust Company, the corporation described in the foregoing certificate; that she has read the foregoing certificate and knows the contents thereof, and that the statements herein contained are true.

                                                          Lea Lahtinen
                                                         --------------
                                                          Lea Lahtinen

Sworn to before me this 16th day
of  December, 1998



        Sandra L. West
       ----------------
        Notary Public

        SANDRA L. WEST
Notary Public State of New York
        No. 31-4942101
 Qualified in New York County
 Commission Expires September
           19, 2000

Legal Title of Bank:                Bankers Trust Company Call Date:    08/14/01
                                           State#:     36-4840
                                         FFIEC 031

Address:          130 Liberty Street    Vendor ID:  D        Cert#:     00623
City, State  ZIP: New York, NY  10006   Transit#:   21001003
                                                                      Page RC-1


Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

Schedule RC--Balance Sheet


                                                                                Dollar Amounts
                                                                                 in Thousands   |   RCFD                      |
--------------------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                          | /////////////////////       |
 1.    Cash and balances due from depository institutions (from Schedule RC-A):                 | ////////////////////        |
        a.   Noninterest-bearing balances and currency and coin (1) ...........                 | 0081              1,456,000 | 1.a.
        b.   Interest-bearing balances (2) ....................................                 | 0071                433,000 | 1.b.
 2.    Securities:                                                                              | ///////////////////         |
        a.   Held-to-maturity securities (from Schedule RC-B, column A) .......                 | 1754                       0| 2.a.
        b.   Available-for-sale securities (from Schedule RC-B, column D)......                 | 1773                 132,000| 2.b.
 3.   Federal funds sold and securities purchased under agreements to resell...                 | 1350               4,733,000| 3.
 4.   Loans and lease financing receivables (from Schedule RC-C):                               | ///////////////////         |
       a.   Loans and leases held for sale.....................................                 | 5369                       0| 4.a.
       b.   Loans and leases, net unearned income.............................. B528 16,489,000 | ///////////////////         | 4.b.
       c.   LESS:   Allowance for loan and lease losses ....................... 3123    431,000 | ///////////////////         | 4.c.
       d.   Loans and leases, net of unearned income and                                        | ///////////////////         |
            allowance (item 4.b minus 4.c) ....................................                 | B529              16,058,000| 4.d.
 5.   Trading Assets (from schedule RC-D)  ....................................                 | 3545              13,617,000| 5.
 6.   Premises and fixed assets (including capitalized leases) ................                 | 2145                 580,000| 6.
 7.   Other real estate owned (from Schedule RC-M) ............................                 | 2150                 104,000| 7.
 8.   Investments in unconsolidated subsidiaries and associated                                 | ///////////////////         |
      companies (from Schedule RC-M)...........................................                 | 2130               2,733,000| 8.
 9.   Customers' liability to this bank on acceptances outstanding ............                 | 2155                 163,000| 9.
10.   Intangible assets .......................................................                 | ///////////////////         |
        a.   Goodwill..........................................................                 | 3163                  55,000| 10.a
        b.   Other intangible assets (from Schedule RC-M)                                       | 0426                   9,000| 10.b
11.   Other assets (from Schedule RC-F) .......................................                 | 2160               2,589,000| 11.
12.   Total assets (sum of items 1 through 11) ................................                 | 2170              42,662,000| 12.

__________________________
(1)     Includes cash items in process of collection and unposted debits.
(2)     Includes time certificates of deposit not held for trading.

Legal Title of Bank:                Bankers Trust Company Call Date:    08/14/01
                                           State#:     36-4840
                                         FFIEC 031

Address:          130 Liberty Street    Vendor ID:  D        Cert#:     00623
City, State  ZIP: New York, NY  10006   Transit#:   21001003
                                                                      Page RC-2

Schedule RC--Continued

                                                                                Dollar Amounts
                                                                                 in Thousands   |   RCFD                  |
--------------------------------------------------------------------------------------------------------------------------------
LIABILITIES                                                                                     | ///////////////////     |
13.    Deposits:                                                                                | ///////////////////     |
         a.   In domestic offices (sum of totals of columns A and C from                        | ///////////////////     |
              Schedule RC-E, part I)                                                            | RCON 2200    11,636,000 | 13.a.
        (1)   Noninterest-bearing(1) ........................................RCON 6631 2,804,000| ///////////////////     | 13.a.(1)
        (2)  Interest-bearing ...............................................RCON 6636 8,832,000| ///////////////////     | 13.a.(2)
         b.   In foreign offices, Edge and Agreement subsidiaries, and                          | ///////////////////     |
              IBFs (from Schedule RC-E part II)                                                 | RCFN 2200     9,412,000 | 13.b.
        (1)   Noninterest-bearing ...........................................RCFN 6631 1,087,000| ///////////////////     | 13.b.(1)
        (2)   Interest-bearing...............................................RCFN 6636 8,325,000| ///////////////////     | 13.b.(2)
14.    Federal funds purchased and securities sold under agreements                             | ///////////////////     |
       to repurchase                                                                            | RCFD 2800     7,238,000 | 14.
15.    Trading liabilities (from Schedule RC-D)..............................                   | RCFD 3548    2, 670,000 | 15.
16.    Other borrowed money (includes mortgage indebtedness and obligations under               | ///////////////////     |
       capitalized leases):                                                                     | ///////////////////     |
         (from Schedule RC-M):                                                                  | RCFD 3190     1,746,000 | 16.
17.     Not Applicable.                                                                         | ///////////////////     | 17.
18.    Bank's liability on acceptances executed and outstanding ............                    | RCFD 2920       163,000 | 18.
19.    Subordinated notes and debentures (2)................................                    | RCFD 3200       264,000 | 19.
20.    Other liabilities (from Schedule RC-G) ..............................                    | RCFD 2930     2,252,000 | 20.
21.    Total liabilities (sum of items 13 through 20) ......................                    | RCFD 2948    35,381,000 | 21.
22.    Minority interest in consolidated subsidiaries                                           | RCFD 3000       608,000 | 22.
                                                                                                | ///////////////////     |
EQUITY CAPITAL                                                                                  | ///////////////////     |
23.    Perpetual preferred stock and related surplus .......................                    | RCFD 3838     1,500,000 | 23.
24.    Common stock.........................................................                    | RCFD 3230     2,127,000 | 24.
25.    Surplus (exclude all surplus related to preferred stock) ............                    | RCFD 3839       584,000 | 25.
26.    a.   Retained earnings ..............................................                    | RCFD 3632     2,577,000 | 26.a.
         b.   Accumulated other comprehensive Income (3) ...................                    | RCFD B530      (115,000)| 26.b.
27.    Other equity capital components (4) .................................                    | RCFD A130             0 | 27.
28.    Total equity capital (sum of items 23 through 27) ...................                    | RCFD 3210     6,673,000 | 28.
29.    Total liabilities, minority interest, and equity capital                                 | ///////////////////     |
       (sum of items 21, 22, and 28)........................................                    | RCFD 3300    42,662,000 | 29.
                                                                                                ---------------------------

Memorandum

To be reported only with the March Report of Condition.
   1.   Indicate in the box at the right the number of the statement below that best describes the                     Number
        most comprehensive level of auditing work performed for the bank by independent external        -----------------------
        auditors as of any date during 2000............................................................| RCFD 6724        N/A  | M.1
                                                                                                        -----------------------

1    =  Independent audit of the bank conducted in accordance
        with generally accepted auditing standards by a certified
        public accounting firm which submits a report on the bank
2    =  Independent audit of the bank's parent holding company
        conducted in accordance with generally accepted auditing
        standards by a certified public accounting firm which
        submits a report on the consolidated holding company
        (but not on the bank separately)
3    =  Attestation on bank management's assertion on the
        effectiveness of the bank's internal control over financial reporting by a certified public accounting firm
4    =  Directors' examination of the bank conducted in
        accordance with generally accepted auditing standards
        by a certified public accounting firm (may be required by
        state chartering authority)
5    =  Directors'  examination  of the bank  performed by other external auditors (may be required by state chartering authority)
6    =  Review of the bank's financial statements by external
        auditors
7    =  Compilation of the bank's financial  statements by
        external auditors
8    =  Other audit procedures (excluding tax preparation work)
9    =  No external audit work
______________________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2)  Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
(4)  Includes treasury stock and unearned Employee Stock Plan shares.